AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 20, 2000
                                                              FILE NO. 333-77055

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 4
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               APPLE SUITES, INC.
        (Exact name of registrant as specified in governing instruments)

                 9 North Third Street, Richmond, Virginia 23219
                    (Address of principal executive offices)

                                 Glade M. Knight
                 9 North Third Street, Richmond, Virginia 23219
                     (Name and address of agent for service)

                                    Copy to:
                               Martin B. Richards
                                McGuireWoods LLP
        One James Center, 901 East Cary Street, Richmond, Virginia 23219

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                               APPLE SUITES, INC.
                            CROSS REFERENCE SHEET TO
                   PART I (INFORMATION REQUIRED IN PROSPECTUS)

                      ITEM NUMBER AND CAPTION                      LOCATION IN PROSPECTUS
                      -----------------------                      ----------------------
      1.  Forepart of Registration Statement and
          Outside Front Cover Page of Prospectus..........  (located as indicated)

      2.  Inside Front and Outside Back Cover
          Pages of Prospectus.............................  (located as indicated)

      3.  Summary Information, Risk Factors and
          Ratio of Earnings to Fixed Charges..............  Summary; Risk Factors; Summary of
                                                            Organizational Documents - Shareholder
                                                            Liability

      4.  Determination of Offering Price.................  Risk Factors - The Per-Share Offering Prices
                                                            Have Been Established Arbitrarily

      5.  Dilution........................................  Risk Factors - Our Shareholders' Interests
                                                            May Be Diluted; Summary of Organizational
                                                            Documents - Issuance of Securities

      6.  Selling Security Holders........................  Not Applicable

      7.  Plan of Distribution............................  Plan of Distribution

      8.  Use of Proceeds.................................  Use of Proceeds

      9.  Selected Financial Data.........................  Supplement No. 5; Supplement No. 7;
                                                            Supplement No. 8

     10.  Management's Discussion and Analysis
          of Financial Condition and Results of
          Operations......................................  Management's Discussion and Analysis of
                                                            Financial Condition; Supplement No. 5;
                                                            Supplement No. 6; Supplement No. 8

     11.  General Information as to Registrant............  Summary; Business; Management

     12.  Policy with Respect to Certain Activities.......  Summary; Investment Objectives and
                                                            Policies; Summary of Organizational
                                                            Documents; Reports to Shareholders

     13.  Investment Policies of Registrant...............  Summary; Investment Objectives and
                                                            Policies; Supplement No. 8

     14.  Description of Real Estate......................  Business; Supplement No. 5; Supplement
                                                            No. 6; Supplement No. 7

     15.  Operating Data..................................  Business

     16.  Tax Treatment of Registrant and its
          Security Holders................................  Summary; Federal Income Tax Considerations

     17.  Market Price of and Dividends on the
          Registrant's Common Equity and
          Related Stockholder Matters.....................  Distribution Policy

     18.  Description of Registrant's Securities..........  Summary; Description of Capital Stock

     19.  Legal Proceedings...............................  Business - Legal Proceedings

     20.  Security Ownership of Certain
          Beneficial Owners and Management................  Prinncipal and Management Shareholders;
                                                            Supplement No. 5

     21.  Directors and Executive Officers................  Management

     22.  Executive Compensation..........................  Compensation; Management

     23.  Certain Relationships and Related
          Transactions....................................  Summary; Compensation; Conflicts of
                                                            Interests; Management; Apple Suites
                                                            Advisors, Inc. and Affiliates

     24.  Selection, Management and Custody of
          Registrant's Investments........................  Summary; Compensation; Conflicts of
                                                            Interests; Investment Objectives and Policies;
                                                            Management; Apple Suites Advisors, Inc. and
                                                            Affiliates

     25.  Policies with Respect to Certain
          Transactions....................................  Investment Objectives and Policies; Conflicts
                                                            of Interests

     26.  Limitation of Liability.........................  Risk Factors; Summary of Organizational
                                                            Documents

     27.  Financial Statements and Information............  Index to Balance Sheet; Supplement No. 5;
                                                            Supplement No. 6; Supplement No. 7;
                                                            Supplement No. 8

     28.  Interests of Named Experts and Counsel..........  Legal Matters

     29.  Disclosure of Commission Position on
          Indemnification for Securities Act Liabilities..  Risk Factors; Summary of Organizational
                                                            Documents

                              STICKER SUPPLEMENT TO
                     SUPPLEMENT NO. 5 DATED MARCH 21, 2000,
                      SUPPLEMENT NO. 6 DATED MAY 31, 2000,
                    SUPPLEMENT NO. 7 DATED JUNE 20, 2000, AND
                    SUPPLEMENT NO. 8 DATED SEPTEMBER 20, 2000

                  SUPPLEMENT NOS. 5, 6, 7 AND 8 TO BE USED WITH
                         PROSPECTUS DATED AUGUST 3, 1999

                      SUMMARY OF SUPPLEMENTS TO PROSPECTUS
                (SEE THE SUPPLEMENTS FOR ADDITIONAL INFORMATION)

Supplement No. 5 dated March 21, 2000 (incorporating and replacing all prior Supplements in use, No. 1 though 4):


         (1) Reports on our purchase, either directly or through a subsidiary, of eleven extended-stay hotels for an aggregate purchase price of $91,426,000

         (2) Reports on the short-term financing of 75% of the aggregate purchase price, or $68,569,500, secured by the properties and having maturity dates of October 1, 2000, December 1, 2000 and January 1, 2001

         (3) Reports on the manner in which the hotels are being leased, operated and managed, including a summary of the material contracts affecting these matters

         (4) Provides certain other information about us and the hotels we have purchased


Supplement No. 6 dated May 31, 2000:


         (1) Reports on our purchase, through a subsidiary, of a long-term leasehold interest in an extended-stay hotel for a purchase price of $15,489,000

         (2) Reports on the short-term financing of 75% of the purchase price, or $11,616,750, secured by the property and having a maturity date of April 28, 2001

         (3) Reports on the manner in which the hotel is being leased, operated and managed, including a summary of the material contracts affecting these matters

         (4) Provides certain other information about us and the hotel


Supplement No. 7 dated June 20, 2000:


         (1) Reports on the potential refinancing of our short-term debt

         (2) Reports on the possible purchase of an additional extended-stay hotel

         (3) Provides certain updated information about our hotels


Supplement No. 8 dated September 20, 2000:


         (1) Confirms our purchase of an additional extended-stay hotel

         (2) Reports on the refinancing of a portion of our short-term debt with long-term loans in the aggregate amount of $50 million and an additional short-term loan in the amount of $10 million


         As of August 23, 1999, we had closed on the sale of 1,666,666.67 of our common shares at a price of $9 per share, representing completion of the minimum offering. As of September 8, 2000, we had closed on the sale of 4,328,994.33 of our common shares at a price of $10 per share. These sales, when combined, represent gross proceeds of $58,289,943 and proceeds net of selling commissions and marketing expenses of $52,460,949. We are continuing the offering at $10 per share in accordance with the prospectus.

         We have paid a total real estate commission of $2,436,000, representing 2% of the aggregate purchase price for all of our hotels, to Apple Suites Realty Group, Inc., which is our real estate broker and is owned by our Chairman and Chief Executive Officer.

                  SUBJECT TO COMPLETION, DATED APRIL 26, 1999



PROSPECTUS





                              APPLE SUITES, INC.


                                 COMMON SHARES


     We are a Richmond, Virginia-based company. We plan to elect to be treated as a real estate investment trust for federal income tax purposes. We will focus on corporate apartments and extended-stay hotel properties located primarily in selected southeastern and southwestern metropolitan areas. However, we own no properties at this time.

     This is an initial public offering of up to 30,166,666.67 common shares of Apple Suites, Inc. If a minimum of 1,666,666.67 common shares are not sold within one year after the date of this prospectus, we will terminate this offering of common shares and all money received will be refunded to investors with interest.

     CONSIDER   CAREFULLY   THE  RISK  FACTORS  BEGINNING  ON  PAGE  8  OF  THIS
PROSPECTUS.  THIS  OFFERING INVOLVES CERTAIN RISKS AND INVESTMENT CONSIDERATIONS
INCLUDING:

   o There will be no public trading market for the common shares for an indefinite period of time, if ever. Investors may be unable to resell their common shares or may be able to resell their common shares only at a substantial discount from the purchase price.

   o We will pay substantial compensation to third parties for advisory, acquisition and disposition, and other services. This compensation has been established without the benefit of arms-length negotiation.

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                                                                    Proceeds to
                                 Price to                          Apple Suites,
                                  Public          Commissions          Inc.
Per Share(1) .............    $       9.00       $      .675       $      8.325
Minimum Offering .........    $ 15,000,000       $ 1,125,000       $ 13,875,000
Maximum Offering .........    $300,000,000       $22,500,000       $277,500,000

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(1) Once the minimum offering of $15,000,000 is achieved, the per share offering price will rise to $10 and the selling commission per share will become $0.75.



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                              ------------------
                         DAVID LERNER ASSOCIATES, INC.
                 477 JERICHO TURNPIKE, SYOSSET, NEW YORK 11791


                 THE DATE OF THIS PROSPECTUS IS APRIL 26, 1999.

                               TABLE OF CONTENTS





                                                                                     PAGE
                                                                                    -----
SUMMARY ...........................................................................   5
 Apple Suites, Inc ................................................................   5
 The Advisor and Affiliates .......................................................   5
 Risk Factors .....................................................................   5
 The Offering .....................................................................   5
 Estimated use of Proceeds ........................................................   6
 Investment Objectives and Policies; Liquidity ....................................   6
 Distributions Policy .............................................................   6
 Capital Stock ....................................................................   7
 Compensation .....................................................................   7
RISK FACTORS ......................................................................   8
 Absence of Public Trading Market .................................................   8
 Compensation to the Advisor and Affiliates is Payable Before Distributions and
   Will Reduce Investors' Return ..................................................   8
 Acquisition, Advisory and Other Fees and Expenses Will Reduce Return .............   9
 Conflicts of Interest ............................................................   9
 Investment in a Single Industry ..................................................   9
 Dependence on Lessees Because We Are a Reit ......................................  10
 Lack of Control over Management and Operations of Our Properties .................  10
 Operational Limitations Associated with Franchise Agreements .....................  10
 Lack of Operating History; No Assurance of Success ...............................  10
 Size of Offering -- Possible Lack of Diversification and Lower Return ............  11
 Delay in Investment in Real Property .............................................  11
 No Specified Properties ..........................................................  11
 Arbitrary Share Offering Prices ..................................................  11
 Operating Risks ..................................................................  11
 Competition ......................................................................  11
 Adverse Consequences of Failure to Qualify as a Reit .............................  11
 Market Illiquidity ...............................................................  12
 No Restriction on Changes in Investment and Financing Policies ...................  12
 Potential Dilution of Shareholders' Interests ....................................  12
 Certain Anti-takeover Provisions; Ownership Limits ...............................  13
 Possible Environmental Liabilities ...............................................  13
 Costs of Compliance with Americans with Disabilities Act and Similar Laws ........  13
 Year 2000 ........................................................................  13
 Risks Associated with Forward-Looking Statements Included in this Prospectus .....  14
ESTIMATED USE OF PROCEEDS .........................................................  15
COMPENSATION ......................................................................  17
CONFLICTS OF INTERESTS ............................................................  19
 General ..........................................................................  19
 Transactions with Affiliates and Related Parties .................................  19
 Competition between Us and Affiliates ............................................  20
 Competition for Management Services ..............................................  20
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES .......................................  21

                                                                       PAGE
                                                                      -----
 Investment Policies ................................................  21
 Borrowing Policies .................................................  21
 Reserves ...........................................................  22
 Sale Policies ......................................................  22
 Changes in Objectives and Policies .................................  22
DISTRIBUTIONS POLICY ................................................  24
BUSINESS ............................................................  25
 General ............................................................  25
 Business Strategies ................................................  25
 Description of Leases ..............................................  25
 Term ...............................................................  25
 Base Rent; Participating Rent ......................................  25
 Homewood Suites ....................................................  26
 Other Real Estate Investments ......................................  26
 Legal Proceedings ..................................................  26
 Regulation .........................................................  26
 General ............................................................  26
 Americans With Disabilities Act ....................................  26
 Environmental Matters ..............................................  27
 Insurance ..........................................................  28
 Available Information ..............................................  28
MANAGEMENT ..........................................................  29
 Classification of the Board ........................................  29
 Committees of the Board ............................................  30
 Director Compensation ..............................................  30
 Indemnification and Insurance ......................................  30
 Officer Compensation ...............................................  30
 Stock Incentive Plan ...............................................  30
 The Incentive Plan .................................................  31
 Directors' Plan ....................................................  32
 Stock Option Grants ................................................  33
THE ADVISOR AND AFFILIATES ..........................................  34
 General ............................................................  34
 The Advisory Agreement .............................................  34
 Apple Suites Realty Group, Inc .....................................  35
 Prior Performance of Programs Sponsored by Glade M. Knight .........  36
PRINCIPAL AND MANAGEMENT SHAREHOLDERS ...............................  37
FEDERAL INCOME TAX CONSIDERATIONS ...................................  38
 General ............................................................  38
 REIT Qualification .................................................  38
 Sources of Gross Income ............................................  39
 75% Gross Income Test ..............................................  39
 95% Gross Income Test ..............................................  40
 Failing the 75% or 95% Tests; Reasonable Cause .....................  40
 Character of Assets Owned ..........................................  41

                                                                         PAGE
                                                                        -----
 Annual Distributions to Shareholders .................................  41
 Taxation as a Reit ...................................................  42
 Failure to Qualify as a Reit .........................................  43
 Taxation of Shareholders .............................................  43
 Backup Withholding ...................................................  44
 Taxation of Tax Exempt Entities ......................................  44
 Taxation of Foreign Investors ........................................  45
 State and Local Taxes ................................................  46
ERISA CONSIDERATIONS ..................................................  46
CAPITALIZATION ........................................................  48
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS ............................................  49
Overview ..............................................................  49
PLAN OF DISTRIBUTION ..................................................  50
DESCRIPTION OF CAPITAL STOCK ..........................................  53
 Dividend and Distribution Rights .....................................  53
 Voting Rights ........................................................  53
 Preferred Stock ......................................................  54
 Restrictions on Transfer .............................................  54
 Facilities for Transferring Common Shares.............................  55
 Warrants .............................................................  56
SUMMARY OF ORGANIZATIONAL DOCUMENTS ...................................  57
 Board of Directors ...................................................  57
 Responsibility of Board of Directors, Advisor, Officers and Employees   57
 Issuance of Securities ...............................................  58
 Redemption and Restrictions on Transfer ..............................  59
 Amendment ............................................................  59
 Shareholder Liability ................................................  59
SALES LITERATURE ......................................................  60
REPORTS TO SHAREHOLDERS ...............................................  60
LEGAL MATTERS .........................................................  60
EXPERTS ...............................................................  60
INDEX TO FINANCIAL STATEMENTS .........................................  F-1

                                    SUMMARY

     The following information supplements, and should be read in conjunction with, the information contained in this prospectus.


APPLE SUITES, INC.

     We are a Richmond, Virginia-based company. We plan to elect to be treated as a real estate investment trust for federal income tax purposes. As a real estate investment trust, we will generally not be subject to federal income tax. We will, however, be subject to a number of organizational and operational requirements and limitations.

     We will focus on corporate apartments and extended-stay hotel properties located primarily in selected southeastern and southwestern metropolitan areas. However, we own no properties at this time.

     We are located at 306 East Main Street, Richmond, Virginia and our telephone number is (804) 643-1761.


THE ADVISOR AND AFFILIATES

     Apple Suites Advisors, Inc. will provide us with the day-to-day management of our company. Apple Suites Advisors, Inc. does not have any significant assets. Apple Suites Realty Group, Inc. will provide us with property acquisition and disposition services. Apple Suites Realty Group, Inc. has no significant assets.

     Because we are precluded under federal tax laws from operating our corporate apartments and extended-stay hotel properties, we will enter into leases for each of our hotel properties. We anticipate that substantially all our hotel properties will be leased to Apple Suites Management, Inc. Apple Suites Management, Inc. has no significant assets.

     All of the common shares of the Apple Suites Advisors, Inc., Apple Suites Realty Group, Inc. and Apple Suites Management, Inc. are owned by Glade M. Knight, who is our president and Chairman of the Board.

     To avoid confusion with Apple Suites, Inc., we will refer in this prospectus to Apple Suites Advisors, Inc. as the Advisor and to Apple Suites Realty Group, Inc. as the Broker.


RISK FACTORS

     AN INVESTMENT IN OUR SECURITIES INVOLVES A NUMBER OF RISKS. WE URGE YOU TO CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 8 BEFORE YOU DECIDE TO PURCHASE OUR COMMON SHARES.


THE OFFERING

     We are offering common shares at $9 per common share until a minimum of 1,666,666.67 common shares ($15,000,000) have been sold. Thereafter, the common shares will be offered at $10 per common share. The common shares are being offered through David Lerner Associates, Inc.

     If at least $15,000,000 of common shares have not been sold within one year after the date of this prospectus, we will terminate this offering of common shares and all moneys received will be refunded to investors with interest.

     This offering of common shares will continue until all the common shares offered under this prospectus have been sold or until one year from the date of this prospectus, unless we terminate the offering at an earlier date or extend the offering for up to an additional year. In some states, extension of the offering may not be allowed or may be allowed only upon certain conditions. An initial closing will occur after the minimum offering of $15,000,000 is achieved. Thereafter, closings will occur from time to time during the offering period.


     ESTIMATED USE OF PROCEEDS. The proceeds of the offering will be used (i) to pay expenses and fees of selling the common shares; (ii) to invest in properties; (iii) to pay expenses and fees associated with acquiring properties; and (iv) to establish a working capital reserve. See "Estimated Use of Proceeds."


     On April 20, 1999, we obtained a line of credit in a principal amount of up to $1 million to fund our start-up costs. The lender is First Union National Bank. This line of credit bears interest at LIBOR plus 1.50%. Interest is payable monthly and the principal balance and all accrued interest are due in full on October 20, 1999. Glade M. Knight, our president and Chairman of the Board, has guaranteed repayment of the loan. We expect to repay this debt with proceeds from the sale of common shares.


     INVESTMENT OBJECTIVES AND POLICIES; LIQUIDITY. Prior to this offering there has been no public market for the common shares, and initially such a market is not expected to develop. We do not plan to cause the common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we, acting through our Board of Directors, may cause the common shares to be so listed or quoted if the Board of Directors determines such action to be prudent, there can be no assurance that such an event will ever occur. Prospective shareholders should view the common shares as illiquid and must be prepared to hold their investment for an indefinite length of time. Currently, we expect that within approximately three (3) years from the initial closing, we will use our best efforts either (i) to cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or (ii) to dispose of substantially all of our properties in a manner which will permit distributions to shareholders of cash or marketable securities. Either course of action will be conditioned on the Board of Directors determining such action to be prudent and in the best interests of the shareholders, and would be intended to provide shareholders with liquidity either by initiating the development of a market for the common shares or by disposing of properties and distributing to shareholders cash or other securities then being actively traded. However, we are under no obligation to take any of the foregoing actions, and any such action, if taken, might be taken after the referenced three-year period. See "Risk Factors -- Absence of Public Trading Market."


     We intend to purchase our properties either on an all-cash basis or using limited interim borrowings. We will endeavor to repay any interim borrowing with proceeds from the sale of common shares and thereafter to hold our properties on an unleveraged basis. However, for the purpose of flexibility in operations, we have the right, subject to the approval of the Board of Directors, to borrow. See "Policies with Respect to Certain Activities -- Borrowing Policies."


     The investment return to shareholders from us will likely be less than could be obtained by a shareholder's direct acquisition and ownership of the same properties because (i) we will pay, partly to affiliates of certain members of the Board of Directors, substantial "front-end" fees (that is, fees paid directly from funds received from sales of the common shares) to sell the shares and acquire properties, which will reduce the net proceeds available for investment in properties; and (ii) we will likely pay, principally to the Advisor and the Broker substantial advisory and related compensation, which will reduce funds available for distribution to shareholders.


DISTRIBUTIONS POLICY


     We intend to make distributions in accordance with federal income tax rules applicable to real estate investment trusts. We intend to pay regular quarterly distributions to our shareholders.

CAPITAL STOCK

     Our authorized capital stock consists of 200,000,000 common shares, no par value, 240,000 Class B Convertible shares, no par value, and 15,000,000 shares of preferred stock, no par value. As of the date of this prospectus, there were 10 common shares of our company issued and outstanding. See "Principal and Management Shareholders."


COMPENSATION

     We do not pay our officers salaries. Our officers are also officers of the Advisor and the Broker which are entitled to receive fees for services rendered by them to us. Our officers are, in essence, compensated by those entities. The compensation and reimbursements payable to the Advisor and the Broker are listed below. See "Compensation." Except as indicated, the maximum dollar amount of such compensation and reimbursements is not now determinable.

o The Advisor is entitled to receive an annual asset management fee, based upon the ratio of "Funds from Operations" to "Total Contributions" (this ratio is called the "Return Ratio") of between 0.1% and 0.25% of Total Contributions. The percentage used to determine the asset management fee will be 0.1% if the Return Ratio for the preceding calendar quarter is 6% or less, 0.15% if the Return Ratio for the preceding calendar quarter is more than 6% but not more than 8%, and 0.25% if the Return Ratio for the preceding calendar quarter is more than 8%. ("Funds from Operations" is defined as net income (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real property, and after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any. "Total Contributions" is defined as the gross proceeds from the sale of the common shares.) See "The Advisor and Affiliates -- The Advisory Agreement."

o Assuming the minimum offering amount of $15,000,000 is sold, the annual asset management fee would be between $15,000 and $37,500. Assuming the maximum offering amount of $300,000,000 is sold, the annual asset management fee would be between $300,000 and $750,000. We believe that "Funds from Operations" is an appropriate measure to use in determining the fees to be paid to the Advisor because it ties compensation to an indicator of performance, namely an industry-recognized measure of funds available from operations. "Funds from Operations" is not the same as cash generated from operating activities in accordance with generally accepted accounting principles, and, therefore, should not be considered as an alternative to net income as an indication of the company's performance or to cash flows as a measure of liquidity.

o The Broker will serve as the real estate broker in connection with our purchases and sales of properties, and will receive fees from us of up to 2% of the gross purchase price of each property and up to 2% of the gross sale prices. If the person from whom we purchase or to whom we sell a property pays any fee to the Broker that amount will decrease the amount of our obligation to the Broker. The Broker will not be entitled to any disposition fee in connection with a sale of a property by us to any affiliate of the Broker, but will be reimbursed for its costs in marketing such property. See "Compensation."

o The Advisor and the Broker will be entitled to reimbursement for actual costs incurred by them in connection with the operation of our Company.

o Under certain circumstances we may request that the Advisor and the Broker provide other services or property to us under certain conditions in exchange for fees. Those circumstances generally include the requirement that the transaction be approved by the affirmative vote of a majority of the "Independent Directors," who are those directors who are not affiliated with either the Advisor or the Broker. We currently have no plans to request the material services or property of the type described in this paragraph.

                                 RISK FACTORS

     An investment in our common shares involves various risks. You should carefully consider the following information, in conjunction with the other information contained in this prospectus, before making a decision to purchase our common shares.


ABSENCE OF PUBLIC TRADING MARKET

     Prior to this offering, there has been no public market for our common shares, and initially we do not expect such a market to develop. We do not plan to cause our common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we, acting through our Board of Directors, may cause the common shares to be so listed or quoted if the Board of Directors determines such action to be prudent, there can be no assurance that such an event will ever occur. Prospective shareholders should view the common shares as illiquid and must be prepared to hold their shares for an indefinite length of time. Shareholders may be unable to resell their common shares at all, or may be able to resell them only later at a substantial discount from the purchase price. Thus, the purchase of common shares should be considered a long-term investment.

     Currently, we expect that within approximately three (3) years from the initial closing of the $15,000,000 minimum offering, we will use our best efforts either (i) to cause our common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or (ii) to dispose of substantially all of our properties in a manner which will permit distributions to our shareholders of cash or marketable securities. Either type of action will be conditioned on the Board of Directors determining such an action to be prudent and in the best interests of our shareholders, and would be intended to provide shareholders with liquidity either by initiating the development of a market for our common shares or by disposing of properties and distributing to our shareholders cash or other securities then being actively traded. However, we are under no obligation to take any of the foregoing actions, and any such action, if taken, might be taken after the three-year period mentioned above.

     The feasibility of causing our common shares to be listed or quoted will depend upon many factors, many of which are not presently determinable or are not within our control. These factors would include general economic and market conditions, our satisfaction of the legal listing or quotation requirements in effect at such time, our economic performance during the interim period, and our financial condition at the time listing or quotation is considered. In addition, the size of our company (in terms of its total assets and the diversification of its property portfolio), which will reflect the number of shares sold in this offering, will bear upon the feasibility of listing or quoting our shares for trading. In general, a smaller company size may make it less feasible for us to cause the listing or quotation of our common shares.

     The feasibility of disposing of our properties will also depend on many factors, many of which are not presently determinable or are not within our control. General economic and market conditions will affect the demand, if any, for our properties and the prices which might be offered for them. Adverse developments affecting the market value of our properties after acquisition of a property by us may materially affect its market value. Even if some properties are attractive to prospective purchasers, we may determine that it is imprudent to dispose of only a portion of our portfolio. Conversely, the larger we are, the less likely it is that we will be able to dispose of substantially all of our properties within a relatively short period of time. If we receive marketable securities or other property, rather than cash, for the sale of our properties, we and any subsequent holders of such property will bear a risk of decrease in the value of such property.


COMPENSATION TO THE ADVISOR AND AFFILIATES IS PAYABLE BEFORE DISTRIBUTIONS AND WILL REDUCE INVESTORS' RETURN

     The Advisor and the Broker will receive substantial compensation from us in exchange for various services they have agreed to render to us. See "Compensation." This compensation has been established without the benefits of arms-length negotiation, and the payment of such compensation from proceeds of the offering and property revenues will reduce the amount of proceeds available for investment in properties, or the cash available for distribution, and will therefore tend to reduce the return on our shareholders' investments. In addition, the compensation is generally payable regardless of our profitability, and is generally payable prior to, and without regard to whether we have sufficient cash for distributions.


ACQUISITION, ADVISORY AND OTHER FEES AND EXPENSES WILL REDUCE RETURN

     The investment return to our shareholders likely will be less than could be obtained by a shareholder's direct acquisition and ownership of the same properties because (i) we will pay, principally to affiliates of certain members of the Board of Directors, substantial "front-end" fees and expenses to sell the common shares, and acquire properties, which will reduce the net proceeds available for investment in properties; and (ii) we will pay, principally to the Advisor and the Broker substantial advisory and related compensation, which will reduce cash available for distribution to shareholders. Thus, for example, if only 86.5% of the gross proceeds of the offering are available for investment in properties revenues may be reduced by 13.5% compared to revenues in the absence of such front-end fees.


CONFLICTS OF INTEREST

     The  Advisor  and  the  Broker  will  be  subject  to  various conflicts of interest in their dealings with us. See "Conflicts of Interest." Generally, such conflicts of interest arise because certain of our directors and officers
(i) are also principals in other companies which will enter into contracts with us (principally for asset management and acquisition and disposition services), and (ii) are, and will in the future be, principals in other real estate investment transactions or programs which may compete with us. Other possible transactions involving conflicts of interest include our acquisition of properties or borrowings from the Advisor or an affiliate (which is permitted under the conditions summarized in "Investment Objectives and Policies - Investment Criteria and -- Borrowing Policies").

     We will pay the Broker an acquisition fee in connection with each acquisition of a property, and a disposition fee in connection with certain property dispositions. As a consequence, the Broker may have an incentive to recommend the purchase or disposition of a property, in order to receive a fee, rather than based upon our best interests. The Advisor will receive a fee which is a percentage of the total consideration we receive from sale of common shares and therefore it could have an incentive to close the sales of shares as rapidly as possible.

     As discussed under "Conflicts of Interest," we have implemented certain policies and procedures designed to eliminate or ameliorate the effects of potential conflicts of interest. For example, our business and affairs, including, without limitation, all of the relationships between us, on the one hand, and the Advisor and the Broker on the other hand, are under the supervision and control of our Board of Directors, a majority of whom is not affiliated with either entity. In evaluating the significance of a majority of the Board of Directors being unaffiliated, prospective shareholders should bear in mind that Mr. Knight may have an influence on the Board of Directors disproportionate in relation to his voting power, since he is involved with our management and our properties on a daily basis. In general, if a person with responsibilities to both us and to an entity either contracting with or competing against us were to resolve a potential conflict of interest against our interest, our operations could be adversely affected. However, in light of the policies and procedures implemented to ameliorate the effects of potential conflicts of interest, we do not believe that the potential conflicts of interest will have a material adverse effect upon our ability to realize our investment objectives, although there can be no assurance to this effect.


INVESTMENT IN A SINGLE INDUSTRY

     Our current strategy is to acquire interests primarily in corporate apartment and extended-stay hotel properties. As a result, we are subject to the risks inherent in investing in a single industry. A downturn in the corporate apartment and extended-stay hotel industry may have more pronounced effects on the amount of cash available to us for distribution than if we had diversified our investments.

DEPENDENCE ON LESSEES BECAUSE WE ARE A REIT

     Due to certain federal income tax restrictions, we cannot directly operate our corporate apartment and extended-stay hotel properties. Therefore, we intend to lease our corporate apartment and extended-stay hotel properties to lessees who will manage the properties. Our revenues and our ability to make distributions to our shareholders will depend solely upon the ability of our lessees to make rent payments under their leases. Generally, we will receive from our lessees, under our leases, both a base rent and a percentage of gross sales above a certain minimum level. As a result, we will participate in the economic operations of our properties only through our share of gross revenue. Any failure by our lessees to make their rent payments would adversely affect our ability to make distributions to our shareholders.

     Our lessees will be affected by factors beyond their control such as changes in general economic conditions, the level of demand for corporate apartment and extended-stay hotel facilities and the related services of our properties, competition in the lodging and hospitality industry, the ability of our lessees to maintain and increase gross revenues at our properties, and other factors relating to the operations of our properties.

     Although failure on the part of our lessees to materially comply with the terms of a lease (including failure to pay rent when due) will give us the non-exclusive right to terminate the lease, repossess the property and enforce the payment obligations under the lease, we would then be required to find another lessee to lease the property since we cannot operate corporate apartment and extended-stay hotel properties directly. In addition, it is possible that we would be unable to enforce the payment obligations under the leases following any termination. There can be no assurance that we would be able to find another lessee or that, if another lessee were found, we would be able to enter into a new lease on terms as favorable to us.


LACK OF CONTROL OVER MANAGEMENT AND OPERATIONS OF OUR PROPERTIES

     In order to maintain our real estate investment trust status, we may not operate our properties. We will be dependent on the ability of our lessees to operate and manage our properties. As a result, we will be unable to directly implement strategic business decisions with respect to the determination of corporate and extended-stay hotel rates, food and beverage operations and certain similar matters.


OPERATIONAL LIMITATIONS ASSOCIATED WITH FRANCHISE AGREEMENTS

     Our lessees will operate a substantial number of our properties pursuant to franchise or license agreements with nationally recognized hotel brands. These franchise agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties in order to maintain uniformity within the franchisor system. Those limitations may conflict with our philosophy of creating specific business plans tailored to each property and to each market.

     Such standards are subject to change over time, in some cases at the direction of the franchisor, and may restrict our lessees' ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor. In addition, compliance with such standards could require our lessees, as franchisees, to incur significant expenses or capital expenditures. Action or inaction on our part or by our lessees could result in a breach of such standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license.


     In connection with terminating or changing the franchise affiliation of a property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.


LACK OF OPERATING HISTORY; NO ASSURANCE OF SUCCESS

     We do not have an operating history. There is no assurance that we will operate successfully or achieve our objectives.

SIZE OF OFFERING -- POSSIBLE LACK OF DIVERSIFICATION AND LOWER RETURN

     We initially will be funded with contributions of not less than $15,000,000. Our profitability could be affected by the number of common shares sold. In the event we receive only the minimum offering of $15,000,000, we will invest in fewer properties. The fewer properties purchased, the greater the potential adverse effect of a single unproductive property upon our profitability since a reduced degree of diversification will exist among our properties. In addition, the returns on those common shares sold will be reduced as a result of allocating our expenses among the smaller number of shares.


DELAY IN INVESTMENT IN REAL PROPERTY

     We may experience delays in finding suitable properties to acquire. Pending investment of the proceeds of this offering in real estate, and to the extent such proceeds are not invested in real estate as described herein, the proceeds may be invested in certain permitted temporary investments. See "Investment Objectives and Policies -- General." The rate of return on those investments has fluctuated in recent years and may be different from the return obtainable from real property.


NO SPECIFIED PROPERTIES

     The specific properties in which the proceeds of this offering are to be invested have not been identified as of the date of this prospectus. A prospective shareholder will, therefore, have no information as to the identification or location of specific properties to be purchased by us, or as to the financing terms (if any) or other relevant economic and financial data affecting those properties. However, when at any time during the offering period we believe that there is a reasonable probability that any specific property will be acquired, this prospectus will be supplemented to provide a description of the property and the anticipated terms of its purchase, financing and management.


ARBITRARY SHARE OFFERING PRICES

     The per-share offering prices ($9 until the minimum offering of $15,000,000 is achieved and thereafter $10) have been established arbitrarily by us. Neither prospective investors nor shareholders should assume that the per-share prices reflect the intrinsic or realizable value of the common shares or otherwise reflects our value, earnings or other objective measures of worth. The increase in the per-share offering price from $9 to $10 once the minimum offering is achieved is also not based upon or reflective of any objective indicia of increased company or share value.


OPERATING RISKS

     Our properties are subject to all operating risks common to corporate apartment and extended-stay hotel properties, such as the risk of increased unemployment in markets where our properties are located. The occurrence of any or all of these risks might adversely affect occupancy or rental rates. In addition, increases in operating costs due to inflation and other factors may not necessarily be offset by increased rents. These properties will also be subject to the risk that tenants will be unable or unwilling to pay rent increases. The local markets may limit the extent to which rents may be increased to meet increased operating expenses without decreasing occupancy rates. If our properties do not generate sufficient revenue to meet operating expenses, including debt service and capital expenditures, our cash flow and our ability to make distributions to shareholders may be adversely affected.


COMPETITION

     Our properties compete directly with other corporate apartment and extended-stay hotel properties and other short-term rental properties in markets in which our properties are located. We generally compete on the basis of location, quality and rates. Such competition could reduce our occupancy levels and rental revenues, which could adversely affect our operations.


ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

     Qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex Internal Revenue Code provisions for which there are limited judicial or administrative interpretations. Qualification is also subject to various factual matters and circumstances not entirely within our control. For example, in order to qualify as a REIT, at least 95% of our gross income in any year must be derived from qualifying sources and we must make distributions to our shareholders annually aggregating at least 95% of our taxable income, excluding net capital gains. New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

     If  we  were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four  taxable  years  following  the  year of losing our REIT status. Losing our
REIT status would reduce our net earnings available for investment or distribution to our shareholders because of the additional tax liability. In addition, distributions to our shareholders would no longer qualify for the dividends paid deduction and we would no longer be required to make such distributions. To the extent we would have made distributions in anticipation of qualifying as a REIT, we might be required to borrow funds or liquidate certain investments in order to pay the applicable tax.

MARKET ILLIQUIDITY

     Real estate investments are relatively illiquid. Such illiquidity will tend to limit our ability to promptly vary our portfolio in response to changes in economic or other conditions. In addition, provisions of the Internal Revenue Code relating to REITs limit our ability to sell properties held for fewer than four years. This limitation may affect our ability to sell properties without adversely affecting returns to our shareholders.

NO RESTRICTION ON CHANGES IN INVESTMENT AND FINANCING POLICIES

     Our Board of Directors approves our investment and financing policies, including our policies with respect to growth, debt, capitalization and payment of distributions. Although the Board of Directors has no present intention to amend or waive its current policies, it could do so at any time, or from time to time, at its discretion without a vote of our shareholders. A change in these policies could adversely affect our financial condition or results of operations and could adversely affect the market price of our securities. See "Policies with Respect to Certain Activities."

POTENTIAL DILUTION OF SHAREHOLDERS' INTERESTS

     Glade M. Knight, who is a Director, Chairman of the Board and President, and others will hold certain Class B Convertible shares which are convertible into common shares, as described under "Principal and Management Shareholders." The conversion by them of such Class B Convertible shares into common shares will result in dilution of the shareholders' interests. Assuming all common shares offered by this prospectus are sold, and all of the authorized Class B Convertible shares are converted into common shares, the holders of the Class B Convertible shares would own approximately 5.98% of the total number of common shares outstanding.

     The Board of Directors is authorized, without shareholder approval, to cause the Company to issue additional common shares or to raise capital through the issuance of preferred stock, options, warrants and other rights, on such terms and for such consideration as the Board of Directors in its sole discretion may determine. See "Summary of Organizational Documents -- Issuance of Securities." Any such issuance could result in dilution of the equity of the shareholders. Without limiting the generality of the foregoing, the Board of Directors may, in its sole discretion, authorize us to issue common shares or other equity or debt securities, (1) to persons from whom we purchase property, as part or all of the purchase price of the property, or (2) to the Advisors or the Broker in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The Board of Directors, in its sole discretion, may determine the value of any common shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while common shares are offered by us to the public, the public offering price of such shares shall be deemed their value.

     We have adopted two stock incentive plans for the benefit of our directors and certain of our employees and of the Advisors and the Broker. See "Management -- Stock Incentive Plans." The effect of the exercise of such options could be to dilute the value of the shareholders' investments to the extent of any difference between the exercise price of an option and the value of the shares purchased at the time of the exercise of the option.

     In addition, we expressly reserve the right to implement a dividend reinvestment plan involving the issuance of additional shares by us, at an issue price determined by the Board of Directors.

CERTAIN ANTITAKEOVER PROVISIONS; OWNERSHIP LIMITS

     OWNERSHIP LIMITS. Our bylaws contain restrictions on stock ownership which may discourage third parties from making acquisition proposals. These same antitakeover provisions may also impede our shareholders' ability to change our management.

     In order to maintain our qualification as a REIT, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities. As a result, our bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the common shares by any shareholder. Our board may waive this ownership limitation on a case-by-case basis. As a result, without our board's approval, no person may acquire more than 9.8% of our outstanding common shares, thereby limiting a third-party's ability to acquire control of us. See "Description of Capital Stock" and "Federal Income Tax Considerations."

     PREFERRED STOCK. Our articles of incorporation authorize the Board to issue up to 15,000,000 shares of preferred stock and to establish the preference and rights of any such shares. See "Description of Capital Stock." Thus, our board could create a new class of preferred stock with voting or other rights senior to any existing class of stock. These rights could delay or prevent a change in control even if such a change were in our shareholders' best interest.

POSSIBLE ENVIRONMENTAL LIABILITIES

     LIABILITY FOR HAZARDOUS SUBSTANCES. Various federal, state and local environmental laws impose responsibilities on an owner or operator of real estate and subject such persons to potential liabilities. Typical provisions of such laws include:

   -- Responsibility and liability for the costs of removal or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants.

   -- Liability   for   the   costs  of  removal  or  remediation  of  hazardous
       substances at disposal facilities for persons who arrange for the disposal or treatment of such substances.

   -- Potential liability under common law claims by third parties based on damages and costs of environmental contaminants.

     The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

COSTS OF COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT AND SIMILAR LAWS

     Our properties will be required to meet federal requirements related to access and use by disabled persons as a result of the Americans with Disabilities Act of 1990. In addition, a number of additional federal, state and local laws may require modifications to any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Noncompliance with any such laws or regulations could result in the imposition of fines or an award of damages to private litigants. Additional legislation could impose additional financial obligations or restrictions with respect to access by disabled persons. If required changes involve greater expenditures than we currently anticipate, or if the changes must be made on a more accelerated basis, our ability to make expected distributions could be adversely affected.

YEAR 2000

     Many of the world's computer systems currently record years in a two-digit format. Those computer systems will be unable to properly interpret dates beyond the year 1999, which could lead to disruptions in our operations (commonly referred to as the "Year 2000" issue). Although we are currently examining our systems for Year 2000 compliance, we cannot guarantee that all of our systems will be Year 2000 compliant or that other companies on which we rely will be timely converted. As a result, our operations could be adversely affected.


RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS

     This prospectus contains certain forward-looking statements within the meaning of federal securities laws which are intended to be covered by the safe harbors created thereby. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

                           ESTIMATED USE OF PROCEEDS

     We intend to invest the net proceeds of this offering in equity ownership interests in corporate apartment and extended-stay hotel properties located primarily in selected southeastern and southwestern metropolitan areas of the United States. Pending such investment and to the extent the proceeds are not invested in real estate as described herein, the proceeds may be invested in certain permitted types of temporary investments. All proceeds of this offering received by us must be invested or committed for investment in properties or allocated to working capital reserves or used by us for other proper purposes within the later of two years after commencement of the offering or one year after termination of the offering; any proceeds not invested or committed for investment or allocated to working capital reserves or used by us for other proper purposes by the end of such time period shall be returned to investors within 30 days after the expiration of such period, but we may elect to return such proceeds earlier if, and to the extent, required by applicable law (including to the extent necessary to avoid characterization as an "investment company"). The proceeds of this offering will be received and held in trust for the benefit of investors in compliance with applicable securities laws, to be used only for the purposes set forth herein.

     As described under "The Advisor and Affiliates," our bylaws prohibit our total "Organizational and Offering Expenses" from exceeding 15% of Total Contributions. "Organizational and Offering Expenses" means, generally, all expenses incurred in organizing us and offering and selling the common shares, including selling commissions and fees, legal fees and accounting fees, and federal, state and other regulatory filing fees. The bylaws also prohibit the total of all "Acquisition Fees" (defined generally as all fees and commissions paid by any party in connection with our purchase of real property) and "Acquisition Expenses" (defined generally as all expenses related to the selection or acquisition of properties by us) paid in connection with an acquisition of a property from exceeding 6% of the contract price for the property (unless such excess is approved by the Board of Directors, as described therein). Any Organizational and Offering Expenses or Acquisition Fees and Acquisition Expenses incurred by us in excess of the permitted limits shall be payable by the Advisor to us immediately upon our demand.

     On April 20, 1999, we obtained a line of credit in a principal amount of up to $1 million to fund our start-up costs. The lender is First Union National Bank. This line of credit bears interest at LIBOR plus 1.50%. Interest is payable monthly and the principal balance and all accrued interest are due in full on October 20, 1999. Glade M. Knight, our president and Chairman of the Board, has guaranteed repayment of the loan. We expect to repay this debt with proceeds from the sale of common shares.

     As   indicated  below,  we  expect,  that  once  the  minimum  offering  of
$15,000,000 is completed, that 87.0% of the gross offering proceeds will be available for investment in properties and 0.5% will be allocated to our working capital reserve. However, subject generally to the limitation in our bylaws on permitted Organization and Offering Expenses, and Acquisition Fees and Acquisition Expenses, the percentage of gross offering proceeds available for investment could be less.

     As discussed under "Compensation," the Advisor and the Broker will be entitled to reimbursement for expenses incurred by them on our behalf as well as, among other fees, a real estate commission equal to 2% of the proceeds of the offering used to pay each property's gross purchase price (which does not include amounts budgeted for repairs and improvements), which constitutes an "Acquisition Fee."

     The following table reflects the intended application of the proceeds from the sale of the common shares.





                                                         MINIMUM OFFERING                 MAXIMUM OFFERING
                                                   -----------------------------   ------------------------------
                                                                        % OF                             % OF
                                                                        GROSS                            GROSS
                                                       AMOUNT         PROCEEDS          AMOUNT         PROCEEDS
                                                   --------------   ------------   ---------------   ------------
Gross Proceeds (1) .............................    $15,000,000         100.00%     $300,000,000         100.00%
Less
 Offering Expenses (2) .........................        450,000           3.00%        1,500,000           0.50%
 Selling Commissions (3) .......................      1,125,000           7.50%       22,500,000           7.50%
 Marketing Expense Allowance (3) ...............        375,000           2.50%        7,500,000           2.50%
                                                    -----------         ------      ------------         ------
Net Proceeds after Offering Costs ..............    $13,050,000          87.00%     $268,500,000          89.50%
Less Acquisition Fees and Expenses (4) .........        300,000           2.00%        6,000,000           2.00%
                                                    -----------         ------      ------------         ------
Proceeds Available for Investment and
 Working Capital ...............................    $12,750,000          85.00%     $262,500,000          87.50%
Less Working Capital Reserve (5) ...............         75,000           0.50%        1,500,000           0.50%
                                                    -----------         ------      ------------         ------
Net Amount Available for Investment in
 Properties (6) ................................    $12,675,000          84.50%     $261,000,000          87.00%
                                                    ===========         ======      ============         ======

----------
(1) The Shares are being offered on a "best-efforts" basis.

(2) These amounts reflect our estimate of offering expenses, exclusive of the selling commissions and the marketing expense allowance payable to David Lerner Associates, Inc. If the offering expenses are greater than the amounts indicated, the amount of proceeds available for investment will decrease, and if these expenses are less, the amount available for investment will increase.

(3) Payable to David Lerner Associates, Inc.

(4) These amounts include a real estate commission payable to the Broker in an amount equal to 2% of the proceeds of the offering used to pay the purchase price of each property acquired (which does not include amounts budgeted for repairs and improvements) plus our estimates of other expenses and fees which will be incurred in connection with property acquisitions.

(5) Until used, amounts in our working capital reserve, together with any other proceeds not invested in properties or used for other company purposes, will be invested in certain permitted temporary investments such as U.S. Government securities or similar highly liquid instruments. See "Investment Objectives and Policies -- General."

(6) We expect the investment properties to be corporate apartments and extended-stay hotel properties located primarily in selected southeastern and southwestern metropolitan areas of the United States. See "Investment Objectives and Policies."

                                 COMPENSATION


     The table below describes the compensation and reimbursement which we will pay to the Advisor and the Broker. Since these entities are entitled to certain fees for services rendered by them to us, we do not pay salaries to our officers who are also officers of the Advisor and the Broker.

     We will pay David Lerner Associates, Inc. selling commissions equal to 7.5% of the purchase price of the common shares and a marketing expense allowance equal to 2.5% of the purchase price of the common shares. If the minimum offering of $15,000,000 is sold, the selling commissions would be $1,125,000 and the marketing expense allowance would be $375,000. If the maximum offering of $300,000,000 is sold, the selling commissions would be $22,500,000 and the marketing expense allowance would be $7,500,000. David Lerner Associates, Inc. and the Advisor are not related and are not affiliates. See "Plan of Distribution."





       PERSON RECEIVING
       COMPENSATION (1)                    TYPE OF COMPENSATION                     AMOUNT OF COMPENSATION (2)
-----------------------------   -----------------------------------------   ------------------------------------------
                                ACQUISITION PHASE
Apple Suites Realty Group,      Real estate commission for acquiring        2% of the proceeds of the offering used
 Inc.                           our properties                              to pay the purchase prices of the
                                                                            properties purchased by us. (3)
                                OPERATIONAL PHASE
Apple Suites Advisors, Inc      Asset management fee for managing           Annual fee based upon a ratio of Funds
                                our day-to-day operations                   From Operations to Total
                                                                            Contributions ranging from 0.1% of
                                                                            Total Contributions to 0.25% of Total
                                                                            Contributions (payable quarterly) -- a
                                                                            maximum of $37,500 per year if the
                                                                            minimum offering is sold; a maximum
                                                                            of $750,000 per year if the maximum
                                                                            offering is sold. (4)
Apple Suites Advisors, Inc.     Reimbursement for costs and                 Amount is indeterminate
 and Apple Suites Realty        expenses incurred on our behalf, as
 Group, Inc.                    described in Note (5)
                                DISPOSITION PHASE
Apple Suites Realty Group,      Real estate commission for selling          Up to 2% of the gross sales prices of the
 Inc.                           our properties                              properties sold by us. (6)
                                ALL PHASES
Apple Suites Advisors, Inc.     Payment for services and property           Amount is indeterminate
 and Apple Suites Realty             (7)
 Group, Inc.

----------
(1) As discussed in this section and under "Conflicts of Interest," the Advisor and the Broker will receive different types of compensation for services rendered in connection with the acquisition and disposition of our properties, as well as the management of our day-to-day operations. As discussed under "Conflicts of Interest," the receipt of such fees could result in potential conflicts of interest for persons who participate in decision making on behalf of both our company and these other entities.


(2) Except as otherwise indicated in this table (including these notes), the specific amounts of compensation or reimbursement payable to the Advisor and the Broker are not now known and generally will depend upon factors determinable only at the time of payment. Compensation payable to these entities may be shared or reallocated among them or their affiliates in their sole discretion as they may agree. However, compensation and reimbursements which would exceed specified limits or ceilings cannot be recovered by them or their affiliates through reclassification into a different category.


(3) Under a Property Acquisition/Disposition Agreement with us, the Broker has agreed to serve as the real estate broker in connection with both our purchases and sales of properties. In exchange for these services, the Broker will be entitled to a fee from us of 2% of the gross purchase price
    (which does not include amounts budgeted for repairs and improvements) of each property purchased by us. If the person from whom we purchase or to whom we sell a property pays any fee to the Broker that amount will decrease the amount of our obligation to the Broker. See "The Advisor and Affiliates" -- the Broker.

(4) "Total Contributions" means the gross offering proceeds which have been received from time to time from the sale of the common shares. Under a
    Advisory  Agreement  with  the  Advisor  we  are  obligated  to pay an asset management fee which is a percentage of Total Contributions. The applicable percentage used to calculate the asset management fee is based on the ratio of Funds from Operations to Total Contributions (such ratio being referred to as the "Return Ratio") for the preceding calendar quarter. The per annum asset management fee is initially equal to the following with respect to each calendar quarter: 0.1% of Total Contributions if the Return Ratio for the preceding calendar quarter is 6% or less; 0.15% of Total Contributions if the Return Ratio for the preceding calendar quarter is more than 6% but not more than 8%; and 0.25% of Total Contributions if the Return Ratio for the preceding calendar quarter is above 8%. Assuming the minimum offering ($15,000,000) is sold, the annual asset management fee would be between $15,000 and $37,500. Assuming the maximum offering ($300,000,000) is sold, the annual asset management fee would be between $300,000 and $750,000. See "The Advisor and Affiliates."

(5) The Advisor and the Broker will be reimbursed for all direct costs of acquiring and operating our properties and of goods and materials used for or by us and obtained from entities that are not affiliated with the Advisor. These costs and expenses include, but are not limited to, legal fees and expenses, travel and communication expenses, expenses relating to shareholder communications, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and all other fees, costs and expenses directly attributable to the acquisition and ownership of our properties. Operating expenses reimbursable to the Advisor and the Broker are subject to the overall limitation on operating expenses discussed under "The Advisor and Affiliates -- The Advisory Agreement," but the amount of reimbursement is not otherwise limited.

(6) Under the Property Acquisition/Disposition Agreement described in note (3), the Broker also will be entitled to a fee from us in connection with our sale of each property equal to 2% of the gross sales price of the property if, and only if, the sales price exceeds the sum of (1) our cost basis in the property (consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property) plus (2) 10% of such cost basis. For purposes of such calculation, our cost basis will not be reduced by depreciation. See "The Advisor and Affiliates -- the Broker.

(7) The Advisor and the Broker may provide other services or property to us under certain conditions, and will be entitled to compensation or payment therefor. The conditions, which are summarized under "Conflicts of Interest -- Transactions with Affiliates and Related Parties," include the requirement that each transaction be approved by the affirmative vote of a majority of the independent directors. Currently, there are no arrangements or proposed arrangements between us, on the one hand, and these two entities, on the other hand, for the provision of other services or property to us or the payment of compensation or reimbursement therefor. If any other arrangements arise in the future, the terms of the arrangements, including the compensation or reimbursement payable thereunder, will be subject to the restrictions in our bylaws. The compensation, reimbursement or payment could take the form of cash or property, including common shares.

                            CONFLICTS OF INTERESTS


GENERAL

     We may be subject to various conflicts of interest arising from our relationship with the Advisor and the Broker and with certain directors. The Advisor and the Broker and the directors are not restricted from engaging for their own account in business activities of the type conducted by us, and occasions may arise when our interests conflict with those of one or more of the directors, the Advisor and the Broker. The Advisor and the Broker and the directors are accountable to us and our shareholders as fiduciaries, and consequently must exercise good faith and integrity in handling our affairs.

     The Advisor and the Broker will assist us in the acquisition, organization, servicing, management and disposition of investments. At this time, the Advisor will provide services exclusively to us, but it may perform similar services for other parties, both affiliated and unaffiliated, in the future.

     The receipt of various fees from us by the Advisor and the Broker may result in potential conflicts of interest for persons who participate in decision making on behalf of both us and these other entities. For example, because the Broker will receive a 2% commission upon each purchase by us of a property, and a commission of 2% upon each sale by us of a property if certain conditions are met, its compensation will increase in proportion to the number of properties purchased and sold by us and the properties' purchase and sale prices. The Advisor asset management fee is a percentage of total contributions (that is, total proceeds received from time to time by us from the sales of its Shares). Accordingly, it has an incentive to see that sales of common shares are closed as quickly as possible by us.

     The Advisor and the Broker do not intend to take any action or make any decision on our behalf which is based, wholly or in part, upon a consideration of the compensation payable to them as a consequence of such action or decision. In addition, the presence on the Board of Directors of independent directors is intended to ameliorate or eliminate the potential impact of conflicts of interest for persons who participate in decision making on behalf of both us and the Advisor or the Broker.

     The Board of Directors, the Advisor and the Broker will also be subject to the various conflicts of interest described below. As described below, certain policies and procedures will be implemented to eliminate or ameliorate the effect of potential conflicts of interest. By way of illustration, the bylaws place certain limitations on the terms of contracts between us and the Advisor or the Broker designed to ensure that such contracts are not less favorable to us than would be available from an unaffiliated party. However, certain potential conflicts of interest (such as the potential conflict of interest experienced by an individual who has executive or management responsibilities with respect to multiple entities) are not easily susceptible to resolution. Prospective shareholders are entitled to rely on the general fiduciary duties of the directors, the Advisor and the Broker as well as the specific policies and procedures designed to eliminate or ameliorate potential conflicts of interest described below. the Advisor and the Broker believe that general legal principles dealing with fiduciary and similar duties of corporate officers and directors, combined with specific contractual provisions in the agreements between us, on the one hand, and the Advisor and the Broker on the other hand, will provide substantial protection for the interests of the shareholders. Thus, the Advisor and the Broker do not believe that the potential conflicts of interests described herein will have a material adverse effect upon our ability to realize our investment objectives.


TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

     At the time of initial closing, the Board of Directors will consist of eight members, five of whom are independent directors and three of whom are not independent directors. At all times on and after initial closing, a majority of the Board of Directors must be independent directors. The directors who are not independent directors are affiliated with the Advisor or the Broker. Under our bylaws, any transaction (whether a sale or acquisition of assets, any borrowing or lending, any agreement for the provision of property or services, or otherwise) between us, on the one hand, and the Advisor and the Broker on the other hand (excluding only the entering into, and the initial term under, the Advisory Agreement and the Property Acquisition/Disposition Agreement, each of which agreement is described in this prospectus) is permitted only if such transaction has been approved by the affirmative vote of a majority in number of all of the independent directors. In addition, under the bylaws, any such transaction must meet certain conditions, including that the transaction be in all respects fair and reasonable to our shareholders. If any such proposed transaction involves the purchase of property, the purchase must be on terms not less favorable to us than those prevailing for arm's-length transactions concerning comparable property, and at a price to us no greater than the cost of the asset to the seller unless a majority of the independent directors determines that substantial justification for such excess exists. Examples of substantial justification might include, without limitation, an extended holding period or capital improvements by the seller which would support a higher purchase price.

     The Advisor and the Broker will receive compensation from us for providing many different services. The fees payable and expenses reimbursable are subject to the general limitation on operation expenses. See "Compensation." The Board of Directors will have oversight responsibility with respect to any such relationships and will attempt to ensure that they are structured to be no less favorable to us than our relationships with the unrelated persons or entities and are consistent with our objectives and policies.


COMPETITION BETWEEN US AND AFFILIATES

     Affiliates of the Advisor and the Broker may form additional REITs, limited partnerships and other entities to engage in activities similar to ours, although the Advisor and the Broker have no present intention of organizing any additional REITs. However, until such time as more than 95% of the proceeds of this offering are invested, the Advisor and the Broker shall present to us any suitable investment opportunity before offering it to any other affiliated entity. The competing activities of the Advisor and the Broker may involve certain conflicts of interest. For example, affiliates of the Advisor and the Broker are interested in the continuing success of previously formed ventures because they have fiduciary responsibilities to investors in those ventures, they may be personally liable on certain obligations of those ventures and they have equity and incentive interests in those ventures. Conflicts of interest would also exist if properties acquired by us compete with properties owned or managed by affiliates of the Advisor and the Broker. Conflicts of interest may also arise in the future if we sell, finance or refinance properties at the same time as ventures developed by affiliates the Advisor and the Broker.


COMPETITION FOR MANAGEMENT SERVICES

     Certain officers and directors of the Advisor and the Broker are also officers or directors of one or more entities affiliated with the Advisor and the Broker which engage in the brokerage, sale, operation, or management of real estate. Affiliates of the Advisor and the Broker presently are acting as general partners in a number of limited partnerships engaged in real estate investments. Accordingly, certain members of our Board of Directors and the officers and directors of the Advisor and the Broker may have conflicts of interest in allocating management time and services between us and other entities.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of our current policies with respect to investments, financing and certain other activities. These policies have been established by our management. These policies may be amended or waived from time to time at the discretion of our Board of Directors without a vote of our shareholders. No assurance can be given that our investment objectives will be attained or that our value will not decrease.

INVESTMENT POLICIES

     INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE. Our primary business objective is to maximize shareholder value by maintaining long-term growth in cash available for distribution to our shareholders. We intend to pursue this objective by acquiring corporate apartment and extended-stay hotel properties for long-term ownership and to lease these properties to hotel operating companies for their management, and thereby seek to maximize current and long-term net income and the value of our assets. Our policy is to acquire and develop assets where we believe opportunities exist for acceptable investment returns.

     We expect to pursue our investment objectives primarily through the direct ownership of corporate apartment and extended-stay hotel properties primarily located in our target markets. However, future investment activities will not be limited to any geographic area or product type or to a specified percentage of our assets.

     Although we are not currently doing so, we may also participate with other entities in property ownership, through joint ventures or other types of common ownership. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over our equity interests.

     PERIODIC REVIEW OF ASSETS. We reserve the right to dispose of any property if we determine the disposition of such property is in our best interests and the best interests of our shareholders.

BORROWING POLICIES

     To maximize our potential cash flow and minimize our risk, we intend to purchase our properties either on an "all-cash" or unleveraged basis, or using limited interim borrowings. We will endeavor to repay any interim borrowings with proceeds from the sale of common shares and thereafter to hold our properties on an unleveraged basis. However, for the purpose of flexibility in operations, we will have the right, subject to the approval of the Board of Directors, to borrow.

     One purpose of borrowing could be to permit our acquisition of additional properties through the "leveraging" of shareholders' equity contributions. Alternatively, we might find it necessary to borrow to permit the payment of operating deficits at properties we already own. Furthermore, although not anticipated, properties may be financed or refinanced if the Board of Directors deems it in the best interests of shareholders because, for example, indebtedness can be incurred on favorable terms and the incurring of indebtedness is expected to improve the shareholders' after-tax cash return on invested capital. See "Sale Policies" below.

     Loans we obtain may be evidenced by promissory notes secured by mortgages on our properties. As a general policy, we would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on such loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan.

     Subject to the approval of the Board of Directors, we may borrow from the Advisor or the Broker or establish a line of credit with a bank or other lender. Those entities are under no obligation to make any such loans, however. After the initial closing of $15,000,000, any loans made by them must be approved by a majority of the independent directors as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated lenders and borrowers under the same circumstances.

     After the initial closing of $15,000,000, our bylaws will prohibit us from incurring debt (secured or unsecured) if such debt would result in aggregate debt exceeding 100% of "Net Assets" (defined generally to mean assets at cost), before subtracting liabilities, unless the excess borrowing is approved by a majority of the independent directors and disclosed to the shareholders as required by the bylaws. The bylaws also will prohibit us from allowing aggregate borrowings to exceed 50% of our "Adjusted Net Asset Value" (defined generally to mean assets at fair market value), before subtracting liabilities subject to the same exception. In addition, the bylaws will provide that the aggregate borrowings must be reasonable in relation to our Net Assets and must be reviewed quarterly by the Directors. Subject to the foregoing limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.


RESERVES

     A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We will initially allocate to our working capital reserve not less than 0.5% of the proceeds of the offering. As long as we own any properties, we will retain as working capital reserves an amount equal to at least 0.5% of the proceeds of the offering, subject to review and re-evaluation by the Board of Directors. If such reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties.


SALE POLICIES

     We are under no obligation to sell our investment properties, and currently anticipate that we will hold our investment properties for an indefinite length of time. However, a sale of one or more properties may occur at any time if the Advisor deems it advisable for us based upon current economic considerations, and the Board of Directors concurs with such decision. In deciding whether to sell a property, the Advisor will also take into consideration such factors as the amount of appreciation in value, if any, to be realized, federal, state and local tax consequences, the possible risks of continued ownership and the anticipated advantages to be gained for the shareholders from sale of a property versus continuing to hold such property.

     Currently, we expect that within approximately three (3) years from the initial closing, we will use our best efforts either (i) to cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or (ii) to dispose of substantially all of our properties in a manner which will permit distributions to our shareholders of cash or marketable securities. The taking of either type of action would be conditioned on the Board of Directors determining such action to be prudent and in the best interests of the shareholders, and would be intended to provide shareholders with liquidity either by initiating the development of a market for the common shares or by disposing of properties and distributing to shareholders cash or other securities then being actively traded. However, we are under no obligation to take any of the foregoing actions, and any such action, if taken, might be taken after the referenced three-year period.


CHANGES IN OBJECTIVES AND POLICIES

     Subject to the limitations in the articles of incorporation, the bylaws and the Virginia Stock Corporation Act, the powers of our company will be exercised by or under the authority of, and the business and affairs of our company will be controlled by, the Board of Directors. The Board of Directors also has the right and power to establish policies concerning investments and the right, power and obligation to monitor the procedures, investment operations and performance of our company.

     In general, the articles of incorporation and the bylaws can be amended only with the affirmative vote of a majority of the outstanding common shares, except that the bylaws may be amended by the Board of Directors if necessary to comply with the REIT provisions of the Internal Revenue Code or with other applicable laws and regulations. The bylaws contain certain restrictions on our activities and prohibit us from engaging in certain activities.

     Within the express restrictions and prohibitions of the bylaws, the articles of incorporation and applicable law, however, the Board of Directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of such investment objectives and policies, and it is anticipated that any such modification would occur only if business and economic factors affecting us made our stated investment objectives and policies unworkable or imprudent. By way of illustration only, the Board of Directors could elect to acquire residential  apartment  communities,  or  to  acquire  one  or  more  commercial
properties   in   addition   to  corporate  apartment  and  extended-stay  hotel
properties.

     Thus, while this prospectus accurately and fully discloses our current investment objectives and policies, prospective shareholders must be aware that the Board of Directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand such objectives and policies from time to time. Any such action by the Board of Directors would be based upon the perceived best interests of our company and the shareholders.

                             DISTRIBUTIONS POLICY

     In   accordance   with   applicable   REIT   requirements,   we  will  make
distributions in accordance with the Internal Revenue Code.

     Distributions will be at the discretion of our Board of Directors and will depend upon factors including:

     -- the gross revenues we receive from our properties,

     -- our operating expenses,

     -- our interest expense incurred in borrowing, and

     -- capital expenditures.

     We   anticipate   distributions   will  exceed  net  income  determined  in
accordance with generally accepted accounting principles due to non-cash expenses, primarily depreciation and amortization.

     Distributions to the extent of our current and accumulated earnings and profits for federal income tax purposes generally will be taxable to shareholders as ordinary dividend income, ordinary gain or capital gain. Distributions in excess of such earnings and profits generally will be treated as a non-taxable deduction of the shareholder's basis in the common shares to the extent thereof (which may have the effect of deferring taxation until such shareholder's sale of the common shares), and thereafter as taxable gain.

                                    BUSINESS


GENERAL

     We are a Richmond, Virginia-based real estate investment trust focused on corporate apartment and extended-stay hotel properties located primarily in selected southeastern and southwestern metropolitan areas. We currently own no properties.


BUSINESS STRATEGIES

     Our primary business objective is to maximize shareholder value by maintaining long-term growth in funds from operations for distributions to our shareholders. To achieve this objective, we will focus on maximizing the internal growth of our portfolio through the acquisition of properties that have strong cash flow growth potential and are located in our target markets. We intend to pursue this objective by acquiring corporate apartment and extended-stay hotel properties for long-term ownership and to lease these properties to hotel operating companies for their management, and thereby seek to maximize current and long-term net income and the value of our assets.

     Because we are prohibited under the federal tax laws from operating our corporate apartments and extended stay hotel properties, we will enter into leases for each of our hotel properties. We anticipate that substantially all of our extended-stay hotel properties will be leased to Apple Suites Management, Inc.

     Apple Suites Management, Inc. is a Virginia corporation, the principal shareholder and chief executive officer of which is Glade M. Knight. It is anticipated that Apple Suites Management, Inc. will enter into franchise agreements with Promus Hotels, Inc. with respect to certain extended-stay hotel properties.


DESCRIPTION OF LEASES

     We plan to enter into a lease for each of our hotel properties. We anticipate that substantially all of our properties will be leased to and operated by Apple Suites Management, Inc. on the following anticipated terms and conditions.

     TERM. We anticipate that each lease of an applicable property will provide for an initial term of years commencing on the date on which the property is acquired. We anticipate that each lease will provide the lessee with renewal options, provided that (a) the lessee will not have the right to a renewal if there shall have occurred a change in the tax law that would permit us to operate the hotel properties directly and (b) the rent for each renewal term will be adjusted to reflect the then fair market rental value of the property. If we are unable to agree upon the then fair market rental value of a property, the lease will terminate upon the expiration of the then current term and Apple Suites Management, Inc. will thereupon have a right of first refusal to lease the property from us on such terms as we may have agreed upon with a third-party lessee.

     BASE RENT; PARTICIPATING RENT. We anticipate that each lease will require the lessee to pay (i) fixed monthly base rent, (ii) on a monthly basis, the excess of "participating rent" over base rent, with participating rent based on certain percentages of room revenue, food and beverage revenue and telephone and other revenue at each property, and (iii) certain other amounts, including interest accrued on any late payments or charges. Base rent and participating rent may increase annually by a percentage equal to the percentage increase in the consumer price index compared to the prior year. Base rent will be payable monthly in advance. Participating rent may be payable in arrears based on a monthly schedule adjusted to reflect the seasonal variations in the property's revenue.

     In addition to rent, the leases may require the lessee to pay many of the following items: liability insurance; real estate and personal property taxes and assessments; casualty insurance, including loss of income insurance; and all costs and expenses and all utility and other charges incurred in the operation of the properties. The leases may also provide for rent reductions and abatements in the event of damage or destruction or a partial taking of any property.

HOMEWOOD SUITES(Reg. TM)

     Consistent with our strategy to invest in corporate apartments and extended-stay hotel properties, we plan to purchase a number of Homewood Suites(Reg. TM) properties in selected southeastern and southwestern metropolitan areas. There are currently more than 70 Homewood Suites(Reg. TM) properties in the United States.

     Homewood Suites(Reg. TM) offers upscale, all-suites, high-quality, residential-style lodging with a comprehensive package of guest services and amenities, for extended-stay business and leisure travelers. Homewood Suites(Reg. TM) properties are designed to meet the needs of the business and leisure traveler whose stay is typically five nights or more. Homewood Suites(Reg. TM) was designed for people working on field assignments, relocating to a new community, attending seminars and conventions, participating in corporate training programs, taking an extended vacation or attending a family event.

     Homewood Suites(Reg. TM) properties consist of suites built around a central hospitality center or lodge. Homewood Suites(Reg. TM) provides spacious residential-style quarters with separate living and sleeping areas large enough for work, study, entertaining or relaxation. Each suite features a fully equipped kitchen and worksite with two telephones featuring data ports and voice mail. Each lodge or hospitality center features a complete executive center with fax machine and photocopier in addition to an exercise center, swimming pool and other recreational facilities.

     Homewood Suites(Reg. TM) is a service mark owned by Promus Hotels, Inc. Promus Hotels, Inc., its subsidiaries or affiliates own the following trademarks and service marks: Doubletree(Reg. TM), Doubletree Guest Suites(Reg.
TM), Embassy Suites(Reg. TM), Club Hotel by Doubletree(Reg. TM), Hampton Inn(Reg. TM), Hampton Inn & Suites(Reg. TM), Embassy Vacation Resort(Reg. TM) and Hampton Vacation Resort/SM/. Promus Hotels, Inc., its subsidiaries or affiliates serve guests in more than 1,275 hotels and more than 186,000 rooms and suites.


OTHER REAL ESTATE INVESTMENTS.

     Although we anticipate that our focus will be on corporate apartments and extended-stay hotel properties our bylaws and articles of incorporation do not preclude us from acquiring other residential properties. Although we currently own no properties we may acquire other real estate assets including, but not limited to, multi-family residential properties and other income producing properties in addition to corporate apartments and extended-stay hotel properties. The purchase of any property will, of course, be based upon the perceived best interests of the company and the shareholders. Regardless of the mix of properties we may own, our primary business objective is to maximize shareholder value by acquiring properties that have strong cash flow growth potential and are located in our target markets.


LEGAL PROCEEDINGS

     We are not presently subject to any material litigation. To our knowledge, there is no material litigation threatened against us. We may occasionally be subjected to routine litigation arising in the ordinary course of business, which is expected to be covered by liability insurance and none of which is expected to have a material adverse effect on our business, financial condition, results of operations or cash flows.


REGULATION

     GENERAL. Our properties may be subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. We believe we will have the necessary permits and approvals under present laws, ordinances and regulations to operate our business in the manner described herein.

     AMERICANS WITH DISABILITIES ACT. Our properties will need to comply with Title III of the Americans with Disabilities Act of 1990 (the "ADA") to the extent they are "public accommodations" and/or "commercial facilities" under the ADA. Compliance with ADA requirements could require removal of structural barriers to handicapped access in certain public areas of the properties where such removal is readily achievable.

ENVIRONMENTAL MATTERS

     Under federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and remediate hazardous or toxic substances or petroleum product releases at such property and may be held liable to a government entity or third party for property damage, investigation and remediation costs incurred by such parties in connection with such contamination. These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of, or caused the presence of, the contaminants. The costs of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or rent such real estate or to borrow using such real estate as collateral.

     In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Individuals who arrange for the disposal or treatment of hazardous or toxic substances may be held liable for the costs of investigation, remediation or removal of such hazardous or toxic substances at or from the disposal or treatment facility regardless of whether such facility is owned or operated by such person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

     Federal, state and local laws, ordinances and regulations also govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") when such materials are in poor condition or in the event of the remodeling, renovation or demolition of a building. These laws may impose liability for the release of ACMs and may provide for third parties to seek recovery from owners or operators of real estate for personal injury associated with ACMs. In connection with the ownership and operation of its properties, we may be potentially liable for costs in connection with ACMs or other hazardous or toxic substances.

     Prior to acquisition, all of our properties will have been the subject of environmental assessments, which are intended to reveal information regarding, and to evaluate the environmental condition of, the surveyed properties and surrounding properties. These assessments will generally include:

     -- a historical review,

     -- a public records review,

     -- a   preliminary   site   investigation   of  the  site  and  surrounding
properties,

     -- screening for the presence of asbestos,

     -- screening for equipment containing polychlorinated biphenyls,

     -- screening for underground storage tanks, and

     -- the preparation of a written report.

     These assessments generally will not include soil sampling or subsurface investigations.

     Nevertheless, it is possible that these assessments will not reveal all environmental liabilities or that there are unknown material environmental liabilities. Moreover, we cannot guarantee that

   -- future laws, ordinances or regulations will not require any material expenditures by or impose any material liabilities in connection with environmental conditions by or on us or our properties,

   -- the environmental condition of a property we purchase will not be adversely affected by residents and occupants of the property, by the condition of properties in the vicinity, such as the presence of underground storage tanks, or by unrelated third parties, or

   -- prior owners of any property we purchase will not have created unknown environmental problems.

     We believe our properties will be in compliance in all material respects with all Federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products.


INSURANCE

     We will carry comprehensive liability, fire, extended coverage and rental loss insurance with respect to any property we acquire, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses (such as losses arising from earthquakes or wars) that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital invested in the affected property, as well as the anticipated future revenues from such property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. We could be adversely affected by any such loss.


AVAILABLE INFORMATION

     We have filed a registration statement, of which this prospectus is a part, on Form S-11 with the Securities and Exchange Commission (the "Commission") relating to this offering of common shares. This prospectus does not contain all of the information in the registration statement and the exhibits and financial statements included with the registration statement. If we describe the contents of any contract or other document in this prospectus, the description may not necessarily be a complete description. You should refer to the copy of the document filed as an exhibit to the registration statement or incorporated by reference for a complete description. You can obtain copies of the registration statement and the exhibits for a fee from the Commission at its principal office in Washington, D.C.

     We also file periodic reports, proxy statements and other information with the Commission. You can review and copy these documents at the offices of the Commission in Washington, D.C. and at the Commission's regional offices in Chicago, Illinois and New York, New York. The Commission also maintains an Internet web site that contains these documents and other information regarding registrants that file electronically. The Internet address of the Commission's web site is: http://www.sec.gov.

     We will furnish our shareholders with annual reports containing financial statements audited by our independent auditors.

                                  MANAGEMENT

     We are managed by our Board of Directors, elected annually by our shareholders. The directors are responsible for appointing our executive officers and for determining our strategic direction. The executive officers serve at the discretion of the Board and are chosen annually by the Board at its first meeting following the annual meeting of shareholders. As of the date of this prospectus, the following table sets forth the names and ages of our executive officers and directors and the positions held by each individual.





            NAME                AGE                  POSITION
----------------------------   -----   -----------------------------------
Glade M. Knight ............    55     Chairman, Chief Executive Officer,
                                       President and Secretary
Lisa B. Kern ...............    38     Director
Bruce H. Matson ............    41     Director
Michael S. Waters ..........    44     Director
Robert M. Wily .............    49     Director

     GLADE M. KNIGHT. Mr. Knight is our Chairman of the Board, Chief Executive Officer and President. He is also the chief executive officer and sole shareholder of the Advisor and the Broker and Apple Suites Management, Inc.

     Mr. Knight founded and serves as Chairman of the Board and President of Apple Residential Income Trust, Inc. and Cornerstone Realty Income Trust, Inc., which are real estate investment trusts. Cornerstone Realty Income Trust, Inc., a publicly traded company, acquires, owns and operates apartment complexes in the mid-Atlantic and southeastern regions of the United States. Apple Residential Income Trust, Inc., an SEC registrant, acquires, owns and operates apartment complexes in Texas.

     Mr. Knight is Chairman of the Board of Trustees of Southern Virginia College in Buena Vista, Virginia. Mr. Knight is also a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on a National Advisory Council for Brigham Young University and is a founding member of and active lecturer for the university's Entrepreneurial Department of the Graduate School of Business Management.

     LISA  B.  KERN.  Ms.  Kern  is  a  portfolio  manager and Vice President of
Davenport & Co., LLC, an investment banking firm, in Richmond, Virginia. Previously, Ms. Kern was a Vice President with Crestar Bank's Trust and Investment Management Group from 1989 to 1996. Ms. Kern is also a director of Apple Residential Income Trust, Inc.

     BRUCE H. MATSON. Mr. Matson is a Vice President and director of the law firm of LeClair Ryan, a Professional Corporation, in Richmond, Virginia. Mr. Matson has practiced law since 1983. He is also a director of Apple Residential Income Trust, Inc.

     MICHAEL S. WATERS. Mr. Waters is President and co-founder of Partnership Marketing, Inc. From 1995 through 1998, Mr. Waters served as Vice President and general manager of GT Foods, a division of GoodTimes Home Video. Prior to that time he served as Vice President and general manager for George Weston Ltd.

     ROBERT M. WILY. Mr. Wily is the Deputy Chief, Article III Judges Division, of the Administrative Office of the U.S. Courts. He has served as the Clerk of Court for both the United States Bankruptcy Court for the Eastern District of Virginia and the District of Utah. Prior to those positions, Mr. Wily was in the private practice of law.

CLASSIFICATION OF THE BOARD

     The Board is divided into three classes. The terms of the first, second and third classes expire in 2000, 2001, and 2002, respectively. Directors of each class are elected for three year terms upon the expiration of the current class' term. The staggered terms for directors may affect our shareholders' ability to effect a change in control even if a change in control were in our shareholders' best interest.

COMMITTEES OF THE BOARD

     The   Board   has   an  Executive  Committee,  an  Audit  Committee  and  a
Compensation Committee.

     The Executive Committee has all powers of the Board except for those which require action by all directors under our Articles or Bylaws or under applicable law.

     The Audit Committee's function is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls.

     The Compensation Committee recommends compensation for our executive officers to the Board and administers our Stock Option Plan (the "Stock Option Plan").


DIRECTOR COMPENSATION

     We will pay to each director who is not an affiliate of the Advisor an annual fee of $5,000 plus $500 for each meeting of the full Board of Directors attended by such person in person ($100 if any are attended by telephonic means). There will be no additional compensation for serving on a committee or attending a committee meeting. We will, however, reimburse all directors for their travel and other out-of-pocket expenses incurred in connection with attending any meeting of the Board of Directors or any committee, and for carrying on the business of our company, including reimbursement for expenses for  any  on-site  review  of  properties  presented  for  acquisition or of new markets. Directors who are affiliates of the Advisor receive no compensation from us for their service as directors. These directors, however, are remunerated indirectly by their relationship to the Advisor and its affiliated companies and are reimbursed by us for their expenses in attending meetings of the Board of Directors or a committee and in carrying on the business of our company.


INDEMNIFICATION AND INSURANCE

     See "Summary of Organizational Documents -- Responsibility of Board of Directors, Advisor, Officers and Employees" for a description of the nature of our obligation to indemnify our directors and officers and certain others in certain situations.

     We intend to obtain, and pay the cost of, directors' and officers' liability insurance coverage which insures (i) the directors and officers from any claim arising out of an alleged wrongful act by the directors and officers in their respective capacities as directors and officers of our company, and
(ii) us to the extent that we have indemnified the directors and officers for such loss.


OFFICER COMPENSATION

     Our officers are not paid salaries by us. Our officers are officers of the Advisor and the Broker which are entitled to certain fees for services rendered by them to us. Thus, our officers are, in essence, compensated by the Advisor and the Broker. See "Compensation" for a description of the fees payable to the Advisor and the Broker.


STOCK INCENTIVE PLANS

     We plan to adopt two stock incentive plans which are described below. For purposes of the description below, the term "Offering" means the Initial Offering plus all additional offerings and sales of common shares which may occur during the five-year period beginning May 1, 1999 and ending April 30, 2004. The term "Initial Offering" means the offering of common shares made pursuant to this prospectus.

     The aggregate number of common shares reserved for issuance under the two stock incentive plans is (1) 80,000 shares, plus (2) 6.425% of the number of shares sold in the Initial Offering in excess of the minimum offering, plus (3) 6.2% of the number of shares sold in the Offering above the Initial Offering.

THE INCENTIVE PLAN

     Under one plan (the "Incentive Plan"), incentive awards may be granted to certain employees (including officers and directors who are employees) of the Company, or of the Advisor or the Broker (the latter two companies being sometimes referred to herein as the "Apple Suites Companies"). Of the Directors of the Company, initially Mr. Knight will be a participant in the Incentive Plan. Such incentive awards may be in the form of stock options or restricted stock (as described below). Under the Incentive Plan, the number of Shares reserved for issuance is equal to an aggregate of (1) 35,000 common shares, plus (2) 4.625% of the number of Shares sold in the Initial Offering in excess of the minimum offering, plus (3) 4.4% of the number of the shares sold in the Offering above the Initial Offering. If an option is canceled, terminates or lapses unexercised, any unissued common shares allocable to such option may be subjected again to an incentive award. The purpose of the Incentive Plan is to attract and retain the services of experienced and qualified employees who are acting on behalf of us, either directly or through the Apple Suites Companies, in a way that enhances the identification of such employees' interests with those of the shareholders.

     The Incentive Plan will be administered by a Compensation Committee of the Board of Directors (the "Committee"). Notwithstanding anything to the contrary in this prospectus (including our organizational documents referred to herein), the Committee must have a minimum of two members who are not eligible to participate in the Incentive Plan or any similar plan other than the Directors' Plan (described below).

     Subject to the provisions of the Incentive Plan, the Committee has authority to determine (i) when to grant incentive awards, (ii) which eligible employees will receive incentive awards, (iii) whether the award will be an option or restricted stock, and the number of common shares to be allocated to each incentive award. The Committee may impose conditions on the exercise of options and upon the transfer of restricted stock received under the Plan, and may impose such other restrictions and requirements as it may deem appropriate.


     Stock Options

     An option granted under the Incentive Plan will not be transferrable by the option holder except by will or by the laws of descent and distribution, and will be exercisable only at such times as may be specified by the Committee. During the lifetime of the option holder the option may be exercised only while the option holder is in our employ or in the employ of one of the Apple Suites Companies, or within 60 days after termination of employment. In the event the termination is due to death or disability, the option will be exercisable for a 180-day period thereafter.

     The exercise price of the options will be not less than 100% of the fair market value of the common shares as of the date of grant of the option.

     The Committee has discretion to take such actions as it deems appropriate with respect to outstanding options in the event of a sale of substantially all of the stock or assets of our company, a merger of the Apple Suites Companies in which an option holder is employed, or the occurrence of similar events. Adjustments will be made in the terms of options and the number of common shares which may be issued under the Incentive Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of common shares.

     Options granted under the Incentive Plan are non-qualified stock options, not intended to qualify for favorable incentive stock option tax treatment under the Internal Revenue Code.

     Restricted Stock

     Restricted stock issued pursuant to the Incentive Plan is subject to the following general restrictions: (i) none of such shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or been removed under the provisions of the Incentive Plan, and (ii) if a holder of restricted stock ceases to be employed by us or one of the Apple Suites Companies, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.

     The Committee will establish as to each share of restricted stock issued under the Incentive Plan the terms and conditions upon which the restrictions on such shares shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions at the end of a specified period of time, or as a result of the disability, death or retirement of the participant. In addition, the Committee may, at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any or all such restrictions.


     Amendment of the Incentive Plan and Incentive Awards

     The Board of Directors may amend the Incentive Plan in such respects as it deems advisable; provided that our shareholders must approve any amendment that would (i) materially increase the benefits accruing to participants under the Incentive Plan, (ii) materially increase the number of common shares that may be issued under the Incentive Plan, or (iii) materially modify the requirements of eligibility for participation in the Incentive Plan. Incentive awards granted under the Incentive Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.


DIRECTORS' PLAN

     We also plan to adopt a stock option plan for members of our Board of Directors who are not employees of our company or the Apple Suites Companies (the "Directors' Plan"). Under the Directors' Plan, the number of shares reserved for issuance is equal to 45,000 shares plus 1.8% of the number of Shares sold in the Offering in excess of the minimum offering of $15,000,000.

     A Director is eligible to receive an option under the Directors' Plan if the Director is not otherwise an employee of our or any Apple Suites Company or any subsidiary of our company and was not an employee of any of such entities for a period of at least one year before the date of grant of an option under the Plan. Four members of the Board (all of the Directors except Mr. Knight) are expected initially to qualify to receive options under the Directors' Plan.


     The Directors' plan will be administered by the Board of Directors. Grants of stock options to eligible Directors under the Plan will be automatic. However, the Board of Directors has certain powers vested in it by the terms of the Plan, including, without limitation, the authority (within the limitations described therein) to prescribe the form of the agreement embodying awards of stock options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board of Directors in the administration of the Directors' Plan will be final and conclusive. The Board of Directors may act only by a majority of its members in office, except members thereof may authorize any one or more of their number, or any officer, to execute and deliver documents on behalf of the Board of Directors.

     The Directors' Plan provides for the following automatic option awards:

     (1) As of the initial closing of the common shares, each eligible director will receive an option to purchase 5,500 shares plus 0.0125% of the number of shares in excess of the minimum offering sold by the initial closing.

     (2) As of each June 1 during the years 2001 through 2005 (inclusive), each eligible Director shall automatically receive an option to purchase 0.02% of the number of common shares issued and outstanding on that date.

     (3) As of the election as a Director of any new person who qualifies as an eligible Director, such eligible Director will automatically receive an option to purchase 5,000 Shares.

     The purpose of the Directors' Plan is to enhance the identification of the participating Directors' interests with those of the shareholders.

     The exercise price for each option granted under the Directors' Plan will be 100% of the fair market value on the date of grant; no consideration will be paid to us for the granting of the option. Options granted under the Directors' Plan will have a term of 10 years and will be fully exercisable six months after the date of grant. If an optionee ceases to serve as a Director of the Company prior to the expiration of the six-month period following the date of grant, the option will terminate on the date of such termination of service as a Director. If an optionee ceases to serve as a Director of the Company after the expiration of the six-month period following the date of grant, the option will terminate three years after the date of termination of service, or on expiration of the option, whichever is earlier.

     Options granted under the Directors' Plan are non-transferable other than by will or the laws of descent and distribution upon the death of the optionee and, during the lifetime of the optionee, are exercisable only by him. Payment upon exercise of an option under the Directors' Plan may be made in cash or with our company's common shares of equivalent value.

     The Board of Directors may suspend or discontinue the Directors' Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment may increase the number of common shares subject to the Plan or materially increase the benefits accruing under the Plan. In addition, the Directors' Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code or ERISA.


STOCK OPTION GRANTS

     As of the date of this prospectus, there have been no grants under the Incentive Plan or the Directors' Plan.

                           THE ADVISOR AND AFFILIATES


GENERAL

     On or before the initial closing of the minimum offering of $15,000,00, we will enter into an Advisory Agreement with Apple Suites Advisors, Inc. (the "Advisor") who will among other things, seek to obtain, investigate, evaluate and recommend property investment opportunities for us, serve as property investment advisor and consultant in connection with investment policy decisions made by the Board of Directors and, subject to their direction, supervise our day-to-day operations. The Advisor is a Virginia corporation all of the common shares of which are owned by Glade M. Knight. Glade M. Knight is the sole director of the Advisor and also its sole officer (serving as its chairman, Chief Executive Officer, President and Secretary).

     The term "affiliate" as used in this document refers generally to a person or entity which is related to another specific person or entity through common control, through significant (10% or more) equity ownership, or by serving as an officer or director (or in a similar capacity) with such specified entity. Affiliates of the Advisor include the Broker and Glade M. Knight.


THE ADVISORY AGREEMENT

     The Advisory Agreement will have a five-year term and will be renewable for additional two-year terms thereafter by the Board of Directors. The Advisory Agreement provides that it may be terminated at any time by a majority of the independent directors or the Advisor upon 60 days' written notice. Under the Advisory Agreement, the Advisor undertakes to use its best efforts (i) to supervise and arrange for the day-to-day management of our operations and (ii) to assist us in maintaining a continuing and suitable property investment program consistent with our investment policies and objectives. Under the Advisory Agreement, generally, the Advisor is not required to, and will not, advise us on investments in securities, i.e., the temporary investment of offering proceeds pending investment of such proceeds in real property. It is expected that we will generally make our own decisions with respect to such temporary securities investments.

     Pursuant to the Advisory Agreement, the Advisor will be entitled to an annual asset management fee. The asset management fee is payable quarterly in arrears. The amount of the asset management fee is a percentage of total contributions. The applicable percentage used to calculate the asset management fee is based on the ratio of funds from operations to total contributions (such ratio being referred to as the "Return Ratio") for the preceding calendar quarter. The per annum asset management fee is initially equal to the following with respect to each calendar quarter: 0.1% of total contributions if the Return Ratio for the preceding calendar quarter is 6% or less; 0.15% of total contributions if the Return Ratio for the preceding calendar quarter is more than 6% but not more than 8%; and 0.25% of total contributions if the Return Ratio for the preceding calendar quarter is above 8%. See "Compensation." the Advisor will also receive reimbursement for certain direct expenses and allocable overhead incurred in connection with its provision of services to us.


     The bylaws require the independent directors to monitor the Advisor's performance under the Advisory Agreement and to determine at least annually that the amount of compensation we pay to the Advisor is reasonable, based on such factors as they deem appropriate, including: the amount of the asset management fee in relation to the size, composition and profitability of our investments; the success of the Advisor in selecting opportunities that meet our investment objectives; the rates charged by other investment advisors performing comparable services; the amount of additional revenues realized by it for other services performed for us; the quality and extent of service and advice furnished by it; the performance of our investments and the quality of our investments in relation to any investments generated by it for its own account.

     Our bylaws generally prohibit our operating expenses (generally defined as all operating, general and administrative expenses, but excluding depreciation and similar non-cash items and expenses of raising capital, interest, taxes and costs related to asset acquisition, operation and disposition) from exceeding in any year the greater of 2% of our total "Average Invested Assets" (generally defined as the monthly average of the aggregate book value of Company assets invested in real estate, before deducting depreciation) or 25% of our "Net Income" (generally defined as the revenues for any period, less expenses other than depreciation or similar non-cash items) for such year. Unless the independent directors conclude that a higher level of expenses is justified based upon unusual and nonrecurring factors which they deem sufficient, the Advisor must reimburse us for the amount of any such excess. It must make such reimbursement within 120 days from the end of our fiscal year. The Advisor will be entitled to be repaid such reimbursements in succeeding fiscal years to the extent actual operating expenses are less than the permitted levels. In determining that unusual and nonrecurring factors are present, the independent directors will be entitled to consider all relevant factors pertaining to our business and operations, and will be required to explain their conclusion in written disclosure to the shareholders. The Advisor generally would expect to pay any required reimbursement out of compensation received from us in the current or prior years. However, there can be no assurance that it would have the financial ability to fulfill its reimbursement obligations.

     Our bylaws further prohibit the total organizational and offering expenses (including selling commissions) from exceeding 15% of the total contributions. Furthermore, the total of all acquisition fees and acquisition expenses paid by us in connection with the purchase of a property by us shall be reasonable and shall in no event exceed an amount equal to 6% of the contract price for the property, unless a majority of the Board of Directors (including a majority of the independent directors) not otherwise interested in the transaction approves the transaction as being commercially competitive, fair and reasonable to us. For purposes of the foregoing limitation, the "contract price for the property" means the amount actually paid or allocated to the purchase, development, construction or improvement of the property, exclusive of acquisition fees and acquisition expenses. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits shall be payable by the Advisor immediately upon our demand.

     The foregoing is only a summary of the Advisory Agreement. A copy of the form of such agreement has been filed as an exhibit to the registration statement of which this prospectus is a part; reference is made to the agreement for a complete statement of its provisions.


APPLE SUITES REALTY GROUP, INC.

     Apple Suites Realty Group, Inc. (the "Broker") is a Virginia corporation which was organized on March 11, 1999. The Broker will be engaged in the business of management of real property and the solution of financial and marketing problems related to investments in real property.

     We will enter into a Property Acquisition/Disposition Agreement with the Broker under which the Broker has agreed to act as a real estate broker in connection with our purchases and sales of properties. Under such agreement, the Broker is entitled to a real estate commission equal to 2% of the gross purchase prices of our properties, payable by us in connection with each purchase; provided that during the course of this offering, the total real estate commission payable to the Broker cannot exceed $6,000,000. Under such agreements, the Broker is also entitled to a real estate commission equal to 2% of the gross sales prices of our properties, payable by us in connection with each property sale if, but only if, any such property is sold and the sales price exceeds the sum of (1) our cost basis in the property (consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property) plus (2) 10% of such cost basis. For purposes of such calculation, our cost basis will not be reduced by depreciation. If the sales price of a particular property does not equal the required amount, no real estate commission is payable, but the Broker is still entitled to payment from us of its "direct costs" incurred in marketing such property where "direct costs" refers to a reasonable allocation of all costs, including salaries of personnel, overhead and utilities, allocable to services in marketing such property. The fees and expenses payable by us to the Broker upon sale of a property will also be payable if we sell our shares, merge with another entity, or undertake a similar transaction, the purpose or effect of which is, in essence, to dispose of some or all of our properties. In any case other than an actual sale of properties, we and the Broker will in good faith agree upon an allocation of purchase price to each property which is disposed of for the purpose of calculating any fees and expenses payable to the Broker. If the person from whom we purchase or to whom we sell a property pays any fee to the Broker such amount will decrease the amount of our obligation to the Broker. The agreement will have an initial term of five years and will renew automatically for successive terms of five years unless either party to the agreement elects not to renew by notice sent to the other party within 60 days before the end of any term.

     A copy of the form of Property Acquisition/Disposition Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, and reference is made to the agreement for a complete description of its provisions.

     Subject to the conditions applicable generally to transactions between us and affiliates of the Advisor (see "Conflicts of Interest -- Transactions with Affiliates and Related Parties"), the Broker or an affiliate may render services to us in connection with our financings or refinancings, and would be entitled to compensation for such services. As of the date of this prospectus, there are no specific agreements for any such services.

     Glade M. Knight is the sole shareholder and Director of the Broker as well as its sole officer, serving as Chairman, Chief Executive Officer, President and Secretary.


PRIOR PERFORMANCE OF PROGRAMS SPONSORED BY GLADE M. KNIGHT

     The following paragraphs contain information on certain prior programs sponsored by Glade M. Knight to invest in real estate. The information set forth is current as of April 20, 1999. This information should not be considered to be indicative of our capitalization or operations. Purchasers of the common shares will not have any interest in the entities referred to in this section or in any of the properties owned by such entities.

     Mr. Knight was principally responsible for the organization of Cornerstone Realty Income Trust, Inc. ("Cornerstone"), a real estate investment trust organized to acquire and own apartment complexes in the mid-Atlantic and southeastern regions of the country. Between December 1992 and October 1996, Cornerstone sold approximately $300 million in common shares to approximately 12,000 investors. Cornerstone currently has approximately 20,000 investors. The net proceeds of the Cornerstone public offering were used to acquire 58 apartment communities in Virginia, North and South Carolina, and Georgia. The Advisor will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Cornerstone with the Securities and Exchange Commission. For a reasonable fee, the Advisor will also provide copies of the exhibits to the Report on Form 10-K.

     Mr. Knight was principally responsible for the organization of Apple Residential Income Trust, Inc. ("Apple"), a real estate investment trust organized to acquire and own apartment complexes in the regions of the country. Between January 1997 and February 1999, Apple sold approximately $300 million in common shares to approximately 11,000 investors. The net proceeds of the Apple public offering were used to acquire 26 apartment communities in Texas. The Advisor will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple with the Securities and Exchange Commission. For a reasonable fee, the Advisor will also provide copies of the exhibits to the Report on Form 10-K.

     On March 30, 1999, Cornerstone and Apple announced that they had entered into a definitive merger agreement. The merger is subject to the approval of Cornerstone's and Apple's shareholders, as well as other customary closing conditions.

     Part II of our Registration Statement (which is not a part of this prospectus) contains a more detailed summary of the 58 property acquisitions by Cornerstone and the 26 property acquisitions by Apple. the Advisor will provide a copy of such summary without charge upon request of any investor or prospective investor.

                     PRINCIPAL AND MANAGEMENT SHAREHOLDERS

     Beneficial ownership of our common shares, and options to purchase our common shares (exercisable currently or within 60 days), held by our directors and officers as of the date of this prospectus, are indicated in the table below. Each person named in the table has sole voting and investment powers as to such shares or shares such powers with his spouse and minor children, if any.





                                          NUMBER OF SHARES        PERCENT OF AGGREGATE
                 NAME                    BENEFICIALLY OWNED     OUTSTANDING SHARES OWNED
-------------------------------------   --------------------   -------------------------
Apple Suites Advisors, Inc. .........           10                       100%

     In addition to the foregoing, Glade M. Knight, who is a Director, Chairman of the Board and President of our company, will own 202,500 "Class B Convertible shares" for himself and for the benefit of others. In addition, two other individuals will each own 18,750 Class B Convertible Shares. The Class B Convertible shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below. The Class B Convertible shares will be issued by the Company to Mr. Knight and others on or before the initial closing of the minimum offering of $15,000,000, in exchange for the payment by them of $0.10 per Class B Convertible share, or an aggregate of $24,000.

     There are no dividends payable on the Class B Convertible shares. Upon our liquidation, the holder of the Class B Convertible shares is entitled to a liquidation payment of $0.10 per Class B Convertible share before any distribution of liquidation proceeds to the holders of the common shares. Holders of more than two-thirds of the Class B Convertible shares must approve any proposed amendment to the Articles of incorporation that would adversely affect the Class B Convertible shares. The Class B Convertible shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events: (1) substantially all of our assets, stock or business is sold or otherwise transferred, whether through sale, exchange, merger, consolidation, lease, share exchange or otherwise, or (2) the Advisory Agreement with the Advisor is terminated or not renewed (the events described in this clause (2), a "Self-Administration Conversion"). Upon the occurrence of either triggering event, each Class B Convertible share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the offering made by this prospectus according to the following formula:





 GROSS PROCEEDS RAISED FROM SALES    NUMBER OF COMMON SHARES
 OF COMMON SHARES THROUGH DATE OF   THROUGH CONVERSION OF ONE
            CONVERSION              CLASS B CONVERTIBLE SHARE
---------------------------------- --------------------------
  $50 million..................... 1.0
  $100 million.................... 2.0
  $150 million.................... 3.5
  $200 million.................... 5.3
  $250 million.................... 6.7
  $300 million.................... 8.0


     No  additional  consideration  is  due  upon  the conversion of the Class B
Convertible   Shares.   The  conversion  into  common  shares  of  the  Class  B
Convertible Shares will result in dilution of the shareholders' interests.

                       FEDERAL INCOME TAX CONSIDERATIONS


GENERAL

     The following summary of material federal income tax considerations that may be relevant to a holder of common shares is based on current law and is not intended as tax advice. The following discussion, which is not exhaustive of all possible tax considerations, does not include a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

     The statements in this discussion are based on current provisions of the Internal Revenue Code, existing, temporary and currently proposed Treasury Regulations under the Code, the legislative history of the Code, existing administrative rulings and practices of the IRS and judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes.

     THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE PURCHASER OF COMMON SHARES IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF COMMON SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

     We will elect to be treated as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 1999. Based on assumptions and representations summarized below, McGuire, Woods, Battle & Boothe LLP, our legal counsel, is of the opinion that beginning with our taxable year ended December 31, 1999:

   -- we are organized and operate in conformity with the requirements for qualification and taxation as a REIT under the Code, and

   -- our proposed method of operations described in this prospectus will enable us to satisfy the requirements for qualification as a REIT.

     The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. McGuire, Woods, Battle & Boothe LLP will not monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot ensure we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our shareholders. See "-- Failure to Qualify as a REIT." The following is a summary of the material federal income tax considerations affecting us as a REIT and our shareholders:


REIT QUALIFICATION

     In order to maintain our REIT qualification, we must meet the following criteria:

   -- We must be organized as an entity that would, if we did not maintain our REIT status, be taxable as a regular corporation.

     -- We must be managed by one or more directors.

     -- Our taxable year must be the calendar year.

     --  Our beneficial ownership must be evidenced by transferable shares.

   -- Our  capital  stock  must  be held by at least 100 persons during at least
       335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months, and

   -- Not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying certain constructive ownership rules, by five or fewer individuals at any time during the last half of each our taxable years.

     To protect against violations of these requirements, our Articles provide restrictions on transfers of our common shares, as well as provisions that automatically convert shares of stock into nonvoting, non-dividend paying
Excess Stock to the extent that the ownership otherwise might jeopardize our REIT status.

     To monitor our compliance with the share ownership requirements, we are required to and maintain records disclosing the actual ownership of common shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and certain other information.

     We currently satisfy, and expect to continue to satisfy, each of the requirements discussed above. We also currently satisfy, and expect to continue to satisfy, the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

     SOURCES OF GROSS INCOME. In order to qualify as a REIT for a particular year, we also must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT's income, the REIT will be treated as receiving its proportionate share of the income produced by any partnership in which the REIT holds an interest as a partner, and any such income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries which are "qualified REIT subsidiaries." The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and such items of the REIT.

     75% GROSS INCOME TEST. At least 75% of a REIT's gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

     -- rents from real property;

     -- interest on loans secured by real property;

   -- gain  from  the  sale  of  real property or loans secured by real property
       (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of the Company's trade or business, referred to below as "dealer property");

   -- income from the operation and gain from the sale of certain property acquired in connection with the foreclosure of a mortgage securing that property ("foreclosure property");


     -- distributions on, or gain from the sale of, shares of other qualifying REITs;


     -- abatements and refunds of real property taxes; and


     -- "qualified temporary investment income" (described below).


     In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from "prohibited transactions." In general, a prohibited transaction is one involving a sale of dealer property, not including foreclosure property and certain dealer property held by us for at least four years.

     We expect that substantially all of our operating gross income will be considered rent from real property. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is less than 15% of the total rent. We do not expect to earn material amounts in these categories. Rent from real property generally does not include rent based on the income or profits derived from the property. We do not intend to lease property and receive rentals based on the tenant's net income or profit. However, rent based on a percentage of gross income is permitted as rent from real property and we will have leases where rent is based on a percentage of gross income.

     Also excluded from "rents from real property" is rent received from a person or corporation in which we (or any of its 10% or greater owners) directly or indirectly through the constructive ownership rules contained in
Section 318 of the Code, owns a 10% or greater interest ("Related Party Tenant Rent"). A third exclusion covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an "independent contractor" from whom we do not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services provided by us are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant (applying standards that govern in evaluating whether rent from real property would be unrelated business taxable income when received by a tax exempt owner of the property). Further, if the value of the non-customary service income with respect to a property (valued at no less than 150% of our direct cost of performing such services) is 1% or less of the total income derived from the property, then all rental income from that property except the non-customary service income will qualify as "rents from real property."

     Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

     95% GROSS INCOME TEST. In addition to earning 75% of its gross income from the sources listed above, at least an additional 20% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

     FAILING THE 75% OR 95% TESTS; REASONABLE CAUSE. As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources (such as brokerage commissions or other fees for services rendered). We may receive certain types of such income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant and such income, together with other non-qualifying income (including related party tenant rent), is expected to be at all times less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our status as a REIT. We may in the future establish subsidiaries in which we will hold less than 10% of the voting stock. The gross income generated by these subsidiaries would not be included in our gross income. However, dividends from such subsidiaries to us would be included in our gross income and qualify for the 95% income test.

     If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if

   -- we report the source and nature of each item of our gross income in our federal income tax return for that year;

   -- the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and

     -- the failure to meet the tests is due to reasonable cause and not to willful neglect.

     However, in that case we would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% income tests for such year, multiplied by a fraction intended to reflect our profitability. See "-- Taxation as a REIT."

     CHARACTER OF ASSETS OWNED. On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, "real estate assets" include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

     Second, although the balance of our assets generally may be invested without restriction, we will not be permitted to own (1) securities of any one non-governmental issuer that represent more than 5% of the value of our total assets or (2) more than 10% of the outstanding voting securities of any single issuer. A REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT's assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership. We currently comply with, and expect to continue to satisfy, these asset tests.

     ANNUAL DISTRIBUTIONS TO SHAREHOLDERS. To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 95% of our net ordinary income (capital gain is not required to be distributed). More precisely, we must distribute an amount equal to (1) 95% of the sum of (a) our "REIT Taxable Income" before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on such income, minus (2) limited categories of "excess noncash income" (including, cancellation of indebtedness and original issue discount income).

     REIT Taxable Income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with certain modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

     A REIT may satisfy the 95% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

   -- Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year are treated as paid in the prior year for ourselves and our shareholders.

   -- Dividends declared before the due date of our tax return for the taxable year (including extensions) also will be treated as paid in the prior year for ourselves if they are paid (1) within 12 months of the end of such taxable year and (2) no later than our next regular distribution payment.


     Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed on the Company for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of the Company's "ordinary income" plus (b) 95% of the Company's capital gain net income plus (c) any undistributed income from prior periods.


     Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January described above will be taxable to our shareholders in the year paid, even though we may be able to take them into account for a prior year. We will incur a nondeductible excise tax equal to 4% will for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of our "ordinary income" plus (b) 95% of our capital gain net income plus (Copyright) any undistributed income from prior periods.


     We will be taxed at regular corporate rates to the extent we retain any portion of our taxable income. It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or because of timing differences between tax reporting and cash receipts and disbursements. Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends and meet the 95% distribution requirement.


     If we fail to meet the 95% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to retroactively cure the failure by paying a "deficiency dividend," as well as applicable interest and penalties, within a specified period.


TAXATION AS A REIT


     As a REIT, we generally will not be subject to corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income which we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent such class is entitled to such preference. We do not anticipate we will pay any such preferential dividends. Because Excess
Stock will represent a separate class of outstanding shares, the fact that those shares will not be entitled to dividends should not adversely affect our ability to deduct dividend payments.


     Even as a REIT, we will be subject to tax in the following circumstances:


   -- any income or gain from foreclosure property will be taxed at the highest corporate rate (currently 35%);


   -- a confiscatory tax of 100% applies to any net income from prohibited transactions, which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business;


   -- if we fail to meet either the 75% or 95% source of income tests previously described, but still qualify for REIT status under the reasonable cause exception to those tests, a 100% tax would be Imposed equal to the amount obtained by multiplying (1) the greater of the amount, if any, by which we failed either the 75% income test or the 95% income test, times (2) the ratio of our REIT Taxable Income to our gross income (excluding capital gain and certain other items);


   -- items of tax preference, excluding items specifically allocable to our shareholders, will be subject to the alternative minimum tax;


   -- if we fail to distribute with respect to each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed; and


   -- under regulations that are to be promulgated, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets we acquire in tax-free corporate transactions, to the extent the gain is recognized during the first ten years after we acquire such assets.

FAILURE TO QUALIFY AS A REIT

     If we fail to qualify as a REIT and are not successful in seeking relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing that taxable income, and we would no longer be required to make distributions. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.

     As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect upon the company and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated.


TAXATION OF SHAREHOLDERS

     In general, distributions will be taxable to shareholders as ordinary income to the extent of our earnings and profits. Specifically, dividends and distributions will be treated as follows:

   -- Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year are generally treated as if received by the shareholders on December 31 of the calendar year during which they were declared.

   -- Distributions paid to shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a shareholder who is subject to the passive activity rules.

   -- Distributions we designate as capital gains dividends generally will be taxed as long term capital gains to shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate shareholders may be required to treat up to 20% of any such capital gains dividends as ordinary income.

   -- If we elect to retain and pay income tax on any net long-term capital gain, our shareholders would include in their income as long-term capital gain their proportionate share of such net long-term capital gain. Our shareholders would receive a credit for such shareholder's proportionate share of the tax paid by us on such retained capital gains and an increase in basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

   -- Any distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations.

     -- Shareholders   are   not   permitted   to  deduct  our  losses  or  loss
carry-forwards.

     Future regulations may require that the shareholders take into account, for purposes of computing their individual alternative minimum tax liability, certain of our tax preference items.

     We may generate cash in excess of our net earnings. If we distribute cash to our shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder's shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

     Generally, gain or loss realized by a shareholder upon the sale of common shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

     In any year in which we fail to qualify as a REIT, our shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction and the shareholders will not be required to report any share of the Company's tax preference items.


BACKUP WITHHOLDING

     We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax of 31%. These rules may apply in the following circumstances:

     -- when a shareholder fails to supply a correct taxpayer identification number,

   -- when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number, or

   -- in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required.

     A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder's federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

     The United States Treasury has recently issued final regulations (the "Final Regulations") regarding the withholding and information reporting rules discussed above. In general, the Final Regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. The Final Regulations are generally effective for payments made on or after January 1,2000, subject to certain transition rules. Prospective investors should consult their own tax advisors concerning the adoption of the Final Regulations and the potential effect on their ownership of common shares or Preferred Stock.


TAXATION OF TAX EXEMPT ENTITIES

     In general, a tax exempt entity that is a shareholder will not be subject to tax on distributions with respect to our shares or gain realized on the sale of our shares. In Revenue Ruling 66-106, the IRS confirmed that a REIT's distributions to a tax exempt employees' pension trust did not constitute unrelated business taxable income ("UBTI"). A tax exempt entity may be subject to UBTI, however, to the extent that it has financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code. The Revenue Reconciliation Act of 1993 has modified the rules for tax exempt employees' pension and profit sharing trusts which qualify under Section 401(a) of the Code and are exempt from tax under Section 501(a) of the Code
("qualified trusts") for tax years beginning after December 31, 1993. In determining the number of shareholders a REIT has for purposes of the "50% test" described above under "-- REIT Qualification --," generally, any stock held by a qualified trust will be treated as held directly by its beneficiaries in proportion to their actuarial interests in such trust and will not be treated as held by such trust.

     A qualified trust owning more than 10% of a REIT may be required to treat a percentage of dividends from the REIT as UBTI. The percentage is determined by dividing the REIT's gross income, less direct expenses related thereto, derived from an unrelated trade or business for the year (determined as if the REIT were a qualified trust) by the gross income of the REIT for the year in which the dividends are paid. However, if this percentage is less than 5%, dividends are not treated as UBTI. These UBTI rules apply only if the REIT qualifies as a REIT because of the change in the 50% test discussed above and if the trust is "predominantly held" by qualified trusts. A REIT is predominantly held by qualified trusts if at least one pension trust owns more than 25% of the value of the REIT or a group of pension trusts each owning more than 10% of the value of the REIT collectively own more than 50% of the value of the REIT. The Company does not currently meet either of these requirements.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and
(c)(20) of the Code, respectively, income from an investment our securities will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by the investment our securities. These prospective investors should consult their own tax advisors concerning the "set aside" and reserve requirements.


TAXATION OF FOREIGN INVESTORS

     The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in common shares or Preferred Stock, including any reporting requirements, as well as the tax treatment of such an investment under the laws of their home country.

     Dividends that are not attributable to gain from our sales or exchanges of United States real property interests and not designated us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares or Preferred Stock is treated as effectively connected with the Non-U.S. Shareholder's conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation).

     For withholding tax purposes, we are currently required to treat all distributions as if made out of current and accumulated earnings and profits. Therefore we withhold at the rate of 30%, or a reduced treaty rate if applicable, on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Shareholder unless (1) the Non-U.S. Shareholder files on IRS Form 1001 claiming that a lower treaty rate applies or (2) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the dividend is effectively connected income.

     Under the Final Regulations, generally effective for distributions on or after January 1, 2000, we would not be required to withhold at the 30% rate on distributions we reasonably estimate to be in excess of our current and accumulated earnings and profits. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent they do not exceed the adjusted basis of the shareholder's shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Shareholder's shares, they will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below. If it cannot be determined at the time a dividend is paid whether or not such dividend will be in excess of current and accumulated earnings and profits, the dividends will be subject to withholding.


     We do not intend to make quarterly estimates of that portion of dividends that are in excess of earnings and profits, and, as a result, all dividends will be subject to such withholding. However, the Non-U.S. Shareholder may seek a refund of such amounts from the IRS.

     For any year in which we qualify as a REIT, distributions that are attributable to gain from our sales or exchanges of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, those dividends are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States business. Non-U.S. Shareholders would thus be taxed at the normal capital gain rates applicable to U.S.
shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, dividends subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to treaty exemption. We are required by the Code and applicable Treasury Regulations to withhold 35% of any dividend that we could designate as a capital gain dividend. This amount is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Shareholder upon a sale of shares generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period, less than 50% in value of the shares was held directly or indirectly by foreign persons. We believe we are a "domestically controlled REIT," and therefore the sale of shares is not subject to taxation under FIRPTA. Because the common shares are publicly traded, however, no assurance can be given that we will remain a "domestically controlled REIT." However, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if:

   -- investment  in  the  common  shares  or  Preferred  Stock  is  effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain (and may also be subject to the 30% branch profits tax in the case of a corporate Non-U.S. Shareholder), or

   -- the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% withholding tax on the individual's capital gains.

     If we were not a domestically controlled REIT, whether or not a Non-U.S. Shareholder's sale of common shares or Preferred Stock would be subject to tax under FIRPTA would depend on whether or not the common shares or Preferred Stock were regularly traded on an established securities market (such as the NYSE) and on the size of selling Non-U.S. Shareholder's interest in our securities. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain and the purchaser of such common shares or Preferred Stock may be required to withhold 10% of the gross purchase price. Any FIRPTA taxation would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.


STATE AND LOCAL TAXES

     We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business. In addition, our shareholders may also be subject to state or local taxation. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.


                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing, retirement employee benefit plan, individual retirement account ("IRA"), or Keogh Plan (each, a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of such Plan's assets in common shares. In particular, the fiduciary should consider:

   -- whether  the  investment  satisfies  the  diversification  requirements of
       Section 404(a)(1)(c) of ERISA,

   -- whether   the   investment   is  in  accordance  with  the  documents  and
       instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA,

   -- whether   the  investment  is  for  the  exclusive  purpose  of  providing benefits to participants in the Plan and their beneficiaries, or defraying reasonable administrative expenses of the Plan, and

     -- whether the investment is prudent under ERISA.

     In addition to the general fiduciary standards of investment prudence and diversification, specific provisions of ERISA and the Internal Revenue Code of 1986 (the "Code") prohibit a wide range of transactions involving the assets of a Plan and transactions with persons who have specified relationships to the Plan. Such persons are referred to as "parties in interest" in ERISA and as "disqualified persons" in the Code. Thus, a fiduciary of a Plan considering an investment in common shares should also consider whether acquiring or continuing to hold common shares, either directly or indirectly, might constitute a prohibited transaction.

     The Department of Labor (the "DOL") has issued final regulations (the "Regulations") as to what constitutes assets of an employee benefit plan under ERISA. Under these Regulations, if a Plan acquires an equity interest that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, then for purposes of fiduciary and prohibited transaction provisions under ERISA and the Code, the assets of the Plan would include both the equity interest and an undivided interest in each of the entity's underlying assets, unless an exemption applies.

     The Regulations define a publicly-offered security as a security that is:

     -- "widely held"

     -- "freely transferable," and

   -- either  part  of  a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred.

     The Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a security will not fail to be "widely held" if the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Regulations further provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Regulations also provide that when a security is part of an offering in which the minimum investment is $10,000 or less, the existence of certain restrictions ordinarily will not, along or in combination, affect the finding that such securities are freely transferable.

     We believe that the restrictions imposed under our bylaws on the transfer common shares are limited to the restrictions on transfer generally permitted under the Regulations, and are not likely to result in the failure of the common shares to be "freely transferable." We also believe that the restrictions that apply to the common shares held by us, or which may be derived from contractual arrangements requested by David Lerner Associates in connection with common shares are unlikely to result in the failure of the common shares to be "freely transferable." Nonetheless, no assurance can be given that the DOL and/or the U.S. Treasury Department could not reach a contrary conclusion. Finally, the common shares offered are securities that will be registered under the Securities Act and are or will be registered under the Exchange Act.

     Assuming that the common shares satisfy the definition of publicly-offered securities, described above, the underlying assets will not be deemed to be "plan assets" of any Plan that invests in the securities offered hereby.

     Notwithstanding the above, the Regulations provide that even if a security offered hereunder were not a publicly-traded security, investment by a Plan herein would not include the underlying assets if equity participation by benefit plan investors will not be significant. Under the Regulations, equity participation is significant if 25 percent or more in the security is held by benefit plan investors. It is expected that 75 percent of the common shares are expected to be held, at all times, by investors other than benefit plan investors. The term "benefit plan investors" generally includes the plans described above.

                                 CAPITALIZATION

     The capitalization of the Company as of March 31, 1999, and as adjusted to reflect the issuance and sale of the common shares offered hereby assuming the minimum offering and maximum offering is set forth in the table below. The following table does not reflect offering and organizational costs and other anticipated uses of proceeds, as described under "Estimated Use of Proceeds."





                                                                        AS ADJUSTED
                                                              --------------------------------
                                                                  MINIMUM          MAXIMUM
                                                    ACTUAL       OFFERING          OFFERING
                                                   --------   --------------   ---------------
Common Shares; no par value; 10 shares issued,
 1,666,666.67 and 30,166,666.67 shares issued as
 adjusted, respectively ........................     $100      $15,000,100      $300,000,100

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


OVERVIEW

     We were organized on March 5, 1999 and have no operations to date. In addition, we currently own no properties. We intend to qualify as a REIT under the Internal Revenue Code. In order to maintain our qualification as a REIT, we will be obligated to distribute annually at least 95% of our taxable income to our shareholders.

     The proceeds of this offering and the cash flow generated from properties we will acquire and any short term investments will be our principal source of liquidity. In addition, although we intend to purchase properties on an all-cash basis or using short-term interim debt, we reserve the right to borrow funds if we deem it prudent. See "Policies with Respect to Certain Activities -- Borrowing Policies."

     On April 20, 1999, we obtained a line of credit in a principal amount of up to $1 million to fund our start-up costs. The lender is First Union National Bank. This line of credit bears interest at LIBOR plus 1.50%. Interest is payable monthly and the principal balance and all accrued interest are due in full on October 20, 1999. Glade M. Knight, our president and Chairman of the Board, has guaranteed repayment of the loan. We expect to repay this debt with proceeds from the sale of common shares.

     We anticipate that our cash flow will be adequate to cover our operating expenses and to permit us to meet our anticipated liquidity requirements, including distribution requirements. Inflation may increase our operating costs, including our costs on bank borrowings, if any.

     We intend to establish a working capital reserve of at least 0.5% of the proceeds from this offering. This reserve, in combination with income from our properties and short term investments, is anticipated to satisfy our liquidity requirements.

                              PLAN OF DISTRIBUTION

     The Company is offering to sell the common shares using the service of David Lerner Associates, Inc. as the managing dealer, and other broker-dealers selected by the managing dealer ("Selected Dealers"). The common shares are being offered on a "best efforts" basis, meaning that the managing dealer and Selected Dealers are not obligated to purchase any common shares. No common shares will be sold unless at least the minimum offering of $15,000,000 in shares has been sold no later than one year after the date of this prospectus. If the minimum offering of shares is not sold by that date, the offering will terminate and all funds deposited by investors into the escrow account will be promptly refunded in full, together with each investor's share of any interest earned thereon (less withholding of taxes in respect to payment of interest, if applicable). First Union National Bank will act as escrow agent for the escrow account until the minimum offering of shares is sold.

     The common shares are offered at $9 per share until the minimum offering of $15,000,000 in shares is achieved. Thereafter, the common shares will be offered at $10 per share.

     The offering of common shares is expected to terminate when all shares offered hereby have been sold or one year from the date hereof, unless extended by us for up to an additional year. In some states, extension of the offering may not be allowed, or may be allowed only upon certain conditions.

     Purchasers will be sold common shares at one or more closings. Following the sale of the minimum offering, additional closings will be held from time to time during the offering period as orders are received. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the common shares. It is expected that after the closing of the sale of the minimum offering, purchasers will be sold common shares no later than the last day of the calendar month following the month in which their orders are received. Funds received during the offering but after the initial disbursement of funds may be held in escrow for the benefit of purchasers until the next closing, and then disbursed to us.

     In no event are we required to accept the subscription of any prospective investor, and no such subscription shall become binding on us until a properly completed Subscription Agreement prepared and executed by the prospective investor has been accepted by our duly authorized representative. We will either accept or reject each subscription within four business days from the receipt of the subscription by David Lerner Associates, Inc. or a Selected Dealer.

     We intend to hold investors' funds in escrow until the minimum offering of $15,000,000 is achieved and the initial closing has occurred. Thereafter, investors' funds will not be held in escrow pending each applicable closing. We intend to cause to be paid from the escrow account in connection with the minimum offering of $15,000,000 each investor's share of net interest on escrowed funds, whether or not the investor's subscription for shares is accepted. We reserve the right to adopt reasonable simplifying conventions or assumptions in determining each investor's share of such net interest. Investors' subscriptions will be revocable by written notice delivered to the escrow agent at least five days before the initial closing. Subject to the foregoing, an investor's subscription funds may remain in escrow for an indefinite period of time.

     It is expected that shareholders will be able to elect to reinvest any distributions from us in additional common shares available in this offering, for as long as this offering continues. This option is referred to herein as the "Additional Share Option." Any purchase by reinvestment of distributions would be at the same price per share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. We reserve the right to establish rules governing such reinvestment, as well as the right to modify or terminate such Additional Share Option at any time. We estimate that approximately 500,000 Shares ($5,000,000 at $10 per share) offered through this prospectus will be purchased through shareholders' reinvestment of distributions in common shares pursuant to the Additional Share Option described in this paragraph, but the number of shares which will be so purchased cannot be determined at this time.

     Subject  to  the  Additional  Share  Option  being  available  through  the broker-dealer which initially sells a shareholder his common shares, a shareholder will be able to elect the option by directing, on his Subscription Agreement, that cash distributions be reinvested in additional shares. Distributions attributable to any calendar quarter will then be used to purchase common shares in this offering. As described under "Federal Income Tax Consequences -- Federal Income Taxation of the Shareholders," a shareholder who elects the Additional Share Option will be taxed as if he had received his distributions which are used to purchase additional shares. A shareholder may elect to terminate his participation in the Additional Share Option at any time by written notice sent it or to the broker-dealer through which the Shareholder initially purchased shares. The notice will be effective with respect to distributions attributable to any calendar quarter if it is sent at least 10 days before the end of such calendar quarter.

     Funds not invested in real properties may be invested by us in United States Government securities, certificates of deposit of banks located in the United States having a net worth of at least $50,000,000, bank repurchase agreements covering the securities of the United States Government or United States governmental agencies issued by banks located in the United States having a new worth of at least $50,000,000, bankers' acceptances, prime commercial paper or similar highly liquid investments (such as money market funds selected by the Company) or evidences of indebtedness.

     We will pay to David Lerner Associates, Inc. selling commissions on all sales made in an amount equal to 7.5% of the purchase price of the Shares ($0.675 per share purchased at $9 per share and $0.75 per share purchased at $10 per share). We will also pay to David Lerner Associates, Inc. a marketing expense allowance equal to 2.5% of the purchase price of the shares, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the common shares. The marketing expense allowance will equal $0.225 per share purchased at $9 per share and $0.25 per share purchased at $10 per share. The selling commissions and marketing expense allowance are payable to David Lerner Associates, Inc. at the times of the issuance of common shares to purchasers.

     Prospective investors are advised that David Lerner Associates, Inc., reserves the right to purchase common shares, on the same terms applicable generally to sales pursuant to this prospectus, for its own account, at any time and in any amounts, to the extent not prohibited by relevant law.

     The Agency Agreement among us, the Advisor and the Broker and David Lerner Associates, Inc. permits David Lerner Associates, Inc. to use the services of other broker-dealers in offering and selling the common shares, subject to our approval. David Lerner Associates, Inc. will pay the compensation owing to such broker-dealers out of the selling commissions or marketing expense allowance payable to it. Sales by such broker-dealers would be carried on in accordance with customary securities distribution procedures. David Lerner Associates, Inc. may be deemed to be an "underwriter" for purposes of the Securities Act in connection with this offering. Purchasers' checks are to be made payable to "First Union National Bank, Escrow Agent" or as otherwise directed by David Lerner Associates, Inc.

     Purchasers are required to purchase a minimum of $5,000 in common shares ($2,000 in common shares for Qualified Plans). the Advisor and the Broker may purchase in this offering up to 2.5% of the total number of shares sold in the offering, on the same terms and conditions as the public. If the Advisor and the Broker purchase any common shares, they will be permitted to vote on any matters submitted to a vote of holders of the common shares. Any purchase of shares in this offering by the Advisor and the Broker must be for investment, and not for resale or distribution. The shares described in this paragraph are exclusive of the shares which may be issued under our stock incentive plans. See "Management -- Stock Incentive Plans."

     There has been no previous market for any of our common shares. The initial offering price for the common shares is arbitrary and was determined on the basis of the proposed capitalization of our company, market conditions and other relevant factors.

     We, the Advisor and the Broker have agreed to indemnify David Lerner Associates, Inc. and other broker-dealers against certain liabilities, including liabilities under the Securities Act. No indemnification is provided for willful misfeasance, bad faith, gross negligence or reckless disregard of duties under the Securities Act by any of such persons.

     The company has agreed to sell to David Lerner Associates, Inc. for an aggregate of $100, warrants (the "Warrants") to purchase 10% of the shares sold up to 3,000,000 common shares at an exercise price of $16.50 per common share (165% of the public offering price per common share). The Warrants may not be sold, transferred, assigned or hypothecated for one year from the date of their issuance, except to the officers and employees of David Lerner Associates, Inc. and are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing on the date of the final closing after the termination of this offering (the "Warrant Exercise Term"). During the Warrant Exercise Term, the holders of the Warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the common shares. To the extent that the Warrants are exercised, dilution to the interests of the shareholders will occur. Further, the terms upon which we may be able to obtain additional equity capital may be adversely affected since the holders of the Warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in the Warrants. Any profit realized by David Lerner Associates on the sale of the Warrants may be deemed additional underwriting compensation. We have agreed, at the request of the holders of a majority of the Warrants, at our expense, to register the Warrants under the Securities Act on one occasion during the Warrant Exercise Term and to include the Warrants in any appropriate registration statement which is filed by us during the seven years following the date of this prospectus.

                         DESCRIPTION OF CAPITAL STOCK

     The  information  set  forth  below  is  only a summary of our terms of our
common   shares.  You  should  refer  to  our  articles  of  incorporation  (the
"Articles"), and bylaws for a complete description of the common shares.

     Our authorized capital stock consists of 200,000,000 common shares, no par value, 240,000 Class B Convertible shares, no par value and 15,000,000 shares of preferred stock, no par value. Each common share will be fully paid and nonassessable upon issuance and payment therefor. As of the date of this prospectus, there were 10 common shares issued and outstanding. All 240,000 authorized Class B Convertible shares will be held by Glade M. Knight and two other individuals. See "Principal and Management Shareholders."


DIVIDEND AND DISTRIBUTION RIGHTS

     Our common shares have equal rights in connection with:

     -- dividends

     -- distributions, and

     -- liquidations.

     If our Board of Directors determines, in its sole discretion, to declare a dividend, the right to such dividend is subject to the following restrictions:

   -- the dividend rights of the common shares may be subordinate to any other shares or new series of stock our Board may authorize in the future, and


     -- the amount the dividend is limited by law.

     If we liquidate our assets or dissolve entirely, the holders of the common shares will share, on a pro rata basis, in the assets we are legally allowed to distribute. We must pay all of our known debts and liabilities or have made adequate provision for payment of these debts and liabilities before holders of common shares can share in our assets.

     Holders of common shares do not have the right to convert or redeem their shares. In addition, they do not have rights to a sinking fund or to subscribe for any of our securities.


VOTING RIGHTS

     Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. The holders of common shares have exclusive voting power with respect to the election of directors, except as otherwise required by law or except as provided with respect to any other class or series of stock. There is no cumulative voting in the election of directors. Therefore the holders of a majority of the outstanding common shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

     Our Articles state that a majority of common shares outstanding and entitled to vote on a matter may approve our company to take any of the following actions:

     -- dissolve,

     -- amend our charter or articles of incorporation,

     -- merge,

     -- sell all or substantially all of our assets, or

     -- engage in share exchange or similar transactions;

except for amendments to our articles of incorporation relating to the classification of the board of directors. This matter requires the approval of at least two-thirds of the shares entitled to vote.

     The transfer agent and registrar for the common shares is First Union National Bank.

PREFERRED STOCK


     Our Articles of Incorporation authorize our issuance of up to 15 million shares of preferred stock. No shares of preferred stock have been issued.


     We believe that the authorization to issue shares of preferred stock benefit us and our shareholders by permitting flexibility in financing additional growth, giving us additional financing options in our corporate planning and in responding to developments in our business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred stock available for issuance in the future gives us the ability to respond to future developments and allow preferred stock to be issued without the expense and delay of a special shareholders' meeting.


     At present, we have no specific financing or acquisition plans involving the issuance of preferred stock and we do not propose to fix the characteristics of any series of shares of preferred stock in anticipation of issuing preferred stock. We cannot now predict whether or to what extent, if any, preferred stock will be used or if so used what the characteristics of a particular series may be.


     The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred stock. Unless otherwise required by applicable law or regulation, the preferred stock would be issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by the Board of Directors. The preferred stock could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of shares of preferred stock could be given rights that are superior to certain rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution of our company.


RESTRICTIONS ON TRANSFER


     To qualify as a REIT under the Code, our common shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of our issued and outstanding common shares may be owned, directly or indirectly, by five or fewer individuals or, in limited circumstances, entities such as qualified private pension plans, during the last half of a taxable year or during a proportionate part of a shorter taxable year.


     Since our Board of Directors believes it is essential that we maintain our REIT status, our bylaws provide that no person may own or be deemed to own more than 9.8% (the "Ownership Limit") of the aggregate value of all of our outstanding common shares. The Board may exempt a proposed transferee from the Ownership Limit. In connection therewith, the Board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as a REIT.


     Any acquisition or transfer of common shares that would: (1) result in the common shares being owned by fewer than 100 persons or (2) result in our being "closely-held" within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the common shares. The foregoing restrictions on transferability and ownership will not apply if the Board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our Articles are amended accordingly.


     Any purported transfer of common shares that would result in a person owning shares of capital stock in excess of the Ownership Limit will result in the shares subject to such purported transfer being automatically exchanged for an equal number of shares of Excess Stock. Under our bylaws, Excess Stock will be deemed to have been transferred to us as trustee of a separate trust (the "Trust") for the exclusive benefit of the person or persons to whom the interest in the Trust can ultimately be transferred.

     Excess Stock is not transferable, but the interest in the Trust representing the Excess Stock may be transferable. A holder of an interest in the Trust representing Excess Stock may transfer such interest if the proposed transferee could hold our stock without triggering the Excess Stock provisions. The transfer must also be made at a price not to exceed the price paid by the purported transferee or, if no consideration was paid, the Market Price measured on the date of the original attempted transfer. If these conditions are met, any Excess Stock involved will automatically be exchanged for the common shares or preferred stock to which the Excess Stock is attributable.

     We may also purchase Excess Stock at a price equal to the lesser of:

   -- the   price  paid  for  the  shares  of  capital  stock  by  the  intended transferee or, if no consideration was paid, the Market Price of the shares of capital stock resulting in Excess Stock, measured on the date of the transfer, or

   -- the  Market  Price  of  the  shares  of  capital stock resulting in Excess
       Stock  measured  on  the  date  on  which we elect to purchase the Excess
       Stock.

     "Market Price" means the average daily closing price of a share if listed on a national securities exchange or quoted on NASDAQ National Market. If the shares are not then traded on any exchange or quotation system, Market Price will be the mean between the average closing bid prices and the average closing asked prices. In each case, Market Price is measured during the 30-calendar day period ending on the business day prior to the measurement date. If there have been no sales or published bid and asked quotations with respect to such shares during this 30-day period, the Market Price will be as determined in good faith by our Board.

     From and after the intended transfer to the purported transferee of the shares of Excess Stock, the purported transferee will cease to be entitled to distributions, except upon liquidation, voting rights and other benefits with respect to the Excess Stock. The purported transferee will retain the right to payment of the purchase price for the applicable shares of underlying capital stock. Any dividend or distribution paid to a purported transferee on Excess Stock prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid upon demand.

     If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Stock may be deemed, at our option, to have acted as an agent on our behalf in acquiring the Excess Stock and to hold the Excess Stock on our behalf. All certificates representing shares of capital stock will bear a legend referring to the restrictions described above.

     In addition, each shareholder shall, upon demand, be required to disclose in writing all information regarding the direct and indirect beneficial ownership of shares of capital stock as our board deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interest.


FACILITIES FOR TRANSFERRING COMMON SHARES

     David Lerner Associates may, but is not obligated to, assist shareholders who desire to transfer their common shares. In the event David Lerner Associates provides assistance, it will be entitled to receive compensation as specified by it. Any assistance offered by David Lerner Associates may be terminated or modified at any time without notice, and any fee charged for transfer assistance may be modified or terminated at any time and without notice. David Lerner Associates currently has no plans for rendering the type of assistance referred to in this paragraph. This assistance, if offered, would likely consist of informally matching isolated potential buyers and sellers, and would not represent the creation of any "market" for the common shares.

     No public market for the common shares currently exists. We do not plan to cause the common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we may cause the common shares to be listed or quoted if our board of directors determines that action to be prudent, there can be no assurance that such an event will ever occur. Prospective shareholders should view the common shares as illiquid and must be prepared to hold their investment for an indefinite length of time.


WARRANTS

     We have agreed to sell to David Lerner Associates, Inc. for an aggregate of $100, warrants (the "Warrants") to purchase 10% of the shares sold in this offering, up to 3,000,000 common shares at an exercise price of $16.50 per common share (165% of the public offering price per common share). The Warrants may not be sold, transferred, assigned or hypothecated for one year from the date of this prospectus, except to the officers and employees of David Lerner Associates, Inc. and are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing on the date of the final closing after the termination of this offering (the "Warrant Exercise Term"). During the Warrant Exercise Term, the holders of the Warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the common shares. To the extent that the Warrants are exercised, dilution to the interests of the shareholders will occur. We have agreed, at the request of the holders of a majority of the Warrants, at our expense, to register the Warrants under the Securities Act on one occasion during the
Warrant   Exercise   Term  and  to  include  the  Warrants  in  any  appropriate registration statement which is filed by us during the seven years following the date of this prospectus.

                      SUMMARY OF ORGANIZATIONAL DOCUMENTS

     The following is a summary of the principal provisions of our articles of incorporation and bylaws, some of which may be described or referred to elsewhere in this prospectus. Neither this summary nor such descriptions appearing elsewhere in this prospectus purport to be, or should be considered, a complete statement of the terms and conditions of the articles of incorporation or bylaws or any specific provision thereof, and this summary and all such descriptions are qualified in their entirety by reference to, and the provisions of, the articles of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part. Our articles of incorporation have been reviewed and approved unanimously by the Board of Directors.


BOARD OF DIRECTORS

     The Board of Directors, subject to specific limitations in the articles of incorporation and those imposed by law, has full, exclusive, and absolute power, control and authority over our property and business. The Board of Directors, without approval of the shareholders, may alter our investment policies in view of changes in economic circumstances and other relevant factors, subject to the investment restrictions set forth in the bylaws.

     A director may be removed (i) for cause by the vote or written consent of all directors other than the director whose removal is being considered, or
(ii) with or without cause at a special meeting of the shareholders by vote of a majority of the outstanding common shares. "For cause" is defined as willful violations of the articles of incorporation or bylaws, or gross negligence in the performance of a director's duties. Any vacancies in the office of director may be filled by a majority of the directors continuing in office or at a special meeting of shareholders by vote of a majority of the common shares present at a meeting at which there is a quorum. Any director so elected shall hold office for the remainder of his predecessor's term. The number of directors shall not be less than three nor more than 15. At the time of initial closing, there will be five directors, a majority of whom are independent directors. See "Management." The holders of the common shares are entitled to vote on the election or removal of the Board of Directors, with each common share entitled to one vote.

     The Board of Directors is empowered to fix the compensation of all officers and the Board of Directors. Under the bylaws, directors may receive reasonable compensation for their services as directors and officers and reimbursement of their expenses, and we may pay a director such compensation for special services, including legal and accounting services, as the Board of Directors deems reasonable. The Board of Directors may delegate certain of its powers to an executive committee, which must be comprised of at least three directors, the majority of whom are Independent Directors. At all times a majority of the directors and a majority of the members of any board committee shall be independent directors, except that upon the death, removal, or resignation of an independent director such requirement shall not be applicable for 60 days.


RESPONSIBILITY OF BOARD OF DIRECTORS, ADVISOR, OFFICERS AND EMPLOYEES

     Our articles of incorporation provide that the directors and officers shall have no liability to us or our shareholders in actions by or in the right of the company unless such officer or director has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. The Advisory Agreement provides that the Advisor shall have no liability to us or our shareholders unless it has engaged in gross negligence or willful misconduct. Generally, claimants must look solely to our property for satisfaction of claims arising in connection with the affairs of our company. The articles of incorporation and the Advisory Agreement, respectively, provide that we shall indemnify any present or former director, officer, employee or agent and the Advisor against any expense or liability in an action brought against such person if the directors (excluding the indemnified party) determine in good faith that the director, officer, employee or agent or the Advisor was acting in good faith within what he or it reasonably believed to be the scope of his or its employment or authority and for a purpose which he or it reasonably believed to be in the best interests of the company or shareholders, and that the liability was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the common shares unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or
(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable.

     In the absence of the special exculpation and indemnification provisions in the articles of incorporation, the directors and officers would have greater accountability to us under Virginia statutory law. In the absence of a special provision in the articles of incorporation, a director or officer of a Virginia corporation would have financial liability for misconduct equal to the greater of $100,000 or the amount of cash compensation received by the director or officer from the corporation during the twelve preceding months. Virginia law permits, but does not require, a corporation to indemnify a director if the director conducted himself in good faith and believed that his conduct was in the best interests (or in certain cases at least not opposed to the best interests) of the corporation. As noted above, the articles of incorporation require indemnification under the circumstances indicated, and therefore provide rights more favorable to the directors and officers than would be afforded by Virginia law alone.

     Although no Virginia court has passed upon the nature of the accountability owed by an entity like the Advisor to an entity like us, it is almost certain that the exculpation and indemnification provisions benefiting the Advisor under the Advisory Agreement are more beneficial to the Advisor than would be the result in the absence of such provisions. Since the Advisor has a contractual relationship with us, in the absence of special exculpation and indemnification provisions in the Advisory Agreement, a court would likely hold that the Advisor is liable for ordinary negligence and ordinary misconduct, in addition to the more egregious misconduct for which the Advisor is liable under the Advisory Agreement.

     The exculpation and indemnification provisions in the articles of incorporation and the Advisory Agreement have been adopted to help induce the beneficiaries of such provisions to agree to serve on behalf of our company or the Advisor by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. Such exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders' litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the articles of incorporation and the Advisory Agreement may result in a shareholder or our company having a more limited right of action against a director, the Advisor or its affiliates than he or it would otherwise have had in the absence of such provisions. Conversely, the presence of such provisions may have the effect of conferring greater discretion upon the directors, the Advisor and its affiliates in making decisions and taking actions with respect to us. Subject to the exculpation and indemnification provisions in the articles of incorporation, the Advisory Agreement, and as otherwise provided by law, the Advisor and the directors and officers are accountable to us and our shareholders as fiduciaries and must exercise good faith and integrity in handling our affairs. As noted above, however, the exculpation and indemnification provisions in the articles of incorporation and the Advisory Agreement represent a material change from the accountability which would be imposed upon the directors, officers, the Advisor and its affiliates in the absence of such contractual provisions. Thus, such fiduciary duties will be materially different from such fiduciary duties as they would exist in the absence of the provisions of the articles of incorporation and the Advisory Agreement.


ISSUANCE OF SECURITIES

     The Board of Directors may in its discretion issue additional common shares or other equity or debt securities, including options, warrants, and other rights, on such terms and for such consideration as it may deem advisable. See "Risk Factors -- Potential Dilution of Shareholders' Interests." Without limiting the generality of the foregoing, the Board of Directors may, in its sole discretion, issue shares of stock or other equity or debt securities, (1) to persons from whom we purchases property, as part or all of the purchase price of the property, or (2) to the Advisor and the Broker in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The Board of Directors, in its sole discretion, may determine the value of any shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while shares are offered by us to the public, the public offering price of such common shares shall be deemed their value.

     We have adopted two stock incentive plans for the benefit of our directors and certain employees and for the benefit of certain employees of the Advisor and the Broker. See "Management -- Stock Incentive Plans."


REDEMPTION AND RESTRICTIONS ON TRANSFER

     For us to qualify as a REIT under the Internal Revenue Code, not more than 50% of our outstanding shares may be owned directly or indirectly by five or fewer individuals during the last half of any year other than the first year, and after the first year all shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. As a means of attempting to ensure compliance with these requirements, the bylaws provide that we may prohibit any person from directly or indirectly acquiring ownership (beneficial or otherwise) of Excess Shares. See "Description of Capital Stock -- Repurchase of Shares and Restrictions on Transfer."


AMENDMENT

     The articles of incorporation and the bylaws generally may be amended or altered or we may be dissolved by the affirmative vote of the holders of a majority of the outstanding common shares, with each shareholder entitled to cast one vote per common share held. Our articles and bylaws may not be amended unless approved by the vote of the holders of a majority of the common shares, except in limited circumstances. The Board of Directors may, without shareholder approval, amend the articles of incorporation to create series of preferred stock and define the terms of such series. The Board of Directors may, without shareholder approval, amend the bylaws (1) to bring the bylaws into conformity with the REIT provisions of the Code or other law or regulation, or the requirements of any state securities administrator, (2) to correct any ambiguity in the bylaws or resolve any inconsistency between the bylaws and the articles of incorporation, (3) to make any change in the bylaws not materially adverse to the interests of the shareholders, or (4) to permit us to take any action or fulfill any obligation which we are legally permitted or obligated to take or fulfill.


SHAREHOLDER LIABILITY

     The holders of our shares shall not be liable personally on account of any obligation of our company.

                                SALES LITERATURE

     We  may  use  certain  sales or marketing literature in connection with the offering of the common shares. Sales or marketing materials which may be used include a sales brochure highlighting our company. The literature may also include a brochure describing the Advisor and the Broker and affiliates and a "tombstone" advertisement, mailer and introductory letter. We may, from time to time, also utilize brochures describing completed or proposed property acquisitions, summaries of our company or of the offering of the common shares, and discussions of REIT investments generally.

     The offering is, however, made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature in connection with the offering other than marketing bulletins to be used internally by broker-dealers. Although the information contained in such literature does not conflict with any of the information contained in this prospectus, the material does not purport to be complete, and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, as incorporated in this prospectus or the registration statement by reference, or as forming the basis of the offering of the common shares described herein.


                            REPORTS TO SHAREHOLDERS

     Financial information contained in all reports to shareholders will be prepared in accordance with generally accepted accounting principles. The annual report, which will contain financial statements audited by a nationally recognized accounting firm, will be furnished within 120 days following the close of each fiscal year. The annual report will contain a complete statement of compensation and fees paid or accrued by us to the Advisor and the Broker together with a description of any new agreements. Under the bylaws, we are also obligated to send to our shareholders quarterly reports after the end of the first three calendar quarters of each year. Such quarterly reports will include unaudited financial statements prepared in accordance with generally accepted accounting principles, a statement of fees paid during the quarter to the Advisor and the Broker and a reasonable summary of our activities during the quarter. The shareholders also have the right under applicable law to obtain other information about us.

     We will file a report meeting the requirements of Form 8-K under the Exchange Act if, after the termination of the offering, a commitment is made involving the use of 10 percent or more of the net proceeds of the offering and will provide the information contained in such report to the shareholders at least once each quarter after the termination of this offering.


                                 LEGAL MATTERS

     Certain legal matters in connection with the common shares will be passed upon for us by McGuire, Woods, Battle and Boothe LLP, Richmond, Virginia.


                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our balance sheet at March 26, 1999, as set forth in their report. We've included our balance sheet in the prospectus and in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                              APPLE SUITES, INC.
                             INDEX TO BALANCE SHEET

                                 MARCH 26, 1999





                                              PAGE
                                             -----
Report of Independent Auditors ...........    F-2
Balance Sheet at March 26, 1999 ..........    F-3
Notes to Balance Sheet ...................    F-4

                        REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholder of
Apple Suites, Inc.


     We have audited the accompanying balance sheet of Apple Suites, Inc. as of March 26, 1999. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Apple Suites, Inc. at March 26, 1999, in conformity with generally accepted accounting principles.


                                        /s/ Ernst & Young LLP


Richmond, Virginia
April 21, 1999

                              APPLE SUITES, INC.

                                 BALANCE SHEET

                                MARCH 26, 1999



     ASSETS
       Cash ...................................................................    $100
                                                                                   ====
     STOCKHOLDER'S EQUITY
       Preferred stock, authorized 15,000,000 shares; none issued and outstanding    --
       Class B convertible stock, no par value, authorized 240,000 shares; none
        issued and outstanding ................................................      --
       Common stock, no par value authorized 200,000,000 shares; issued and
        outstanding 10 shares .................................................    $100
                                                                                   ----
                                                                                   $100
                                                                                   ====


See accompanying notes to balance sheet.

                    APPLE SUITES, INC.
                            NOTES TO BALANCE SHEET


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Organization

     Apple Suites, Inc. (the "Company") is a Virginia corporation that intends to qualify as a real estate investment trust ("REIT") for federal income tax purposes. The Company, which has no operating history, was formed to invest primarily in extended stay hotels in the southeastern and southwestern United States. Initial capitalization occurred on March 5, 1999, when 10 shares of common stock were purchased by Apple Suites Advisors, Inc. (see Note 3).


SIGNIFICANT ACCOUNTING POLICIES


     Income Taxes

     The Company intends to make an election to be treated, and expects to qualify, as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the
Company to taxation only at the shareholder level. The Company's continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and distribution of dividends.


     Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


     Start Up costs

     Start up costs incurred other than offering costs will be expensed upon the successful completion of the minimum offering (see Note 3).


2. OFFERING OF SHARES

     The Company intends to raise capital through a "best-efforts" offering of shares by David Lerner Associates, Inc. (the "Managing Dealer"), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold.

     A minimum offering of 1,666,666 shares ($15,000,000) must be sold within one year from the beginning of this offering or the offering will terminate and investors' subscription payments, with interest, will be refunded to investors. Pending sale of such minimum offering amount, investors' subscription payments will be placed in an escrow account.


3. RELATED PARTIES

     The Company has negotiated, but not signed, a Property Acquisition and Disposition Agreement with Apple Suites Realty Group, Inc. ("ASRG"), to acquire and dispose of real estate assets for the Company. A fee of 2% of the purchase price or sale price in addition to certain reimbursable expenses will be payable for these services.

     The Company has negotiated, but not signed, an Advisory Agreement with Apple Suites Advisors, Inc. ("ASA") to provide management of the Company and its assets. An annual fee ranging from .1% to .25% of total contributions received by the Company in addition to certain reimbursable expenses will be payable for these services.

                              APPLE SUITES, INC.

3. RELATED PARTIES - (CONTINUED)

     ASRG and ASA are 100% owned by Glade M. Knight, Chairman and President of the Company. ASRG and ASA may purchase in the " best efforts" offering up to 2.5% of the total number of shares sold in the offering.

     Affiliates of the Company have incurred certain organization and offering costs on behalf of the Company. Upon successful completion of the minimum offering (see Note 2), the Company will reimburse the affiliates for these organizational and offering costs. The Company is not responsible for these costs in the event that the offering is not successfully completed.

     On April 20, 1999, the Company obtained a line of credit in a principal amount of up to $1 million to fund certain offering costs. The loan bears interest at LIBOR plus 1.50%. Interest is payable monthly and the principal balance and all accrued interest are due in full on October 20, 1999. Glade M. Knight has guaranteed repayment of the loan.

4. STOCK INCENTIVE PLANS

     The Company intends to adopt two stock incentive plans (the "Incentive Plan" and "Directors' Plan") to provide incentives to attract and retain directors, officers and key employees. The plans provide for the grant of options to purchase a specified number of shares of common stock ("Options") or grants of restricted shares of common stock ("Restricted Stock") to selected employees and directors of the Company and certain affiliates. Following consummation of the offering, a Compensation Committee ("Committee") will be established to implement and administer the plans. The Committee will be responsible for granting Options and shares of Restricted Stock and for establishing the exercise price of Options and the terms and conditions of Restricted Stock.

5. CLASS B CONVERTIBLE STOCK

     The Company has authorized 240,000 shares of Class B Convertible Stock. The Company will issue 202,500 Class B Convertible Shares to Glade M. Knight, Chairman and President of the Company, and a combined 37,500 Class B Convertible Shares to two other individuals. The Class B Convertible Shares will be issued by the Company on or before the initial closing of the minimum offering of $15,000,000, in exchange for payment of $.10 per Class B Convertible Share, or an aggregate of $24,000. There will be no dividends payable on the Class B Convertible Shares. On liquidation of the Company, the holders of the Class B Convertible Shares will be entitled to a liquidation payment of $.10 per share before any distribution of liquidation proceeds to holders of the Common Shares. Holders of more than two-thirds of the Class B Convertible Shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Class B Convertible Shares or create a new class of stock senior to, or on a parity with, the Class B Convertible Shares. The Class B Convertible Shares may not be redeemed by the Company.

     Each holder of outstanding Class B Convertible Shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of either of the following conversion events:


   (1) the  sale  or  transfer  of  substantially  all  of the Company's assets,
        stock   or   business,   whether   through   sale,   exchange,   merger,
        consolidation, lease, share exchange or otherwise, or

   (2) the termination or expiration without renewal of the Advisory Agreement with ASA, and if the Company ceases to use ASRG to provide substantially all of its property acquisition and disposition services.


     Upon the occurrence of either conversion event, each Class B Convertible Share may be converted into a number of Common Shares based upon the gross proceeds raised through the date of conversion in the public offering or offerings of the Company's Common Shares made by the Company's prospectus according to the following formula:

                              APPLE SUITES, INC.

5. CLASS B CONVERTIBLE STOCK - (CONTINUED)


                                      NUMBER OF COMMON SHARES
   GROSS PROCEEDS RAISED FROM        THROUGH CONVERSION OF ONE
 SALES OF COMMON SHARES THROUGH      CLASS B CONVERTIBLE SHARE
       DATE OF CONVERSION         (THE INITIAL "CONVERSION RATIO")
-------------------------------- ---------------------------------
  $ 50 million .................                 1.0
  $100 million .................                 2.0
  $150 million .................                 3.5
  $200 million .................                 5.3
  $250 million .................                 6.7
  $300 million .................                 8.0


     No additional consideration is due upon the conversion of the Class B Convertible Shares. Upon the probable occurrence of a conversion event, the Company will record expense for the difference between the market value of the Company's Common Stock and issue price of the Class B Convertible Shares.


6. WARRANTS

     The Company has agreed to sell to the Managing Dealer for an aggregate of $100, warrants (the "Warrants") to purchase 10% of the shares sold in this offering, up to 3,000,000 common shares at an exercise price of $16.50 per common share (165% of the public offering price per common share). The Warrants may not be sold, transferred, assigned or hypothecated for one year from the date of the "best-efforts" offering prospectus, except to the officers and employees of the Managing Dealer and are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing on the date of the final closing after the termination of the offering (the "Warrant Exercise Term"). At the Company's expense, the Company intends to register the Warrants under the Securities Act on one occasion during the Warrant Exercise Term and to include the Warrants in any appropriate registration statement which is filed by the Company during the seven years following the date of the "best efforts" offering prospectus.


7. YEAR 2000 (UNAUDITED)

     Many of the computer systems currently in use record years in a two-digit format. Those computer systems will be unable to properly interpret dates beyond the year 1999, which could lead to disruptions in operations (commonly referred to as the "Year 2000" issue). Although the Company is currently examining the systems it will employ for Year 2000 compliance, we cannot guarantee that all Company systems will be Year 2000 compliant or that other companies on which the Company may rely will be timely converted. As a result, the Company's operations could be adversely affected by this issue.

 SUPPLEMENT NO.5 DATED MARCH 21, 2000 TO BE USED WITH PROSPECTUS DATED AUGUST 3, 1999.




                      SUPPLEMENT NO. 5 DATED MARCH 21, 2000

                       TO PROSPECTUS DATED AUGUST 3, 1999

                               APPLE SUITES, INC.


     The following information supplements the prospectus of Apple Suites, Inc. dated August 3, 1999 and is part of the prospectus. THIS SUPPLEMENT NO. 5 INCORPORATES AND THEREFORE REPLACES ALL SUPPLEMENTS PREVIOUSLY IN USE (SUPPLEMENTS 1, 2, 3 AND 4). PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE PROSPECTUS AND THIS SUPPLEMENT.


                     TABLE OF CONTENTS FOR SUPPLEMENT NO. 5


      Status of the Offering..............................................................................S - 2
      Recent Developments.................................................................................S - 2
      Company Management..................................................................................S - 3
      Our Properties......................................................................................S - 3
      Property Acquisitions...............................................................................S - 4
               Overview...................................................................................S - 4
               Ownership and Leasing of Hotels............................................................S - 5
               Hotel Supplies and Franchise Fees..........................................................S - 6
               Description of Financing...................................................................S - 7
               Licensing And Management...................................................................S - 9
               Potential Economic Risk and Benefit Involving Apple Suites Management......................S - 9
      Summary of Material Contracts.......................................................................S - 10
      Description of Properties...........................................................................S - 17
      Management's Discussion and Analysis................................................................S - 46
      Selected Financial Data.............................................................................S - 51
      Update Concerning Prior Programs....................................................................S - 52
      Experts.............................................................................................S - 57
      Index to Financial Statements.......................................................................F - 1


     The prospectus and this supplement contain forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of common shares, future economic, competitive and market conditions and future business decisions. All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

                             STATUS OF THE OFFERING

     We completed the minimum offering of common shares at $9 per share on August 23, 1999. We are continuing the offering at $10 per share in accordance with the prospectus.


     As of March 17, 2000, we had closed on the following sales of our common shares:


                                                                                      Proceeds Net of Selling
              Price Per                 Number of                   Gross            Commissions and Marketing
            Common Share            Common Shares Sold             Proceeds              Expense Allowance
            ------------            ------------------           ------------        --------------------------

                 $ 9                    1,666,666.67             $15,000,000                 $13,500,000
                 $10                    2,256,256.00              22,562,560                  20,306,304
                                        ------------              ----------                  ----------
                        TOTAL           3,922,922.67             $37,562,560                 $33,806,304
                                        ============              ==========                  ==========



     We have purchased, either directly or through our subsidiaries, a total of 11 extended-stay hotels with the net proceeds of our offering. All of our hotels are licensed with Homewood Suites(R) by Hilton, which is a registered service mark of Hilton Hotels Corporation. A summary of our hotels appears below.

                               RECENT DEVELOPMENTS

     As discussed in detail below, we have a total of $68.6 million in notes payable in connection with the purchase of our hotels. Final principal payments are due as follows: (a) $34 million on October 1, 2000, (b) $30.2 million on November 1, 2000, and (c) $4.4 million on January 1, 2001. We plan to pay these notes with the proceeds from our continuous "best efforts" offering of common shares. However, based on the current rate at which equity is being raised by the offering, we may need to seek other measures to repay these loans. We currently are holding discussions with several lenders to obtain financing for the hotels and are exploring both unsecured and secured financing arrangements.

     Although no firm  financing  commitments  have been  received,  we believe, based on discussions with lenders and other market indicators, that we can obtain sufficient financing prior to maturity of the notes. Obtaining refinancing is dependent upon a number of factors, including: (a) continued operation of the hotels at or near current occupancy and room rate levels, as the hotel leases are based on a percentage of hotel suite income, (b) the general level of interest rates, including credit spreads for real estate based lending, and (c) general economic conditions.

     There is no assurance that we will be able to obtain financing to repay our current outstanding debt. If we are unable to obtain such financing and if our offering proceeds are insufficient, we would be subject to a number of default remedies, including possible loss of the hotels through foreclosure. Depending on the terms of any financing we obtain, we may need to modify our borrowing policy, as described in the prospectus, of holding our properties on an all-cash basis over the long-term.

                               COMPANY MANAGEMENT

     On August 16, 1999, we added four individuals to our board of directors. Those four individuals are Lisa B. Kern, Bruce H. Matson, Michael S. Waters and Robert M. Wily (all of whom are described in the prospectus).

     On the same date, Glade M. Knight, who is our Chairman, Chief Executive Officer and President, was authorized by the board of directors to close the purchase of hotels on our behalf as he deems in our best interests. He also was authorized to cause us to borrow, on either a secured or an unsecured basis, up to 75% of the purchase price for such hotels. We expect to repay any such borrowing from the proceeds of our ongoing offering and sale of common shares. There can be no assurance, however, that we will actually receive proceeds sufficient for that purpose.


     From August 1999 through March 2000, C. Douglas Schepker served as our Senior Vice President and Chief Operating Officer. His duties were assumed by Glade M. Knight in March 2000.


                                 OUR PROPERTIES

            (Map of United States shows general location of hotels)


                               [GRAPHICS OMITTED]


Date of              Name                                Total      Date of          Name                               Total
Purchase             of Hotel                            Suites     Purchase         of Hotel                           Suites
--------             --------                            ------     --------         --------                           ------
September 1999       Dallas - Addison                     120       November 1999    Atlanta - Peachtree                   92
September 1999       Dallas - Irving/Las Colinas          136       November 1999    Baltimore - BWI Airport              147
September 1999       North Dallas - Plano                  99       November 1999    Clearwater                           112
September 1999       Richmond - West End                  123       November 1999    Detroit - Warren                      76
October 1999         Atlanta - Galleria/Cumberland        124       November 1999    Salt Lake City - Midvale              98
                                                                    December 1999    Jackson-Ridgeland                     91


                              PROPERTY ACQUISITIONS

OVERVIEW

     We used the proceeds from our offering of common shares to pay 25% of the purchase price for each hotel to Promus Hotels, Inc., or an affiliate, as the seller. Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton Hotels Corporation. The balance, or 75% of the purchase price for each hotel, is being financed by Promus Hotels, Inc. as short-term or "bridge financing" (described in further detail below). We paid a 2% real estate commission on the total purchase price for each hotel to Apple Suites Realty Group, Inc., as our real estate broker. This corporation is owned by Glade M. Knight, who is our president and chief executive officer. The following table summarizes the purchase information for our hotels:


Hotel                                            Purchase           Amount      Real Estate
Name                                                Price    Financed (75%)       Commission
-----                                          ----------    -------------      -----------
Dallas - Addison                               $9,500,000       $7,125,000         $190,000
Dallas - Irving/Las Colinas                    11,200,000        8,400,000          224,000
North Dallas - Plano                            5,400,000        4,050,000          108,000
Richmond - West End                             9,400,000        7,050,000          188,000
Atlanta - Galleria/Cumberland                   9,800,000        7,350,000          196,000
Atlanta - Peachtree                             4,033,000        3,024,750           80,660
Baltimore - BWI Airport                        16,348,000       12,261,000          326,960
Clearwater                                     10,416,000        7,812,000          208,320
Detroit - Warren                                4,330,000        3,247,500           86,600
Salt Lake City - Midvale                        5,153,000        3,864,750          103,060
Jackson - Ridgeland                             5,846,000        4,384,500          116,920
                                              -----------      -----------       ----------

                                  TOTAL       $91,426,000      $68,569,500       $1,828,520
                                              ===========      ===========       ==========

OWNERSHIP AND LEASING OF HOTELS

     We directly purchased the hotels located in states other than Texas. The hotels that we own directly have been leased to Apple Suites Management, Inc.
under a master hotel lease agreement dated as of September 20, 1999. This agreement is among the material contracts described below.

     We purchased the hotels in Texas through one of our subsidiaries, Apple Suites REIT Limited Partnership, a Virginia limited partnership, based on business and tax planning considerations. We have two wholly-owned subsidiaries that serve as the sole general partner and sole limited partner of this limited partnership. The sole general partner is Apple Suites General, Inc., a Virginia corporation. It holds a one percent partnership interest. The sole limited partner is Apple Suites LP, Inc., a Virginia corporation. It holds a ninety-nine percent partnership interest. Glade M. Knight is the sole director of these two corporate partners.

     Under a master hotel lease agreement dated as of September 20, 1999, the three hotels in Texas have been leased to Apple Suites Services Limited Partnership, a Virginia limited partnership. This limited partnership is a subsidiary of Apple Suites Management, Inc. Two direct wholly-owned subsidiaries of Apple Suites Management, Inc. serve as the sole general partner and sole limited partner of the limited partnership. The sole general partner is Apple Suites Services General, Inc., a Virginia corporation. It holds a one percent partnership interest. The sole limited partner is Apple Suites Services Limited, Inc., a Virginia corporation. It holds a ninety-nine percent partnership interest. Glade M. Knight is the sole director of these two corporate partners.

     The following chart shows the ownership and leasing structure for our hotels in Texas:

           (All entities shown below are organized under Virginia law)

                               [GRAPHICS OMITTED]

     For simplicity, the general term "Apple Suites Management" will be used where appropriate as a combined reference to the entities that lease our hotels (Apple Suites Management, Inc. and its subsidiary, Apple Suites Services Limited Partnership).

HOTEL SUPPLIES AND FRANCHISE FEES

     We have provided Apple Suites Management with funds for the purchase of certain hotel supplies (such as sheets, towels and so forth), and with funds for the payment of hotel franchise fees to Promus Hotels, Inc. Apple Suites Management is obligated to repay us under the promissory notes described below:

         Month of                Principal Amount          Principal Amount
      Promissory Note               (Supplies)             (Franchise Fees)
      ---------------               ----------             ----------------
September 1999                        $ 47,800                    $215,550
October 1999                            12,400                      55,800
November 1999                           52,500                     251,550
December 1999                            9,100                      45,000
                                        ------                     -------
                      TOTAL           $121,800                    $567,900
                                       =======                     =======

     Each promissory note provides for an annual interest rate of nine percent (9%), which would increase to twelve percent (12%) if a default occurs. After the initial payment of interest only, amortized payments of principal and interest are due in monthly installments. The promissory notes with respect to hotel supplies are payable to us in sixty-one (61) monthly installments. The promissory notes with respect to franchise fees are payable to us in one hundred twenty-one (121) monthly installments.

DESCRIPTION OF FINANCING

     As indicated above, Promus Hotels, Inc. is financing 75% of the purchase price of our hotels. The amounts we owe to Promus Hotels, Inc. are evidenced by the following promissory notes:

                                    Original                Remaining
         Month of                  Principal             Principal as of        Annual Rate            Date of
      Promissory Note                Amount               March 1, 2000         of Interest            Maturity
      ---------------                ------               -------------         -----------            --------
September 1999                      $26,625,000              $26,625,000            8.5%        October 1, 2000
October 1999                        $ 7,350,000              $ 7,350,000            8.5%        October 1, 2000
November 1999                       $30,210,000              $30,210,000            8.5%        December 1, 2000
December 1999                       $ 4,384,500              $ 4,384,500            8.5%        January 1, 2001
                                    -----------              -----------
                      TOTAL         $68,569,500              $68,569,500
                                     ==========               ==========

     We consider the financing from Promus Hotels, Inc. to be "bridge financing" because of its short-term nature (that is, each promissory note reaches maturity within approximately one year of its date of execution). Despite the temporary use of bridge financing, over the long-term we will seek to hold our properties on an all-cash basis, as indicated in the prospectus.

     The promissory notes have several provisions in common, which include the following:

     o monthly interest payments, based on the actual number of days per month
     o our delivery of monthly notices to specify the net equity proceeds from our offering
     o our right to prepay the notes, in whole or in part, without premium or penalty
     o a late payment premium of four percent (4%) for any payment not made within ten (10) days of its due date

     Revenue from the operation of the hotels will be used to pay interest under the promissory notes we have made to Promus Hotels, Inc. The "net equity proceeds" from our offering of common shares will be the source of our principal payments. The phrase "net equity proceeds" means the total proceeds from our offering of common shares, as reduced by selling commissions, a marketing expense allowance, closing costs, various fees and charges (legal, accounting, and so forth), a working capital reserve and a reserve for renovations, repairs and replacements of capital improvements.


     Under an October 1999 letter agreement, we were permitted to use such net equity proceeds to pay 25% of the purchase price for additional hotels, including the hotels we purchased in November and December of 1999. Furthermore, Hilton Hotels Corporation, the parent company of Promus Hotels, Inc. has agreed to defer principal payments until the earlier of April 28, 2000 or our purchase of two additional extended-stay hotels licensed with Homewood Suites(R) by Hilton. Otherwise, to the extent that we have such net equity proceeds, we are obligated to make monthly principal payments under the promissory notes dated as of September 20, 1999 and October 5, 1999. Once those promissory notes are paid in full, we will have a similar obligation to make monthly principal payments under the other promissory notes. Assuming the September and October promissory notes are paid in full by their common maturity date of October 1, 2000, principal under the November promissory note will be due in two monthly installments ending on December 1, 2000, and principal under the remaining promissory note will be due in a single installment on its maturity date of January 1, 2001.


     To date, we have made all scheduled interest payments under the promissory notes. The aggregate amount of our interest payments through March 2000 is $2,508,767.

     There can be no assurance that the net equity proceeds from our offering of common shares will be sufficient to pay principal under the promissory notes on or before the required due dates. The following amounts would be due on the maturity dates of the promissory notes, assuming that interest payments continue to be made on schedule and that no payments of principal are made before those maturity dates:

          Month of                    Date of              If Principal Due            Then Total Due
       Promissory Note                Maturity            at Maturity Equals         at Maturity Equals
       ---------------                --------            ------------------         ------------------
September 1999                 October 1, 2000                  $26,625,000               $26,811,010
October 1999                   October 1, 2000                  $ 7,350,000               $ 7,401,349
November 1999                  December 1, 2000                 $30,210,000               $30,421,056
December 1999                  January 1, 2001                  $ 4,384,500               $ 4,415,131
                                                                -----------                ----------
                                                TOTAL           $68,569,500               $69,048,546
                                                                 ==========                ==========


     In the event of a default under the promissory notes, various remedies are available to Promus Hotels, Inc. under certain deeds of trust, which are described below in the Summary of Material Contracts.

LICENSING AND MANAGEMENT

     We expect that our hotels will continue to be licensed with Homewood Suites(R) by Hilton. To help achieve that result, Apple Suites Management has executed separate license agreements with Promus Hotels, Inc. for each of our hotels. Promus Hotels, Inc. is managing each of the hotels under separate management agreements with Apple Suites Management. These license and management agreements are among the material contracts described below.

POTENTIAL ECONOMIC RISK AND BENEFIT INVOLVING APPLE SUITES MANAGEMENT

     Because federal tax laws prohibit us from directly operating our hotels, we have leased them to Apple Suites Management, Inc. or its subsidiary (Apple Suites Services Limited Partnership). Our president and chief executive officer, Glade M. Knight, is the sole shareholder of Apple Suites Management, Inc.

     The master hotel lease agreements have been structured to minimize, to the extent possible, the economic benefit to Apple Suites Management, Inc. and to maximize the rental income we receive from the hotels. However, revenues from operating the hotels may exceed payment obligations under the master hotel lease agreements, the license agreements and the management agreements. To the extent that operating income remains after those payment obligations are met, Apple Suites Management, Inc. will realize an economic benefit. The extent of this potential economic benefit cannot be determined at this time because it depends, in part, on future hotel revenues.

     Apple Suites Management, Inc. has agreed that it will retain its net income, if any, rather than distribute such income to Glade M. Knight. This agreement will remain in effect for the duration of the master hotel lease agreements, to help ensure that Apple Suites Management, Inc. will be able to make its rent payments.

     If the cash flow from the operations of the hotels and the retained earnings of Apple Suites Management, Inc. are insufficient to make the rental payments due under the master lease agreements, Apple Suites Management, Inc. can receive additional funding under two funding commitments. The funding commitments are dated as of September 17, 1999, and have been made by Glade M. Knight and Apple Suites Realty Group, Inc., which is wholly-owned by Mr. Knight. These funding commitments are payable on demand by Apple Suites Management, Inc. Under each funding commitment, Apple Suites Management, Inc. can make one or more demands for funding, subject to two qualifications. First, the aggregate payments under the funding commitments shall not exceed $2 million. Second, the demands for payment shall be limited, in amount and frequency, to those demands that are reasonably necessary to satisfy any capitalization or net worth requirements of Apple Suites Management, Inc., or payment obligations under the master hotel lease agreements for our hotels. Apple Suites Management, Inc. is not required to repay the funds it receives under the funding commitments.

                          SUMMARY OF MATERIAL CONTRACTS

DEEDS OF TRUST AND RELATED DOCUMENTS

     Each of our hotels is subject to a mortgage on its real property, a security interest in its personal property, and an assignment of hotel rents and revenues, all in favor of Promus Hotels, Inc. (As described above, Promus Hotels, Inc. provided financing for our hotel purchases). These encumbrances are created by substantially similar documents. For simplicity, we will refer to each of these documents as a "deed of trust."

     Each deed of trust corresponds to one of the promissory notes we made to Promus Hotels, Inc., and secures the payment of principal and interest under that promissory note. The encumbrance created by a deed of trust will terminate when its corresponding promissory note is paid in full.

     We are subject to various requirements under the deeds of trust. For instance, we must maintain adequate insurance on the hotels and we must not grant any further assignments of rents or leases with respect to the hotels.

     Each deed of trust contains a substantially similar definition of events of default. In each case, the events of default include (without limitation) any default that occurs under any of the promissory notes or under another deed of trust, and any sale of the secured property without the prior consent of Promus Hotels, Inc. Upon any event of default, various remedies are available to Promus Hotels, Inc. Those remedies include, for example (a) declaring the entire principal balance under the promissory notes, and all accrued and unpaid interest, to be due and payable immediately; (b) taking possession of the secured property, including the hotels; and (c) collecting hotel rents and revenues, or foreclosing on the hotels, to satisfy unpaid amounts under the promissory notes. Each deed of trust requires us to pay any costs that may be incurred in exercising such remedies.

     At each closing on our purchase of a hotel or group of hotels, we further encumbered the hotels we already owned with additional deeds of trust or with negative pledges. The negative pledges apply to three of our hotels (Richmond - West End, Clearwater and Baltimore - BWI Airport). The negative pledges prohibit any transfer or further encumbrance of the hotels, in whole or in part, without the prior written consent of Promus Hotels, Inc. Each negative pledge was executed concurrently with a particular promissory note, and will terminate when its corresponding promissory note is paid in full.

ENVIRONMENTAL INDEMNITIES

     A separate environmental indemnity applies to each of our hotels. The indemnities are substantially similar and protect Promus Hotels, Inc. in the event that we undertake any corrective work to remove or eliminate hazardous materials from the hotels. Hazardous materials are defined in the indemnities to include, for example, asbestos and other toxic materials. We are not aware of any hazardous materials at the hotels, but there can be no assurance that such materials are not present.

     Under the indemnities, we have agreed to indemnify and protect Promus Hotels, Inc. from any losses that it may incur because of (a) the nonperformance, or delayed performance and completion, of corrective work; or
(b) the enforcement of the indemnities. The indemnity for a particular hotel corresponds to the promissory note that was executed at closing on the purchase of that hotel. In general, each indemnity will terminate when its corresponding promissory note is paid in full. However, the indemnities will continue with respect to those litigation or administrative claims, if any, that involve indemnified losses and that are pending at the date of full payment. In addition, for a period of four years after the date of such full payment, we will be obligated to pay any enforcement costs for subsequent litigation or administrative claims.

MASTER HOTEL LEASE AGREEMENTS

     All of our hotels, except the hotels in Texas, have been leased to Apple Suites Management, Inc. These leases were created by a master hotel lease agreement dated September 20, 1999, which has been supplemented to include the hotels we purchased after that date. The hotels in Texas have been leased to Apple Suites Services Limited Partnership under a separate and substantially similar master hotel lease agreement dated September 20, 1999.

     Each master hotel lease agreement has an initial term of ten years. Apple Suites Management has the option to extend the lease term for two additional five-year periods, provided that Apple Suites Management is not in default at the end of the prior term or at the time the option is exercised. If the first option is exercised, rental payments would continue to be adjusted as provided in the master lease agreement. If the second option is exercised, we must negotiate in good faith with Apple Suites Management to adjust the rental payments to a market rate for similar hotels. If no agreement can be reached, rental terms would be determined by an independent panel of experts in evaluating hotel REIT leases.


     We may terminate a master hotel lease agreement if we sell the hotels to a third party, if there is a change of control of Apple Suites Management, or based on any amendments to the Internal Revenue Code that would permit our direct operation of the hotels or would make the lease structure unnecessary. Upon any termination, we must compensate Apple Suites Management by paying the fair market value of the lease as of such termination, or by offering to lease one or more substitute hotels.


     The master hotel lease agreements provide for an annual base rent, a quarterly percentage rent and a quarterly sundry rent. Base rent is payable in advance in equal monthly installments. Beginning in 2001, the base rent will be adjusted annually in proportion to the Consumer Price Index. The following table shows the initial base rents for each hotel:

                                                       Base Rent
Name of Hotel                                       (1999 and 2000)
------------                                        ---------------
Dallas - Addison                                        $638,220
Dallas - Irving/Las Colinas                              824,340
North Dallas - Plano                                     501,930
Richmond - West End                                      674,190
Atlanta - Galleria/Cumberland                            661,320
Atlanta - Peachtree                                      414,150
Baltimore - BWI Airport                                  895,750
Clearwater                                               664,150
Detroit - Warren                                         408,450
Salt Lake City - Midvale                                 438,150
Jackson - Ridgeland                                      462,750

     Percentage rent is payable quarterly. The percentage rent for a particular hotel depends on a formula that compares fixed "suite revenue breakpoints" with a portion of "suite revenue," which is equal to gross revenue from suite rentals (less sales and room taxes). Specifically, the percentage rent is equal to the sum of (a) 17% of all year-to-date suite revenue, up to the applicable suite revenue breakpoint; plus (b) 55% of the year-to-date suite revenue in excess of the applicable suite revenue breakpoint, as reduced by base rent and percentage rent paid year-to-date. Beginning in 2001, the suite revenue breakpoints will be adjusted in proportion to the Consumer Price Index. Suite revenue breakpoints have been determined for the first quarter of each year during the initial term of the master hotel lease agreements. The suite revenue breakpoints for subsequent quarters are determined by multiplying the first quarter values by two, three or four, respectively. The following table shows the initial suite revenue breakpoints for each hotel, before any adjustment due to the Consumer Price Index:

                            Suite Revenue Breakpoints
                  for the First Quarter of the Indicated Years

Name of Hotel                                    2000          2001          2002          2003
-------------                                    ----          ----          ----          ----

Dallas - Addison                             $256,255      $261,090      $265,925      $270,760
Dallas - Irving/Las Colinas                   330,985       337,230       343,475       349,720
North Dallas - Plano                          201,533       205,335       209,138       212,940
Richmond - West End                           270,698       275,805       280,913       286,020
Atlanta - Galleria/Cumberland                 265,530       270,540       275,550       280,560
Atlanta - Peachtree                           134,599       138,740       144,953       149,094
Baltimore - BWI Airport                       291,119       300,076       313,513       322,470
Clearwater                                    215,849       222,490       232,453       239,094
Detroit - Warren                              132,746       136,831       142,958       147,042
Salt Lake City - Midvale                      142,399       146,780       153,353       157,734
Jackson - Ridgeland                           150,394       155,021       161,963       166,590

Name of Hotel                                    2004          2005          2006          2007          2008
-------------                                    ----          ----          ----          ----          ----
Dallas - Addison                             $275,595      $280,430      $285,265      $290,100      $294,935
Dallas - Irving/Las Colinas                   355,965       362,210       368,455       374,700       380,945
North Dallas - Plano                          216,742       220,545       224,348       228,150       231,953
Richmond - West End                           291,128       296,235       301,343       306,450       311,558
Atlanta - Galleria/Cumberland                 285,570       290,580       295,590       300,600       305,610
Atlanta - Peachtree                           153,236       157,377       161,519       165,660       169,802
Baltimore - BWI Airport                       331,428       340,385       349,343       358,300       367,258
Clearwater                                    245,736       252,377       259,019       265,660       272,302
Detroit - Warren                              151,127       155,211       159,296       163,380       167,465
Salt Lake City - Midvale                      162,116       166,497       170,879       175,260       179,642
Jackson - Ridgeland                           171,218       175,845       180,473       185,100       189,728

     The sundry rent is payable quarterly and equals 99% of all sundry revenue, which consists of revenue other than suite revenue less the amount of sundry rent paid year-to-date.

     Under the master hotel lease agreements, Apple Suites Management must pay all taxes, other than real estate and personal property taxes, imposed on the hotels. In addition, Apple Suites Management must provide and pay for hotel utilities, such as electricity, gas, oil, water and sewer service. Apple Suites Management also must maintain and pay for insurance with respect to the hotels, including building insurance (with earthquake and flood insurance), equipment insurance (against loss or damage to steam boilers and similar apparatus) and loss of income insurance.

     The master hotel lease agreements require Apple Suites Management to maintain the hotels in good order and repair, except for ordinary wear and tear. This requirement applies to any underground utilities and the structural elements of the hotels, including the exterior walls and roofs. We are obligated to maintain a reserve fund for periodic repair, replacement or refurbishing of furniture, fixtures and equipment. Our payments to this reserve fund may equal up to 5% of suite revenue.

HOTEL LICENSE AGREEMENTS

     Each of our hotels is licensed with Homewood Suites(R) by Hilton under separate and substantially similar license agreements with Promus Hotels, Inc.. Under the license agreements, Apple Suites Management has the right to operate the hotels using the "System" established for all properties licensed with Homewood Suites(R) by Hilton. The "System" includes access to a reservation system, to advertising methods, to a "Standards Manual," and to other training, information, programs and policies.

     In exchange, Apple Suites Management has agreed to numerous requirements and restrictions applicable to its operation of the hotel. Apple Suites Management is also required to pay royalties and other fees, as described below.

     Apple Suites Management will be subject to various operational requirements pursuant to the license agreements and the Standards Manual. The Standards Manual is subject to change at any time. (As described below, Promus Hotels, Inc. will act as the manager of the hotels under separate management agreements.) As a practical matter, many of the requirements in the license agreements and Standards Manual will be the responsibility of Promus Hotels, Inc. However, certain requirements will remain the practical responsibility of Apple Suites Management. Furthermore, the failure of Promus Hotels, Inc. to comply with the management agreements will not, by itself, relieve Apple Suites Management from its obligations under the license agreements. In such event, the remedies available to Apple Suites Management may be limited to monetary damages for breach of the hotel management agreements.

     The hotels must be operated in accordance with the requirements established by Promus Hotels, Inc. These requirements cover matters such as the types of services and products that may be offered at the hotel, the style and type of signage, the appearance and condition of the hotel, the use of the reservations system for guests, adherence to a 100% Satisfaction Guarantee rule of operation, required insurance coverage and other requirements.

     Under the license agreements, Apple Suites Management may use the System only during the 20-year term of the license agreements. The license agreements are subject to early termination for various reasons, including default by Apple Suites Managemen or its efforts to obtain bankruptcy protection. If a license agreement is terminated for any reason, the hotel must immediately cease to identify itself as having a license with Homewood Suites(R) by Hilton.

     Apple Suites Management must pay the following monthly amounts to Promus Hotels, Inc. in accordance with the license agreements: (a) A royalty fee equal to 4% of the gross suites revenues (less sales and room taxes) received from rental of suites at the hotels; (b) a marketing contribution equal to 4% of gross suites revenues; (c) any amounts due Promus Hotels, Inc. for goods or services provided by Promus Hotels, Inc. to Apple Suites Management; and (d) the amount of sales, gross receipts or similar taxes imposed on Promus Hotels, Inc. as a result of each payment described above. The 4% marketing contribution is subject to change by Promus Hotels, Inc. from time to time. Furthermore, there is no assurance that the marketing contribution from a hotel will be used to fund advertising or marketing with respect to the hotel actually making the contribution.

     Under the license agreements, Promus Hotels, Inc. may require Apple Suites Management to upgrade hotel facilities from time to time to meet current standards, as then specified in the Standards Manual. We expect to pay the costs of any required upgrades from the proceeds of our ongoing offering of common shares, although there can be no assurance that such proceeds will be sufficient for this purpose.

HOTEL MANAGEMENT AGREEMENTS

     Each of our hotels is being managed by Promus Hotels, Inc. or an affiliate. To simplify the following discussion, the manager will be referred to as "Promus Hotels." The management of our hotels is governed by separate and substantially similar management agreements with Apple Suites Management.

     The management agreements require Promus Hotels to operate the hotels in conformity with the hotel license agreements described above. Promus Hotels will be responsible for directing the day-to-day activities of the hotels and establishing policies and procedures relating to the management and operation of the hotels.

     As part of its responsibilities for directing the day-to-day activities of the hotels, Promus Hotels will hire, supervise and determine the compensation and terms of employment of all hotel personnel. Promus Hotels also will determine the terms for admittance, room rates and all use of hotel rooms. Promus Hotels will select and purchase all operating equipment and supplies for the hotels. Promus Hotels will be responsible for (a) advertising and promoting the hotels in coordination with the requirements of the license agreements described above; and (b) obtaining and maintaining any permits and licenses required to operate the hotels.

     Each year, Promus Hotels will submit a proposed operating budget for each hotel to Apple Suites Management for its approval. Each budget will include a business plan describing the business objectives and strategies for each hotel for the period covered by the budget. In addition, Promus Hotels will submit a recommended capital budget to Apple Suites Management for its approval. The capital budget will apply to furnishings, equipment and ordinary hotel capital replacements needed to operate the hotels in accordance with the hotel license agreements. At a minimum, each year's budget for capital improvements will provide for capital expenditures that are required to meet the minimum standards of the hotel license agreement, subject to the following limits: (a) 3% of adjusted gross revenues for the first full year after the commencement of the management agreement; (b) 4% of adjusted gross revenues for the second full year after the commencement of the management agreement; and (c) 5% of adjusted gross revenues for each year thereafter.

     In exchange for performing the services described above, Promus Hotels will receive a management fee, payable monthly. The management fee will equal 4% of adjusted gross revenues. Adjusted gross revenues are defined generally as all revenues derived from the hotels, as reduced by (a) refunds; (b) sales and other similar taxes; (c) proceeds from the sale or other disposition of the hotels, furnishings and other capital assets; (d) fire and extended coverage insurance proceeds; (e) credits or refunds made to customers; (f) condemnation awards; (g) proceeds of financing or refinancing of the hotels; (h) interest on bank accounts; and (i) gratuities or service charges added to a customer's bill.

     Prior to the second anniversary of the management agreement, a portion of the management fee, equal to 1% of adjusted gross revenues, will be subordinated to payment of a basic return to Apple Suites Management. The basic return is generally equal to 11% of the purchase price for each hotel (and related acquisition costs).

     Each management agreement has a 15-year term. However, Apple Suites Management may terminate any management agreement after its tenth anniversary. If it does so, Promus Hotels will be entitled to a termination fee. The termination fee generally is equal to (a) the aggregate management fees earned during the preceding 24 months, if the termination occurs after the tenth anniversary but on or before the 14th anniversary of the effective date of the management agreement; or (b) the average monthly management fee earned during the preceding

24 months times the number of full calendar months remaining in the term, if the termination occurs after the 14th anniversary of the effective date of the management agreement.

     In addition, if the hotel license agreement for a particular hotel is terminated, Promus Hotels may terminate the corresponding management agreement. If Promus Hotels terminates the management agreement it will be entitled to a termination fee equal to (a) an amount that ranges from $426,690 to $899,000 (depending on the hotel involved) if the termination occurs within two years of the effective date of the management agreement; (b) 150% of the aggregate monthly management fees earned during the preceding 24 months, if the termination occurs after the second anniversary but on or before the tenth anniversary of the effective date of the management agreement; (c) 75% of the aggregate monthly management fees earned during the preceding 24 months, if the termination occurs after the tenth anniversary but on or before the 14th anniversary of the effective date of the management agreement; or (d) the average monthly management fee earned during the preceding 24 months times the number of full calendar months remaining in the term, if the termination occurs after the 14th anniversary of the effective date of the management agreement.

     Beginning in the first full calendar year of operations, Apple Suites Management may terminate a management agreement if Promus Hotels fails to achieve, in any two consecutive calendar years, a gross operating profit which is at least equal to 85% of the annual budgeted gross operating profit. Promus Hotels can avoid termination by making a cash payment to Apple Suites Management that equals the difference between the gross operating profits achieved and 85% of the budgeted gross operating profits for the second such year. Generally, gross operating profit is defined as the amount by which adjusted gross revenues exceed operating costs.

COMFORT LETTERS

     Our decision to lease our hotels to Apple Suites Management is based upon certain technical tax considerations that apply to us as a REIT for federal income tax purposes. To address operational complexities and other potential problems that may arise from using Apple Suites Management as the lessee of our hotels and the party to the license agreements and management agreements, we have entered into separate and substantially similar "Comfort Letters" with Promus Hotels, Inc. with respect to each hotel. The comfort letters grant us certain rights if problems arise under such agreements, or if the lease structure is no longer necessary for tax purposes. The chief provisions of the comfort letters are described below.

     First, as long as we are the owner of the hotel and its corresponding license agreement is in effect, Promus Hotels, Inc. has agreed to notify us of any breach of any license agreement or management agreement by the lessee. We will have 10 days to cure any monetary default and 30 days to cure any non-monetary default. There is no opportunity to cure defaults not capable of being cured (such as bankruptcy of the lessee or a transfer in violation of the license agreement), but in such situation, a default would occur under the lease and we would be able to terminate the lease.

     Second, if there is a default under the lease and we elect to terminate the lease, we have the right, which may be exercised within 90 days after giving notice of termination to Promus

Hotels, Inc., to enter into a new lease agreement with a successor lessee. In general, any such successor lessee must be majority owned and controlled by us or our affiliates (which includes our directors and executive officers), must be a person or entity that has adequate financial resources to perform under the lease and must have a favorable reputation for integrity. The successor lessee cannot be the franchisor or operator of a competing chain of hotels. If we enter into a new lease, the successor lessee will have a right to enter into a new license agreement and new management agreement with Promus Hotels, Inc. for the balance of the original terms of those agreements. However, if we are unable to provide a qualified successor lessee within such 90-day period, the license agreement may be terminated at the option of Promus Hotels, Inc. and we will be obligated to pay liquidated damages to Promus Hotels, Inc. In general, liquidated damages are an amount equal to the total fees payable under the license agreement for the three years prior to termination. If the hotel has been open for less than three years, the amount is equal to the greater of: (a) 36 times the monthly average of fees payable for the period during which the hotel has been open; or (b) 36 times the amount payable for the last full month of operation prior to termination. If the hotel is open but has not been in operation for a full month, liquidated damages equal $3,000 per suite in the hotel.

     Third, the comfort letters provide that if the income tax rules that apply to REITs are amended to permit us to operate the hotel directly, we may give notice of such tax change to Promus Hotels, Inc. and of our election to terminate the lease. We then have the right to enter into a new license agreement and a new management agreement for a term equal to the balance of the original terms of such agreements.

                            DESCRIPTION OF PROPERTIES

     Each of our hotels is an extended-stay hotel, and is licensed with Homewood Suites(R) by Hilton. We believe that the majority of the guests at the hotels during the past 12 months have been business travelers. We expect that this pattern will continue.

     Each suite consists of a bedroom and a living room, with an adjacent kitchen area. The basic suite is known as a "Homewood Suite," which generally has one double or king-size bed. Larger suites, known as "Master Suites" or "Extended Double Suites" are also available. These suites have larger rooms, with either one king-size bed or two smaller beds. The largest suites contain two separate bedrooms. Wheelchair-accessible suites are available at each hotel.

     The suites have many features and amenities in common. Most suites have ceiling fans and two color televisions (one in the bedroom and one in the living room). Some suites have fireplaces. Typical living room furniture includes a sofa (often a fold-out sleeper sofa), coffee table and work/dining table with chairs. Some living rooms contain a recliner and a videocassette player. The kitchens vary, but generally have a microwave, refrigerator, dishwasher, coffee maker and stove, together with basic cookware and utensils.

     The hotel are marketed, in part, through the website for Homewood Suites(R) by Hilton (http://www.homewood-suites.com), which is generally available 24 hours a day, seven days a week, around the world. Reservations may be made directly through the web site. The reservation system and the web site are linked to, and cross-marketed with, the reservation systems and web sites for other hotel franchises that are owned and operated by Hilton Hotel Corporation. Such cross-marketing may affect occupancy at our hotels by directing travelers or potential guests toward, or away from, our hotels.

     The hotels were actively conducting business on the date of purchase. We believe that the purchases were conducted without materially disrupting any daily hotel operations. During the past 12 months, the hotels have been covered with property and liability insurance, and we have arranged to continue such coverage. We believe the hotels are adequately covered by insurance.

                                DALLAS - ADDISON

     The Homewood Suites(R) Dallas - Addison is located on a 3.3 acre site at 4451 Beltline Road, Addison, Texas 75244. The hotel is approximately 15 miles from downtown Dallas and 25 miles from the Dallas/Fort Worth International Airport.

     The hotel opened in July 1990. It has wood frame construction, with an exterior of brick veneer and stucco. The hotel consists of four buildings, each with two or three stories. The hotel contains 120 suites, which have a combined rentable area of 61,440 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet/per Suite
      --------------                     ----------------  ---------------------
      Master Suite                                24                590
      Homewood Suite                              88                460
      Two-Bedroom Suite                            8                850

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 136 spaces. The hotel provides complimentary shuttle service within a 3 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $400,000 on renovations or improvements. We expect that the principal renovations and improvements will include: upgrading bathrooms and kitchens, providing additional signage and replacing exterior doors. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 6.2 nights, and approximately 64.3% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:

                  Average Daily Occupancy Rate (calendar year)

     1995              1996             1997              1998             1999
     ----              ----             ----              ----             ----
    83.9%             78.4%            78.1%             76.9 %           73.8%


     During 1999, the average daily rate per suite was $89.87, and the average daily revenue per available suite was $66.30. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 20.9% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay                                        Master               Master
(number of nights)              Homewood              (king)              (double)            Two Bedroom
------------------              --------              ------              --------            -----------
1   to   4                         $139                 $139                 $139                  $179
5   to 11                           109                  109                  109                   149
12 to 29                             89                   89                   89                   129
30 or more                           79                   79                   79                   119

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 36.7% of the hotel's guests received a corporate discount.

     The  chief  corporate  accounts  (as  designated  in the  hotel's  records)
include: MBNA, CSC, Santa Fe International, Lucent Technologies, Lawson Software, People Soft, Business Jet, Stonebridge Technology and Acclivus. During 1999, the 10 largest corporate accounts were responsible for approximately 6.8% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot for the last five years:

    1995               1996             1997              1998              1999
    ----               ----             ----              ----              ----
  $56.35             $55.18           $54.05            $54.25            $47.26

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $7,312,316 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                                Assessed             Tax Rate              Amount
Jurisdiction                         Value             (per $100)             of Tax
------------                         -----             ----------             ------
County of Dallas                    $8,100,000            0.447699            $ 36,263.62
City of Dallas                      $8,100,000            1.460530            $118,302.93
Town of Addison                     $8,100,000            0.384600            $ 31,152.60
                                                                                ---------

                                                                TOTAL         $185,719.15
                                                                               ==========

     We estimate that the annual property tax on the expected improvements will be approximately $4,500 or less.

     At least five competing hotels are located within two miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Country Inn Suites, Hilton Inn and Quality Inns. The other competing hotels have franchises with Courtyard by Marriott and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for three extended-stay hotels within approximately three miles of the hotel. We expect these new hotels to be franchised with Marriott (in two instances) and Budget Suites.

                           DALLAS - IRVING/LAS COLINAS

     The Homewood Suites(R) Dallas - Irving/Las Colinas is located on a 3.4 acre site at 4300 Wingren Drive, Irving, Texas 75039. The hotel is approximately 11 miles from downtown Dallas and 10 miles from the Dallas/Fort Worth International Airport.

     The hotel opened in January 1990. It has wood frame construction, with an exterior of brick veneer, stucco, and wood siding. The hotel consists of five buildings, each with two or three stories. The hotel contains 136 suites, which have a combined rentable area of 80,144 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet/per Suite
      --------------                     ----------------  ---------------------
         Master Suite                           20                     620
         Homewood Suite                        108                     560
         Two-Bedroom Suite                       8                     908

     The hotel offers a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool, a basketball court and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 181 spaces. The hotel provides complimentary shuttle service within a 3 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $450,000 on renovations or improvements. We expect that the principal renovations and improvements will include upgrading bathrooms, repairing the parking lot and improving the meeting room. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 4.5 nights, and approximately 69.3% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:

                  Average Daily Occupancy Rate (calendar year)

     1995              1996             1997              1998             1999
     ----              ----             ----              ----             ----
     75.2%             75.2%            77.8%             75.8 %           76.4%


     During 1999, the average daily rate per suite was $94.71, and the average daily revenue per available suite was $72.35. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 19.9% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay
(number of nights)              Homewood              Master             Two Bedroom
------------------              --------              ------             -----------
1   to   4                          $134                $134                 $174
5   to 12                            119                 119                  159
13 to 29                             109                 109                  149
30 or more                            89                  89                  129

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 65.4% of the hotel's guests received a corporate discount.

     The  chief  corporate  accounts  (as  designated  in the  hotel's  records)
include: GTE, SAP America, Amdocs, Ernst & Young, Sprint, Oracle Corp., The Associates, Caltex, Associates Corp. of North America and Olympus America Inc. During 1999, the 10 largest corporate accounts were responsible for approximately 25% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot for the last five years:

    1995               1996             1997              1998              1999
    ----               ----             ----              ----              ----
  $42.17             $44.42           $46.85            $47.48            $44.81

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $8,292,872 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                                            Assessed             Tax Rate              Amount
Jurisdiction                                     Value             (per $100)             of Tax
------------                                     -----             ----------             ------
County of Dallas                                $9,519,990           0.447699             $ 42,620.90
City of Irving                                  $9,519,990           0.488000             $ 46,457.55
Irving School District                          $9,519,990           1.668400             $158,831.51
Dallas County Utility District                  $9,519,990           1.189800             $113,268.84
                                                                                           ----------

                                                                            TOTAL         $361,178.80
                                                                                           ==========

     We estimate that the annual real estate tax on the expected improvements will be approximately $8,500 or less.

     At least five competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with AmeriSuites, StudioPlus and Summerfield Suites. The other competing hotels have franchises with Harvey Hotel Suites and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for two extended-stay hotels within approximately five miles of the hotel. We have no definite franchising information for these hotels.

                              NORTH DALLAS - PLANO

     The Homewood Suites(R) Dallas - Plano is located on a 2.67 acre site in the Preston Park Business Center. Its address is 4705 Old Sheppard Place, Plano, Texas 75093. The hotel is approximately 23 miles from downtown Dallas and 20 miles from the Dallas/Fort Worth International Airport.

     The hotel opened in April 1997. It has wood frame construction, with an exterior of brick veneer and stucco. The hotel consists of a single four-story building. The hotel contains 99 suites, which have a combined rentable area of 50,120 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet/per Suite
      --------------                     ----------------  ---------------------
      Extended Double Suite                     37                  510
      Homewood Suite                            55                  460
      Two-Bedroom Suite                          7                  850

     The hotel offers a meeting room that accommodates 20-25 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool and whirlpool, an exercise room, and a sports court. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 123 spaces. The hotel provides complimentary shuttle service within a 5 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $28,000 on renovations or improvements. We expect that the principal renovations and improvements will include interior upgrades and landscaping. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 7.5 nights, and approximately 63.7% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                           1997             1998              1999
                           ----             ----              ----
                           64.4%            70.9%             71.9%


     During 1999, the average daily rate per suite was $79.86, and the average daily revenue per available suite was $57.43. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 16.6% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay                                       Extended
(number of nights)              Homewood              Double             Two Bedroom
------------------              --------             --------            -----------
1   to   6                          $109                $109                 $149
7   to 29                             69                  69                  109
30 or more                            59                  59                   99

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 49.5% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include J.C. Penney, Dr. Pepper/7-Up, Alcatel, Arco, Raytheon, State Farm Insurance, Rug Doctor, Sterling Software, Oracle Corp and Frito Lay . During 1999, the 10 largest corporate accounts were responsible for approximately 34% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

         1997                  1998                 1999
         ----                  ----                 ----
        $38.87                $43.99               $41.41

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $4,713,290 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                                Assessed             Tax Rate              Amount
Jurisdiction                         Value             (per $100)             of Tax
------------                         -----             ----------             ------
County of Collin                  $7,124,145             2.35655            $167,884.04

     We estimate that the annual property tax on the expected improvements will be approximately $500 or less.

     At least nine competing hotels are located within five miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Five of the competing hotels are newer than the hotel. The newer competing hotels have franchises with AmeriSuites, Candlewood Suites, Homegate Suites, Hawthorne Suites and Residence Inn. The other competing hotels have franchises with Courtyard by Marriott (in two cases), Hampton Inn Suites and Mainstay Suites. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for three extended-stay hotels within approximately five miles of the hotel. Although we do not have complete franchising information for these hotels, we expect three of them to be franchised with Doubletree Suites, Marriott Townplace and Weston Suites.

                               RICHMOND - WEST END

     The Homewood Suites(R) Richmond - West End is located on a 3.8 acre site in the Innsbrook Corporate Center. Its address is 4100 Innslake Drive, Glen Allen, Virginia 23060. The hotel is approximately 14 miles from downtown Richmond and 20 miles from the Richmond International Airport.

     The hotel opened in May 1998. It has metal stud frame construction, with an exterior of brick veneer and stucco. The hotel consists of a single four-story building. The hotel contains 123 suites, which have a combined rentable area of 63,600 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet/per Suite
      --------------                     ----------------  ---------------------
      Homewood King Suite                      98                   500
      Homewood Double Suite                    18                   500
      Two-Bedroom Suite                         7                   800

     The hotel offers a meeting room that accommodates up to 80 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 136 spaces. The hotel provides complimentary shuttle service within a 5 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $100,000 on renovations or improvements. We expect that the principal renovations and improvements will include installing new telephone system and purchasing new furniture. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 3.1 nights, and approximately 52.1% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                                            1998              1999
                                            ----              ----
                                            61.7 %            75.2%

     During 1999, the average daily rate per suite was $82.95, and the average daily revenue per available suite was $62.41. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 21.4% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay                  Homewood             Homewood
(number of nights)             (king bed)          (double bed)          Two Bedroom
------------------             ----------          ------------          -----------
1   to   4                        $114                 $114                 $154
5   to 29                           84                   84                  124
30 to 89                            74                   74                  114
90 or more                          74                   74                  114

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 79% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Target, Capital One, Circuit City, First Union National Bank, Virginia Power, Owens Minor, Saxon Mortgage Corp., Promus Hotels, Inc., Deloitte & Touche and Old Dominion Electric Cooperative. During 1999, the 10 largest corporate accounts were responsible for approximately 55% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

         1998                  1999
         ----                  ----
        $37.80                $44.06

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $8,461,493 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                                Assessed             Tax Rate              Amount
Jurisdiction                         Value             (per $100)             of Tax
------------                         -----             ----------             ------
County of Henrico                 $5,806,300             0.9400             $54,579.22

     We estimate that the annual property tax on the expected improvements will be approximately $500 or less.


     At least seven competing hotels are located within one mile of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Candlewood Suites, Comfort Suites and Courtyard by Marriott. The other competing hotels have franchises with AmeriSuites, Hampton Inn, Homestead Village and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for three extended-stay hotels within approximately three miles of the hotel. We expect these new hotels to be franchised with Holiday Inn Express, Hilton Garden Inn and Marriott.


                          ATLANTA - GALLERIA/CUMBERLAND

     The Homewood Suites(R) Atlanta - Galleria/Cumberland is located on a 3.7 acre site at 3200 Cobb Parkway, Atlanta, Georgia 30339. The hotel is approximately 17 miles from downtown Atlanta and 35 miles from the Hartsfield Atlanta International Airport.

     The hotel opened in July 1990. It has wood frame construction, with an exterior of brick veneer and wood siding. The hotel consists of four buildings, each with two or three stories. The hotel contains 124 suites, which have a combined rentable area of 85,600 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet Per Suite
      --------------                     ----------------  ---------------------
      Master Suite                                96                     700
      Homewood Suite                              24                     600
      Two-Bedroom Suite                            4                   1,000

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 15 to 20 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 150 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $285,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement and furniture acquisitions (sofas, recliners and televisions). We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 4.7 nights, and approximately 72% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:

                  Average Daily Occupancy Rate (calendar year)

      1995              1996             1997              1998             1999
      ----              ----             ----              ----             ----
     76.7%             71.7%            77.2%             77.4 %           79.2%


     During 1999, the average daily rate per suite was $86.62, and the average daily revenue per available suite was $68.64. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 20.1% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay
(number of nights)              Homewood              Master             Two Bedroom
------------------              --------              ------             ----------
1   to   4                          $119                $119                 $159
5   to 11                            109                 109                  149
12 to 29                              92                  92                  132
30 or more                            79                  79                  119

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 39% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Boeing, J.D. Edwards & Company, SITA, Worldspan, Sprint, IBM, Lockheed Martin Corporation, Southcorp, Atlantic Envelope Corp. and Concert. During 1999, the 10 largest corporate accounts were responsible for approximately 12.8% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot for the last five years:

    1995               1996             1997              1998              1999
    ----               ----             ----              ----              ----
  $34.44             $34.16           $36.45            $36.57            $36.29

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $7,445,773 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                            Assessed                 Taxable                  Tax                 Amount
Jurisdiction                     Value               Portion (40%)               Rate                of Tax
------------                     -----               -------------               ----                ------
Cobb County                   $5,217,693               $2,087,077              0.03427             $71,524.14

     We estimate that the annual property tax on the expected improvements will be approximately $3,900 or less.

     At least seven competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Homestead Village, Sheraton Suites and Summer Suites. The other competing hotels have franchises with Courtyard by Marriott, Embassy Suites, Hawthorne Suites and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of one proposed construction project to build an extended-stay hotel within approximately one mile of the hotel. We expect this hotel to be franchised with Hampton Inn Suites.

                               ATLANTA - PEACHTREE

     The Homewood Suites(R) Atlanta - Peachtree is located on a 3.45 acre site at 450 Technology Parkway, Norcross, Georgia 30092. The hotel is approximately 25 miles from downtown Atlanta and 35 miles from the Hartsfield Atlanta International Airport.

     The hotel opened in February 1990. It has wood frame construction, with an exterior of brick veneer and wood siding. The hotel consists of four buildings, each with one, two or three stories. The hotel contains 92 suites, which have a combined rentable area of 53,920 square feet. The following types of suites are available:

         Type of  Suite                     Number Available  Square Feet Per Suite
         --------------                     ----------------  ---------------------
         Master Suite                               12                   650
         Homewood Suite                             76                   550
         Two-Bedroom Suite                           4                 1,080

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 117 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $500,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, furniture replacement, bathroom upgrades and parking lot resurfacing and restriping. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 5 nights, and approximately 56% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:

                  Average Daily Occupancy Rate (calendar year)

      1995              1996             1997              1998             1999
      ----              ----             ----              ----             ----
     79.5%             77.4%            74.8%             72.9%            70.1%

     During 1999, the average daily rate per suite was $81.17, and the average daily revenue per available suite was $56.86. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 13.5% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay
(number of nights)              Homewood              Master             Two Bedroom
------------------              --------              ------             -----------
1   to   4                         $99                  $99                  $139
5   to 11                           85                   85                   125
12 to 29                            75                   75                   115
30 or more                          59                   59                    99

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 42% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Hitachi, Perkin Elmer Corporation, CIBA Vision, Ultimate Software, Valmet, Federated Systems, IBM, Sunds Defibrator, Unisys and Mizuno. During 1999, the 10 largest corporate accounts were responsible for approximately 13.2% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot for the last five years:

    1995               1996             1997              1998              1999
    ----               ----             ----              ----              ----
  $42.53             $47.16           $45.42            $41.95            $35.41

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $2,911,697 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                              Assessed                 Taxable                  Tax                 Amount
Jurisdiction                       Value               Portion (40%)               Rate                of Tax
------------                       -----               -------------               ----                ------
Gwinnett County                 $5,688,440               $2,275,380              0.03225              $73,381

     We estimate that the annual property tax on the expected improvements will be approximately $3,300 or less.

     At least six competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with AmeriSuites, Hilton Garden Inn and Residence Inn. The other competing hotels have franchises with Courtyard by Marriott, Marriott and Holiday Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. To our knowledge, no extended-stay hotels are being constructed within five miles of the hotel.

                             BALTIMORE - BWI AIRPORT

     The Homewood Suites(R) Baltimore - BWI Airport is located on a 4.69 acre site at 1181 Winterson Road, Linthicum, Maryland 21090. The hotel is approximately 8 miles from downtown Baltimore and 2 miles from the Baltimore-Washington International Airport.

     The hotel opened in March 1998. It has concrete masonry construction, with a stucco exterior. The hotel consists of one building with four stories. The hotel contains 147 suites, which have a combined rentable area of 75,600 square feet. The following types of suites are available:

     Type of  Suite                     Number Available  Square Feet Per Suite
     --------------                     ----------------  ---------------------
      Master Suite                            20                    500
      Homewood Suite                         120                    500
      Two-Bedroom Suite                        7                    800

     The hotel offers a 40-seat breakfast/lounge area, and three meeting rooms that accommodate up to 125 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 157 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $60,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, furniture replacement, bathroom upgrades and parking lot resurfacing and restriping . We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 7.5 nights, and approximately 67.9% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                                            1998              1999
                                            ----              ----
                                            67.0%             83.2%


     During 1999, the average daily rate per suite was $94.17, and the average daily revenue per available suite was $78.39. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 24.8% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay
(number of nights)              Homewood              Master             Two Bedroom
------------------              --------              ------             -----------
1   to   4                          $129                $129                 $169
5   to 11                            119                 229                  159
12 to 29                             109                 109                  149
30 or more                            89                  89                  129

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 93% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Defense Security Services, Gap, Ciera, Northcorp Grumman, National Security Agency, Boeing, International Paper, Lockheed Martin Corporation, Dept. of Defense and Carmax. During 1999, the 10 largest corporate accounts were responsible for approximately 13% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

                          1998               1999
                          ----               ----
                        $33.46             $55.64

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $14,719,686 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999 (and is based on a formula that uses the assessed values for the current and prior years to determine a separate taxable amount):

                               Assessed            Assessed           Taxable         Tax Rate          Amount
Tax Jurisdiction             Value (1999)        Value (1998)         Amount         (per $100)         of Tax
----------------             ------------        ------------         ------         ----------         ------
State of Maryland/            $11,085,900        $10,316,100        $4,229,080          2.57         $108,687.36
Anne Arundel County

     We estimate that the annual property tax on the expected improvements will be approximately $800 or less.

     At least five competing hotels are located within two miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) One of the competing hotels is newer than the hotel. The newer competing hotel has a franchise with Candlewood Suites. The other competing hotels have franchises with AmeriSuites, Comfort Suites, DoubleTree Suites and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for two extended-stay hotels within approximately seven miles of the hotel. We expect these new hotels to be franchised with Hilton Garden Inn and Town Place Suites.

                                   CLEARWATER

     The Homewood Suites(R) Clearwater is located on a 5.91 acre site at 2233 Ulmerton Road, Clearwater, Florida 33762. The hotel is approximately 12 miles from downtown Tampa/St. Petersburg and 15 miles from the Tampa International Airport.

     The hotel opened in February 1998. It has concrete masonry construction, with a stucco exterior. The hotel consists of one buildings with two stories. The hotel contains 112 suites, which have a combined area of 58,400 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet Per Suite
      --------------                     ----------------  ---------------------
      Homewood King Suite                     88                    500
      Homewood Double Suite                   16                    500
      Two-Bedroom Suite                        8                    800

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates up to 75 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 118 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $15,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, common area upgrades and bathroom upgrades. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 2.9 nights, and approximately 45% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                            1998              1999
                            ----              ----
                           63.4%             75.8%


     During 1999, the average daily rate per suite was $89.68, and the average daily revenue per available suite was $67.93. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 24% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay                  Homewood             Homewood
(number of nights)                King                Double             Two Bedroom
------------------              --------             --------            -----------
1   to   4                        $109                 $109                 $149
5   to 11                           99                   99                  139
12 to 29                            99                   89                  129
30+                                 69                   69                  109

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 78.7% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Raymond James, Home Shopping Network, Lucent Technologies, Tech Data, Honeywell, Unisys, Franklin Templeton Group, PSCU, Raytheon and Digital Lightwave. During 1999, the 10 largest corporate accounts were responsible for approximately 31% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

                         1998               1999
                         ----               ----
                       $35.31             $47.55

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $7,561,172 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                                Assessed             Tax Rate              Amount
Jurisdiction                         Value             (per $1000)            of Tax
------------                         -----             -----------            ------
Pinellas County                   $4,312,200             22.9033            $98,763.61

     We estimate that the annual property tax on the expected improvements will be approximately $180 or less.

     At least seven competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Candlewood Suites, Fairfield Inn and Town Place Suites. The other competing hotels have franchises with Courtyard by Marriott, Holiday Inn Select, La Quinta Inns and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for four extended-stay hotels within approximately three miles of the hotel. We expect these new hotels to be franchised with Hawthorn Suites, Radisson Suites, Spring Hill Suites and Woodbridge Suites.

                                DETROIT - WARREN

         The Homewood Suites(R) Detroit - Warren is located on a 2.84 acre site at 30180 N. Civic Center Drive, Warren, Michigan 48093. The hotel is approximately 17 miles from downtown Detroit and 31 miles from the Detroit Metropolitan Wayne County Airport.

         The hotel opened in March 1990. It has wood frame construction, with a plaster and wood trim exterior. The hotel consists of three buildings, each with one, two or three stories. The hotel contains 76 suites, which have a combined rentable area of 31,520 square feet. The following types of suites are available:

         Type of  Suite                     Number Available  Square Feet Per Suite
         --------------                     ----------------  ---------------------
         Master Suite                             8                    540
         Homewood Suite                          60                    360
         Two-Bedroom Suite                        8                    700

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 77 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $330,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet repairs, sidewalk and parking area repairs, common area upgrades and exercise equipment upgrades. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 6.2 nights, and approximately 55.9% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:

                  Average Daily Occupancy Rate (calendar year)

      1995              1996             1997              1998             1999
      ----              ----             ----              ----             ----
     71.5%             71.6%            80.3%             76.2%            74.3%


     During 1999, the average daily rate per suite was $88.11, and the average daily revenue per available suite was $65.46. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 15.2% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay
(number of nights)              Homewood              Master             Two Bedroom
------------------             ---------              ------             -----------
1   to   6                          $104                $104                 $144
7   to 29                             95                  95                  135
30 to 89                              89                  89                  129
90 or more                            79                  79                  119

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 59% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include General Motors, Raytheon, Chrysler, Ernst &Young, Optima Package, Electronic Systems, Boeing,

Chrysler First, IBM, PBS and J. Liebherr Machine Tool. During 1999, the 10 largest corporate accounts were responsible for approximately 19.6% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since for the last five years:

    1995               1996             1997              1998              1999
    ----               ----             ----              ----              ----
  $45.37             $49.68           $57.14            $58.75            $57.61

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $3,755,879 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                                Assessed             Tax Rate              Amount
Jurisdiction                         Value             (per $100)             of Tax
------------                         -----             ----------             ------
County of Macomb                    $1,131,410              5.0171            $ 5,676.40
City of Warren                      $1,131,410             16.0468            $18,155.51
School District                     $1,131,410             28.6050            $32,363.98
                                                                               ---------

                                                                TOTAL         $56,195.89
                                                                               =========

     We estimate that the annual property tax on the expected improvements will be approximately $8,200 or less.

     At least five competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Extended Stay America, Residence Inn and Studio Plus. The other competing hotels have franchises with Best Western and Courtyard by Marriott. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for two extended-stay hotels within approximately five miles of the hotel. We expect these new hotels to be franchised with Red Roof Inn and Sleep Inn.

                            SALT LAKE CITY - MIDVALE

     The Homewood Suites(R) Salt Lake City - Midvale is located on a 3.44 acre site at 844 E. North Union Avenue, Midvale, Utah 84047. The hotel is approximately 11 miles from downtown Salt Lake City and 15 miles from the Salt Lake City International Airport.

     The hotel opened in November 1996. It has concrete masonry construction, with an aluminum siding exterior. The hotel consists of one buildings with three stories. The hotel contains 98 suites, which have a combined rentable area of 60,070 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet Per Suite
      --------------                     ----------------  ---------------------
      Master Suite                            21                    590
      Homewood Suite                          71                    590
      Two-Bedroom Suite                        6                    965

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 110 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $72,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, landscaping, parking lot restriping and common area upgrades. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 3.5 nights, and approximately 47.7% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                    1997             1998              1999
                    ----             ----              ----
                    51.1%            63.8%             63.5%

     During 1999, the average daily rate per suite was $89.03, and the average daily revenue per available suite was $56.55. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 16.2% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay                  Homewood             Homewood
(number of nights)               (King)              (Double)              Master             Two Bedroom
------------------               ------              --------              ------             -----------
1   to   4                         $99                  $99                  $99                 $139
5   to 12                           89                   89                   89                  129
13 to 29                            79                   79                   99                  119
30 or more                          69                   69                   69                  109

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 49% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include American Express, The Associates, Meridian Diagnostics, Regency Blue Cross, Cimetrix, Baxter Healthcare, Fed-Ex, Onyx Acceptance, 3M and United Healthcare. During 1999, the 10 largest corporate accounts were responsible for approximately 10% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

                  1997               1998              1999
                  ----               ----              ----
                $27.30             $35.09            $33.67

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $4,657,834 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

         The following table summarizes the hotel's real estate tax information for 1999:

Tax                                Assessed             Tax Rate              Amount
Jurisdiction                         Value             (per $1000)            of Tax
------------                         -----             -----------            ------
County of Salt Lake               $5,632,000            0.013595            $76,567.04

     We estimate that the annual property tax on the expected improvements will be approximately $500 or less.

     At least five competing hotels are located within five miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) None of the competing hotels are newer than the hotel. The other competing hotels have franchises with Candlewood Suites, Courtyard by Marriott, Crystal Inn and Residence Inn (in two cases). We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of proposed construction to build one extended-stay hotel within approximately three miles of the hotel. We expect this hotel to be franchised with Microtel.

                               JACKSON - RIDGELAND

     The Homewood Suites(R) Jackson - Ridgeland is located on a 3.9 acre site at 853 Centre Street, Ridgeland, Mississippi 39157. The hotel is approximately 10 miles from downtown Jackson and 15 miles from the Jackson Municipal Airport.

     The hotel opened in February 1997. It has wood frame construction and consists of a single building with three stories. The hotel contains 91 suites, which have a combined rentable area of 41,729 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet Per Suite
      --------------                     ----------------  ---------------------
      Master Suite                             56               406 to 510
      Homewood Suite                           29               458 to 557
      Two-Bedroom Suite                         6                  690

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 45 to 50 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 108 spaces. The hotel provides complimentary shuttle service within a five mile radius (and to the airport).

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $58,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, furniture replacement, bathroom upgrades and parking lot resurfacing and restriping. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

         During 1999, the average stay at the hotel was approximately 3.2 nights, and approximately 47.4% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                    1997             1998              1999
                    ----             ----              ----
                   63.8%            80.6%             77.6%


     During 1999, the average daily rate per suite was $81.96, and the average daily revenue per available suite was $63.63. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 17.6% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay
(number of nights)              Homewood              Master             Two Bedroom
------------------              --------              ------             -----------
1   to   4                         $92                  $92                  $132
5   to 11                           82                   82                   122
12 to 28                            74                   74                   114
29 or more                          69                   69                   109

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 65% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Fire Victims, Entergy, Baptist Healthcare, Mississippi Diversified, Copac, Athena Computer Learning, Ergon, International Paper, Illinois Central and Nissan. During 1999, the 10 largest corporate accounts were responsible for approximately 16% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

       1997               1998              1999
       ----               ----              ----
      $33.32             $50.70            $50.65

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $5,287,765 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                         Estimated Value          Taxable Portion               Tax                 Amount
Jurisdiction                (tax purposes)         (of Estimated Value)            Rate                Of Tax
------------                --------------         --------------------            ----                ------
Madison County                $4,044,310                 $606,650                0.09917             $60,161.48

     We estimate that the annual property tax on the expected improvements will be approximately $500 or less.

     At least six competing hotels are located within seven miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) One of the competing hotels is newer than the hotel. The newer competing hotel has a franchise with Townplace Suites. The other competing hotels have franchises with Residence Inn, Cabot Lodge, Courtyard by Marriott, Harvey Hotel and Hilton. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for up to six new extended-stay hotels within 12 miles of the hotel. We expect these new hotels to be franchised with Comfort Inn, Hawthorne Suites, Jameson Inn, King Edward Hotel, Hilton Gardens and Springhill Suites.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

     Apple Suites, Inc. (the "company") owns extended-stay hotels. During 1999, the company acquired 11 hotels with 1,218 suites from Promus Hotels, Inc. or an affiliate. Promus Hotels, Inc. was subsequently acquired by Hilton Hotels Corporation ("Hilton") and is now a wholly-owned subsidiary of Hilton. The hotels were acquired for an aggregate purchase price of $91,426,000. Since current federal income tax laws prohibit a real estate investment trust from actively operating hotels, all of the company's hotels are leased to Apple Suites Management, Inc. or its subsidiary (the "lessee") pursuant to master hotel lease agreements ("Percentage Leases"). Each Percentage Lease obligates the lessee to pay rent equal to the sum of a base rent and a percentage rent based on suite revenues and sundry other revenues of each hotel. The lessee's ability to make payments to the company pursuant to the Percentage Leases is dependent primarily upon the operations of the hotels. See Note 9 to the consolidated financial statements for further lease information.

     The lessee holds the franchise and market reservation agreement for each of the hotels, which are operated as Homewood Suites(R) by Hilton. The lessee engages a third-party manager, Promus Hotels, Inc. ("Promus"), to operate the hotels. The company is externally advised and has contracted with Apple Suites Advisors, Inc. (the "Advisor") to manage its day-to-day operations and make investment decisions. The company has contracted with Apple Suites Realty Group, Inc. ("ASRG") to provide brokerage and acquisition services in connection with its hotel acquisitions. The lessee, the Advisor and ASRG are all owned by Mr. Glade Knight, the company's Chairman and Chief Executive Officer. See Note 6 to the consolidated financial statements for further information on related party transactions.

RESULTS OF OPERATIONS

Apple Suites, Inc. (The Company)

     REVENUES: As operations of the company commenced effective September 1, 1999 with the purchase of four hotels, a comparison to 1998 is not possible. During the period ended December 31, 1999, the company had revenues of $2,518,031. All of the company's lease revenue is derived from the Percentage Leases covering the hotels in operations with the lessee.

     The company's other income consists of $158,171 of interest income earned from the investments of its cash and cash reserves and $10,915 of interest earned from the promissory notes with the lessee for franchise and hotel supplies.

     EXPENSES: The expenses of the company consist of property taxes, insurance, general and administrative expenses, interest on notes payable, and depreciation on the hotels. Total expenses, exclusive of interest and depreciation, for the period ended December 31, 1999 were $580,399 or 22% of total revenue.

     Interest expense was $1,245,044 for the period ended December 31, 1999 and represented interest on short-term notes payable to Hilton at an interest rate of 8.5%.

     Depreciation expense was $496,209 for the period ended December 31, 1999.

     Taxes, insurance, and other was $426,592 for the period ended December 31, 1999 or 16% of total revenue.

     General and administrative expense totaled 6% of total revenues. These expenses represent the administrative expenses of the company. This percentage is expected to decrease as the company's asset base grows.

Apple Suites Management, Inc. (The Lessee)

     The lessee incurred an operating loss for the period ending December 31, 1999 of $141,104 primarily due to the timing of the hotel acquisitions and the seasonality of the hotel industry. Historically, the hotel industry has seasonal variations in occupancy that can be expected to cause quarterly fluctuations in the company's lease revenues, particularly in the fourth quarter.

     REVENUES: As operations commenced effective September 1, 1999, a comparison to 1998 is not possible. Total revenues were $5,671,075 consisting primarily of suite revenue, which was $5,335,925 for the period ended December 31, 1999.

     For the period ended December 31, 1999 the average occupancy rate was 71%, average daily rate ("ADR") was $83, and revenue per available room ("REVPAR") was $59.

     EXPENSES: Total expenses for the period ended December 31, 1999 were $5,812,179. Rent expense represents $2,518,031 or 44% of total revenue. The lessee contracts with Promus to manage the day-to-day operations of the hotels. The lessee pays Promus fees of 4% of suite revenue for these functions. The lessee also pays Promus a fee of 4% of suite revenue for franchise licenses to operate as a Homewood Suites (R) by Hilton and to participate in its reservation system. Total expense for these services was $653,010 during the period.

LIQUIDITY AND CAPITAL RESOURCES

     EQUITY: The company commenced operations effective September 1, 1999 with the acquisition of four hotels using a combination of proceeds from the company's ongoing "best efforts" offering and notes. During 1999, the company sold 3,429,414 shares (1,666,667 shares at $9 per share and 1,762,747 shares at $10 per share) of its common stock to its investors. Included in the 1,762,747 shares sold is 9,294 common shares sold through the company's additional share option. The total gross proceeds from the shares sold were $32,627,476, which netted $28,591,260 to the company after the payment of selling commissions and other offering costs.

     During 1999, the company acquired 11 hotels with a total purchase price of $91,426,000. In conjunction with these acquisitions, the company executed notes in the aggregate of $68,569,500.

     The lessee's obligations under the Percentage Leases are unsecured. The lessee has limited capital resources, and, accordingly its ability to make lease payments under the Percentage Leases is substantially dependent on the ability of the lessee to generate sufficient cash flow from operations of the hotels. The company has certain abilities to cancel the lease with the lessee if the lessee does not perform under the terms of the lease.

     To support the lessee's obligations, the lessee has two funding commitments of $1 million each from Mr. Knight and ASRG, respectively (together "Payor"). The funding commitments are contractual obligations of the Payor to pay funds to the lessee. Funds paid to the lessee under the commitments are to be used to satisfy any capitalization or net worth requirements applicable to the lessee or the lessee's payment obligations under the lease agreements, do not represent indebtedness, and are not subject to interest. The funding commitments terminate upon the expiration of the Master Hotel Lease agreements, written agreement between the Payor and the lessee, or payment of all commitment amounts by the Payor to the lessee. As of December 31, 1999, no contributions have been made by the Payor to the lessee under the funding commitments.

     NOTES PAYABLE: On April 20, 1999, the company obtained a line of credit in a principal amount of $1 million with a commercial bank guaranteed by Mr. Knight. The line required interest at LIBOR plus 1.50%. Interest was payable monthly and the principal balance and all accrued interest were paid in full by September 30, 1999.

     In conjunction with purchase of the 11 hotels, notes were executed by the company made payable to the order of Hilton in the amount of $68,569,500. The notes bear an effective interest rate of 8.5% per annum. Interest payments are due monthly. Principal payments are to be made from net proceeds from the offering of common shares. Hilton, which controls Promus, agreed to defer principal payments until the earlier of April 29, 1999 or such time as two additional hotels have been purchased by the company. At December 31, 1999, the company's borrowings were $68,569,500.

     The company has $68.6 million in notes payable with Hilton have principal payments of $34 million due on October 1, 2000, $30.2 million due on November 1, 2000 and $4.4 million due on January 1, 2001. The company plans to pay these notes with the proceeds from its continuous "best efforts" offering of common shares. However, based on the current rate at which equity is being raised by the offering, the company may have to seek other measures to repay these loans. The company is currently holding discussions with several lenders to obtain financing for its hotels and is exploring both unsecured and secured financing arrangements. Although no firm financing commitments have been received, the company believes that based on discussions with lenders and other market indicators it can obtain sufficient financing prior to maturity of the notes. Obtaining refinancing is dependent upon a number of factors, including: (1) continued operation of the hotels at or near current occupancy and room rate levels as the company's leases are based on a percentage of hotel suite income,
(2) general level of interest rates including credit spreads for real estate based lending, and (3) general economic conditions. For each of the notes payable, all of the Company's 11 hotels serve as collateral.

     CASH AND CASH EQUIVALENTS: Cash and cash equivalents totaled $581,344 at December

31, 1999.

     CAPITAL REQUIREMENTS: The company has an ongoing capital commitment to fund its capital improvements. The company is required under the Percentage Leases to make available to the lessee for the repair, replacement, or refurbishing of furniture, fixtures, and equipment an amount equal to 5% of suite revenue monthly on a cumulative basis, provided that such amount may be used for capital expenditures made by the company with respect to the hotels. The company expects that this amount will be adequate to fund the required repair, replacement, and refurbishments and to maintain its hotels in a competitive condition. The company capitalized improvements of $290,741 in 1999. At December 31, 1999, $753,926 was held by Hilton, restricted for funding of these improvements.

     The company expects to acquire additional hotels during 2000. The company plans to have monthly equity closings in 2000, until the offering is fully funded, or until such time as the company may opt to discontinue the offering. During January and February 2000, the company closed the sale to investors of 335,487 shares at $10 per share representing net proceeds to the company of $3,019,377. It is anticipated that the equity funds will be invested in additional hotels and principal payments on the notes incurred in conjunction with the existing acquisitions.

     Capital resources are expected to grow with the future sale of its shares. Approximately 10% of the 1999 common stock dividend distribution, or $83,646, was reinvested in additional common shares. In general, the company's liquidity and capital resources are believed to be more than adequate to meet its cash requirements during 2000, given current and anticipated financing arrangements.

     The company is operated as, and will annually elect to be taxed as, a real estate investment trust under the Internal Revenue Code. As a result, the company has no provision for taxes, and thus there is no effect on the company's liquidity from taxes.

     INFLATION: All of the company's Percentage Leases provide, on an annual basis, for adjustments in the rent payable thereunder, and thus may enable the company to obtain increased base rents, which generally serves to minimize the risk to the company of adverse effects of inflation. Operators of hotels, in general, possess the ability to adjust room rates daily to reflect the effects of inflation. Competitive pressures may, however, limit the operator's ability to raise room rates.

     SEASONALITY: The hotel industry historically has been seasonal in nature, reflecting higher occupancy rates primarily during the first three quarters of the year. Seasonal variations in occupancy at the company's hotels may cause quarterly fluctuations in the company's lease revenues, particularly during the fourth quarter, to the extent that it receives percentage rent. To the extent the cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in lease revenue, the company expects to utilize cash on hand or funds from equity raised through its "best efforts" offering to make distributions.

     IMPACT OF YEAR 2000: The company and lessee completed the year 2000 project as planned. The company and lessee have not experienced any year 2000 problems company-wide or from external sources and do not anticipate any. The company's total costs incurred to meet year 2000 compliance were not significant.

         MARKET RISK DISCLOSURES: In connection with the acquisition of the 11 hotels, the company incurred $68,569,500 of short-term borrowings at a fixed interest rate of 8.5%. The company has repricing risk associated with any refinancing of these debt obligations which have various maturity dates through January 2001.

         REIT MODERNIZATION ACT: In December 1999, the REIT Modernization Act ("RMA") was signed into law legislation. The most important feature of this legislation to the company is the ability under certain conditions to operate our hotels through a taxable REIT subsidiary without using a third party lessee. This provision of the RMA is not effective until after December 31, 2000. Our current lease agreements provide for termination of the lease agreements for changes in tax law such as the RMA. Currently, we are evaluating the impact of the RMA on our operating structure.

                            SELECTED FINANCIAL DATA

March 26, 1999 to December 31, 1999 (b)
--------------------------------------------------------------------------------

Revenues:

Lease revenue                                                       $  2,518,031
Interest income and other revenue                                        169,086
                                                                     -----------
Total revenue                                                          2,687,117

Expenses:

Taxes, insurance, and other                                              426,592
General and administrative                                               153,807
Depreciation                                                             496,209
Interest                                                               1,245,044
                                                                    ------------
Total expenses                                                         2,321,652

Net income                                                          $    365,465
                                                                    ============

--------------------------------------------------------------------------------

Per Share

Earnings per share - basic and diluted                              $       0.14
Distributions to common shareholders                                $       0.33
Weighted-average common shares outstanding                             2,648,196

Balance Sheet Data at December 31, 1999:

   Cash and cash equivalents                                        $    581,344
   Investment in hotels, net                                        $ 93,719,632
   Total assets                                                     $ 99,489,008
   Notes payable - secured                                          $ 68,569,500
   Shareholders Equity                                              $ 28,098,000

--------------------------------------------------------------------------------

Other Data

Cash flow from:
   Operating activities                                             $    548,015
   Investing activities                                             $(28,411,941)
   Financing activities                                             $ 28,445,170
Number of hotels owned at December 31, 1999                                   11

--------------------------------------------------------------------------------

Funds From Operations Calculation

Net income                                                          $    365,465
   Depreciation of real estate owned                                     496,209
   Start-up costs                                                         22,002
                                                                    ------------
Funds from Operations (a)                                           $    883,676
                                                                    ============

(a) "Funds from operations" is defined as income before gains (losses) on investments and extraordinary items (computed in accordance with generally accepted accounting principles) plus real estate depreciation and after adjustment for significant nonrecurring items, if any. This definition conforms to the recommendations set forth in a White Paper adopted by the National Association of Real Estate Investment Trusts (NAREIT). The company considers funds from operations in evaluating property acquisitions and its operating performance, and believes that funds from operations should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company's operating performance and liquidity. Funds from operations, which may not be comparable to other similarly titled measures of other REITs, does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

(b) The company was initially capitalized on March 26, 1999; however, operations did not commence until September 1, 1999.

                        UPDATE CONCERNING PRIOR PROGRAMS

     The prospectus contains information on prior programs sponsored by Glade M. Knight to invest in real estate. The information in the prospectus on the prior programs is generally current as of June 15, 1999 except where a different date is specified. The following information describes recent developments affecting these prior programs and is generally current through December 31, 1999 except where a different date is specified.

     As indicated in the prospectus, the information on prior programs should not be considered to be indicative of our operations, and purchasers of our common shares will not have any interest in these other programs or in any of the properties owned by them.

     On July 23, 1999, Apple Residential Income Trust, Inc. was merged into a subsidiary of Cornerstone Realty Income Trust, Inc. Thus, as a result of that merger, Apple Residential Income Trust, Inc. ceased to exist and its properties became properties of Cornerstone Realty Income Trust, Inc.

     As of February 29, 2000, Cornerstone had approximately 18,000 holders of its common shares and approximately 10,000 holders of its preferred shares. Its common shares are listed and traded on the New York Stock Exchange under the symbol "TCR," but its preferred shares are not listed. At December 31, 1999, Cornerstone owned a total of 87 apartment communities in Georgia, North Carolina, South Carolina and Virginia. On March 10, 2000, Cornerstone sold 16 apartment communities and now owns 71 apartment communities as of the date of this supplement.

     As indicated in the prospectus, on June 15, 1999, Mr. Knight had ceased to hold an interest in all but one of the 40 privately-offered partnerships sponsored by him. Mr. Knight disposed of his interest in that one remaining partnership during 1999.

     For more information, prospective investors should refer to the updated tabular information on prior programs sponsored by Mr. Knight that appears immediately after this paragraph. In addition, Part II of our Registration Statement (which is not included in the prospectus or this supplement) contains a more detailed summary of the property acquisitions by Cornerstone Realty Income Trust, Inc. and Apple Residential Income Trust, Inc. that occurred on or before December 31, 1999. Also included is information on the acquisition by Cornerstone Realty Income Trust, Inc. of the properties owned by Apple
Residential Income Trust, Inc. as a result of the merger described above. We will provide a copy of the summary of property acquisitions without charge upon request of any investor or prospective investor.

TABLE I:  EXPERIENCE IN RAISING AND INVESTING FUNDS

     Table I presents a summary of the funds raised and the use of those funds by Cornerstone and Apple, whose investment objectives are similar to those of the Company and whose offering closed within the three years ending December 31, 1999.

                                                                                  Cornerstone                   Apple
                                                                  ---------------------------- -----------------------
Dollar amount offered                                                            $409,409,897            $300,000,000
Dollar amount raised                                                             $409,409,897            $302,867,348*

LESS OFFERING EXPENSES:

         Selling commissions and discounts                                               6.79%                  10.00%
         Organizational expenses                                                         2.82%                   1.00%
         Other                                                                           0.00%                   0.00%
Reserves                                                                                 3.00%                   0.50%
Percent available from investment                                                       87.39%                  88.50%

ACQUISITION COSTS:

         Prepaid items and fees to purchase property                                    86.27%                  86.50%
         Cash down payment                                                               0.00%                   0.00%
         Acquisition fees                                                                1.12%                   2.00%
         Other                                                                           0.00%                   0.00%
Total Acquisition Costs                                                                 87.39%                  88.50%
Percentage leverage (excluding unsecured debt)                                          11.43%                  10.84%
Date offering began                                                                  May 1993            January 1997
Length of offering (in months)                                                             66                      31
Months to invest amount available for investment                                           66                      31

* Amount includes shares purchased by Cornerstone Realty Income Trust, Inc. exclusive of the offering.

TABLE II:  COMPENSATION TO SPONSOR AND ITS AFFILIATES

         Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within the three years ended December 31, 1999, and (ii) by all other programs during the three years ended December 31, 1999

                                                         Cornerstone             Apple             Other Programs
                                                     -------------------- --------------------- ---------------------
Date offering commenced                                         May 1993          January 1997               Various
Dollar Amount raised                                        $409,409,897          $302,867,348            $9,868,220

AMOUNTS PAID TO PRIOR PROGRAM SPONSOR FROM
 PROCEEDS OF OFFERING:
         Acquisition fees

         Real estate commission                             $  4,075,337          $  4,882,032            $       --
         Advisory fees                                      $    515,689          $  1,140,874            $       --
         Other                                              $         --          $         --            $       --
Cash generated from operations before deducting

AGGREGATE COMPENSATION TO PRIOR PROGRAM SPONSOR:

         Management and accounting fees                     $  3,088,348            $3,859,448            $2,828,330
         Reimbursements                                     $  2,717,655            $      --             $       --
         Leasing fees                                       $         --            $      --             $       --
         Other fees                                         $         --            $      --             $       --
There have been no fees from property sales or
refinancings

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS

         Table III presents a summary of the annual operating results for Cornerstone and Apple, the offerings closed in the five years ending December 31, 1999. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.


                                  1999          1999        1998          1998       1997          1997        1996        1995
                               Cornerstone     Apple     Cornerstone     Apple    Cornerstone     Apple     Cornerstone Cornerstone
                               -----------------------------------------------------------------------------------------------------
Capital contributions by year    $9,168,728  $32,497,218 $38,905,636 $142,800,094 $63,485,868 $109,090,359 $144,798,035 $71,771,027
Gross revenue                   125,041,524   26,243,431  93,637,948   30,764,904  71,970,624   12,005,968   40,261,674  16,266,610
Operating expenses               46,940,388   15,307,051  33,797,439   14,958,699  27,339,955    5,993,492   17,198,882   7,457,574
Interest income (expense)       (14,953,613)    (302,919)(12,175,940)     900,669  (7,230,205)    (235,708)  (1,140,667)    (68,061)
Depreciation                     29,310,325    5,893,349  20,741,130    5,788,476  15,163,593    1,898,003    8,068,063   2,788,818
Net income (loss) GAAP basis     30,037,102  (16,328,050) 23,210,642   10,079,908  19,225,553    3,499,194   (4,169,849)  5,229,715
Taxable income                           --           --          --           --          --           --           --          --
Cash generated from operations   62,310,895   10,680,641  45,027,655   17,122,276  34,973,533    7,075,025   20,162,776   9,618,956

Less cash distributions to       42,050,415   19,346,455  38,317,602   13,040,936  31,324,870    3,249,098   15,934,901   6,316,185
Cash generated after cash        20,260,480   (8,665,814)  6,710,053    4,081,340   3,648,663    3,825,927    4,227,875   3,302,771
Special items

   Capital contributions, net     9,168,728   32,497,218  38,905,636  142,800,094  63,485,868  109,090,359  144,798,035  71,771,027
   Fixed asset additions        332,558,553   44,755,816  97,863,162  125,017,627 157,859,343   88,753,814  194,519,406  75,589,089
   Line of credit               (44,392,999)          --  50,323,852           --  96,166,147           --   41,603,000   3,300,000
Cash generated                   13,677,972  (21,366,155) (1,923,622)  15,910,626   1,331,335   24,162,472   (3,890,496)  2,784,709
End of period cash              $16,268,336  $18,707,044  $2,590,364  $40,073,198  $4,513,986  $24,162,572   $3,182,651  $7,073,147
Tax and distribution data
Cash distributions to investors
      Investment income                  95           46          82           --          77           --           85          80
      Return of capital                  12           21          21           82          23           60           14          16
   Source (on Cash basis)
      Sales                              --                       --           --          --           --           --          --
      Refinancings                       --                       --           --          --           --           --          --
      Operations                        107           67         103           82         100           60           99          96
      Other                              --                       --           --          --           --           --          --

TABLE IV:  RESULTS OF COMPLETED PROGRAMS

     Table IV shows the results of programs sponsored by affiliates of ASA which completed operations in the five years ending December 31, 1999. All of these programs had investment objectives dissimilar to those of the Company.

                                            Mountain                                    Teal
Program Name                                  View        Westfield     Sunstone        Point          Apple
                                          ------------------------------------------------------------------------
         Dollar amount raised                $2,605,800    $1,825,600    $1,890,000    $3,310,620    $302,867,348
         Number of properties                         1             1             1             1              29
         Date of closing of offering           Oct 1984      Nov 1984     July 1984      Dec 1989        Jan 1997
         Date of first sale of property        Aug 1995      Apr 1996      Nov 1995      Dec 1997       July 1999
         Date of final sale of property        Aug 1995      Apr 1996      Nov 1995      Dec 1997       July 1999

Tax and Distribution data per $1,000
         investment through-
         Federal income tax results:
         Ordinary income
              From Operations                       $68           $80          $122          $(4)             $46
              From recapture                     $1,200        $1,302          $526           $--             $21
         Capital gain                               $--           $--           $--        $2,126             $--
         Deferred gain
              Capital                               $--           $--           $--           $--             $--
              Ordinary                              $--           $--           $--           $--             $--

Cash distributions to investors
         Source(On GAAP basis)
              Investment income                     $68           $80          $122          $(4)             $46
              Return of capital                     $38          $233           $--           $--             $21
         Source (On cash basis)
              Sales                                 $38          $233          $122        $2,126             $--
              Refinancing                           $--           $--           $--           $--             $--
              Operations                            $68           $80           $--          $(4)             $67
              Other                                 $--           $--           $--           $--             $--

Receivable on net purchase money
         financing                                  $--           $--           $--           $--             $--

TABLE V:  SALES OR DISPOSALS OF PROPERTIES


     On July 23, 1999, Apple Residential Income Trust, Inc. merged with a wholly-owned subsidiary of Cornerstone Realty Income Trust, Inc. Prior to the merger, Apple owned 29 apartment communities containing 7,503 apartment homes. The aggregate acquisition price in the merger was $311 million. In addition, Apple's debt of approximately $32 million was assumed by Cornerstone.


                                     EXPERTS

         The following financial  statements for our hotels are set forth below:
(a) combined financial statements pertaining to the Atlanta - Galleria/Cumberland; Dallas - Addison; Dallas - Irving/Las Colinas; North Dallas
- Plano; and Richmond - West End hotels; (b) combined financial statements pertaining to the Atlanta - Peachtree, Baltimore - BWI Airport, Clearwater, Detroit - Warren, and Salt Lake City - Midvale hotels; and (c) the financial statements for the Jackson - Ridgeland hotel. These financial statements have been included herein in reliance on the report of L. P. Martin & Company, P.C., independent certified public accountants, which is also included herein, and upon the authority of that firm as an expert in accounting and auditing.

         Ernst & Young LLP, independent auditors, have audited Apple Suites, Inc.'s consolidated financial statements and schedule at December 31, 1999 and March 26, 1999, and for the period March 26, 1999 through December 31, 1999, as set forth in their report. We've included our financial statements and schedule in the prospectus supplement and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         Ernst & Young LLP, independent auditors, have audited Apple Suites Management, Inc.'s consolidated financial statements at December 31, 1999 and for the period March 11, 1999 through December 31, 1999, as set forth in their report. We've included those financial statements in the prospectus supplement and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                               APPLE SUITES, INC.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                          Page
                                                                                                          ----
PROPERTY FINANCIAL STATEMENTS

Atlanta - Galleria/Cumberland; Dallas - Addison; Dallas - Irving/Las Colinas;
North Dallas - Plano; Richmond - West End

         Independent Auditors' Report.....................................................................F-4

         Combined Balance Sheets - December 31, 1998 and December 31, 1997................................F-5

         Combined Statements of Shareholders' Equity - Years ended
         December 31, 1997 and December 31, 1998..........................................................F-6

         Combined Income Statements - Years ended
         December 31, 1998 and December 31, 1997..........................................................F-7

         Combined Statements of Cash Flows - Years ended
         December 31, 1998 and December 31, 1997..........................................................F-8

         Notes to the Combined Financial Statements - December 31, 1998
         and December 31, 1997............................................................................F-9

         Combined Balance Sheet - June 30, 1999 (unaudited)...............................................F-12

         Combined Statement of Shareholders' Equity - For the Period
         January 1, 1999 through June 30, 1999 (unaudited)................................................F-13

         Combined Income Statement - For the Period
         January 1, 1999 through June 30, 1999 (unaudited)................................................F-14

         Combined Statement of Cash Flows - For the Period
         January 1, 1999 through June 30, 1999 (unaudited)................................................F-15

         Notes to the Combined Financial Statements - For the Period
         January 1, 1999 through June 30, 1999 (unaudited)................................................F-16

Atlanta - Peachtree, Baltimore - BWI Airport,
Clearwater, Detroit - Warren, and Salt Lake City - Midvale

         Independent Auditors' Report.....................................................................F-18

         Combined Balance Sheets - December 31, 1998 and December 31, 1997................................F-19

         Combined Statements of Shareholders' Equity - Years ended
         December 31, 1997 and December 31, 1998..........................................................F-20

         Combined Income Statements - Years ended
         December 31, 1998 and December 31, 1997..........................................................F-21

         Combined Statements of Cash Flows - Years ended
         December 31, 1998 and December 31, 1997..........................................................F-22

         Notes to the Combined Financial Statements - December 31, 1998
         and December 31, 1997............................................................................F-23

         Combined Balance Sheet - August 31, 1999 (unaudited).............................................F-25

         Combined Statement of Shareholders' Equity - For the Period
         January 1, 1999 through August 31, 1999 (unaudited)..............................................F-26

         Combined Income Statement - For the Period
         January 1, 1999 through August 31, 1999 (unaudited)..............................................F-27

         Combined Statement of Cash Flows - For the Period
         January 1, 1999 through August 31, 1999 (unaudited)..............................................F-28

         Notes to the Combined Financial Statements - For the Period
         January 1, 1999 through August 31, 1999 (unaudited)..............................................F-29

Jackson - Ridgeland

         Independent Auditors' Report.....................................................................F-31

         Balance Sheets - December 31, 1998 and December 31, 1997.........................................F-32

         Statements of Shareholders' Equity - Years ended
         December 31, 1997 and December 31, 1998..........................................................F-33

         Income Statements - Years ended
         December 31, 1998 and December 31, 1997..........................................................F-33

         Statements of Cash Flows - Years ended
         December 31, 1998 and December 31, 1997..........................................................F-34

         Notes to the Financial Statements - December 31, 1998
         and December 31, 1997............................................................................F-35

         Balance Sheet - August 31, 1999 (unaudited)......................................................F-37

         Statement of Shareholders' Equity - For the Period
         January 1, 1999 through August 31, 1999 (unaudited)..............................................F-38

         Income Statement - For the Period
         January 1, 1999 through August 31, 1999 (unaudited)..............................................F-38

         Statement of Cash Flows - For the Period
         January 1, 1999 through August 31, 1999 (unaudited)..............................................F-39

         Notes to the Financial Statements - For the Period
         January 1, 1999 through August 31, 1999 (unaudited)..............................................F-40

APPLE SUITES, INC.

         Report of Independent Auditors...................................................................F-42

         Consolidated Balance Sheets as of December 31, 1999 and March 26, 1999...........................F-43

         Consolidated Statement of Operations for the Period March 26, 1999
         through December 31, 1999........................................................................F-44

         Consolidated Statement of Shareholders Equity for the Period March 26, 1999
         through December 31, 1999........................................................................F-45

         Consolidated Statement of Cash Flows for the Period March 26, 1999
         through December 31, 1999........................................................................F-46

         Notes to the Consolidated Financial Statements...................................................F-47

Schedule III -- Real Estate and Accumulated Depreciation (as of December 31, 1999)........................F-59

APPLE SUITES MANAGEMENT, INC.

         Report of Independent Auditors...................................................................F-60

         Consolidated Balance Sheet as of December 31, 1999...............................................F-61

         Consolidated Statement of Operations and Retained Deficit for the Period
         March 11, 1999 through December 31, 1999.........................................................F-62

         Consolidated Statement of Cash Flows for the Period March 11, 1999
         through December 31, 1999........................................................................F-63

         Notes to Consolidated Financial Statements.......................................................F-64


PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

         Apple Suites, Inc. Pro Forma Condensed Consolidated Statement of Operations
         for the Years Ended December 31, 1999............................................................F-68

         Apple Suites Management, Inc. Pro Forma Condensed Consolidated Statement
         of Operations for the Years Ended December 31, 1999..............................................F-71

                                     L.P. MARTIN & COMPANY
                                   A PROFESSIONAL CORPORATION
         MEMBERS                  CERTIFIED PUBLIC ACCOUNTANTS                 MEMBERS
    VIRGINIA SOCIETY OF               4132 INNSLAKE DRIVE                AMERICAN INSTITUTE OF
CERTIFIED PUBLIC ACCOUNTANTS       GLEN ALLEN, VIRGINIA 23060         CERTIFIED PUBLIC ACCOUNTANTS
LEE P. MARTIN, JR., C.P.A.            PHONE: (804) 346-2626             ROBERT C. JOHNSON, C.P.A.
WILLIAM L. GRAHAM, C.P.A.                                             LEE P. MARTIN, C.P.A. (1948-78)
BERNARD G. KINZIE, C.P.A.              FAX (804) 346-9311
W. BARCLAY BRADSHAW, C.P.A.

                          INDEPENDENT AUDITORS' REPORT

Apple Suites, Inc.
Richmond, Virginia

     We have audited the accompanying combined balance sheets of the Homewood Suites Acquisition Hotels (described in Note 1) as of December 31, 1998 and 1997, and the related combined statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the hotels. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Homewood Suites Acquisition Hotels.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Homewood Suites Acquisition Hotels as of December 31, 1998 and 1997, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                        /s/ L.P. Martin & Co., P.C.


August 23, 1999

                       HOMEWOOD SUITES ACQUISITION HOTELS

                             COMBINED BALANCE SHEETS


                                                                      DECEMBER 31,
                                                           ----------------------------------
                                                                 1998               1997
                                                           ----------------   ---------------
ASSETS
CURRENT ASSETS
 Cash ..................................................    $     374,092      $    393,079
 Accounts Receivable, Net ..............................          714,718           330,540
 Prepaids and Other ....................................            8,355            15,904
                                                            -------------      ------------
    Total Current Assets ...............................        1,097,165           739,523
                                                            -------------      ------------
INVESTMENT IN HOTEL PROPERTIES
 Land and Improvements .................................        8,031,122         7,454,360
 Buildings and Improvements ............................       29,091,731        22,188,107
 Furniture, Fixtures and Equipment .....................       10,822,281         8,417,814
                                                            -------------      ------------
    Total ..............................................       47,945,134        38,060,281
                                                            =============      ============
 Less: Accumulated Depreciation ........................      (11,098,460)       (8,704,166)
                                                            -------------      ------------
    Net Investment in Hotel Properties .................       36,846,674        29,356,115
                                                            -------------      ------------
OTHER ASSETS
 Construction in Progress ..............................               --         5,994,799
                                                            -------------      ------------
    Total Assets .......................................    $  37,943,839      $ 36,090,437
                                                            =============      ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable ......................................    $     440,076      $    845,173
 Accrued Taxes .........................................          997,897           787,680
 Accrued Expenses -- Other .............................          252,761           158,670
                                                            -------------      ------------
    Total Current Liabilities ..........................        1,690,734         1,791,523
                                                            -------------      ------------
SHAREHOLDERS' EQUITY
 Contributed Capital ...................................       11,000,030        12,499,235
 Retained Earnings .....................................       25,253,075        21,799,679
                                                            -------------      ------------
    Total Shareholders' Equity .........................       36,253,105        34,298,914
                                                            -------------      ------------
    Total Liabilities and Shareholders' Equity .........    $  37,943,839      $ 36,090,437
                                                            =============      ============


The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                   COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                                TOTAL
                                          CONTRIBUTED        RETAINED       SHAREHOLDERS'
                                            CAPITAL          EARNINGS          EQUITY
                                        ---------------   --------------   --------------
Balances, January 1, 1997 ...........    $  5,966,169      $17,961,115      $ 23,927,284
Net Income ..........................              --        3,838,564         3,838,564
Capital Contributions, Net ..........       6,533,066               --         6,533,066
                                         ------------      -----------      ------------
Balances, December 31, 1997 .........      12,499,235       21,799,679        34,298,914
Net Income ..........................              --        3,453,396         3,453,396
Capital Distributions, Net ..........      (1,499,205)              --        (1,499,205)
                                         ------------      -----------      ------------
Balances, December 31, 1998 .........    $ 11,000,030      $25,253,075      $ 36,253,105
                                         ============      ===========      ============

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                           COMBINED INCOME STATEMENTS


                                                                                YEARS ENDED DECEMBER 31,
                                                                             -------------------------------
                                                                                  1998             1997
                                                                             --------------   --------------
GROSS OPERATING REVENUE
 Suite Revenue ...........................................................    $14,075,852      $10,683,420
 Other Customer Revenue ..................................................        811,817          555,232
                                                                              -----------      -----------
    Total Revenue ........................................................     14,887,669       11,238,652
                                                                              -----------      -----------
EXPENSES
 Property and Operating ..................................................      5,586,712        3,843,073
 General and Administrative ..............................................        348,088          208,174
 Advertising and Promotion ...............................................        648,273          476,762
 Utilities ...............................................................        626,269          473,887
 Real Estate and Personal Property Taxes, and Property Insurance .........      1,040,638          789,462
 Depreciation Expense ....................................................      2,394,294        1,487,077
 Franchise Fees ..........................................................        563,035               --
 Pre-Opening Expenses ....................................................        226,964          121,653
                                                                              -----------      -----------
    Total Expenses .......................................................     11,434,273        7,400,088
                                                                              -----------      -----------
    Net Income ...........................................................    $ 3,453,396      $ 3,838,564
                                                                              ===========      ===========


The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                        COMBINED STATEMENTS OF CASH FLOWS


                                                                   YEARS ENDED DECEMBER 31,
                                                               ---------------------------------
                                                                     1998              1997
                                                               ---------------   ---------------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income ................................................    $  3,453,396      $  3,838,564
                                                                ------------      ------------
 Adjustments to Reconcile Net Income to Net Cash Provided by
   Operating Activities:
   Depreciation ............................................       2,394,294         1,487,077
 Change In:
   Accounts Receivable .....................................        (384,178)         (138,055)
   Prepaids and Other Current Assets .......................           7,549            (7,691)
   Accounts Payable ........................................        (405,097)           38,368
   Accrued Taxes ...........................................         210,217           195,246
   Accrued Expenses -- Other ...............................          94,091            (1,058)
                                                                ------------      ------------
   Net Adjustments .........................................       1,916,876         1,573,887
                                                                ------------      ------------
    Net Cash Flows from Operating Activities ...............       5,370,272         5,412,451

CASH FLOWS TO FINANCING ACTIVITIES
 Capital Distributions, Net ................................      (5,389,259)       (5,266,712)
                                                                ------------      ------------
    Net Increase (Decrease) in Cash ........................         (18,987)          145,739
    Cash, Beginning of Year ................................         393,079           247,340
                                                                ------------      ------------
    Cash, End of Year ......................................    $    374,092      $    393,079
                                                                ============      ============
SUPPLEMENTAL DISCLOSURES:
 Noncash Financing and Investing Activities ................


     December  31,  1997  construction  in  progress  totaling   $5,994,799  was
reclassified to investment in hotel properties during 1998.

     Investment in hotel properties totaling $3,890,054 in 1998 and $11,799,781 in 1997 was financed with capital contributions.

     During 1997, the hotels disposed of fully depreciated furniture, fixtures and equipment in the amount of $503,106.

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:


            PROPERTY                   HOTEL LOCATION        DATE OPENED     # OF SUITES
--------------------------------   ----------------------   -------------   ------------
Atlanta - Galleria/ Cumberland     Atlanta, Georgia             1990             124
Dallas - Addison                   Addison, Texas               1990             120
Dallas - Los Colinas               Irving, Texas                1990             136
North Dallas - Plano               Plano, Texas             April, 1997           99
Richmond - West End                Glen Allen, Virginia      May, 1998           123

     The Owner purchased the North Dallas-Plano hotel October 1, 1997. The financial statements include the results of the operations from this date forward.

     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on site convenience stores and grocery shopping services.

     The Hotels have been owned and managed by various affiliates of Promus Hotels, Inc. (the Owner) throughout the financial statement periods. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner has a contract pending to sell the five hotels to Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation has been recorded straight-line using the following lives:


                                                            LIFE
                                                         ------------
          Land Improvements ..........................   12-15 Years
          Buildings and Improvements .................   30-35 Years
          Furniture, Fixtures and Equipment ..........   3-10 Years

     Major renewals, betterments and improvements are capitalized while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period. Construction in progress represents Hotel properties under construction. At the point construction is completed and the Hotels are ready to be placed in service, the costs are reclassified to investment in Hotel properties for financial statement presentation.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

                       HOMEWOOD SUITES ACQUISITION HOTELS

          NOTES TO THE COMBINED FINANCIAL STATEMENTS DECEMBER 31, 1998
                             AND 1997 - (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Pre-Opening Costs -- Pre-opening costs represent operating expenses incurred prior to initial opening of the hotels. In 1998, pre-opening expenses of $226,964 for the Richmond-West End hotel were expensed as incurred. In 1997, pre-opening expenses of $66,045 for the North Dallas - Plano hotel and pre-opening expenses of $55,608 for the Richmond - West End hotel were expensed as incurred.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     The Owner allocates a monthly accounting fee of $1,000 to each hotel. These fees totaled $56,000 in 1998 and $39,000 in 1997. The Owner also charges each Hotel a fee for corporate advertising, training and reservations equal to four percent of net suite revenue. These fees totaled $566,569 in 1998 and $427,337 in 1997. In 1998, the Owner charged a franchise fee of $563,035 to these hotels, also computed at four percent of suite revenue. No franchise fee was charged in 1997. Effective in 1999, the Owner will be charging a "base management fee" of three percent of suite revenue to each hotel.

     The acquisition costs of the properties and related furnishings and equipment was financed by the owner. For all properties, excluding North Dallas
- Plano which was a purchased project, the owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy. During 1998, interest capitalized and included in the cost basis of the Richmond-West End hotel totaled $445,782.

     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the owner periodically. The transfers to the owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the owner. Accordingly, the net amounts have been included in shareholders' equity with 1998 and 1997 intercompany/intracompany transfers being reflected as net capital contributions or distributions.

NOTE 4 -- CONCENTRATIONS AND CONTINGENCIES

     Approximately sixty percent of the Richmond-West End hotel's revenues are from Capital One Financial Corporation, a non affiliated entity.

     The Hotels' depository bank accounts are maintained with two financial institutions; Bank of America and First Union. A concentration of credit risk exists to the extent that cash deposits exceed amounts insured by FDIC; $100,000 per financial institution. At December 31, 1998, cash deposits exceeded FDIC insurable amounts by $150,132 and $170,079, respectively.

                       HOMEWOOD SUITES ACQUISITION HOTELS

          NOTES TO THE COMBINED FINANCIAL STATEMENTS DECEMBER 31, 1998
                             AND 1997 - (CONTINUED)

NOTE 4 -- CONCENTRATIONS AND CONTINGENCIES -- (CONTINUED)

     The general contractor who constructed the Richmond-West End hotel has filed a $3,800,000 lien against the property. Management believes that the general contractor's case is grossly exaggerated and that the matter will be satisfactorily resolved in a prompt manner. Management also believes that in the event they are unable to prevail entirely, any aspect of the claim should not have a material adverse affect on the Hotels' financial position or results of operations.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                       COMBINED BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 1999


ASSETS
Current Assets
 Cash ..................................................    $     326,301
 Accounts Receivable, Net ..............................          727,247
 Prepaids and Other ....................................            6,050
                                                            -------------
   Total Current Assets ................................        1,059,598
                                                            -------------
Investment in Hotel Properties .........................
 Land and Improvements .................................        8,044,305
 Buildings and Improvements ............................       29,188,026
 Furniture, Fixtures and Equipment .....................       11,401,756
                                                            -------------
   Total ...............................................       48,634,087
 Less: Accumulated Depreciation ........................      (12,435,726)
                                                            -------------
   Net Investment in Hotel Properties ..................       36,198,361
                                                            -------------
   Total Assets ........................................    $  37,257,959
                                                            =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
 Accounts Payable .....................................     $     283,849
 Accrued Taxes ........................................           673,966
 Accrued Expenses - Other .............................           298,719
                                                            -------------
   Total Current Liabilities ..........................         1,256,534
                                                            -------------
Shareholders' Equity ..................................
 Contributed Capital ..................................         9,074,634
 Retained Earnings ....................................        26,926,791
                                                            -------------
   Total Shareholders' Equity .........................        36,001,425
                                                            -------------
   Total Liabilities and Shareholders' Equity .........     $  37,257,959
                                                            =============

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

             COMBINED STATEMENT OF SHAREHOLDERS' EQUITY (UNAUDITED)
              FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999



                                                                               TOTAL
                                         CONTRIBUTED        RETAINED       SHAREHOLDERS'
                                           CAPITAL          EARNINGS          EQUITY
                                       ---------------   --------------   --------------
Balances, January 1, 1999 ..........    $ 11,000,030      $25,253,075      $ 36,253,105
Net Income .........................              --        1,673,716         1,673,716
Capital Distributions, Net .........      (1,925,396)              --        (1,925,396)
                                        ------------      -----------      ------------
Balances, June 30, 1999 ............    $  9,074,634      $26,926,791      $ 36,001,425
                                        ============      ===========      ============

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                      COMBINED INCOME STATEMENT (UNAUDITED)
              FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999





GROSS OPERATING REVENUE
 Suit Revenue ............................................................    $ 7,364,098
 Other Customer Revenue ..................................................        420,072
                                                                              -----------
   Total Revenue .........................................................      7,784,170
                                                                              -----------
EXPENSES
 Property and Operating ..................................................      2,845,653
 General and Administrative ..............................................        187,738
 Advertising and Promotion ...............................................        329,239
 Utilities ...............................................................        265,585
 Real Estate and Personal Property Taxes, and Property Insurance .........        616,949
 Depreciation Expense ....................................................      1,337,266
 Franchise and Management Fees ...........................................        528,024
                                                                              -----------
   Total Expenses ........................................................      6,110,454
                                                                              -----------
   Net Income ............................................................    $ 1,673,716
                                                                              ===========


The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENT OF CASH FLOWS (UNAUDITED)
              FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999




CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income ..........................................................    $  1,673,716
                                                                          ------------
 Adjustments to Reconcile Net Income to Net Cash Provided by Operating
   Activities:
   Depreciation ......................................................       1,337,266
 Change in:
   Accounts Receivable ...............................................         (12,529)
   Prepaids and Other Current Assets .................................           2,305
   Accounts Payable ..................................................        (156,227)
   Accrued Taxes .....................................................        (323,931)
   Accrued Expenses - Other ..........................................          45,958
                                                                          ------------
 Net Adjustments .....................................................         892,842
                                                                          ------------
   Net Cash Flows from Operating
    Activities .......................................................       2,566,558
CASH FLOWS FROM (TO) FINANCING ACTIVITIES
 Net Equity Distributions ............................................      (2,614,349)
                                                                          ------------
   Net Decrease in Cash ..............................................         (47,791)
   Cash, January 1, 1999 .............................................         374,092
                                                                          ------------
   Cash, June 30, 1999 ...............................................    $    326,301
                                                                          ============
SUPPLEMENTAL DISCLOSURES:
 Noncash Financing and Investing Activities


     During the period January 1, 1999 through June 30, 1999, additions to Investment in Hotel Properties totaling $688,953 were financed with capital contributions.

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED)
              FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:


         PROPERTY               HOTEL LOCATION        DATE OPENED     # OF SUITES
-------------------------   ----------------------   -------------   ------------
   Atlanta - Galleria/
     Cumberland             Atlanta, Georgia             1990             124
   Dallas - Addison         Addison, Texas               1990             120
   Dallas - Los Colinas     Irving, Texas                1990             136
   North Dallas - Plano     Plano, Texas             April, 1997           99
   Richmond - West End      Glen Allen, Virginia      May, 1998           123


     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on site convenience stores and grocery shopping services.

     The Hotels have been owned and managed by various affiliates of Promus Hotels, Inc. (the Owner) throughout the financial statement period. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner has a contract pending to sell the five hotels to Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation has been recorded straight-line using the following lives:


                                                      LIFE
                                                  ------------
   Land Improvements ..........................   12-15 Years
   Buildings and Improvements .................   30-35 Years
   Furniture, Fixtures and Equipment ..........   3-10 Years

     Major renewals, betterments and improvements are capitalized while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

                       HOMEWOOD SUITES ACQUISITION HOTELS

         NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED) FOR THE
           PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999 - (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     During the period January 1, 1999 through June 30, 1999, the following fees were expensed to the owner.


              FEE TYPE                   BASIS FOR DETERMINATION      TOTAL EXPENSE
-----------------------------------   ----------------------------   --------------
   Accounting Fees                    $1,000 per hotel per month        $ 30,000
   Corporate Advertising, Training
     and Reservations                 4% of net suite revenue            294,568
   Franchise Fees                     4% of net suite revenue            294,568
   Management Fees                    3% of net suite revenue            233,456


     The acquisition costs of the properties and related furnishings and equipment was financed by the owner. For all properties, excluding North Dallas
- Plano which was a purchased project, the owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy.

     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the owner periodically. The transfers to the owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the owner. Accordingly, the net amounts have been included in shareholders' equity with current period intercompany/intracompany transfers being reflected as net contributions or distributions.

NOTE 4 -- CONCENTRATIONS AND CONTINGENCIES

     Approximately sixty percent of the Richmond-West End hotel's revenues are from Capital One Financial Corporation, a non affiliated entity.

     The Hotels' depository bank accounts are maintained with two financial institutions; Bank of America and First Union. A concentration of credit risk exists to the extent that cash deposits exceed amounts insured by FDIC; $100,000 per financial institution. At June 30, 1999, cash deposits exceeded FDIC insurable amounts by $108,909.

     The general contractor who constructed the Richmond-West End hotel has filed a $3,800,000 lien against the property. Management believes that the general contractor's case is grossly exaggerated and that the matter will be satisfactorily resolved in a prompt manner. Management also believes that in the event they are unable to prevail entirely, any aspect of the claim should not have a material adverse affect on the Hotels' financial position or results of operations.

                                     L.P. MARTIN & COMPANY
                                   A PROFESSIONAL CORPORATION
         MEMBERS                  CERTIFIED PUBLIC ACCOUNTANTS                 MEMBERS
    VIRGINIA SOCIETY OF               4132 INNSLAKE DRIVE                AMERICAN INSTITUTE OF
CERTIFIED PUBLIC ACCOUNTANTS       GLEN ALLEN, VIRGINIA 23060         CERTIFIED PUBLIC ACCOUNTANTS
LEE P. MARTIN, JR., C.P.A.            PHONE: (804) 346-2626             ROBERT C. JOHNSON, C.P.A.
WILLIAM L. GRAHAM, C.P.A.                                             LEE P. MARTIN, C.P.A. (1948-78)
BERNARD G. KINZIE, C.P.A.              FAX (804) 346-9311
W. BARCLAY BRADSHAW, C.P.A.


                         INDEPENDENT AUDITORS' REPORT

Apple Suites, Inc.
Richmond, Virginia

     We have audited the accompanying combined balance sheets of the Homewood Suites Acquisition Hotels (described in Note 1) as of December 31, 1998 and 1997, and the related combined statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the hotels. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Homewood Suites Acquisition Hotels.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Homewood Suites Acquisition Hotels as of December 31, 1998 and 1997, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            /s/ L.P. Martin & Co, P.C.

November 7, 1999

                      HOMEWOOD SUITES ACQUISITION HOTELS

                            COMBINED BALANCE SHEETS





                                                                    DECEMBER 31,
                                                          ---------------------------------
                                                                1998              1997
                                                          ---------------   ---------------
ASSETS
CURRENT ASSETS
 Cash .................................................    $    298,981      $    218,853
 Accounts Receivable, Net .............................         388,352           316,723
 Prepaids and Other ...................................          66,670                --
                                                           ------------      ------------
   Total Current Assets ...............................         754,003           535,576
                                                           ------------      ------------
INVESTMENT IN HOTEL PROPERTIES
 Land and Improvements ................................       5,363,981         3,035,089
 Buildings and Improvements ...........................      29,417,804        13,842,622
 Furniture, Fixtures and Equipment ....................       7,882,778         4,243,800
                                                           ------------      ------------
   Total ..............................................      42,664,563        21,121,511
 Less: Accumulated Depreciation .......................      (6,272,356)       (4,057,854)
                                                           ------------      ------------
   Net Investment in Hotel Properties .................      36,392,207        17,063,657
                                                           ------------      ------------
OTHER ASSETS
 Construction in Progress .............................              --         8,080,834
                                                           ------------      ------------
   Total Assets .......................................    $ 37,146,210      $ 25,680,067
                                                           ============      ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable .....................................    $    368,287      $    695,044
 Accrued Taxes ........................................         107,272            96,401
 Accrued Expenses - Other .............................         247,767           117,154
                                                           ------------      ------------
   Total Current Liabilities ..........................         723,326           908,599
                                                           ------------      ------------
SHAREHOLDERS' EQUITY
 Contributed Capital ..................................      30,113,336        20,467,543
 Retained Earnings ....................................       6,309,548         4,303,925
                                                           ------------      ------------
   Total Shareholders' Equity .........................      36,422,884        24,771,468
                                                           ------------      ------------
   Total Liabilities and Shareholders' Equity .........    $ 37,146,210      $ 25,680,067
                                                           ============      ============


The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY





                                                                             TOTAL
                                         CONTRIBUTED       RETAINED      SHAREHOLDERS'
                                           CAPITAL         EARNINGS         EQUITY
                                        -------------   -------------   --------------
Balances, January 1, 1997 ...........   $ 9,295,112      $3,139,210      $12,434,322
Net Income ..........................            --       1,164,715        1,164,715
Capital Contributions, Net ..........    11,172,431              --       11,172,431
                                        -----------
Balances, December 31, 1997 .........    20,467,543       4,303,925       24,771,468
Net Income ..........................            --       2,005,623        2,005,623
Capital Contributions, Net ..........     9,645,793              --        9,645,793
                                        -----------      ----------      -----------
Balances, December 31, 1998 .........   $30,113,336      $6,309,548      $36,422,884
                                        ===========      ==========      ===========

The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                          COMBINED INCOME STATEMENTS





                                               YEARS ENDED DECEMBER 31,
                                            ------------------------------
                                                 1998             1997
                                            --------------   -------------
GROSS OPERATING REVENUE
 Suite Revenue ..........................    $10,812,372      $4,659,633
 Other Customer Revenue .................        733,318         275,311
                                             -----------      ----------
    Total Revenue .......................     11,545,690       4,934,944
                                             -----------      ----------
EXPENSES
 Property and Operating .................      4,748,240       1,910,407
 General and Administrative .............        315,165         165,060
 Advertising and Promotion ..............        502,899         209,918
 Utilities ..............................        543,828         267,938
 Real Estate and Personal Property Taxes,
   and Property Insurance ...............        432,979         200,113
 Depreciation Expense ...................      2,214,501         803,385
 Franchise Fees .........................        432,494              --
 Pre-Opening Expenses ...................        349,961         213,408
                                             -----------      ----------
    Total Expenses ......................      9,540,067       3,770,229
                                             -----------      ----------
    Net Income ..........................    $ 2,005,623      $1,164,715
                                             ===========      ==========


The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                       COMBINED STATEMENTS OF CASH FLOWS





                                                                                              YEARS ENDED DECEMBER 31,
                                                                                           -------------------------------
                                                                                                 1998            1997
                                                                                           --------------- ---------------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income ..............................................................................  $  2,005,623    $  1,164,715
                                                                                            ------------    ------------
 Adjustments to Reconcile Net Income to Net Cash
   Provided by Operating Activities:
   Depreciation ..........................................................................     2,214,501         803,385
 Change In:
   Accounts Receivable ...................................................................       (71,629)       (274,291)
   Prepaids and Other Current Assets .....................................................       (66,670)             --
   Accounts Payable ......................................................................      (326,757)        222,328
   Accrued Taxes .........................................................................        10,871          (3,724)
   Accrued Expenses - Other ..............................................................       130,613          89,823
                                                                                            ------------    ------------
   Net Adjustments .......................................................................     1,890,929         837,521
                                                                                            ------------    ------------
    Net Cash Flows From Operating Activities                                                   3,896,552       2,002,236

CASH FLOWS TO FINANCING ACTIVITIES
 Capital Distributions, Net ..............................................................    (3,816,424)     (2,077,731)
                                                                                            ------------    ------------
   Net Increase (Decrease) in Cash .......................................................        80,128         (75,495)
   Cash, Beginning of Year ...............................................................       218,853         294,348
                                                                                            ------------    ------------
   Cash, End of Year .....................................................................  $    298,981    $    218,853
                                                                                            ============    ============
SUPPLEMENTAL DISCLOSURES:
 Noncash Financing and Investing Activities ..............................................

   YEAR ENDED DECEMBER 31, 1998

   Investments in hotel properties in the amount of $13,462,218 were financed with capital contributions.

   Construction in progress in the amount of $8,080,834 was reclassified to investment in hotel properties.

   YEAR ENDED DECEMBER 31, 1997

   Investments in hotel properties and construction in progress in the amounts of $8,048,540 and
$5,201,622, respectively, were financed with capital contributions.

   Fully depreciated investments in hotel properties at a cost of $654,112 were disposed of during the year.


The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:

          PROPERTY                HOTEL LOCATION         DATE OPENED      # OF SUITES
---------------------------   ---------------------   ----------------   ------------
Detroit/Warren                Warren, Michigan          March, 1990               76
Atlanta/Peachtree Corners     Norcross, Georgia       February, 1990              92
Clearwater                    Clearwater, Florida     February, 1998             112
Salt Lake                     Midvale, Utah           November, 1996              98
Baltimore/BWI                 Linthicum, Maryland       March, 1998              147

     The Owner purchased the Salt Lake Hotel October 1, 1997. The financial statements include the results of the Salt Lake hotel operations from this date forward.

     Economic conditions in the localities in which the individual Hotels are located impact revenues and the ability to collect accounts receivable.

     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     The Hotels have been owned and managed by various affiliates of Promus Hotels, Inc. (the Owner) throughout the financial statement periods. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner has a contract pending to sell the five Hotels to an affiliate of Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation has been recorded straight-line using the following lives:

                                                             LIFE
                                                         ------------
          Land Improvements ..........................   10-15 Years
          Buildings and Improvements .................   15-35 Years
          Furniture, Fixtures and Equipment ..........    3-10 Years

     Major renewals, betterments and improvements are capitalized, while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period. Construction in progress represents Hotel properties under construction. At the point construction is completed and the Hotels are ready to be placed in service, the costs are reclassified to investment in Hotel properties for financial statement presentation.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                    DECEMBER 31, 1998 AND 1997 - (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     Annually, management of the Hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Pre-opening Expenses -- Pre-opening expenses represent operating expenses incurred prior to initial opening of the Hotels. In 1998, pre-opening expenses of $148,131 and $201,830 were expensed as incurred for the Clearwater and Baltimore/BWI Hotels, respectively. In 1997, pre-opening expenses of $64,588,
$111,225 and $37,595 were expensed as incurred for the Clearwater, Salt Lake and Baltimore/BWI Hotels, respectively.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     The Owner allocates a monthly accounting fee of $1,000 to each hotel. These fees totaled $56,000 in 1998 and $27,000 in 1997. The Owner also charges each Hotel a fee for corporate advertising, training and reservations equal to four percent of net suite revenue. These fees totaled $432,749 in 1998 and $186,386 in 1997. In 1998, the Owner charged a franchise fee of $432,494 to these Hotels, also computed at four percent of suite revenue. No franchise fee was charged in 1997. Effective in 1999, the Owner will be charging a "base management fee" of three percent of suite revenue to each Hotel.

     The acquisition costs of the properties and related furnishings and equipment was financed by the Owner. For all properties, excluding Salt Lake, which was a purchased project, the Owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy. During 1998, interest capitalized and included in the cost basis of the hotels totaled $484,495.

     On   most   property   and   equipment   purchases,  excluding  base  Hotel
construction  contracts,  the  following  fees  have been paid to Promus Hotels,
Inc.:

       Purchase Fee -- 4% of Asset Cost

       Project Management Fee -- 4.5% and 5.5.% of labor portion of capitalized asset costs in 1998 and 1997, respectively.

     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity, with 1998 and 1997 intercompany/intracompany transfers being reflected as net capital contributions or distributions.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                            COMBINED BALANCE SHEET
                          AUGUST 31, 1999 (UNAUDITED)


ASSETS
CURRENT ASSETS
 Cash ....................................................    $    247,392
 Accounts Receivable, Net ................................         472,340
 Prepaids and Other ......................................          25,892
                                                              ------------
      Total Current Assets ...............................         745,624
                                                              ------------
INVESTMENT IN HOTEL PROPERTIES
 Land and Improvements ...................................       5,378,751
 Buildings and Improvements ..............................      29,280,084
 Furniture, Fixtures and Equipment .......................       8,352,742
                                                              ------------
      Total ..............................................      43,011,577
Less: Accumulated Depreciation ...........................      (7,884,812)
                                                              ------------
      Net Investment in Hotel Properties .................      35,126,765
                                                              ------------
      Total Assets .......................................    $ 35,872,389
                                                              ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable ........................................    $    314,045
 Accrued Taxes ...........................................         433,300
 Accrued Expenses -- Other ...............................         233,596
                                                              ------------
      Total Current Liabilities ..........................         980,941
                                                              ------------
SHAREHOLDERS' EQUITY
 Contributed Capital .....................................      26,576,118
 Retained Earnings .......................................       8,315,330
                                                              ------------
      Total Shareholders' Equity .........................      34,891,448
                                                              ------------
      Total Liabilities and Shareholders' Equity .........    $ 35,872,389
                                                              ============


The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENT OF SHAREHOLDERS' EQUITY
      FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 (UNAUDITED)



                                                                              TOTAL
                                         CONTRIBUTED        RETAINED      SHAREHOLDERS'
                                           CAPITAL          EARNINGS         EQUITY
                                       ---------------   -------------   --------------
Balances, January 1, 1999 ..........    $ 30,113,336      $6,309,548      $ 36,422,884
Net Income .........................              --       2,005,782         2,005,782
Capital Distributions, Net .........      (3,537,218)             --        (3,537,218)
                                        ------------      ----------      ------------
Balances, August 31, 1999 ..........    $ 26,576,118      $8,315,330      $ 34,891,448
                                        ============      ==========      ============

The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                           COMBINED INCOME STATEMENT
      FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 (UNAUDITED)

GROSS OPERATING REVENUE
 Suite Revenue ...........................................................    $8,787,181
 Other Customer Revenue ..................................................       515,811
                                                                              ----------
      Total Revenue ......................................................     9,302,992
                                                                              ----------
EXPENSES
 Property and Operating ..................................................     3,541,888
 General and Administrative ..............................................       218,472
 Advertising and Promotion ...............................................       422,228
 Utilities ...............................................................       400,988
 Real Estate and Personal Property Taxes, and Property Insurance .........       470,709
 Depreciation Expense ....................................................     1,612,457
 Franchise and Management Fees ...........................................       630,468
                                                                              ----------
      Total Expenses .....................................................     7,297,210
                                                                              ----------
      Net Income .........................................................    $2,005,782
                                                                              ==========


The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                       COMBINED STATEMENT OF CASH FLOWS
      FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 (UNAUDITED)



CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income ..........................................................    $  2,005,782
                                                                          ------------
 Adjustments to Reconcile Net Income to Net Cash Provided by Operating
   Activities:
   Depreciation ......................................................       1,612,457
 Change in:
   Accounts Receivable ...............................................         (83,988)
   Prepaids and Other Current Assets .................................          40,778
   Accounts Payable ..................................................         (54,242)
   Accrued Taxes .....................................................         326,028
   Accrued Expenses - Other ..........................................         (14,171)
                                                                          ------------
 Net Adjustments .....................................................       1,826,862
                                                                          ------------
   Net Cash flows from Operating Activities ..........................       3,832,644
CASH FLOWS (TO) FINANCING ACTIVITIES
 Net Equity Distributions ............................................      (3,884,233)
                                                                          ------------
   Net Decrease in Cash ..............................................         (51,589)
   Cash, January 1, 1999 .............................................         298,981
                                                                          ------------
   Cash, August 31, 1999 .............................................    $    247,392
                                                                          ============

SUPPLEMENTAL DISCLOSURES: ............................................
 Noncash Financing and Investing Activities


     During the period January 1, 1999 through August 31, 1999, additions to Investment in Hotel Properties totaling $347,015 were financed with capital contributions.

The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

            NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED)
             FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:

          PROPERTY                HOTEL LOCATION         DATE OPENED      # OF SUITES
---------------------------   ---------------------   ----------------   ------------
Detroit/Warren                Warren, Michigan          March, 1990               76
Atlanta/Peachtree Corners     Norcross, Georgia       February, 1990              92
Clearwater                    Clearwater, Florida     February, 1998             112
Salt Lake                     Midvale, Utah           November, 1996              98
Baltimore/BWI                 Linthicum, Maryland       March, 1998              147

     The Owner purchased the Salt Lake hotel October 1, 1997. The financial statements include the results of the Salt Lake Hotel operations from this date forward.

     Economic conditions in the localities in which the individual Hotels are located impact revenues and the ability to collect accounts receivable.

     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     The Hotels have been owned and managed by various affiliates of Promus Hotels, Inc. (the Owner) throughout the financial statement period. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner has a contract pending to sell the five Hotels to an affiliate of Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation has been recorded straight-line using the following lives:

                                                      LIFE
                                                  ------------
   Land Improvements ..........................   10-15 Years
   Buildings and Improvements .................   15-35 Years
   Furniture, Fixtures and Equipment ..........    3-10 Years

     Major   renewals,  betterments  and  improvements  are  capitalized,  while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

                      HOMEWOOD SUITES ACQUISITION HOTELS

            NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED)
      FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 - (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     Annually, management of the Hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.


NOTE 3 -- RELATED PARTY TRANSACTIONS

     During the period January 1, 1999 through August 31, 1999, the following Owner related fees were expensed.

                FEE TYPE                     BASIS FOR DETERMINATION      TOTAL EXPENSE
---------------------------------------   ----------------------------   --------------
       Accounting Fees                    $1,000 per hotel per month          $ 40,000
       Corporate Advertising, Training
        and Reservations                  4% of net suite revenue              351,487
       Franchise Fees                     4% of net suite revenue              351,487
       Management Fees                    3% of net suite revenue              278,981

     The acquisition costs of the properties and related furnishings and equipment was financed by the Owner. For all properties, excluding Salt Lake, which was a purchased project, the Owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy.

     On   most   property   and   equipment   purchases,  excluding  base  Hotel
construction  contracts,  the  following  fees  have been paid to Promus Hotels,
Inc.:

     Purchase Fee-4% of Asset Cost

     Project Management Fee-4.5% of labor portion of capitalized asset costs

     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity, with intercompany/intracompany transfers being reflected as net capital distributions.

                                     L.P. MARTIN & COMPANY
                                   A PROFESSIONAL CORPORATION
         MEMBERS                  CERTIFIED PUBLIC ACCOUNTANTS                 MEMBERS
    VIRGINIA SOCIETY OF               4132 INNSLAKE DRIVE                AMERICAN INSTITUTE OF
CERTIFIED PUBLIC ACCOUNTANTS       GLEN ALLEN, VIRGINIA 23060         CERTIFIED PUBLIC ACCOUNTANTS
LEE P. MARTIN, JR., C.P.A.            PHONE: (804) 346-2626             ROBERT C. JOHNSON, C.P.A.
WILLIAM L. GRAHAM, C.P.A.                                             LEE P. MARTIN, C.P.A. (1948-78)
BERNARD G. KINZIE, C.P.A.              FAX (804) 346-9311
W. BARCLAY BRADSHAW, C.P.A.

                          INDEPENDENT AUDITORS' REPORT



Apple Suites, Inc.
Richmond, Virginia

     We have audited the accompanying balance sheets of the Homewood Suites Hotel - Jackson as of December 31, 1998 and 1997, and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the hotel. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Homewood Suites Hotel - Jackson.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Homewood Suites Hotel - Jackson as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                      /s/ L.P. Martin & Co.,P.C.


November 7, 1999

                       HOMEWOOD SUITES HOTEL -- JACKSON

                                BALANCE SHEETS


                                                                    DECEMBER 31,
                                                           -------------------------------
                                                                1998             1997
                                                           --------------   --------------
ASSETS
CURRENT ASSETS
 Cash ..................................................     $   34,756       $   13,970
 Accounts Receivable, Net ..............................        148,205          104,456
 Prepaids and Other ....................................         25,350           25,350
                                                             ----------       ----------
    Total Current Assets ...............................        208,311          143,776
                                                             ----------       ----------
INVESTMENT IN HOTEL PROPERTY ...........................
 Land and Improvements .................................        749,969          749,969
 Buildings and Improvements ............................      5,284,823        5,161,652
 Furniture, Fixtures and Equipment .....................      1,197,181        1,182,151
                                                             ----------       ----------
    Total ..............................................      7,231,973        7,093,772
 Less: Accumulated Depreciation ........................       (797,849)        (380,298)
                                                             ----------       ----------
    Net Investment in Hotel Property ...................      6,434,124        6,713,474
                                                             ----------       ----------
    Total Assets .......................................     $6,642,435       $6,857,250
                                                             ==========       ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable ......................................     $   98,225       $  144,491
 Accrued Taxes .........................................         87,475           43,165
 Accrued Expenses - Other ..............................         41,034           39,523
                                                             ----------       ----------
    Total Current Liabilities ..........................        226,734          227,179
                                                             ----------       ----------
SHAREHOLDERS' EQUITY
 Contributed Capital ...................................      6,046,570        6,734,271
 Retained Earnings (Accumulated Deficit) ...............        369,131         (104,200)
                                                             ----------       ----------
    Total Shareholders' Equity .........................      6,415,701        6,630,071
                                                             ----------       ----------
    Total Liabilities and Shareholders' Equity .........     $6,642,435       $6,857,250
                                                             ==========       ==========


The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES HOTEL -- JACKSON

                      STATEMENTS OF SHAREHOLDERS' EQUITY

                                                           RETAINED
                                                           EARNINGS           TOTAL
                                         CONTRIBUTED     (ACCUMULATED     SHAREHOLDERS'
                                           CAPITAL         DEFICIT)          EQUITY
                                        -------------   --------------   --------------
Balances, January 1, 1997 ...........    $4,638,129       $  (70,003)      $4,568,126
Net Loss ............................            --          (34,197)         (34,197)
Capital Contributions, Net ..........     2,096,142               --        2,096,142
                                         ----------       ----------       ----------
Balances, December 31, 1997 .........     6,734,271         (104,200)       6,630,071
Net Income ..........................            --          473,331          473,331
Capital Distributions, Net ..........      (687,701)              --         (687,701)
                                         ----------       ----------       ----------
Balances, December 31, 1998 .........    $6,046,570       $  369,131       $6,415,701
                                         ==========       ==========       ==========

                               INCOME STATEMENTS


                                                                               YEARS ENDED DECEMBER 31,
                                                                             -----------------------------
                                                                                  1998            1997
                                                                             -------------   -------------
GROSS OPERATING REVENUE
 Suite Revenue ...........................................................    $2,115,861      $1,390,347
 Other Customer Revenue ..................................................       161,811         130,494
                                                                              ----------      ----------
    Total Revenue ........................................................     2,277,672       1,520,841
                                                                              ----------      ----------
EXPENSES
 Property and Operating ..................................................       927,878         700,874
 General and Administrative ..............................................        69,009          56,870
 Advertising and Promotion ...............................................       128,067          87,703
 Utilities ...............................................................        87,815          73,585
 Real Estate and Personal Property Taxes, and Property Insurance .........        89,387          43,959
 Depreciation Expense ....................................................       417,551         380,298
 Franchise Fees ..........................................................        84,634              --
 Pre-Opening Expenses ....................................................            --         211,749
                                                                              ----------      ----------
    Total Expenses .......................................................     1,804,341       1,555,038
                                                                              ----------      ----------
    Net Income (Loss) ....................................................    $  473,331      $  (34,197)
                                                                              ==========      ==========


The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES HOTEL -- JACKSON
                           STATEMENTS OF CASH FLOWS


                                                                     YEARS ENDED DECEMBER 31,
                                                                   -----------------------------
                                                                        1998            1997
CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income (Loss) .............................................    $  473,331      $  (34,197)
                                                                    ----------      ----------
 Adjustments to Reconcile Net Income (Loss) to Net Cash Provided
   by Operating Activities:
   Depreciation ................................................       417,551         380,298
 Change In:
   Accounts Receivable .........................................       (43,749)       (104,456)
   Prepaids and Other Current Assets ...........................            --         (25,350)
   Accounts Payable ............................................       (46,266)          7,278
   Accrued Taxes ...............................................        44,310          42,292
   Accrued Expenses - Other ....................................         1,511          36,532
                                                                    ----------      ----------
   Net Adjustments .............................................       373,357         336,594
                                                                    ----------      ----------
    Net Cash Flows from Operating Activities ...................       846,688         302,397
CASH FLOWS TO FINANCING ACTIVITIES
 Capital Distributions, Net ....................................      (825,902)       (290,927)
                                                                    ----------      ----------
    Net Increase in Cash .......................................        20,786          11,470
    Cash, Beginning of Year ....................................        13,970           2,500
                                                                    ----------      ----------
    Cash, End of Year ..........................................    $   34,756      $   13,970
                                                                    ==========      ==========
SUPPLEMENTAL DISCLOSURES:
 NONCASH FINANCING AND INVESTING ACTIVITIES


YEAR ENDED DECEMBER 31, 1998

     Investments in hotel properties in the amount of $138,201 were financed with capital contributions.

YEAR ENDED DECEMBER 31, 1997

     Investments in hotel properties in the amount of $7,093,772, were financed with capital contributions.

     Construction in progress in the amount of $5,186,984 was reclassified to investment in hotel properties.

     Accounts payable for construction costs totaling $480,281 was curtailed with capital contributions.




The accompanying notes are an integral part of these financial statements.

                        HOMEWOOD SUITES HOTEL -- JACKSON

                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Hotel - Jackson is a 91 suite hotel, located in Ridgeland, Mississippi, which opened for business on February 20, 1997. The Hotel specializes in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     Economic conditions in the area in which the Hotel is located impact revenues and the ability to collect accounts receivable.

     The Hotel has been owned and managed by an affiliate of Promus Hotels, Inc. (the Owner) throughout the financial statement periods. The Owner has a contract pending to sell the Hotel to an affiliate of Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The  corporate  owner pays income taxes on taxable income of the company as
a   whole   and  does  not  allocate  income  taxes  to  individual  properties.
Accordingly, the financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLCIIES

     Property -- The hotel property is recorded at cost. Depreciation has been recorded straight-line using the following lives:

                                                             LIFE
                                                         ------------
          Land Improvements ..........................   10-15 Years
          Buildings and Improvements .................   15-35 Years
          Furniture, Fixtures and Equipment ..........   3-10 Years


     Major renewals, betterments and improvements are capitalized, while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period. Construction in progress represents Hotel assets under construction. At the point construction is completed and the Hotel is ready to be placed in service, the costs are reclassified to investment in Hotel property for financial statement presentation. Construction in progress totaling $5,186,984 was reclassified to investment in hotel property during 1997.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the hotel reviews the carrying value and remaining depreciable lives of the Hotel property and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

                       HOMEWOOD SUITES HOTEL -- JACKSON

                       NOTES TO THE FINANCIAL STATEMENTS
                   DECEMBER 31, 1998 AND 1997 -- (CONTINUED)
NOTE 2 -- SIGNIFICANT ACCOUNTING POLCIIES -- (CONTINUED)

     Advertising -- Advertising costs are expensed in the period incurred.

     Pre-Opening Expenses -- Pre-opening expenses represent operating expenses incurred prior to initial opening of the Hotel. In 1997, pre-opening expenses of $211,749, were expensed as incurred.

     Inventories -- The Hotel maintains supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     The Owner allocates a monthly accounting fee of $1,000 to the Hotel. These fees totaled $12,000 in 1998 and $10,338 in 1997. The Owner also charges the Hotel a fee for corporate advertising, training and reservations equal to four percent of net suite revenue. These fees totaled $84,634 in 1998 and $53,614 in 1997. In 1998, the Owner charged a franchise fee of $84,634 to the Hotel, also computed at four percent of suite revenue. No franchise fee was charged in 1997. Effective in 1999, the Owner will be charging a "base management fee" of three percent of suite revenue to the hotel.

     The acquisition cost of the property and related furnishings and equipment was financed by the Owner. The Owner allocated interest to the property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotel's normal depreciation policy. Interest capitalized and included in the cost basis of the Hotel totaled $235,723 in 1997.

     On   most   property   and   equipment   purchases,  excluding  base  hotel
construction contracts, the following fees paid to Promus Hotels, Inc. have been capitalized:

      Purchase Fee - 4% of Asset Cost
      Project Management Fee - 4.5% and 5.5.% of labor portion of capitalized asset costs in 1998 and 1997, respectively.

     The Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of the Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotel by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity with 1998 and 1997 intercompany/intracompany transfers being reflected as net capital contributions or distributions.

                       HOMEWOOD SUITES HOTEL -- JACKSON

                           BALANCE SHEET (UNAUDITED)
                                AUGUST 31, 1999


ASSETS
CURRENT ASSETS
 Cash .................................................    $     43,476
 Accounts Receivable, Net .............................         227,188
 Prepaids and Other ...................................          25,350
                                                           ------------
   Total Current Assets ...............................         296,014
                                                           ------------
INVESTMENT IN HOTEL PROPERTY
 Land and Improvements ................................         754,803
 Buildings and Improvements ...........................       5,278,927
 Furniture, Fixtures and Equipment ....................       1,197,295
                                                           ------------
   Total ..............................................       7,231,025
 Less: Accumulated Depreciation .......................      (1,082,506)
                                                           ------------
   Net Investment in Hotel Property ...................       6,148,519
                                                           ------------
   Total Assets .......................................    $  6,444,533
                                                           ============
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts Payable .....................................    $      1,626
 Accrued Taxes ........................................          69,100
 Accrued Expenses - Other .............................          47,842
                                                           ------------
   Total Current Liabilities ..........................         118,568
                                                           ------------
SHAREHOLDERS' EQUITY
 Contributed Capital ..................................       5,625,316
 Retained Earnings ....................................         700,649
                                                           ------------
   Total Shareholders' Equity .........................       6,325,965
                                                           ------------
   Total Liabilities and Shareholders' Equity .........    $  6,444,533
                                                           ============


The acompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES HOTEL -- JACKSON

                 STATEMENT OF SHAREHOLDERS' EQUITY (UNAUDITED)
            FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999

                                                                         TOTAL
                                        CONTRIBUTED     RETAINED     SHAREHOLDERS'
                                          CAPITAL       EARNINGS        EQUITY
                                       -------------   ----------   --------------
Balances, January 1, 1999 ..........    $6,046,570      $369,131      $6,415,701
Net Income .........................            --       331,518         331,518
Capital Distributions, Net .........      (421,254)           --        (421,254)
                                        ----------      --------      ----------
Balances, August 31, 1999 ..........    $5,625,316      $700,649      $6,325,965
                                        ==========      ========      ==========

                          INCOME STATEMENT (UNAUDITED)
            FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999

GROSS OPERATING REVENUE
 Suite Revenue ...........................................................    $1,487,301
 Other Customer Revenue ..................................................       112,292
                                                                              ----------
   Total Revenue .........................................................     1,599,593
                                                                              ----------
EXPENSES
 Property and Operating ..................................................       636,068
 General and Administrative ..............................................        51,587
 Advertising and Promotion ...............................................        75,268
 Utilities ...............................................................        50,426
 Real Estate and Personal Property Taxes, and Property Insurance .........        62,589
 Depreciation Expense ....................................................       284,657
 Franchise and Management Fees ...........................................       107,480
                                                                              ----------
   Total Expenses ........................................................     1,268,075
                                                                              ----------
   Net Income ............................................................    $  331,518
                                                                              ==========


The accompanying notes are an integral part of this financial statement.

                       HOMEWOOD SUITES HOTEL -- JACKSON

                      STATEMENT OF CASH FLOWS (UNAUDITED)
            FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999



CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income ......................................................................    $  331,518
                                                                                      ----------
 Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
   Depreciation ..................................................................       284,657
 Change in:
   Accounts Receivable ...........................................................       (78,983)
   Accounts Payable ..............................................................       (96,599)
   Accrued Taxes .................................................................       (18,375)
   Accrued Expenses - Other ......................................................         6,808
                                                                                      ----------
 Net Adjustments .................................................................        97,508
                                                                                      ----------
   Net Cash Flows from Operating Activities ......................................       429,026
CASH FLOWS FROM INVESTING ACTIVITIES
 Net Disposal of Investment in Hotel Property ....................................           948
CASH FLOWS TO FINANCING ACTIVITIES
 Net Equity Distributions ........................................................      (421,254)
                                                                                      ----------
   Net Increase in Cash ..........................................................         8,720
   Cash, January 1, 1999 .........................................................        34,756
                                                                                      ----------
   Cash, August 31, 1999 .........................................................    $   43,476
                                                                                      ==========


The accompanying notes are an integral part of this financial statement.

                    HOMEWOOD SUITES HOTEL -- JACKSON

                 NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
            FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Hotel - Jackson is a 91 suite hotel, located in Ridgeland, Mississippi, which opened in February, 1997. The Hotel specializes in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     Economic conditions in the area in which the Hotel is located impact revenues and the ability to collect accounts receivable.

     The Hotel has been owned and managed by an affiliate of Promus Hotels, Inc. (the Owner) throughout the financial statement period. The Owner has a contract pending to sell the Hotel to an affiliate of Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The  corporate  owner pays income taxes on taxable income of the company as
a   whole   and  does  not  allocate  income  taxes  to  individual  properties.
Accordingly, the financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel property is recorded at cost. Depreciation has been recorded straight-line using the following lives:

                                                        LIFE
                                                    ------------
     Land Improvements ..........................   10-15 Years
     Buildings and Improvements .................   15-35 Years
     Furniture, Fixtures and Equipment ..........   3-10 Years

     Major   renewals,  betterments  and  improvements  are  capitalized,  while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the Hotel reviews the carrying value and remaining depreciable lives of the Hotel property and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

                        HOMEWOOD SUITES HOTEL -- JACKSON

                  NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
      FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 -- (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     Inventories -- The Hotel maintains supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     During the period January 1, 1999 through August 31, 1999, the following Owner related fees were expensed.

                          FEE TYPE                              BASIS FOR DETERMINATION     TOTAL EXPENSE
-----------------------------------------------------------   --------------------------   --------------
Accounting Fees ...........................................   $1,000 per month                 $ 8,000
Corporate Advertising, Training and Reservations ..........   4% of net suite revenue           59,492
Franchise Fees ............................................   4% of net suite revenue           59,492
Management Fees ...........................................   3% of net suite revenue           47,988

     The acquisition cost of the property and related furnishings and equipment was financed by the Owner. The Owner allocated interest to the property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotel's normal depreciation policy.

     On   most   property   and   equipment   purchases,  excluding  base  hotel
construction contracts, the following fees paid to Promus Hotels, Inc. have been capitalized:

      Purchase Fee -- 4% of Asset Cost
      Project Management Fee -- 4.5% of labor portion of capitalized asset costs

     The Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of the Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotel by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity with intercompany/intracompany transfers being reflected as net capital distributions.

                          Independent Auditors' Report

The Board of Directors and Shareholders
Apple Suites, Inc.

We have audited the accompanying consolidated balance sheets of Apple Suites, Inc. (the "Company") as of December 31, 1999 and March 26, 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for the period from March 26, 1999 through December 31, 1999. Our audits also included the financial statement schedule listed in the Index at Item 36. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimate made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Apple Suites, Inc. at December 31, 1999 and March 26, 1999, and the consolidated results of its operations and its cash flows for the period from March 26, 1999 through December 31, 1999, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                              /s/ Ernst & Young LLP

Richmond, Virginia
February 28, 2000

CONSOLIDATED BALANCE SHEETS


                                                                December 31, 1999         March 26, 1999
                                                                -----------------         --------------
ASSETS

Investment in hotels
  (net of $496,209 accumulated depreciation)                    $   93,719,632                      --
Cash and cash equivalents                                              581,344            $        100
Restricted cash                                                      1,023,721                      --
Rent receivable from Apple Suites Management, Inc.                   2,123,136                      --
Notes and other receivables from Apple Suites Management, Inc.         717,019                      --
Capital improvements reserve                                           753,927                      --
Prepaid expenses                                                       270,229                      --
Other assets                                                           300,000                      --
                                                                --------------            ------------
Total Assets                                                    $   99,489,008            $        100
                                                                ==============            ============

LIABILITIES and SHAREHOLDERS' EQUITY

Liabilities

Notes payable--secured                                          $   68,569,500                      --
Interest payable                                                       466,140                      --
Accounts payable                                                        65,214                      --
Accrued expenses                                                       868,668                      --
Accounts payable--affiliates                                           708,751                      --
Distributions payable                                                  712,735                      --
                                                                --------------            ------------
Total Liabilities                                               $   71,391,008                      --
                                                                ==============            ============

Shareholders' Equity

Common Stock, no par value, authorized 200,000,000
  shares; issued and outstanding 3,429,414 shares and 10
  shares, respectively                                              28,591,260            $        100
Class B Convertible Stock, no par value, authorized
   240,000 shares; issued and outstanding 240,000 shares                24,000                      --
Distributions greater than net income                                 (517,260)                     --
                                                                --------------            ------------
Total Shareholders' Equity                                      $   28,098,000                     100
                                                                --------------            ------------
Total Liabilities and Shareholders' Equity                      $   99,489,008            $        100
                                                                ==============            ============

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF OPERATIONS
For the Period March 26, 1999 through December 31, 1999(a)

Revenues
Lease revenue                                                                                        $ 2,518,031
Interest income and other revenue                                                                        169,086

Expenses
Taxes, insurance, and other                                                                              426,592
General and administrative                                                                               153,807
Depreciation of real estate owned                                                                        496,209
Interest                                                                                               1,245,044
                                                                                         -----------------------
Total expenses                                                                                         2,321,652
                                                                                         -----------------------
Net income                                                                                            $  365,465
                                                                                         =======================
Basic and diluted earnings per common share                                                           $     0.14
                                                                                         =======================

(a) The company was initially capitalized on March 26, 1999; however, operations did not commence until September 1, 1999.

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
For the Period March 26, 1999 through December 31, 1999(a)

                                                                 Class B
                               Common Stock                 Convertible Stock
                      -------------------------------- ----------------------------
                                                                                     Distributions         Total
                        Number of                        Number of                   Greater than      Shareholders'
                          Shares          Amount          Shares         Amount       Net Income          Equity
--------------------- --------------- ---------------- -------------- ------------- ---------------- ------------------
Balance at
March 26, 1999                    10      $       100             --            --               --       $        100
Issuance of Class B
Convertible Stock                 --               --        240,000       $24,000               --             24,000
Net proceeds from
the sale of common
shares                     3,420,110       28,507,514             --            --               --         28,507,514
Net income                        --               --             --            --        $ 365,465            365,465
Cash distributions
declared to shareholders
($.33 per share)                  --               --             --            --         (882,725)          (882,725)
Common stock issued
through reinvestment of
distributions                  9,294           83,646             --            --               --             83,646
--------------------- --------------- ---------------- -------------- ------------- ---------------- ------------------
Balance at December
31, 1999                   3,429,414      $28,591,260        240,000       $24,000       $(517,260)        $28,098,000
--------------------- --------------- ---------------- -------------- ------------- ---------------- ------------------

(a) The Company was initially capitalized on March 26, 1999; however, operations did not commence until September 1, 1999.

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS
For the period March 26, 1999 through December 31, 1999 (a)

CASH FLOW FROM OPERATING ACTIVITIES:

Net income                                                                    $   365,465
Adjustments to reconcile net income to net cash provided
   by operating activities:
Depreciation of real estate owned                                                 496,209
Changes in operating assets and liabilities:
         Prepaid expenses                                                        (270,229)
         Due from Apple Suites Management, Inc.                                (2,152,203)
         Accounts payable                                                          65,214
         Accounts payable--affiliates                                             708,751
         Accrued expenses                                                         868,668
         Interest payable                                                         466,140
                                                                       -------------------

                  Net cash provided by operating activities                       548,015

CASH FLOW FROM INVESTING ACTIVITIES:

Payments received on notes receivable                                               1,748
Cash paid for acquisitions of hotels                                          (26,045,300)
Capital improvements                                                             (290,741)
Restricted cash for property improvement plan                                  (1,023,721)
Capital improvements reserve held by third-party manager                         (753,927)
Earnest deposit money for pending acquisitions                                   (300,000)
                                                                       -------------------

                  Net cash used in investing activities                       (28,411,941)

CASH FLOW FROM FINANCING ACTIVITIES:

Payment from officer-shareholder for Class B Convertible Stock                     24,000
Net proceeds from issuance of common stock                                     28,591,160
Cash distributions paid to shareholders                                          (169,990)
                                                                       -------------------
                  Net cash provided by financing activities                    28,445,170
                  Increase in cash and cash equivalents                           581,244

Cash and cash equivalents, beginning of period                                        100
                                                                       -------------------

Cash and cash equivalents, end of period                                    $     581,344
                                                                       ====================

SUPPLEMENTAL CASH FLOW INFORMATION:

Interest paid                                                               $     550,147
Non-cash transaction:
    Notes payable--secured issued by seller
    in connection with hotel acquisitions                                   $  68,569,500

(a) The company was initially capitalized on March 26, 1999; however, operations did not commence until September 1, 1999.

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1

GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
Apple Suites, Inc., together with its subsidiaries (the "company"), is a Virginia corporation formed in March of 1999, which commenced operations as a hotel real estate investment trust on September 1, 1999, the effective date of its first four hotel acquisitions. The accompanying consolidated financial statements include the accounts of the company along with its subsidiaries. All significant intercompany transactions and balances have been eliminated.

The company operates in one defined business segment consisting of extended-stay hotels. The hotels are located throughout the United States and operate as Homewood Suites(R) by Hilton. The company leased to Apple Suites Management, Inc. or its subsidiary (the "lessee") all of its hotels acquired during 1999.

The lessee is wholly owned by Glade M. Knight, Chairman and Chief Executive Officer of the company.

The lessee hired Promus Hotels, Inc. ("Promus"), a wholly owned subsidiary of Hilton Hotels Corporation ("Hilton") to manage the company's hotels under the terms of a management agreement between Promus and the lessee.

RELATIONSHIP WITH LESSEE
The company must rely on the lessee to generate sufficient cash flow from the operation of the hotels to enable the lessee to meet its rent obligation to the company under the master hotel lease agreements ("Percentage Leases"). At
December 31, 1999, the lessee's rent payable to the company amounted to $2,123,136. The original terms under the Percentage Leases allow monthly base rent to be paid in arrears and quarterly percentage rent to be paid 15 days following the quarter-end.

REFINANCING
The company has $68.6 million in notes payable with Hilton with principal payments of $34 million due on October 1, 2000, $30.2 million due on November 1, 2000 and $4.4 million due on January 1, 2001. The company plans to pay these notes with the proceeds from its continuous "best efforts" offering of common shares. However, based on the current rate at which equity is being raised by the offering, the company may have to seek other measures to repay these loans. The company is currently holding discussions with several lenders to obtain financing for its hotels and is exploring both unsecured and secured financing arrangements. Although no firm financing commitments have been received, the company believes that based on discussions with lenders and other market indicators it can obtain sufficient financing prior to maturity of the notes. Obtaining refinancing is dependent upon a number of factors, including: (1) continued operation of the hotels at or near current occupancy and room rate levels as the company's leases are based on a percentage of hotel suite income,
(2) general level of interest rates including credit spreads for real estate based lending, and (3) general economic conditions. For each of the notes payable, all of the Company's 11 hotels serve as collateral.

CASH AND CASH EQUIVALENTS
Cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximate their carrying value.

RESTRICTED CASH
Restricted cash consists of cash restricted for property improvements.

INVESTMENT IN HOTELS
The hotels are stated at cost, net of depreciation, and including real estate brokerage commissions paid to Apple Suites Realty Group, Inc., a related party (see Note 6). Repair and maintenance costs are expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives of the assets, which are 39 years for buildings and major improvements and 5 to 7 years for furniture and equipment.

The carrying values of each hotel are evaluated periodically to determine if circumstances exist indicating an impairment in the carrying value of the investment in the hotel. Adjustments are made based on fair value of the underlying property if impairment is indicated. No impairment losses have been recorded to date.

REVENUE RECOGNITION
Lease revenue is reported as income over the lease term as it becomes due from the lessee according to the provisions of the Percentage Lease agreements. At December 31, 1999, the lessee is in compliance with its rental obligations under the Percentage Leases.

STOCK INCENTIVE PLANS
The company elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options. As discussed in Note 5, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," (FASB 123) requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

EARNINGS PER COMMON SHARE
Basic earnings per common share is computed based upon the weighted average number of shares outstanding during the year. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. Class B Convertible Shares are not included in earnings per common share calculations until such time it becomes probable that such shares can be converted to common shares (see Note 4).

FEDERAL INCOME TAXES
The company is operated as, and will annually elect to be taxed as, a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Generally, a real estate investment trust which complies with the provisions of the Code and distributes at least 95% of its taxable income to its shareholders does not pay federal income taxes on its distributed income. Accordingly, no provision has been made for federal income taxes.

For federal income tax purposes, distributions paid to shareholders consist of ordinary income and return of capital or a combination thereof. Distributions declared per share were $.33 for the period ended December 31, 1999. In 1999, of the total distribution, 68% was taxable as ordinary income, and 32% was a non-taxable return of capital.

USE OF ESTIMATES
The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

COMPREHENSIVE INCOME
The company does not currently have any items of comprehensive income requiring separate reporting and disclosure.

NOTE 2
INVESTMENT IN HOTELS

At December 31, 1999,  the company  owned the  following  Homewood  Suites(R) by
Hilton:


                                     Acquisition         Carrying           Accumulated        First Mortgage            Date
            Location                    Cost              Value*            Depreciation        Encumbrances           Acquired
---------------------------------- --------------- ----------------- ----------------- --------------------- -------------------
Dallas/Addison, Texas                 $ 9,500,000       $ 9,780,937          $ 70,349           $ 7,141,500  September 1999
Dallas/Las Colinas, Texas              11,200,000        11,555,748            80,052             8,383,500  September 1999
Dallas/Plano, Texas                     5,400,000         5,558,623            46,204             4,050,000  September 1999
Richmond, Virginia                      9,400,000         9,667,166            80,046             7,050,000  September 1999
Atlanta/Cumberland, Georgia             9,800,000        10,199,600            55,013             7,350,000  October 1999
Baltimore, Maryland                    16,348,000        16,857,511            65,349            12,261,000  November 1999
Clearwater, Florida                    10,416,000        10,712,279            34,082             7,812,000  November 1999
Detroit, Michigan                       4,330,000         4,466,485            17,209             3,247,500  November 1999
Atlanta/Peachtree, Georgia              4,033,000         4,137,785            13,728             3,024,750  November 1999
Salt Lake City, Utah                    5,153,000         5,314,389            21,546             3,864,750  November 1999
Jackson, Mississippi                    5,846,000         5,965,318            12,631             4,384,500  December 1999
                                   --------------- ----------------- ----------------- --------------------- -------------------
                                      $91,426,000       $94,215,841          $496,209           $68,569,500
                                   --------------- ----------------- ----------------- --------------------- -------------------

* Includes real estate commissions (see Note 6), closing costs, and improvements capitalized since the date of acquisition for hotels acquired to date.

Investment in hotels at December 31, 1999 consist of the following:

Land                                                    $15,683,084
Building and improvements                                77,165,860
Furniture and equipment                                   1,366,897
------------------------------------------------------- -----------
                                                        $94,215,841
Less accumulated depreciation                              (496,209)
------------------------------------------------------- -----------
Investments in hotels, net                              $93,719,632
------------------------------------------------------- -----------

NOTE 3
NOTES PAYABLE

On April 20, 1999, the company obtained a line of credit in a principal amount of $1 million with a commercial bank. The line of credit was guaranteed by Mr. Knight, Chairman and Chief Executive Officer. The line required interest at LIBOR plus 1.50%. The principal balance and all accrued interest were paid in full by September 30, 1999.

In conjunction with the purchase of 11 hotels, notes were executed by the company made payable to the order of Hilton in the amount of $68,569,500. The notes bear a fixed interest rate of 8.5% per annum and are cross-collateralized by the 11 hotels owned by the company. Interest payments are due monthly. Notes amounting to $64,185,000 mature during the fourth quarter of 2000, and the remaining $4,384,500 note matures in January 2001. Principal payments are to be made to the extent of net equity proceeds from the offering of common shares. Hilton has agreed to defer principal payments until the earlier of April 29, 2000 or such time as two additional hotels have been purchased by the company. The company paid $550,147 in interest for the period ended December 31, 1999. The company's borrowings were $68,569,500 at December 31, 1999. The carrying value of the notes at December 31, 1999 approximates fair value.

NOTE 4
SHAREHOLDERS' EQUITY

The company is raising equity capital through a "best-efforts" offering of shares by David Lerner Associates, Inc. (the "Managing Dealer"), which will receive selling commissions of 7.5% and a marketing expense allowance of 2.5% based on proceeds of the shares sold. The company received gross proceeds of $32,627,476 from the sale of 1,666,667 shares at $9 per share and 1,762,747 shares at $10 per share during 1999. The net proceeds of the offering, after deducting selling commissions and other offering costs were $28,591,260.

The company provides a plan which allows shareholders to reinvest distributions in the purchase of additional shares of the company ("Additional Share Option"). Of the total proceeds raised from common shares during the year ended December 31, 1999, $92,940 (net $83,646) was provided through the reinvestment of distributions.

The company issued 240,000 Class B Convertible Shares, consisting of 202,500 shares to Mr. Knight, and a combined 37,500 Class B Convertible Shares to two other individuals. The Class B Convertible Shares were issued by the company before the initial closing of the minimum offering of $15,000,000, in exchange for payment of $.10 per Class B Convertible Share, or an aggregate of $24,000. There will be no dividend payable on the Class B Convertible Shares. On liquidation of the company, the holders of the Class B Convertible Shares will be entitled to a liquidation payment of $.10 per share before any distributions of liquidation proceeds to holders of the common shares. Holders of more than two-thirds of the Class B Convertible Shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Class B Convertible Shares or create a new class of stock senior to, or on a parity with, the Class B Convertible Shares. The Class B Convertible Shares may not be redeemed by the company.

Each holder of outstanding Class B Convertible Shares shall have the right to convert any of such shares into common shares of the company upon and for 180 days following the occurrence of either of the following conversion events: (1) the sale or transfer of substantially all of the company's assets, stock or business, whether through sale, exchange, merger, consolidation, lease, share exchange or otherwise, or
(2) the termination or expiration without renewal of the Advisory Agreement with Apple Suites Advisors, Inc., and if the company ceases to use Apple Suites Realty Group, Inc. to provide substantially all of its property acquisition and disposition services.

Upon the occurrence of either conversion event, each of the Class B Convertible Shares may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the public offering or offerings of the company's common shares made by the company's prospectus according to the following formula:

                                                        Number of Common Shares through Conversion of Each
Gross Proceeds Raised from Sales of Common Shares       Class B Convertible Share (the initial "Conversion
through Date of Conversion                              Ratio")
------------------------------------------------------- -----------------------------------------------------
         $ 50 million                                                           1.0
         $100 million                                                           2.0
         $150 million                                                           3.5
         $200 million                                                           5.3
         $250 million                                                           6.7
         $300 million                                                           8.0

No additional consideration is due upon the conversion of the Class B Convertible Shares. Upon the probable occurrence of a conversion event, the company will record expense for the difference between the market value of the company's common stock and issue price of the Class B Convertible Shares.

The Company has authorized 15 million shares of preferred stock. There were no shares issued and outstanding at December 31, 1999.

NOTE 5
STOCK INCENTIVE PLANS

In July 1999, the Board of Directors approved a Non-Employee Directors Stock Option Plan (the "Directors Plan") whereby Directors, who are not employees of the company or affiliates (see Note 6), automatically receive options to purchase stock for 10 years from the adoption of the plan. Under the Directors Plan, the number of shares to be issued is equal to 45,000 plus 1.8% of the number of shares sold in excess of 1,666,667. This plan currently relates to the initial public offering of 30,166,667 shares; therefore the maximum number of shares to be issued under the Directors Plan currently is 558,000. The options expire ten years from the date of grant. As of December 31, 1999, 76,729 had been reserved for issuance.

In July 1999, the Board of Directors approved an Incentive Stock Option Plan (the "Incentive Plan") whereby incentive awards may be granted to certain employees of the company or affiliates. Under the Incentive Plan, the number of shares to be issued is equal to 35,000 plus 4.625% of the number of shares sold in excess of 1,666,667. This plan also currently relates to the initial public offering of 30,166,667 shares; therefore, the maximum number of shares that can be issued under the Incentive Plan currently is 1,353,125. As of December 31, 1999, 116,527 shares had been reserved for issuance.

Both plans generally provide, among other things, that options be granted at exercise prices not lower than the market value of the shares on the date of grant. Under the Incentive Plan, at the earliest, options become exercisable at the date of grant. The optionee has up to 10 years from the date on which the options first become exercisable during which to exercise the options. In 1999, the company granted 22,000 options to purchase shares under the Directors Plan and no options under the Incentive Plan. Activity in the company's share option plan during 1999 is summarized in the following table:

                                                                                   1999
                                              --------------------------- -----------------------------------
                                                       Options             Weighted-Average Exercise Price
--------------------------------------------- --------------------------- -----------------------------------
Outstanding, beginning of period                                      --                                  --
Granted                                                           22,000                               $9.00
Exercised                                                             --                                  --
Forfeited                                                             --                                  --
--------------------------------------------- --------------------------- -----------------------------------
Outstanding, end of year                                          22,000                               $9.00
Exercisable at end of year                                        22,000                               $9.00
--------------------------------------------- --------------------------- -----------------------------------
Weighted-average fair value of options
granted during the year                                                                                $ .31
--------------------------------------------- --------------------------- -----------------------------------

Pro forma information regarding net income and earnings per share is required by FASB 123, under the fair value method described in that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1999: risk-free interest rates of 5.6%; a dividend yield of 10.0%; and volatility factor of the expected market price of the company's common stock of .208; and a weighted average expected life of the options of 10 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.

For purposes of FASB 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. As the options are exercisable within six months of the date of grant, the full impact of the pro forma adjustment to net income is disclosed below.

                                                          1999
                                                        --------
Net income available
to common shareholders

Pro forma                                               $358,645

As reported                                             $365,465

Earnings per common share-diluted
Pro forma                                               $.14
As reported                                             $.14


NOTE 6
COMMITMENTS AND RELATED PARTIES

The company receives rental income from the lessee under the Percentage Leases which expire in 2009 subject to earlier termination by the company with 30 days notice. The Leases contain two optional five-year extensions. The rent due under the Percentage Lease is the sum of base rent and percentage rent. Percentage rent is calculated by multiplying fixed percentages by the total amounts of suite revenues with reference to specified threshold amounts. Both the base rent and the revenue thresholds used in computing percentage rents are subject to annual adjustments based on increases in the Consumer Price Index ("CPI"). The company earned rents of $2,518,031 for the period ended December 31, 1999.

Minimum future rental income (i.e. base rents) payable to the company under the Percentage Leases in effect at December 31, 1999 are as follows:

2000                                                    $ 6,583,400
2001                                                      6,583,400
2002                                                      6,583,400
2003                                                      6,583,400
2004                                                      6,583,400
Thereafter                                               31,564,507
                                                        -----------
                                                        $64,481,507
                                                        -----------

Under the Percentage Leases, the company is obligated to pay the costs of real estate and personal property taxes, property insurance, maintenance of underground utilities and structural elements of the hotels. The company is committed under certain agreements to fund 5% of suite revenues per month for capital expenditures to include periodic replacement or refurbishment of furniture, fixtures, and equipment. At December 31, 1999, $753,927 was held by Promus for capital improvement reserves. In addition in accordance with the franchise agreements, $1,023,721 was held for the property improvement plan with a financial institution and treated as restricted cash.

The company loaned the lessee $567,900 for franchise fees and $121,800 for hotel supplies for the 11 hotels. The debt agreements are evidenced by promissory notes bearing interest at a rate of 9% per annum. Principal and interest payments are due monthly. The promissory notes have various maturity dates through January 2010.

The company has contracted with Apple Suites Realty Group, Inc. ("ASRG") to acquire and dispose of real estate assets for the company. In accordance with the contract ASRG is to be paid a fee of 2% of the purchase price of any acquisitions or sale price of any dispositions of real estate investments, subject to certain conditions. During 1999, ASRG earned $1,828,520 under the agreement of which $849,628 was payable at December 31, 1999.

The company has contracted with Apple Suites Advisors, Inc. ("ASA") to advise and provide day to day management services to the company. In accordance with the contract, the company will pay ASA a fee equal to .1% to .25% of total equity contributions received by the company in addition to certain reimbursable expenses. During 1999, ASA earned $23,574 under this agreement of which $18,513 was payable at December 31, 1999.

The lessee, ASRG and ASA are 100% owned by Mr. Knight. ASRG and ASA may purchase in the "best efforts" offering up to 2.5% of the total number of shares of the company sold in the "best efforts" offering.

Mr. Knight also serves as the Chairman and Chief Executive Officer of Cornerstone Realty Income Trust, Inc., an apartment REIT. During 1999, Cornerstone Realty Income Trust, Inc. provided the company with services and rental space and was paid approximately $55,000.

NOTE 7
WARRANTS

The company has agreed to sell to the Managing Dealer for an aggregate of $100, warrants (the "warrants") to purchase 10% of the shares sold in this offering, up to 3,000,000 common shares, at an exercise price of $16.50 per common share (165% of the public offering price per common share). The Warrants may not be sold, transferred, assigned or hypothecated for one year from the date of issuance, except to the officers and employees of the Managing Dealer and are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing on the date of the final closing after the termination of the offering (the "Warrant Exercise Term"). At the company's expense, the company may be required to register the Warrants under the Securities Act during the Warrant Exercise Term.

NOTE 8
EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

Year Ended December 31, 1999
NUMERATOR:

         Net income and numerator for
         basic and diluted earnings                  $  365,465
DENOMINATOR:

         Denominator for basic earnings per
         share-weighted-average shares                2,648,196
EFFECT OF DILUTIVE SECURITIES:
         Stock options                                    2,200
---------------------------------------------------------------
         Denominator for diluted earnings
         per share-adjusted weighted-
         average shares and assumed conversions       2,650,396
---------------------------------------------------------------
         Basic and diluted earnings per
          common share                               $      .14
---------------------------------------------------------------

NOTE 9
LESSEE

All of the company's lease revenue is derived from the Percentage Leases with the lessee. Certain information, related to the lessee's financial statements, is as follows:

As of December 31,1999
-------------------------------------------------------------------
BALANCE SHEET INFORMATION:
         Cash and cash equivalents                       $2,395,000
         Total assets                                     3,826,155
         Due to Apple Suites, Inc.                        2,123,136
         Shareholders' Deficit                             (141,004)

For the period September 1 through December 31,1999
-------------------------------------------------------------------
STATEMENT OF OPERATIONS INFORMATION:
         Total revenue                                   $5,671,075
         Rent expense-Apple Suites, Inc.                  2,518,031
         Total expenses                                   5,812,179
         Net loss                                         (141,104)

At December 31, 1999, the company owned 11 hotels operating as Homewood Suites(R) by Hilton. The hotels operate pursuant to franchise license agreements which require the payment of fees based on a percentage of suite revenue and sundry revenue. These fees are paid by the lessee.

The lessee engages Promus as a third-party manager to operate the hotels leased by it and pays the manager a 4% management fee based on a percentage of adjusted gross revenue. During the first two years of the management agreement, a portion of the management fee equal to 1% of adjusted gross revenues is subordinated to the lessee's receipt of a return equal to 11% of the purchase price of each hotel. The lessee pays the manager a franchise fee and a marketing fee, equal to 4% of gross revenues, respectively.

NOTE 10
QUARTERLY AND FINANCIAL DATA (UNAUDITED)

The following is a summary of quarterly results of operations for the year ended December 31, 1999:

1999                                                      Third Quarter*                      Fourth Quarter
------------------------------------- ----------------------------------- -----------------------------------
Revenues                                                        $481,676                          $2,205,441
Net income                                                        38,708                             326,757
Basic and diluted                                                    .02                                 .12
Distributions declared per share                                      --                                 .33

* Operations commenced on September 1, 1999.

NOTE 11
PRO FORMA INFORMATION (UNAUDITED)

The following unaudited pro forma information for the period ended December 31, 1999 is presented as if the acquisition of the 11 hotels occurred on January 1, 1999. The pro forma information does not purport to represent what the company's results of operations would actually have been if such transaction, in fact, had occurred on January 1, 1999, nor does it purport to represent the results of operations for future periods.

                                                                                Twelve months ended 12/31/99
-------------------------------------------------------------------------------------------------------------
Lease revenue                                                                                    $14,102,040
Net income                                                                                       $ 3,828,096
Net income per share-basic and diluted                                                           $      1.31

The pro forma information reflects adjustments for actual lease revenue and expenses of the 11 hotels acquired in 1999 for the respective period in 1999 prior to acquisition by the company. Net income has been adjusted as follows:
(1)  depreciation  has been adjusted based on the company's basis in the hotels;
(2) advisory expenses have been adjusted based on the company's contractual arrangements; (3) interest expense has been adjusted to reflect the acquisition as of January 1, 1999; and (4) common stock raised during 1999 to purchase these hotels has been adjusted to reflect issuance as of January 1, 1999.

NOTE 12

SUBSEQUENT EVENTS

During January and February of 2000, the company closed the sale to investors of 335,487 shares at $10 per share representing net proceeds to the company of $3,019,377.

The company has entered into contracts to purchase two additional hotels from Hilton on or before April 28, 2000 for a total purchase price of $30.4 million. The purchase is subject to a number of customary closing conditions. In addition, the ability of the company to purchase the hotels is contingent upon its obtaining sufficient funds, either through the sale of sufficient common shares under the company's "best efforts" offering or through alternate financing sources. Therefore, there can be no assurance that the proposed purchase will occur as scheduled, or at all. There is a required deposit with Hilton of $400,000 against the aggregate purchase price. If the company does not complete the purchase, it could lose the monies deposited.

SCHEDULE  III REAL  ESTATE AND  ACCUMULATED  DEPRECIATION  (AS OF  DECEMBER  31,
1999)-APPLE SUITES, INC.

                               -------------------------------------------------------------------------------------
                                Initial Cost  Subsequently Capitalized      Gross Amnt. Carried
                        Encum- -------------------------------------------------------------------------------------
Description             rances          Land  Bldg. & Imp.          Imp.           Land  Bldg. & Imp.         Total
--------------------------------------------------------------------------------------------------------------------

1. Addison,         $7,141,500    $2,090,000    $7,410,000      $280,937     $2,117,035    $7,663,902    $9,780,937
Texas

2. Las Colinas,      8,383,500     2,800,000     8,400,000       355,748      2,835,140     8,720,608    11,555,748
Texas

3. Plano,            4,050,000       594,000     4,806,000       158,623        600,481     4,958,142     5,558,623
Texas

4. Richmond,         7,050,000       846,000     8,554,000       267,166        858,975     8,808,191     9,667,166
Virginia

5. Atlanta,          7,350,000     2,254,000     7,546,000       399,600      2,282,915     7,916,685    10,199,600
Georgia
(Galleria)

6. Baltimore,       12,261,000     1,634,800    14,713,200       509,511      1,671,050    15,186,461    16,857,511
Maryland

7. Clearwater,       7,812,000     2,395,680     8,020,320       296,279      2,853,277     7,859,002    10,712,279
Florida

8. Detroit,          3,247,500       412,240     3,917,760       136,485        526,858     3,939,627     4,466,485
Michigan

9. Atlanta,          3,024,750       519,600     3,513,400       104,785      1,051,850     3,085,935     4,137,785
Georgia
(Peachtree)

10. Salt Lake        3,864,750     1,048,580     4,104,420       161,389        415,557     4,898,832     5,314,389
City, Utah

11. Jackson,         4,384,500       467,680     5,378,320       119,318        469,946     5,495,372     5,965,318
Mississippi

          TOTALS   $68,569,500   $15,062,580   $76,363,420    $2,789,840    $15,683,084   $78,532,757   $94,215,841   (1)
====================================================================================================================
                                    Date         Date
Description         Acc. Depr.  Constructed    Acquired    Dep. Life
--------------------------------------------------------------------
1. Addison,            $70,349     1990        Sept 1999    39 yrs.
Texas

2. Las Colinas,         80,052     1990        Sept 1999    39 yrs.
Texas

3. Plano,               46,204     1997        Sept 1999    39 yrs.
Texas

4. Richmond,            80,046     1998        Sept 1999    39 yrs.
Virginia

5. Atlanta,             55,013     1990        Oct 1999     39 yrs.
Georgia
(Galleria)

6. Baltimore,           65,349     1998        Nov 1999     39 yrs.
Maryland

7. Clearwater,          34,082     1998        Nov 1999     39 yrs.
Florida

8. Detroit,             17,209     1990        Nov 1999     39 yrs.
Michigan

9. Atlanta,             13,728     1990        Nov 1999     39 yrs.
Georgia
(Peachtree)

10. Salt Lake           21,546     1996        Nov 1999     39 yrs.
City, Utah

11. Jackson,            12,631     1997        Dec 1999     39 yrs.
Mississippi

          TOTALS      $496,209
===============================

(1) Represents the aggregate cost for federal income tax purposes.

(2) The reconciliation of the carrying amount of real estate owned is as follows:

CARRYING VALUE:
    Beginning balance                                 $        --
    Acquisition of hotel properties                    91,426,000
    Subsequent costs capitalized                        2,789,841
                                                       ----------
    Balance at December 31, 1999                      $94,215,841
                                                      ===========

                          Independent Auditor's Report

The Management
Apple Suites Management, Inc.

We have audited the accompanying consolidated balance sheet of Apple Suites Management, Inc. (the "Company") as of December 31, 1999, and the related consolidated statements of operations and retained deficit and cash flows for the period from March 11, 1999 (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimate made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Apple Suites Management, Inc. at December 31, 1999, and the consolidated results of its operations and its cash flows for the period from March 11, 1999 (date of inception) through December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                                     /s/ Ernst & Young LLP

Richmond, Virginia
February 28, 2000

                          APPLE SUITES MANAGEMENT, INC.
                           CONSOLIDATED BALANCE SHEET


AS OF DECEMBER 31,                                                                      1999
----------------------------------------------------------------------------------------------------
Current assets

Cash and cash equivalents                                                                $2,395,000
Net receivables                                                                             738,361
Inventories                                                                                 121,801
Other assets                                                                                  8,142
                                                                                 -------------------

     Total current assets                                                                 3,263,304

Deferred  franchise fees                                                                    562,851
                                                                                 -------------------

Total assets                                                                             $3,826,155
                                                                                 ===================

Liabilities and Shareholders' Deficit

Current liabilities

Accounts payable                                                                            $48,586
Rent payable to Apple Suites, Inc.                                                        2,123,136
Due to third party manager                                                                  454,147
Due to Apple Suites, Inc.                                                                    28,991
Accrued expenses                                                                            624,346
Current portion of long-term notes payable to Apple Suites, Inc.                             56,939
                                                                                 -------------------

     Total current liabilities                                                            3,336,145

Long-term notes payable to Apple Suites, Inc.                                               631,014
                                                                                 -------------------

Total liabilities                                                                         3,967,159

Shareholders' deficit

Common stock, no par value,  5,000 authorized;
  10 shares issued and outstanding                                                              100
Retained deficit                                                                           (141,104)
                                                                                 -------------------

Total shareholders' deficit                                                                (141,004)
                                                                                 -------------------

Total Liabilities and Shareholders' Deficit                                              $3,826,155
                                                                                 ===================

See accompanying notes to consolidated financial statements.

                          APPLE SUITES MANAGEMENT, INC.
            CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED DEFICIT

                                                           FOR THE PERIOD
                                                            MARCH 11, 1999
                                                               THROUGH
                                                         DECEMBER 31, 1999(a)
                                                    ----------------------------

REVENUE

Suite revenue                                                         $5,335,925
Other revenue and interest income                                        335,150
                                                    -----------------------------

   Total revenue                                                       5,671,075

EXPENSES

Rent expense-Apple Suites, Inc.                                        2,518,031
Operating expense                                                      1,656,540
General and administrative                                               494,377
Advertising and promotion                                                472,787
Utilities                                                                199,907
Franchise fees                                                           213,437
Management fees                                                          226,136
Other                                                                     30,964
                                                    -----------------------------

   Total expenses                                                      5,812,179

Loss before income taxes                                                (141,104)

Income tax benefit                                                            --
                                                    -----------------------------

Net loss                                                               $(141,104)

Retained deficit, beginning of period                                         --
                                                    -----------------------------

Retained deficit, end of period                                        $(141,104)
                                                    =============================


(a)  The Lessee commenced operations on September 1, 1999.

See accompanying notes to consolidated financial statements.

                          APPLE SUITES MANAGEMENT, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                          FOR THE PERIOD
                                                                          MARCH 11, 1999
                                                                             THROUGH
                                                                       DECEMBER 31, 1999(a)
                                                                    --------------------------

Cash flow from operating activities:

Net loss                                                                            $(141,104)

Adjustment to reconcile net loss to net cash provided by operating activities

       Amortization of deferred franchise fees                                           5,049

Changes in operating assets and liabilities:

       Receivables                                                                   (738,361)
       Other assets                                                                    (8,142)
       Due to Apple Suites, Inc.                                                        28,991
       Rent payable to  Apple Suites, Inc.                                           2,123,136
       Accounts payable                                                                 48,586
       Due to third party manager                                                      454,147
       Accrued expenses                                                                624,346
                                                                    ---------------------------

                              Net cash provided by operating activities              2,396,648

Cash flow from financing activities:

       Repayments of notes payable                                                      (1,748)
       Proceeds from sale of common stock                                                  100
                                                                    ---------------------------

                              Net cash used in financing activities                     (1,648)

                              Increase in cash and cash equivalents                  2,395,000

Cash and cash equivalents, beginning of period                                              --
                                                                    ---------------------------

Cash and cash equivalents, end of period                                            $2,395,000
                                                                    ===========================

Supplemental Cash Flow Information:

Non-cash transactions:
Notes payables-issued by Apple Suites, Inc.                                          $ 689,701
Payment of deferred franchise fees                                                   $ 567,900
Acquisition of inventory                                                             $ 121,801

(a)  The Lessee commenced operations on September 1, 1999.

See accompanying notes to consolidated financial statements.

APPLE  SUITES MANAGEMENT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1
GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
Apple Suites Management, Inc. (together with its subsidiaries, the "Lessee") was formed on March 11, 1999 and is owned 100% by Glade M. Knight. Mr. Knight also serves as the Chairman and CEO of Apple Suites, Inc. (the "Company"). The Lessee commenced operations effective September 1, 1999 with the acquisition of 4 extended-stay hotels by the Company.

The Lessee operates in one business segment. Each hotel is leased by the Company to the Lessee under a master hotel lease agreement ("Percentage Lease") having an initial term of ten years, subject to earlier termination at the option of the Company upon 30 day notice. The lease agreement provides for two optional five year extensions. The Percentage Leases require base rent payments to be made to the Company on a monthly basis and additional quarterly payments to be made based upon percentages of suite and sundry revenue. Promus Hotels, Inc. or an affiliate ("Promus") manages the hotels under a management agreement with the Lessee. Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton Hotel Corporation ("Hilton"). The hotels are located throughout the United States and are licensed with Homewood Suites(R) by Hilton.

The accompanying financial statements include the accounts of the Lessee and its subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS
Cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximate their carrying value.

INVENTORIES
Inventories, consisting primarily of food and beverages and hotel supplies are stated at the lower of cost or market, with cost determined on a method that approximates the first-in, first-out basis.

REVENUE RECOGNITION
Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel's services.

OTHER REVENUE
Other revenue consists of revenues derived from hotel services such as telephone, TV, valet and vending machines. These sundry revenues are recognized in the period the related services are provided.

ADVERTISING AND PROMOTION COSTS
Advertising and promotion costs are expensed when incurred. Advertising and promotion costs represent the expense for franchise advertising and reservation systems under the terms of the hotel franchise agreements and general and administrative expenses that are directly attributable to advertising and promotion.

DEFERRED FRANCHISE FEES
Deferred franchise fees represent the costs incurred in connection with entering into hotel license agreements, which have a term of 20 years. Deferred franchise fees are being amortized over the term of the hotel license agreements.

RENT EXPENSE
Rent expense is recognized as incurred by the Company under the Percentage Leases commencing on the date the lease is executed. Percentage rent is accrued prior to the Lessee achieving the baseline revenue that triggers the percentage rental expense when achievement of the baseline revenue is considered probable. Baseline revenue amounts are determined on a quarterly basis for each hotel.

INCOME TAXES
The Lessee provides for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability based approach in accounting for income taxes.

COMPREHENSIVE INCOME
The Company does not currently have any items of comprehensive income requiring separate reporting and disclosure.

USE OF ESTIMATES
The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

SEASONALITY
The hotel industry is seasonal in nature. Seasonal variations in revenues at the hotels under lease may cause quarterly fluctuations in the Company's revenues. Revenues for 1999 primarily consist of fourth quarter revenues which may not be indicative of a full year.

NOTE 2
PERCENTAGE LEASES
The Percentage Leases expire in 2009, subject to earlier termination by the Company upon 30 day notice. The Percentage Leases provide for two optional five-year extensions. The rent due for each hotel is the sum of a base rent and a percentage rent. Percentage rent is calculated on a quarterly basis by multiplying fixed percentages by the total amounts of year-to-date suite revenues with reference to specified threshold amounts, known as breakpoints. Both the base rent and the breakpoints used in computing percentage rents are subject to annual adjustments based on increases in the Consumer Price Index ("CPI").

The Lessee's future commitments to the Company for base rent in effect at December 31, 1999 are as follows:

                  Year                                 Amount
                  ----                                 ------

                  2000                            $ 6,583,400
                  2001                              6,583,400
                  2002                              6,583,400
                  2003                              6,583 400
                  2004                              6,583,400
                  Thereafter                       31,564,507
                                                   ----------
                                                  $64,481,507
                                                  ===========

Base rent is payable to the Company in arrears and percentage rent is payable 15 days following a quarter-end. The Lessee incurred rent expense of $2,518,031 for the year ended December 31, 1999 and had rent payable of $2,123,136 at December 31, 1999.

NOTE 3
COMMITMENTS AND RELATED PARTY TRANSACTIONS
On September 17, 1999, the Lessee entered into various debt agreements with the Company. The Lessee borrowed from the Company $567,900 for franchise fees and $121,800 for hotel supplies. The promissory notes relating to these debt agreements bear interest at a rate of 9% per annum. Principal and interest payments are due monthly. The Lessee incurred interest expense of $10,915 related to the promissory notes and $7,557 was payable at December 31, 1999.

The aggregate maturities of principal for promissory notes subsequent to December 31, 1999 are as follows:

                  Year                                 Amount
                  ----                                 ------

                  2000                               $ 56,939
                  2001                                 62,612
                  2002                                 68,485
                  2003                                 74,909
                  2004                                 79,687
                  Thereafter                          345,321
                                                      -------
                                                     $687,953
                                                     ========

The Lessee has entered into license agreements with Promus to operate the hotels as Homewood Suites(R) by Hilton properties. These agreements have terms of 20 years and expire in 2019. These agreements require the Lessee to, among other things, pay monthly franchise fees equal to 4% of suite revenue. License and franchise agreements contain specific standards for, and restrictions and limitations on, the operation and maintenance of the hotels which are established by Promus to maintain uniformity in the system for Homewood Suites(R) by Hilton. Such standards generally regulate the appearance of the hotel, quality and type of goods and services offered, signage, and protection of marks. Compliance with such standards may from time to time require significant expenditures for capital improvements which will be borne by the Company. In addition, the agreements provide that Promus will manage the daily operations of the hotels and provide advertising and promotion to include access to the reservation system for Homewood Suites(R) by Hilton. The Lessee pays Promus 4% of monthly suite revenue for each of these functions, respectively. Total expenses incurred by the Lessee for franchise fees, advertising and promotion fees, and management fees totaled $653,010.

NOTE 4
SHAREHOLDER'S EQUITY
The Lessee requires or may require funds to capitalize its business to satisfy its obligations under Percentage Leases with the Company, dated September 17, 1999. To meet these objectives, the Lessee has two funding commitment agreements (together "Payor") of $1 million each from Mr. Knight and Apple Suites Realty Group, Inc., ("ASRG"), respectively. ASRG is owned by Mr. Knight. The funding commitments are contractual obligations of the Payor to provide funds to the Lessee. Funds paid to the Lessee under the commitments are to be used to satisfy any capitalization or net worth requirements applicable to the Lessee or the Lessee's payment obligations under the lease agreements and does not represent any indebtedness. The funding commitments terminate upon the expiration of the Percentage Leases, written agreement between the Payor and the Lessee, or repayment of all amounts to the Payor. As of December 31, 1999, no contributions have been made by the Payor to the Lessee.

NOTE 5
INCOME TAXES
The Lessee is subject to federal and state income taxes. The Lessee incurred a loss during the period and as such has no income tax liability at December 31, 1999. No deferred income tax asset has been recorded in the consolidated balance sheet since realization is uncertain. At December 31, 1999, the Lessee has $110,000 of net operating loss carryforwards which expire in 2020.

NOTE 6
CREDIT RISK
The Lessee maintains cash on deposit with Promus in a pooled investment account that potentially subjects the Lessee to a concentration of credit risk. At December 31, 1999 the Lessee has $1,107,399 on deposit with Promus.

                               APPLE SUITES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)

         The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple Suites, Inc. (the "Company") are presented as if the acquisition and leasing of the eleven extended-stay hotels by the Company had occurred at the beginning of the period presented. The seller was Promus Hotels, Inc., or an affiliate. Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton Hotel Corporation ("Hilton"). The hotels have been leased to Apple Suites Management, Inc. or its subsidiary (the "Lessee") pursuant to master hotel lease agreements. Such pro forma information is based in part upon the Consolidated Statement of Operations of the Company, the Pro Forma Statement of Operations of the Lessee and the historical Statements of Operations of the acquired hotels. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

         The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the period presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of the beginning of the period presented, nor does it purport to represent the results of operations for future periods. The master hotel lease agreements between the Company and the Lessee were based on economic conditions existing at the time of acquisition. Application of these agreements to periods prior to the acquisition may not be meaningful. The most significant assumption which may not be indicative of future operations is the amount of financial leverage employed. This Pro Forma Statement assume 75% of the purchase price was funded with debt for the entire period presented. The Company intends to repay this debt with the proceeds from its "best efforts" offering. This repayment of debt would result in lower interest expense, higher net income, but lower earnings per share.

FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)

                                                                  Pro Forma Adjustments
                                     ---------------------------------------------------------------------------------
                                                    Homewood          Homewood         Homewood
                                      Historical     Suites            Suites           Suites
                                     Statement of  Acquisition       Acquisition      Acquisition           Total
                                      Operations      (A I)            (A II)           (A III)           Pro Forma
                                     ---------------------------------------------------------------------------------
Revenue:
   Percentage lease revenue             $2,518,031  $4,510,834  (B)   $5,932,615 (B)   $1,140,560  (B)    $14,102,040
   Interest income and other income        169,086          --                --               --             169,086

Expenses:
   Taxes and insurance                     426,592     822,599  (C)      647,225 (C)       93,884  (C)      1,990,300
   General and administrative              153,807      82,649  (D)       86,636 (D)       65,659  (D)        388,751
   Depreciation                            496,209     656,623  (E)      821,580 (E)      140,664  (E)      2,115,076
   Interest expense                      1,245,044   1,977,313  (F)    2,353,863 (F)      372,683  (F)      5,948,903
                                     ---------------------------------------------------------------------------------

Total expenses                           2,321,652   3,539,184         3,909,304          672,890          10,443,030
                                     ---------------------------------------------------------------------------------

Net income                              $  365,465  $  971,650        $2,023,311         $467,670         $ 3,828,096
                                     =================================================================================

Earnings per common share:
   Basic and diluted                         $0.14                                                              $1.31
                                     ==============                                                     ==============

Basic and diluted weighted average
common shares outstanding                2,648,196          --  (G)       99,283 (G)      176,360  (G)      2,923,839
                                     ==============                                                     ==============

Notes to Pro Forma Condensed Consolidated Statements of Operations

(A) Represents results of operations for the eleven hotels acquired on a pro forma basis as if the eleven hotels were owned by the Company at the beginning of the period presented.

                                                                Date Commenced                    Date
         Property                                                 Operations                    Acquired
-------------------------------------------------------------------------------------------------------------------
I         Homewood Suites - Dallas, TX                               1990                  September 1, 1999
I         Homewood Suites - Las Colinas, TX                          1990                  September 1, 1999
I         Homewood Suites - Plano, TX                                1997                  September 1, 1999
I         Homewood Suites - Richmond. VA                           May 1998                September 1, 1999
I         Homewood Suites - Atlanta, GA                              1990                   October 1, 1999
-------------------------------------------------------------------------------------------------------------------
II        Homewood Suites - Clearwater, FL                       February 1998             November 24, 1999
II        Homewood Suites - Salt Lake, UT                            1996                  November 24, 1999
II        Homewood Suites - Atlanta, GA                              1990                  November 24, 1999
II        Homewood Suites - Detroit, MI                              1990                  November 24, 1999
II        Homewood Suites - Baltimore, MD                         March 1998               November 24, 1999
-------------------------------------------------------------------------------------------------------------------
III       Homewood Suites - Jackson, MS                          February 1997             December 22, 1999

(B) Represents lease payment from the Lessee to the Company calculated on a pro foma basis by applying the rent provisions in the master hotel lease agreements to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the lease agreement. Refer to the discussion of the master hotel lease agreement for details.

(C) Represents historical real estate and personal property taxes and insurance which will be paid by the Company pursuant to the master hotel lease agreements. Such amounts are the historical amounts paid by the respective hotels.

(D) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company and anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company.

(E) Represents the depreciation on the eleven hotels acquired based on the purchase price, excluding amounts allocated to land, of $37,450,320 for the first acquisition, $41,085,600 for the second acquisition, and $5,485,886 for the third acquisition, for the period of time not owned by the Company. The average life of the depreciable assets was 39 years. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.

(F) Represents the interest expense for the eleven hotel acquisitions for the period in which the hotels were not owned, interest was computed using the interest rates of 8.5% on mortgage debt of $33,975,000 for the first acquisition, $30,210,000 for the second acquisition and $4,384,500 for the third acquisition that was incurred at acquisition.

(G) Represents additional common shares assuming the properties were acquired at the beginning of the period presented with the net proceeds from the "best efforts" offering of $9 per share (net $8.06 per share) for the first $15,000,000 and $10 per share (net $8.95 per share) for the remainder.

                          APPLE SUITES MANAGEMENT, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)

         The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple Suites Management, Inc. (the "Lessee") are presented as if the leasing of the eleven extended-stay hotels from Apple Suites, Inc. (the "Company") to the Lessee or its subsidiary had occurred at the beginning of the period presented. The Company purchased the hotels from Promus Hotels, Inc., or an affiliate. Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton Hotel Corporation ("Hilton"). The hotels have been leased to the Lessee or its subsidiary pursuant to master hotel lease agreements. Further, the results of operations reflect the hotel management agreements and hotel license agreements between Promus and the Lessee or its subsidiary. The master hotel lease agreements were based on economic conditions existing at the time of acquisition. Application of these agreements to periods prior to the acquisition may not be meaningful. Such pro forma information is based in part upon the Consolidated Statement of Operations of the Lessee and the hotels and should be read in conjunction with the financials statement contained herein. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

         The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the period are not necessarily indicative of what the actual results of operations of the Lessee would have been assuming such transactions had been completed as of the beginning of the period presented, nor does it purport to represent the results of operations for the future periods.

FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)

                                                     Homewood      Homewood      Homewood
                                      Historical      Suites        Suites        Suites
                                     Statement of  Acquisitions  Acquisitions   Acquisition    Pro Forma              Total
                                      Operations       (A I)        (A II)        (A III)     Adjustments           Pro Forma
                                     -------------------------------------------------------------------------------------------
REVENUES:
   Suite revenue                        $5,335,925    $9,818,797   $12,082,374    $2,230,952            --          $29,468,048
   Other income                            335,150       560,096       709,240       168,438            --            1,772,924

EXPENSES:
   Operating expenses                    1,656,540     3,794,204     4,870,096       954,102            --           11,274,942
   General and administrative              494,377       250,317       300,399        77,381    $(107,000)  (B)
                                                                                                    19,036  (C)       1,034,510
   Advertising and promotion               472,787       438,985       580,564       112,902     (965,290)  (D)
                                                                                                   965,285  (E)       1,605,233
   Utilities                               199,907       354,113       551,359        75,639            --            1,181,018
   Taxes and insurance                          --       822,599       647,225        93,884   (1,563,708)  (F)              --
   Depreciation expense                         --     1,783,021     2,217,128       426,986   (4,427,135)  (G)              --
   Franchise fees                          213,437       392,757       483,295        89,238     (965,290)  (H)
                                                                                                   965,285  (I)       1,178,722
   Management fees                         226,136       311,275       383,599        71,982     (766,856)  (J)
                                                                                                 1,130,796  (K)       1,356,932
   Rent expense-Apple Suites, Inc.       2,518,031            --            --            --    11,584,009  (L)      14,102,040
   Other                                    30,964            --            --            --            --               30,964
                                     ----------------------------------------------------------------------       --------------

Total expenses                           5,812,179     8,147,271    10,033,665     1,902,114     5,869,132           31,764,361

Income before income tax                 (141,104)     2,231,622     2,757,949       497,276    (5,869,132)            (523,389)

     Income tax expense                         --            --            --            --            --                   --
                                     ----------------------------------------------------------------------       --------------

Net income                              $(141,104)    $2,231,622    $2,757,949      $497,276   $(5,869,132)           $(523,389)
                                     ======================================================================       ==============

Notes to Pro Forma Condensed Consolidated Statements of Operations

(A) Represents results of operations for the eleven Homewood Suites hotel acquisitions on a pro forma basis as if the hotels acquired were leased and operated by the Lessee at the beginning of the period presented, see below. The hotels acquired are as follows:

                                                                Date Commenced                    Date
         Property                                                 Operations                    Acquired
-------------------------------------------------------------------------------------------------------------------
I         Homewood Suites - Dallas, TX                               1990                  September 1, 1999
I         Homewood Suites - Las Colinas, TX                          1990                  September 1, 1999
I         Homewood Suites - Plano, TX                                1997                  September 1, 1999
I         Homewood Suites - Richmond. VA                           May 1998                September 1, 1999
I         Homewood Suites - Atlanta, GA                              1990                   October 1, 1999
-------------------------------------------------------------------------------------------------------------------
II        Homewood Suites - Clearwater, FL                       February 1998             November 24, 1999
II        Homewood Suites - Salt Lake, UT                            1996                  November 24, 1999
II        Homewood Suites - Atlanta, GA                              1990                  November 24, 1999
II        Homewood Suites - Detroit, MI                              1990                  November 24, 1999
II        Homewood Suites - Baltimore, MD                         March 1998               November 24, 1999
-------------------------------------------------------------------------------------------------------------------
III       Homewood Suites - Jackson, MS                          February 1997             December 22, 1999

(B) Represents the elimination of the historical accounting fee allocated to the hotels by the prior owner.

(C) Represents the addition of the anticipated legal and accounting and other expenses to operate as a stand alone company.

(D) Represents the elimination of the historical advertising, training and reservation fee allocated to the hotels by the prior owner.

(E) Represents the addition of the marketing fee to be incurred under the new license agreements. The marketing fee is calculated based on the terms of the license agreements which is 4% of suite revenue.

(F) Represents the elimination of the taxes and insurance. Under the terms of the lease these expenses will be incurred by the Company and, accordingly, are reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.

(G) Represents the elimination of the depreciation expense. This expense will be reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.

(H) Represents the elimination of the historical franchise fee allocated to the hotels by the prior owner.

(I) Represents the addition of franchise fees to be incurred under the new license agreements. The franchise fees are calculated based on the terms of the agreement , which is 4% of suite revenue.

(J) Represents the elimination of the historical management fees for the year ended December 31, 1999.

(K) Represents the addition of the management fees of 4% of gross revenue and the accounting fee $1,000 per hotel per month to be incurred under the new management agreements for the period presented.

(L) Represents lease payments from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions in the master hotel lease agreements to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the lease agreement. Refer to the discussion of the master hotel lease agreements for details.

                      SUPPLEMENT NO. 6 DATED MAY 31, 2000
                       TO PROSPECTUS DATED AUGUST 3, 1999


                              APPLE SUITES, INC.

     The following information supplements the prospectus of Apple Suites, Inc. dated August 3, 1999 and is part of the prospectus. THIS SUPPLEMENT NO. 6 RELATES TO MATTERS THAT HAVE CHANGED OR OCCURRED SINCE MARCH 21, 2000. OTHER IMPORTANT MATTERS WERE DISCUSSED IN SUPPLEMENT NO. 5, WHICH INCORPORATED AND REPLACED ALL PRIOR SUPPLEMENTS. THIS SUPPLEMENT DOES NOT INCORPORATE OR REPLACE ANY PRIOR SUPPLEMENT.

     PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE PROSPECTUS, SUPPLEMENT NO. 5 AND THIS SUPPLEMENT.


                    TABLE OF CONTENTS FOR SUPPLEMENT NO. 6

    Status of the Offering ....................................................   S-2
    Recent Developments .......................................................   S-2
    Our Properties ............................................................   S-3
    Property Acquisition ......................................................   S-4
     Overview .................................................................   S-4
     Hotel Supplies and Franchise Fees ........................................   S-4
     Description of Financing .................................................   S-5
    Summary of Material Contracts .............................................   S-7
    Description of Property ...................................................   S-10
    Index to Management's Discussion and Analysis and to Financial Statements..   F-1

     The prospectus and the supplements contain forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of common shares,  our  ability  to  repay  or  refinance our significant short-term debt, future economic, competitive and market conditions and future business decisions. All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

                            STATUS OF THE OFFERING

     We completed the minimum offering of common shares at $9 per share on August 23, 1999. We are continuing the offering at $10 per common share in accordance with the prospectus.

     As of May 19, 2000, we had closed on the following sales of our common shares:




                                                               PROCEEDS NET OF SELLING
       PRICE PER           NUMBER OF             GROSS        COMMISSIONS AND MARKETING
     COMMON SHARE     COMMON SHARES SOLD       PROCEEDS           EXPENSE ALLOWANCE
    --------------   --------------------   --------------   --------------------------
    $       9             1,666,666.67       $15,000,000             $13,500,000
    $      10             2,862,737.00        28,627,370              25,764,633
                          ------------       -----------             -----------
           TOTAL          4,529,403.67       $43,627,370             $39,264,633
                          ============       ===========             ===========


     We have used the net proceeds of our offering to acquire, by deed or lease, a total of 12 extended-stay hotels. We hold these hotels directly or through wholly-owned subsidiaries. For simplicity, we will refer to these hotels as "our hotels." All of our hotels have franchises with Homewood Suites(Reg. TM) by Hilton, which is a registered service mark of Hilton Hotels Corporation.


                              RECENT DEVELOPMENTS

     As discussed in detail below, we have approximately $80 million in notes payable in connection with our hotels. Our goal is to pay these notes with the proceeds from our offering of common shares. Based on the current rate at which equity is being raised by the offering, we may need to seek other measures to repay these loans. We are holding discussions with several lenders to obtain financing for the hotels and are exploring both unsecured and secured financing arrangements.

     Although no firm financing commitments have been received, we believe, based on discussions with lenders and other market indicators, that we can obtain sufficient financing prior to the maturity of the notes, if necessary. Obtaining refinancing is dependent upon a number of factors, including: (a) continued operation of the hotels at or near current occupancy and room rate levels, as the hotel leases are based in part on a percentage of hotel suite income; (b) the general level of interest rates, including credit spreads for real estate based lending; and (c) general economic conditions.

     There is no assurance that we will obtain financing to repay our current outstanding debt. If we are unable to obtain such financing and if our offering proceeds are insufficient, we would be subject to a number of default remedies, including possible loss of the hotels through foreclosure. Depending on the terms of any financing we obtain and the progress of our offering, we may need to modify our borrowing policy, as described in the prospectus, of holding our properties on an all-cash basis over the long-term.

                                OUR PROPERTIES



            (Map of United States shows general location of hotels)


                               [GRAPHIC OMITTED]

        MONTH OF                     NAME                  TOTAL        MONTH OF                  NAME               TOTAL
        PURCHASE                   OF HOTEL               SUITES        PURCHASE                OF HOTEL             SUITES
    ----------------   -------------------------------   --------   ---------------   ---------------------------   -------
    September 1999     Dallas - Addison                     120     November 1999     Baltimore - BWI Airport          147
    September 1999     Dallas - Irving/Las Colinas          136     November 1999     Clearwater                       112
    September 1999     North Dallas - Plano                  99     November 1999     Detroit - Warren                  76
    September 1999     Richmond - West End                  123     November 1999     Salt Lake City - Midvale          98
    October 1999       Atlanta - Galleria/Cumberland        124     December 1999     Jackson - Ridgeland               91
    November 1999      Atlanta - Peachtree                   92     May 2000          Philadelphia/Great Valley        123
                                                                                                                   ---
                                                                                       TOTAL FOR ALL HOTELS      1,341
                                                                                                                 =====

                              PROPERTY ACQUISITION


OVERVIEW

     We acquired the Philadelphia/Great Valley hotel, an existing Homewood Suites(Reg. TM) by Hilton hotel, when we purchased a long-term leasehold interest in the hotel, which is substantially equivalent to acquiring ownership. This leasehold interest was purchased through an assignment and assumption of lease, dated as of May 8, 2000 with respect to a ground lease, dated as of July 1, 1996. The total purchase price was $15,489,000. We used the net proceeds from our offering of common shares to pay 25% of this total, or $3,872,250, at closing in cash. The balance of 75%, or $11,616,750, is being financed by the seller, Promus Hotels, Inc., as short-term or "bridge financing." The financing and the ground lease are described in further detail in other sections below.

     We made this purchase through a newly organized subsidiary, Apple Suites Pennsylvania Business Trust (a business trust organized under Pennsylvania law), based on business and tax planning considerations. We are the sole trustee and sole beneficiary of Apple Suites Pennsylvania Business Trust. The Philadelphia/Great Valley hotel has been leased to Apple Suites Management, Inc. under a master hotel lease agreement dated as of May 8, 2000.

     We paid a real estate commission on this purchase to Apple Suites Realty Group, Inc., as our real estate broker. This corporation is owned by Glade M. Knight, who is our president and chief executive officer. The total amount of the real estate commission was $309,780, which equals 2% of the total purchase price.


HOTEL SUPPLIES AND FRANCHISE FEES

     We have provided Apple Suites Management, Inc. with funds for the purchase of certain hotel supplies (such as sheets, towels and so forth) for the Philadelphia/Great Valley hotel. Apple Suites Management, Inc. is obligated to repay us under a promissory note made in the principal amount of $12,300. This promissory note provides for an annual interest rate of nine percent (9%), which would increase to twelve percent (12%) if a default occurs, and repayment in monthly installments. The first installment consists of interest only and has a due date of June 1, 2000. The remaining installments consist of principal and interest on an amortized basis. The maturity date is June 1, 2005.

     We have also provided Apple Suites Management, Inc. with funds for the payment of hotel franchise fees to Promus Hotels, Inc. Apple Suites Management, Inc. is obligated to repay us under a promissory note made in the principal amount of $55,350. This promissory note is substantially similar to the one described above, but has a maturity date of June 1, 2010.

DESCRIPTION OF FINANCING

     As indicated above, Promus Hotels, Inc. is financing 75% of the purchase price with respect to the Philadelphia/Great Valley hotel. This financing is substantially similar to the financing provided by Promus Hotels, Inc. when we purchased our other hotels. The amounts we owe to Promus Hotels, Inc. are evidenced by the following promissory notes:




                                   ORIGINAL
           MONTH OF                PRINCIPAL      ANNUAL RATE         DATE OF
       PROMISSORY NOTE              AMOUNT        OF INTEREST         MATURITY
-----------------------------   --------------   -------------   -----------------
     September 1999 .........    $26,625,000         8.5%         October 1, 2000
     October 1999 ...........    $ 7,350,000         8.5%         October 1, 2000
     November 1999 ..........    $30,210,000         8.5%        December 1, 2000
     December 1999 ..........    $ 4,384,500         8.5%         January 1, 2001
     May 2000 ...............    $11,616,750         8.5%         April 28, 2001
                                 -----------
        TOTAL ...............    $80,186,250
                                 ===========


     We   consider  the  financing  from  Promus  Hotels,  Inc.  to  be  "bridge financing" because of its short-term nature (that is, each promissory note reaches maturity within approximately one year of its date of execution). The promissory notes have several provisions in common, which include the following:

     o monthly interest payments, based on the actual number of days per month

     o our delivery of monthly notices to specify the net equity proceeds from our offering, which will be the intended source of principal payments, as explained below

     o our right to prepay the notes, in whole or in part, without premium or penalty

     o a late payment premium of four percent for any payment not made within 10 days of its due date

     Revenue from the hotels will be used to pay interest under the promissory notes we have made to Promus Hotels, Inc. This revenue will include lease payments made to us by Apple Suites Management, Inc. (or a subsidiary) under the master hotel lease agreements.

     The promissory notes contemplate that the "net equity proceeds" from our offering of common shares will be the source of our principal payments. As discussed above, however, we may need to seek alternate financing if the net equity proceeds are not sufficient for this purpose. The phrase "net equity proceeds" means the total proceeds from our offering of common shares, as reduced by selling commissions, a marketing expense allowance, closing costs, various fees and charges (legal, accounting, and so forth), a working capital reserve and a reserve for renovations, repairs and replacements of capital improvements.

     Under a letter agreement dated May 8, 2000, we are permitted to use such net equity proceeds to pay 25% of the purchase price for the leasehold interest in the Philadelphia/Great Valley hotel. Otherwise, to the extent that we have such net equity proceeds, we generally are obligated to make monthly principal payments under the promissory notes listed above.

     We have made all scheduled interest payments under the promissory notes. The aggregate amount of our interest payments through May 2000 is $2,948,444.

     To date, we have not made any principal payments under any of the promissory notes. There can be no assurance that the net equity proceeds from our offering of common shares will be sufficient to enable us to make all principal payments under the promissory notes when due. The following amounts would be due on the maturity dates of the promissory notes, assuming that interest payments continue to be made on schedule and that no payments of principal are made before those maturity dates:




               MONTH OF                   DATE OF           TOTAL DUE
           PROMISSORY NOTE               MATURITY          AT MATURITY
    -----------------------------   ------------------   --------------
         September 1999 .........    October 1, 2000      $26,811,010
         October 1999 ...........    October 1, 2000      $ 7,401,349
         November 1999 ..........   December 1, 2000      $30,421,056
         December 1999 ..........    January 1, 2001      $ 4,415,131
         May 2000 ...............    April 28, 2001       $11,697,908
                                                          -----------
                                               TOTAL      $80,746,454
                                                          ===========


     In the event of a default under the promissory notes, various remedies are available to Promus Hotels, Inc. under certain deeds of trust, which are described below.


                  [Remainder of Page Intentionally Left Blank]

                         SUMMARY OF MATERIAL CONTRACTS


DEEDS OF TRUST AND RELATED DOCUMENTS

     Each of our hotels, including the Philadelphia/Great Valley hotel, is encumbered. In general, the encumbrances consist of a mortgage on the hotel building and its underlying real property, a security interest in any personal property and an assignment of hotel rents and revenues, all in favor of Promus Hotels, Inc. (As described above, Promus Hotels, Inc. provided financing for our hotel purchases).

     These encumbrances are created by substantially similar documents having a variety of names, many of which depend on state law. For simplicity, we will refer to each of these documents as a "deed of trust." At each closing on a purchase with respect to a hotel or group of hotels, we further encumbered our other hotels with additional deeds of trust or with negative pledges. These additional encumbrances are designed to provide additional security for the earlier promissory notes.

     Each deed of trust corresponds to one of the promissory notes we made to Promus Hotels, Inc., and secures the payment of principal and interest under that promissory note. The encumbrance created by a particular deed of trust will terminate when its corresponding promissory note is paid in full. Other encumbrances created by additional deeds of trust or by negative pledges will remain in effect until the promissory notes to which they correspond are also paid in full.

     We are subject to various requirements under the deeds of trust. For instance, we must maintain adequate insurance on the hotels and we must not grant any further encumbrances, or make any further assignments of rents or leases, with respect to the hotels.

     Each deed of trust contains a substantially similar definition of events of default. In each case, the events of default include (without limitation) any default that occurs under any of the promissory notes or under another deed of trust, and any sale of the secured property without the prior consent of Promus Hotels, Inc. Upon any event of default, various remedies are available to Promus Hotels, Inc. Those remedies include, for example (a) declaring the entire principal balance under the promissory notes, and all accrued and unpaid interest, to be due and payable immediately; (b) taking possession of the secured property, including the hotels; and (c) collecting hotel rents and revenues, or foreclosing on the hotels, to satisfy unpaid amounts under the promissory notes. Each deed of trust requires us to pay any costs that may be incurred in exercising such remedies.

     Negative pledges apply to the three hotels in Florida, Maryland and Virginia. The negative pledges prohibit any transfer or further encumbrance of the hotels, in whole or in part, without the prior written consent of Promus Hotels, Inc. The negative pledges will terminate when our promissory notes to Promus Hotels, Inc. are paid in full.


GROUND LEASE

     The Philadelphia/Great Valley hotel is subject to a ground lease dated as of July 1, 1996. We caused Apple Suites Pennsylvania Business Trust, in our capacity as its sole trustee and sole beneficiary, to become the tenant under the ground lease. This result was achieved through an assignment and assumption of lease dated as of May 8, 2000. For purposes of applicable state law, the long-term leasehold interest is substantially equivalent to ownership and we expect to be treated as the owner of the hotel building. We intend to take depreciation deductions with respect to the hotel building for federal income tax purposes.

     The ground lease applies to the hotel building, as well as the underlying real property. The ground lease has an initial term of 30 years. The tenant has the option to extend the ground lease for three additional periods of 10 years each. When the ground lease expires, or is terminated in accordance with its terms, the tenancy for the land terminates and the building and other improvements become the property of the landlord. Therefore, unless we purchase the landlord's interest, we will not own the hotel past the term of the ground lease.

     The ground lease provides for annual rent, payable by the tenant in advance in monthly installments. The annual rent is $100,000 for each of the first five years (that is, until August 1, 2000). Every five years, the annual rent will be adjusted in proportion to the Consumer Price Index for the metropolitan Philadelphia area, but will not be less than $100,000 for any year.

     The tenant has certain obligations under the ground lease. For example, the tenant must operate the premises in accordance with applicable law and must maintain general public liability insurance on the premises. For a default that involves the tenant's failure to provide insurance and that continues for 10 days after written notice to the tenant, the landlord may arrange for substitute insurance at the tenant's expense. Furthermore, because a hotel has been constructed on the premises, the permitted uses of the premises during the first 10 years under the ground lease are limited to hotel and related uses.

     Under the ground lease, the tenant has 30 days after written notice to cure any payment default under the ground lease, and 60 days after written notice to cure any other default. If the default cannot be cured in 60 days, the cure period will be extended if the tenant promptly begins to cure the default and diligently continues to do so. In general, if a default occurs and is not cured within the appropriate time period, the landlord's remedies include terminating the ground lease and requiring the tenant to vacate the premises. If the landlord terminates the ground lease following any uncured default, we will remain obligated to pay the full amount of the remaining purchase price to Promus Hotels, Inc. under the promissory note dated as of May 8, 2000, even though we will not be receiving further revenues with respect to the hotel.

     If the landlord wishes to sell the premises and the tenant is not in default, the landlord must notify the tenant in writing and grant it the first option to purchase the premises. If this option is declined, the landlord may sell the premises within six months, but the terms and conditions of the sale cannot be materially more favorable to the buyer than those offered to the tenant.


MASTER HOTEL LEASE AGREEMENT

     We have caused the tenant under the ground lease to further lease the Philadelphia/Great Valley hotel to Apple Suites Management, Inc. pursuant to a master hotel lease agreement dated as of May 8, 2000. This agreement is substantially similar to the master hotel lease agreements, dated as of September 20, 1999, that apply to our other hotels.

     The agreement provides for an initial term of 10 years. Apple Suites Management, Inc. has the option to extend the lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised. The master hotel lease agreement provides that Apple Suites Management, Inc. will pay an annual base rent, a quarterly percentage rent and a quarterly sundry rent. Each type of rent is explained below.

     Annual base rent is payable in advance in equal monthly installments. Beginning in 2001, the base rent will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The annual base rent for the Philadelphia/Great Valley hotel is currently $942,375.

     Percentage rent is payable quarterly. Percentage rent depends on a formula that compares fixed "suite revenue breakpoints" with a portion of "suite revenue," which is equal to gross revenue from suite rentals less sales and room taxes, credit card fees and sundry rent (as described below). Beginning in 2001, the suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The suite revenue breakpoints for the second, third and fourth quarters of 2000 are $196,669, $529,219 and $861,769, respectively. Suite revenue breakpoints (before adjustment) have been determined for the first quarter of the remaining years during the initial term of the master hotel lease agreement. The suite revenue breakpoints for subsequent quarters are determined by multiplying the first quarter values by two, three or four, respectively. The following table shows the other suite revenue breakpoints for the first quarter for 2001 through 2009, before any adjustment due to the Consumer Price Index:


                SUITE REVENUE BREAKPOINTS FOR THE FIRST QUARTER

    2001          2002          2003          2004          2005          2006          2007          2008          2009
-----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
$300,219       $309,456      $323,313      $332,550      $341,700      $351,025      $360,263      $369,500      $378,738

     Specifically, the percentage rent is equal to the sum of (a) 17% of all year-to-date suite revenue, up to the applicable suite revenue breakpoint; plus
(b) 55% of the year-to-date suite revenue in excess of the applicable suite revenue breakpoint, as reduced by base rent and the percentage rent paid year to date.

     The sundry rent is payable quarterly and equals 55% of all sundry revenue, which consists of revenue other than suite revenue, less the amount of sundry rent paid year-to-date.

OTHER AGREEMENTS

     The Philadelphia/Great Valley hotel is subject to a license agreement and a management agreement with Promus Hotels, Inc. We have entered into an environmental indemnity agreement with Promus Hotels, Inc., as well as a comfort letter agreement regarding the lease with Apple Suites Management, Inc. and certain other issues. These agreements are substantially similar to agreements that exist with respect to our other hotels.

                            DESCRIPTION OF PROPERTY


OVERVIEW

     Each of our hotels is an extended-stay hotel, and is licensed to operate under a franchise with Homewood Suites(Reg. TM) by Hilton. We believe that the majority of the guests at our hotels during the past 12 months have been business travelers. We expect this pattern to continue.

     Each suite consists of a bedroom and a living room, with an adjacent kitchen area. The basic suite is known as a "Homewood Suite," which generally has one double or king-size bed. Larger suites, known as "Master Suites" or "Extended Double Suites" are also available. These suites have larger rooms, with either one king-size bed or two smaller beds. The largest suites contain two separate bedrooms. Wheelchair-accessible suites are available at each hotel.

     The suites have many features and amenities in common. Most suites have ceiling fans and two color televisions (one in the bedroom and one in the living room). Some suites have fireplaces. Typical living room furniture includes a sofa (often a fold-out sleeper sofa), coffee table and work/dining table with chairs. Some living rooms contain a recliner and a videocassette player. The kitchens vary, but generally have a microwave, refrigerator, dishwasher, coffee maker and stove, together with basic cookware and utensils.

     The hotel are marketed, in part, through the web site for Homewood Suites(Reg. TM) by Hilton (http://www.homewood-suites.com), which is generally available 24 hours a day, seven days a week, around the world. Reservations may be made directly through the web site. The reservation system and the web site are linked to, and cross-marketed with, the reservation systems and web sites for other hotel franchises that are owned and operated by Hilton Hotels
Corporation. Such cross-marketing may affect occupancy at our hotels by directing travelers toward, or away from, Homewood Suites(Reg. TM) by Hilton.

     Our hotels were actively conducting business at the time of purchase. We believe that the purchases were conducted without materially disrupting any daily hotel operations. During the past 12 months, the hotels have been covered with property and liability insurance, and we have arranged to continue such coverage. We believe our hotels are adequately covered by insurance.


PHILADELPHIA/GREAT VALLEY

     The   Philadelphia/Great   Valley  hotel  has  a  franchise  with  Homewood
Suites(Reg. TM) by Hilton and is located on a 4.1 acre site at 12 East Swedesford Road, Malvern, Pennsylvania 19355. The hotel is approximately 22 miles from downtown Philadelphia and 25 miles from the Philadelphia International Airport.

     The hotel opened in January 1998. It was constructed with a masonry frame and has a sand stucco exterior finish. The hotel consists of a single four-story building. The hotel contains 123 suites, which have a combined rentable area of 63,600 square feet. The following types of suites are available:

    TYPE OF SUITE                          NUMBER AVAILABLE   SQUARE FEET/PER SUITE
    ------------------------------------- ------------------ ----------------------
      Master Suite ......................         95                  500
      Homewood Suite ....................         21                  500
      Two-Bedroom Suite .................          7                  800


     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 136 spaces. The hotel provides complimentary shuttle service within a 5-mile radius.

     We believe that the hotel has been well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $100,000 on renovations or improvements. We expect that the principal renovations and improvements will include the addition of exterior lighting and the replacement or repair of sofas, interior doors and kitchen flooring. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 2000 (through April 30), the average stay at the hotel has been approximately five nights, and approximately 59% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not significantly affected by seasonal variations. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:


                         AVERAGE DAILY OCCUPANCY RATE

                                    2000
        1998          1999       (THROUGH APRIL 30)
    ------------   ----------   -------------------
        66.7%         76.4%            74.4%


     During 2000 (through April 30), the average daily rate per suite has been $122.01, and the average daily net revenue per suite has been $90.79. As explained above, revenues from the hotel, including lease revenue that is paid to us under the master hotel lease agreement, will be used to pay interest due under the promissory note dated as of May 8, 2000. Our goal is to use the proceeds of our offering of common shares to make principal payments. There can be no assurance, however, the proceeds of the offering will be sufficient for this purpose. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of net revenue specified above, approximately 24.2% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

    LENGTH OF STAY
    (NUMBER OF NIGHTS)               HOMEWOOD     MASTER     TWO BEDROOM
    -----------------------------   ----------   --------   ------------
       1 to 4 ...................      $145        $145         $194
       5 to 11 ..................       129         129          185
      12 to 29 ..................       124         124          179
      30 or more ................        99          99          159


     The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 38%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. We estimate that approximately 43% of the hotel's guests during 2000 (through April 30) received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include: SAP, Astra Zeneca, Vanguard, Shared Medical Systems, Centocor, Unisys, Wyeth, Supplyforce.com, Decision One, and SCT (Systems/Computer Training).
During 2000 (through April 30), the 10 largest corporate accounts were responsible for approximately 43% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

                                       2000
         1998           1999       (ANNUALIZED)
    -------------   -----------   -------------
     $  52.85        $ 59.58       $ 63.72


     The depreciable real property component of the hotel, based upon our long-term leasehold interest, has a currently estimated Federal tax basis of $14,898,789 and will be depreciated using the straight-line method over a life of 39 years (or less, as permitted by the Internal Revenue Code). The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 2000:

    TAX                                           ASSESSED       TAX RATE      AMOUNT
    JURISDICTION                                    VALUE      (PER $1000)     OF TAX
    ------------------------------------------ -------------- ------------- -----------
             School District .................  $14,248,760   11.670         $166,283
             County of Chester ...............   14,248,760    3.014           42,946
             East Whiteland Township .........   14,248,760    0.445            6,341
                                                                             --------
                                                                  TOTAL      $215,570
                                                                             ========


     We estimate that the annual property tax on the expected improvements will be approximately $1,600 or less.

     At least seven competing hotels are located within eight miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Of these competing hotels, two are newer than the hotel. The newer competing hotels have franchises with Choice Hotels and Hampton Inn. The other competing hotels have franchises with Marriott (in two cases), Sheraton, Summerfield Suites and Wyndham. We believe that the rates charged by our hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for two other extended-stay hotels within approximately six miles of the hotel. We expect these new hotels to be franchised with Residence Inn and Springhill Suites.

                              APPLE SUITES, INC.


                   INDEX TO FINANCIAL STATEMENTS (UNAUDITED)




                                                                                                  PAGE
                                                                                                 -----
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS ...................................................................   F-2
APPLE SUITES, INC.
   Consolidated Balance Sheets as of March 31, 2000 and December 31, 1999 ....................   F-5
   Consolidated Statement of Operations for the three months ended March 31, 2000 ............   F-6
   Consolidated Statement of Shareholders' Equity for the three months ended March 31, 2000...   F-6
   Consolidated Statement of Cash Flows for the three months ended March 31, 2000 ............   F-7
   Notes to Consolidated Financial Statements ................................................   F-8
APPLE SUITES MANAGEMENT, INC.
   Consolidated Balance Sheets as of March 31, 2000 and December 31, 1999 ....................   F-13
   Consolidated Statement of Operations for the three months ended March 31, 2000 ............   F-14
   Consolidated Statement of Cash Flows for the three months ended March 31, 2000 ............   F-14
   Notes to Consolidated Financial Statements ................................................   F-15


                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
        (By Apple Suites, Inc. for the Dates or Periods, as Applicable,
               Addressed by the Following Financial Statements)


GENERAL

     During 1999, we acquired 11 hotels with 1,218 suites from Promus Hotels, Inc. (or its affiliates), which is now a wholly-owned subsidiary of Hilton Hotels Corporation. All of our hotels are leased to Apple Suites Management, Inc. or its subsidiary (the "Lessee") pursuant to two master hotel lease agreements. Each master hotel lease agreement obligates the Lessee to pay rent equal to the sum of an annual base rent, a quarterly percentage rent and a quarterly sundry rent. The Lessee's ability to make these rent payments to us is dependent primarily upon the operations of the hotels. See Note 5 to our consolidated financial statements for further lease information.

     The hotels are licensed to operate under the Homewood Suites(Reg. TM) by Hilton franchise pursuant to separate license agreements. The Lessee engages Promus Hotels, Inc. to manage and operate the hotels under separate hotel management agreements. We are externally advised and have contracted with Apple Suites Advisors, Inc. (the "Advisor") to manage our day-to-day operations and to make investment decisions. We have contracted with Apple Suites Realty Group, Inc. ("ASRG") to provide brokerage and acquisition services in connection with our hotel acquisitions. The Lessee, the Advisor, and ASRG are all owned by Mr. Glade Knight, our Chairman. See Note 5 to our consolidated financial statements for further information on related-party transactions.


RESULTS OF OPERATIONS APPLE SUITES, INC.

     Revenues: Because we commenced operations effective September 1, 1999, a comparison to the first quarter of 1999 is not possible. During the three months ended March 31, 2000, we had revenues of $3,454,685. All of our lease revenue is derived from the master hotel lease agreements.

     Our other income consists of $32,732 of interest income earned from the investments of cash and cash reserves and $15,275 of interest on the promissory notes payable by the Lessee to us for our funding of franchise fees and hotel supplies.

     Expenses: Our expenses consist of property taxes, insurance, general and administrative expenses, interest on notes payable and depreciation on the hotels. Total expenses, exclusive of interest and depreciation, for the three months ended March 31, 2000 were $946,311 or 27% of total revenue. The interest expense was $1,453,110 for the three months ended March 31, 2000 and represented interest on short-term notes payable to Promus Hotels, Inc. at an interest rate of 8.5%.

     The depreciation expense was $549,201 for the three months ended March 31, 2000. Taxes, insurance, and other was $691,575 for the three months ended March 31, 2000 or 20% of total revenue. The general and administrative expense totaled 7% of total revenues. These expenses represent our administrative expenses. We expect these percentages to decrease as our asset base grows.

APPLE SUITES MANAGEMENT, INC.

     Revenues: As operations commenced effective September 1, 1999, a comparison to the first quarter of 1999 is not possible. Total revenues were $8,103,171. Total revenues consist primarily of suite revenue, which was $7,682,355 for the three months ended March 31, 2000

     For the three months ended March 31, 2000 the average occupancy rate was 78%, the average daily rate was $89, and the revenue per available room was $69.

     Expenses: Total expenses for the three months ended March 31, 2000 were $8,060,470. Rent expense represents $3,406,678 or 42% of total revenue. The Lessee has agreed to pay Promus Hotels, Inc. a fee of 4% of suite revenue for management of the hotels. The Lessee also has agreed to pay Promus Hotels, Inc. a fee of 4% of suite revenue to cover fees for the Homewood Suites(Reg. TM) by Hilton franchise and to participate in its reservation system. Total expenses for these services were $937,354 during the period.


LIQUIDITY AND CAPITAL RESOURCES

     During the first quarter of 2000, we sold 493,509 of our common shares, at $10 per share, to investors. The total gross sale proceeds were $4,935,083, which netted $4,393,756 to us after the payment of selling commissions and other offering costs. The Lessee's obligations under the master hotel lease agreements are unsecured. The Lessee has limited capital resources, and, accordingly its ability to make rent payments is substantially dependent on the ability of the Lessee to generate sufficient cash flow from operations of the hotels. We have certain rights to cancel a master hotel lease agreement if the Lessee does not perform under the applicable terms. To support the Lessee's obligations, the Lessee has received two funding commitments of $1 million each from Mr. Knight and ASRG, respectively (together "Payor"). The funding commitments are contractual obligations of the Payor to pay funds to the Lessee. Funds paid to the Lessee under the commitments are to be used to satisfy any capitalization or net worth requirements applicable to the Lessee or the Lessee's payment obligations under the master hotel lease agreements, do not represent indebtedness, and are not subject to interest. The funding commitments terminate upon the expiration of the master hotel lease agreements, a written agreement between the Payor and the Lessee, or the payment of all commitment amounts by the Payor to the Lessee. As of March 31, 2000, no contributions had been made by the Payor to the Lessee under the funding commitments.

     Notes payable: In conjunction our purchase of the 11 hotels, we made promissory notes payable to the order of Promus Hotels, Inc. in the aggregate amount of $68,569,500. The notes provide for an effective interest rate of 8.5% per annum. Interest payments are due monthly. Principal payments are to be made from net proceeds of our offering of common shares. The holder of the notes has agreed to defer principal payments until the earlier of June 30, 2000 or such time as we purchase two additional hotels. At March 31, 2000, we had not made any principal payments under these promissory notes.

     The   promissory   notes  have  various  maturity  dates.  The  approximate
principal amounts and their due dates are as follows: $34 million due on October 1, 2000, $30.2 million due on November 1, 2000, and $4.4 million due on January 1, 2001. Our goal is to pay these notes with the proceeds from our continuous "best efforts" offering of common shares. Based on the current rate at which equity is being raised by the offering, we may need to seek other measures to repay these loans. We are holding discussions with several lenders to obtain financing for the hotels and are exploring both unsecured and secured financing arrangements.


     Although no firm financing commitments have been received, we believe, based on discussions with lenders and other market indicators, that we can obtain sufficient financing prior to the maturity of the notes. Obtaining refinancing is dependent upon a number of factors, including: (1) continued operation of the hotels at or near current occupancy and room rate levels, as the master hotel lease agreements are based in part on a percentage of hotel suite income; (2) the general level of interest rates, including credit spreads for real estate based lending; and (3) general economic conditions. In general, for each of the notes payable, all of our 11 hotels serve as collateral.

     Cash and cash equivalents: Cash and cash equivalents totaled $3,781,922 at March 31, 2000.

     Capital requirements: We have an ongoing capital commitment to fund our capital improvements. We are required under the master hotel lease agreements to make an amount equal to 5% of suite revenue available monthly to the Lessee for the repair, replacement, or refurbishing of furniture, fixtures, and equipment on a cumulative basis, provided that such amount may be used for capital expenditures made by us with respect to the hotels. We expect that this amount will be adequate to fund the required repair, replacement, and refurbishments and to maintain our hotels in a competitive condition. We capitalized improvements of $280,532 in 2000. At March 31, 2000, a total of $696,869 was held for funding of these improvements.

     We expect to acquire additional hotels during 2000. We plan to have monthly equity closings in 2000, until the offering is fully funded, or until such time as we may opt to discontinue the offering. We anticipate that the equity funds will be invested in additional hotels and will be used to make principal payments on the notes incurred in conjunction with the our current hotels.

     Capital resources are expected to grow with the future sale of our common shares. Approximately 46% of the 2000 common share dividend distribution, or $329,215, was reinvested in additional common shares. In general, our liquidity and capital resources are believed to be more than adequate to meet our cash requirements during 2000, given current and anticipated financing arrangements.


     Seasonality: The hotel industry historically has been seasonal in nature, reflecting higher occupancy rates primarily during the first three quarters of the year. Seasonal variations in occupancy at our hotels may cause quarterly fluctuations in the our lease revenues, particularly during the fourth quarter, to the extent that we receive percentage rent. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in lease revenue, we expect to utilize cash on hand or funds from equity raised through our "best efforts" offering to make distributions.

                              APPLE SUITES, INC.

                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)


                                                                           MARCH 31, 2000   DECEMBER 31, 1999
                                                                          ---------------- ------------------
ASSETS
Investment in hotel-net of accumulated depreciation of $1,045,410 and
 $496,209, respectively..................................................   $ 93,450,963      $93,719,632
Cash and cash equivalents ...............................................      3,781,922          581,344
Restricted cash .........................................................        696,869        1,023,721
Rent receivable from Apple Suites Management, Inc. ......................      2,641,141        2,123,136
Notes and other receivables from Apple Suites Management, Inc. ..........        694,766          717,019
Capital improvement reserve .............................................        753,927          753,927
Prepaid expenses ........................................................        263,781          270,229
Other assets ............................................................        531,470          300,000
                                                                            ------------      -----------
   Total Assets .........................................................   $102,814,839      $99,489,008
                                                                            ============      ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Notes payable -- secured ................................................   $ 68,569,500      $68,569,500
Interest payable ........................................................             --          466,140
Accounts payable ........................................................        161,258           65,214
Accrued expenses ........................................................        554,977          868,668
Account payable -- affiliate ............................................        531,285          708,751
Distributions payable ...................................................             --          712,735
                                                                            ------------      -----------
   Total Liabilities ....................................................   $ 69,817,020      $71,391,008
                                                                            ============      ===========
SHAREHOLDERS' EQUITY
Common stock, no par value, authorized 200,000,000 shares; issued and
 outstanding 3,922,923 shares and 3,429,414, respectively ...............   $ 32,985,016      $28,591,260
Class B convertible stock, no par value, authorized 240,000 shares;
 issued and outstanding 240,000 shares ..................................         24,000           24,000
Distributions greater than net income ...................................        (11,197)        (517,260)
                                                                            ------------      -----------
 Total Shareholders' Equity .............................................     32,997,819       28,098,000
                                                                            ------------      -----------
 Total Liabilities and Shareholders' Equity .............................   $102,814,839      $99,489,008
                                                                            ============      ===========

See accompanying notes to consolidated financial statements.

                               APPLE SUITES INC.

               CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                                                              MARCH 31, 2000
                                                             ---------------
       REVENUES:
        Lease revenue ......................................   $ 3,406,678
        Interest income and other revenue ..................        48,007
       EXPENSES:
        Taxes, insurance and other .........................       691,575
        General and administrative .........................       254,736
        Depreciation of real estate owned ..................       549,201
        Interest ...........................................     1,453,110
                                                               -----------
          Total expenses ...................................     2,948,622
                                                               -----------
       Net income ..........................................   $   506,063
                                                               ===========
       Basic and diluted earnings per common share .........   $      0.14
                                                               ===========


          CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (UNAUDITED)

                                                                          CLASS B
                                                                     CONVERTIBLE STOCK
                                                COMMON STOCK       ----------------------
                                         -------------------------                         DISTRIBUTIONS       TOTAL
                                          NUMBER OF                 NUMBER OF               GREATER THAN   SHAREHOLDERS'
                                            SHARES       AMOUNT       SHARES     AMOUNT      NET INCOME       EQUITY
-------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999              3,429,414   $28,591,260    240,000    $24,000     $ (517,260)    $28,098,000
Net proceeds from the sale of
 common shares .........................    456,873     4,064,541         --         --             --       4,064,541
Net income .............................         --            --         --         --        506,063         506,063
Common stock issued through
 reinvestment of distribution                36,636       329,215         --         --             --         329,215
                                          ---------   -----------    -------    -------     ----------     -----------
Balance at March 31, 2000 ..............  3,922,923   $32,985,016    240,000    $24,000     $  (11,197)    $32,997,819
                                          =========   ===========    =======    =======     ==========     ===========


See accompanying notes to consolidated financial statements.

                              APPLE SUITES, INC.

               CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)


                                                                                     THREE MONTHS ENDED
                                                                                       MARCH 31, 2000
                                                                                    -------------------
CASH FLOW FROM OPERATING ACTIVITIES:
 Net income .......................................................................     $  506,063
 Adjustments to reconcile net income to net cash provided by operating activities:
 Depreciation of real estate owned ................................................        549,201
 Changes in operating assets and liabilities:
 Prepaid expenses .................................................................          6,448
 Rent and notes receivable from Apple Suites Management, Inc. .....................       (509,566)
 Other assets .....................................................................        (31,395)
 Accounts payable .................................................................         96,044
 Accounts payable -- affiliates ...................................................       (177,466)
 Accrued expenses .................................................................       (313,691)
 Interest payable .................................................................       (466,140)
                                                                                        ----------
   Net cash used in operating activities ..........................................       (340,502)

CASH FLOW FROM INVESTING ACTIVITIES:
 Payments received on notes receivable ............................................         13,739
 Capital improvements .............................................................       (280,532)
 Restricted cash for property improvement plan ....................................        326,852
 Earnest deposit money for pending acquisitions ...................................       (200,000)
                                                                                        ----------
   Net cash used in investing activities ..........................................       (139,941)

CASH FLOW FROM FINANCING ACTIVITIES:
 Net proceeds from issuance of common shares ......................................      4,394,265
 Cash distributions paid to shareholders ..........................................       (713,244)
                                                                                        ----------
   Net cash provided by financing activities ......................................      3,681,021
   Increase in cash and cash equivalents ..........................................      3,200,578

 Cash and cash equivalents, beginning of period ...................................        581,344
                                                                                        ----------
 Cash and cash equivalents, end of period .........................................     $3,781,922
                                                                                        ==========


See accompanying notes to consolidated financial statements.

                              APPLE SUITES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                MARCH 31, 2000


(1) GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation -- The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the period ended December 31, 2000. These consolidated financial statements should be read in conjunction with the Company's December 31, 1999 Annual Report on Form 10-K.

     The   Company   commenced   operations   in   September   1999,  therefore,
consolidated statements of operations and cash flows for the three month period ended March 31, 1999 are not presented.

     Apple Suites, Inc., (the "Company") leased to Apple Suites Management, Inc. or its subsidiary (the "Lessee") all of its hotels acquired during 1999.

     The Lessee hired Promus Hotels, Inc. ("Promus"), a wholly owned subsidiary of Hilton Hotels Corporation ("Hilton") to manage the Company's hotels under the terms of a management agreement between Promus and the Lessee.

     Relationship with Lessee -- The Company must rely on the Lessee to generate sufficient cash flow from the operation of the hotels to enable the Lessee to meet its rent obligation to the Company under the master hotel lease agreement ("Percentage Leases"). At March 31, 2000, the Lessee's rent payable to the Company amounted to $2,641,141. The original terms under the Percentage Leases allow monthly base rent to be paid in arrears and quarterly percentage rent to be paid 15 days following the quarter-end.

     The Company did not have any items of comprehensive income requiring separate reporting and disclosure for the periods presented.


(2) INVESTMENT IN HOTELS

     At March 31, 2000, the Company owned 11 hotels. Investment in hotels at March 31, 2000 consist of the following:

        Land ...................................  $ 15,687,640
        Building ...............................    77,336,538
        Furniture and equipment ................     1,472,195
                                                  ------------
                                                  $ 94,496,373
        Less accumulated depreciation ..........    (1,045,410)
                                                  ------------
                                                  $ 93,450,963
                                                  ------------

                              APPLE SUITES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (UNAUDITED) -- (CONTINUED)

(3) NOTES PAYABLE

     In conjunction with the purchase of 11 hotels, notes were executed by the Company made payable to the order of Hilton in the amount of $68,569,500. The notes bear a fixed interest rate of 8.5% per annum and are cross-collateralized by the 11 hotels owned by the Company. Interest payments are due monthly. Notes amounting to $64,185,000 mature during the fourth quarter of 2000, and the remaining $4,384,500 note matures in January 2001. Principal payments are to be made to the extent of net equity proceeds from the offering of common shares. Hilton has agreed to defer principal payments until the earlier of June 30, 2000 or such time as two additional hotels have been purchased by the Company. The Company paid $1,453,110 in interest for the period ended March 31, 2000.


(4) SHAREHOLDERS' EQUITY

     The Company is raising equity capital through a "best-efforts" offering of shares by David Lerner Associates, Inc. (the "Managing Dealer"), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold. The Company received gross proceeds of $4,568,723 from the sale of 456,873 shares at $10 per share during the three month period ended March 31, 2000. The net proceeds of the offering, after deducting selling commissions and other offering costs were $4,064,541 for the period.

     The Company provides a plan which allows shareholders to reinvest distributions in the purchase of additional shares of the Company ("Additional Share Option"). Of the total proceeds raised from common shares during the period ended March 31, 2000, $366,360 (net $329,215) was provided through the reinvestment of distributions.


(5) COMMITMENTS AND RELATED PARTIES

     The Company receives rental income from the Lessee under the Percentage Leases which expire in 2009, subject to earlier termination by the Company with 30 days notice. The Leases contain two optional five-year extensions. The rent due under the Percentage Leases is the sum of base rent and percentage rent. Percentage rent is calculated by multiplying fixed percentages by the total amounts of suite revenues with reference to specified threshold amounts. Both the base rent and the revenue thresholds used in computing percentage rents are subject to annual adjustments based on increases in the Consumer Price Index ("CPI"). The Company earned rents of $3,406,678 for the three month period ended March 31, 2000.

     Under the Percentage Leases, the Company is obligated to pay the costs of real estate and personal property taxes, property insurance, maintenance of underground utilities and structural elements of the hotels. The Company is committed under certain agreements to fund 5% of suite revenues per month for capital expenditures to include periodic replacement or refurbishment of furniture, fixtures, and equipment. At

                              APPLE SUITES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (UNAUDITED) -- (CONTINUED)
(5) COMMITMENTS AND RELATED PARTIES -- (CONTINUED)

March 31, 2000, $753,927 was held by Promus for these capital improvement reserves. In addition, in accordance with the franchise agreements, $696,869 was held for the property improvement plan with a financial institution and treated as restricted cash.

     The Lessee engages Promus as a third-party manager to operate the hotels leased by it and pays the manager based on a percentage fee of 4% of adjusted gross revenues. During the first two years of the management agreement, a portion of the management fee equal to 1% of adjusted gross revenues is subordinated to the Lessee's receipt of a return equal to 11% of the purchase price of each hotel. The Lessee pays the manager a franchise fee and a marketing fee, equal to 4% of gross revenues, respectively.

     The Company loaned the Lessee $567,900 for franchise fees and $121,800 for hotel supplies for the 11 hotels. The debt agreements are evidenced by promissory notes bearing interest at a rate of 9% per annum. Principal and interest payments are due monthly. The promissory notes have various maturity dates through January 2010.

     The Company has contracted with Apple Suites Realty Group, Inc. ("ASRG") to acquire and dispose of real estate assets for the Company. In accordance with the contract ASRG is to be paid a fee of 2% of the purchase price of any acquisitions or sale price of any dispositions of real estate investments, subject to certain conditions. At March 31, 2000, the Company owed ASRG $490,238.

     The Company has contracted with Apple Suites Advisors, Inc. ("ASA") to advise and provide day to day management services to the Company. In accordance with the contract, the Company will pay ASA a fee equal to .1% to .25% of total equity contributions received by the Company in addition to certain reimbursable expenses. For the three months ended March 31, 2000, ASA earned $22,533 under this agreement and $41,046 was payable at March 31, 2000.

     The Lessee, ASRG and ASA are 100% owned by Glade M. Knight, Chairman and President of the Company. ASRG and ASA may purchase in the "best efforts" offering up to 2.5% of the total number of shares of the Company sold in the offering.

                              APPLE SUITES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (UNAUDITED) -- (CONTINUED)

(6) EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share in accordance with FAS 128:

                                                                            THREE MONTHS
                                                                               ENDED
                                                                              3/31/00
                                                                           -------------
     Numerator:
      Net Income
      Numerator for basic and diluted earnings ...........................  $   506,063
     Denominator:
      Denominator for basic earnings per share-weighted-average shares ...    3,607,458
     Effect of dilutive securities:
      Stock options ......................................................        2,200
                                                                            -----------
      Denominator for diluted earnings per share-adjusted weighted-average
        shares and assumed conversions ...................................    3,609,658
                                                                            -----------
      Basic and diluted earnings per common share ........................  $      0.14
                                                                            -----------

(7) ACQUISITIONS

     The following unaudited pro forma information for the three months ended March 31, 1999 is presented as if the acquisition of the 11 hotels occurred on January 1, 1999. The pro forma information does not purport to represent what the Company's results of operations would actually have been if such transactions, in fact, had occurred on January 1, 1999, nor does it purport to represent the results of operations for future periods.

                                                        THREE MONTHS
                                                           ENDED
                                                          3/31/99
                                                      ---------------
     Lease revenue ..................................   $ 3,398,637
     Net income .....................................       748,633
     Net income per share-basic and diluted .........   $       .22

     The pro forma information applies the Company's Percentage Lease Agreements to actual suite revenue and expenses of the 11 hotels acquired in 1999 for the respective period in 1999 prior to acquisition by the Company. Net income has been adjusted as follows: (1) depreciation has been adjusted based on the Company's basis in the hotels; (2) advisory expenses have been adjusted based on the Company's contractual arrangements; (3) interest expense has been adjusted to reflect the acquisition as of the beginning of the periods; and (4) common stock raised during 1999 to purchase these hotels has been adjusted to reflect issuances as of January 1, 1999.


(8) SUBSEQUENT EVENTS

     In April, 2000 the Company distributed to its shareholders approximately $904,918 ($.25 per share) of which approximately $448,641 was reinvested in the purchase of additional shares. On April 18, 2000, the Company closed the sale to investors of 301,514 shares at $10 per share representing net proceeds to the Company of $2,350,227.

                              APPLE SUITES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (UNAUDITED) -- (CONTINUED)
(8) SUBSEQUENT EVENTS -- (CONTINUED)

     On May 8, 2000, the Company acquired a Homewood Suites(Reg. TM) hotel in Malvern, Pennsylvania for $15,489,000. The hotel was purchased through a combination of equity proceeds from the equity offering and a note in the amount of $11,616,750 made payable to the order of Promus. The note has a fixed interest rate of 8.5% per annum. Interest payments are due monthly and the maturity date is May, 2001. This hotel will be leased by the Lessee and managed by Promus in substantially the same manner as the other 11 Homewood Suites(Reg.
TM) hotels owned at March 31, 2000.

                         APPLE SUITES MANAGEMENT, INC.

                    CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                                        MARCH 31,      DECEMBER 31,
                                                                           2000            1999
                                                                      -------------   -------------
CURRENT ASSETS
 Cash and cash equivalents ........................................    $2,329,310      $2,395,000
 Accounts receivables, net ........................................     1,514,431         738,361
 Inventories ......................................................       125,970         121,801
 Other assets .....................................................         2,188           8,142
                                                                       ----------      ----------
   Total Current Assets ...........................................     3,971,899       3,263,304

NON-CURRENT ASSETS
Deferred franchise fees ...........................................       555,753         562,851
                                                                       ----------      ----------
   Total Assets ...................................................    $4,527,652      $3,826,155
                                                                       ==========      ==========
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
 Account payable ..................................................    $  105,247      $   48,586
 Rent payable to Apple Suites, Inc. ...............................     2,641,141       2,123,136
 Due to third party manager .......................................       482,084         454,147
 Due to Apple Suites, Inc. ........................................        20,552          28,991
 Accrued expenses .................................................       704,153         624,346
 Current portion of note payable to Apple Suites, Inc. ............        58,350          56,939
                                                                       ----------      ----------
   Total Current liabilities ......................................     4,011,527       3,336,145

NON-CURRENT LIABILITIES
Note payable to Apple Suites, Inc. ................................       615,864         631,014
                                                                       ----------      ----------
   Total Liabilities ..............................................     4,627,391       3,967,159

SHAREHOLDERS' DEFICIT
 Common Stock, no par value, 5,000 authorized; 10 shares issued and
   outstanding ....................................................           100             100
 Retained deficit .................................................       (99,839)       (141,104)
                                                                       ----------      ----------
   Total Shareholders' deficit ....................................       (99,739)       (141,004)
                                                                       ----------      ----------
   Total Liabilities and Shareholders' Deficit ....................    $4,527,652      $3,826,155
                                                                       ==========      ==========

See accompanying notes to financial statements.

                         APPLE SUITES MANAGEMENT, INC.

               CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                                                  THREE MONTHS
                                                     ENDED
                                                 MARCH 31, 2000
                                                ---------------
REVENUE
 Suite revenue ..............................      $7,682,355
 Other revenue ..............................         420,816
                                                   ----------
   Total revenue ............................       8,103,171
EXPENSES
 Operating expense ..........................       2,295,392
 General and administrative .................         670,943
 Advertising and promotion ..................         662,647
 Utilities ..................................         283,263
 Franchise fees .............................         307,294
 Management fees ............................         322,766
 Rent expense -- Apple Suites, Inc. .........       3,406,678
 Interest expense ...........................          15,275
 Other ......................................          96,212
                                                   ----------
   Total expenses ...........................       8,060,470
 Income before income taxes .................          42,701
 Income tax expense .........................              --
                                                   ----------
   Net income ...............................      $   42,701
                                                   ==========

               CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

                                                                                THREE MONTHS ENDED
                                                                                  MARCH 31, 2000
                                                                               -------------------
CASH FLOW FROM OPERATING ACTIVITIES:
Net income .................................................................       $   42,701
Adjustments to reconcile net income to net cash used in operating activities
 Amortization of deferred franchise fees ...................................            7,098
Changes in operating assets and liabilities:
 Receivables ...............................................................         (776,070)
 Other assets ..............................................................              349
 Due to Apple Suites, Inc. .................................................           (8,439)
 Rent payable to Apple Suites, Inc. ........................................          518,005
 Accounts payable ..........................................................           56,661
 Due to third party manager ................................................           27,937
 Accrued expenses ..........................................................           79,807
                                                                                   ----------
   Net cash used in operating activities ...................................          (51,951)

CASH FLOW FROM FINANCING ACTIVITIES:
 Repayments of notes payable ...............................................          (13,739)
                                                                                   ----------
   Net cash used in financing activities ...................................          (13,739)
   Decrease in cash and cash equivalents ...................................          (65,690)

 Cash and cash equivalents, beginning of period ............................        2,395,000
                                                                                   ----------
 Cash and cash equivalents, end of period ..................................       $2,329,310
                                                                                   ==========

See accompanying notes to consolidated financial statements.

                         APPLE SUITES MANAGEMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                MARCH 31, 2000


(1) GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION

     Apple Suites Management, Inc. (the "Lessee") operates in one business segment. Each hotel is leased by the Company to the Lessee under a master hotel lease agreement ("Percentage Lease") having an initial term of ten years, subject to earlier termination at the option of the Company upon 30 days notice. The lease agreement provides for two optional five-year extensions. The Percentage Leases require base rent payments to be made to the Company on a monthly basis and additional quarterly payments to be made based upon percentages of suite and sundry revenue. Promus Hotels, Inc. or an affiliate ("Promus") manages the hotels under a management agreement with the Lessee. Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton Hotel Corporation ("Hilton"). The hotels are located throughout the United States and are licensed with Homewood Suites(Reg. TM) by Hilton.

     The Lessee commenced operations in September 1999, therefore, consolidated statements of operations and cash flows for the three month period ended March 31, 1999 are not presented.


(2) PERCENTAGE LEASES

     The Percentage Leases expire in 2009, subject to earlier termination by the Company upon 30 days notice. The Percentage Leases provide for two optional five-year extensions. The rent due for each hotel is the sum of a base rent and a percentage rent. Percentage rent is calculated on a quarterly basis by multiplying fixed percentages by the total amounts of year-to-date suite revenues with reference to specified threshold amounts known as breakpoints. Both the base rent and the breakpoints used in computing percentage rents are subject to annual adjustments based on increases in the Consumer Price Index ("CPI").

     The Lessee has entered into license agreements with Promus to operate the hotels as Homewood Suites(Reg. TM) by Hilton properties. These agreements have terms of 20 years and expire in 2019. These agreements require the Lessee to, among other things, pay monthly franchise fees equal to 4% of suite revenue. License and franchise agreements contain specific standards for, and restrictions and limitations on, the operation and maintenance of the hotels which are established by Promus to maintain uniformity in the system for Homewood Suites(Reg. TM) by Hilton. Such standards generally regulate the appearance of the hotel, quality and type of goods and services offered, signage, and protection of marks. Compliance with such standards may from time to time require significant expenditures for capital improvements which will be borne by the Company. In addition, the agreements provide that Promus will manage the daily operations of the hotels and provide advertising and promotion to include access to the reservation

                         APPLE SUITES MANAGEMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (UNAUDITED) -- (CONTINUED)
(2) PERCENTAGE LEASES -- (CONTINUED)

system for Homewood Suites(Reg. TM) by Hilton. The Lessee pays Promus 4% of monthly suite revenue for each of these functions, respectively. Total expenses incurred by the Lessee for franchise fees, advertising and promotion fees, and management fees for the three months ended March 31, 2000 totaled $937,354.


(3) SHAREHOLDER'S EQUITY

     The Lessee requires or may require funds to capitalize its business to satisfy its obligations under Percentage Leases with the Company. To meet these objectives, the Lessee has two funding commitment agreements of $1 million each from Mr. Knight and Apple Suites Realty Group, Inc., ("ASRG"), respectively, (together "Payor"). ASRG is owned by Mr. Knight. The funding commitments are contractual obligations of the Payor to provide funds to the Lessee. Funds paid to the Lessee under the commitments are to be used to satisfy any capitalization or net worth requirements applicable to the Lessee or the Lessee's payment obligations under the lease agreements and does not represent any indebtedness. The funding commitments terminate upon the expiration of the Percentage Leases, written agreement between the Payor and the Lessee, or payment of all commitments amounts by the Payor to the Lessee. As of March 31, 2000, no contributions have been made by the Payor to the Lessee.


(4) SUBSEQUENT EVENTS

     Effective May 8, 2000, the Company acquired a hotel property in Malvern, Pennsylvania. This hotel will be leased by the Lessee and managed by Promus in substantially the same manner as the other 11 Homewood Suites(Reg. TM) hotels.

                     SUPPLEMENT NO. 7 DATED JUNE 20, 2000
                      TO PROSPECTUS DATED AUGUST 3, 1999


                              APPLE SUITES, INC.

     The following information supplements the prospectus of Apple Suites, Inc. dated August 3, 1999 and is part of the prospectus. THIS SUPPLEMENT NO. 7 RELATES TO MATTERS THAT HAVE CHANGED OR OCCURRED SINCE MAY 31, 2000. OTHER IMPORTANT MATTERS WERE DISCUSSED IN SUPPLEMENT NO. 6 AND IN SUPPLEMENT NO. 5, WHICH INCORPORATED AND REPLACED ALL PRIOR SUPPLEMENTS. THIS SUPPLEMENT DOES NOT INCORPORATE OR REPLACE ANY PRIOR SUPPLEMENT.

     PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE PROSPECTUS, SUPPLEMENT NO. 5, SUPPLEMENT NO. 6 AND THIS SUPPLEMENT NO. 7.


                    TABLE OF CONTENTS FOR SUPPLEMENT NO. 7




Status of the Offering ..................   S-2
Recent Developments .....................   S-2
 Potential Refinancing ..................   S-2
 Status of Payments .....................   S-3
Probable Hotel Acquisition ..............   S-4
 Overview ...............................   S-4
 Description of Hotel ...................   S-4
Property Description Updates ............   S-7
Selected Financial Information ..........   S-13
Experts .................................   S-14
Index to Financial Statements ...........   F-1

     The prospectus and the supplements contain forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of common shares,  our  ability  to  repay  or  refinance our significant short-term debt, future economic, competitive and market conditions and future business decisions. All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

                            STATUS OF THE OFFERING

     We completed the minimum offering of common shares at $9 per share on August 23, 1999. We are continuing the offering at $10 per common share in accordance with the prospectus.

     As of June 19, 2000, we had closed on the following sales of our common shares:




                                                            PROCEEDS NET OF SELLING
   PRICE PER           NUMBER OF             GROSS         COMMISSIONS AND MARKETING
 COMMON SHARE     COMMON SHARES SOLD        PROCEEDS           EXPENSE ALLOWANCE
--------------   --------------------   ---------------   --------------------------
$   9                 1,666,666.67      $ 15,000,000             $  13,500,000
$  10                 3,278,875.00        32,788,750                29,509,875
                      ------------      ------------             -------------
       TOTAL          4,945,541.67      $ 47,788,750             $  43,009,875
                      ============      ============             =============


     We have used the net proceeds of our offering to acquire, by deed or lease, a total of 12 extended-stay hotels, which collectively have 1,341 suites. We hold these hotels directly or through wholly-owned subsidiaries. For simplicity, we will refer to these hotels as "our hotels." All of our hotels have franchises with Homewood Suites(Reg. TM) by Hilton, which is a registered service mark of Hilton Hotels Corporation.



                              RECENT DEVELOPMENTS


POTENTIAL REFINANCING

     We have five notes payable in connection with our hotel purchases in the total amount of approximately $80 million. These notes are payable to Promus Hotels, Inc., which is a wholly-owned subsidiary of Hilton Hotels Corporation. The maturity dates for these notes occur on different dates ranging from October 1, 2000 to April 28, 2001. Our goal is to use the net proceeds from our offering of common shares to make full or partial payments of principal on the various maturity dates. Our ability to achieve this goal depends on the rate at which our common shares are sold.

     We are negotiating to refinance these notes on commercially reasonable terms and conditions. We have applied for a commercial loan from a national bank in the amount of $58 million to be secured by the 11 hotels we purchased in 1999. There can be no assurance that the loan will occur in accordance with the terms of the loan application or at all. If the loan occurs in accordance with the application, repayment would be made in monthly installments over 10 years, on an amortized basis, at a fixed annual interest rate of 9.17%.

     If the loan closes, we expect the lender to impose additional conditions or requirements that are customary for loans of this type. The loan would represent a change to our borrowing policy, as originally described in the prospectus, because we would no longer hold our properties over the long-term on an all-cash basis.

     We have made an aggregate deposit of $1 million in connection with our loan application. If the closing on the loan does not occur within 90 days after the date of the application (June 9, 2000), we may be required to forfeit some or all of our deposit. We also have entered into an agreement, dated as of June 5, 2000, with the prospective lender, which guarantees the interest rate and provides for our payment of certain fees if we terminate our loan application.

     We have entered into a letter agreement, dated May 8, 2000, with Promus Hotels, Inc. in regard to potential refinancing. This letter agreement pertains to the latest promissory note regarding the Philadelphia/Great Valley hotel and any new promissory note regarding a hotel in Boulder, which we are negotiating to purchase. (The probable acquisition of the Boulder hotel is described in detail in another section below). Under this letter agreement, if we obtain refinancing, repay our initial four promissory notes in full, and are not in default under the other promissory notes, the first 11 hotels we purchased would be released as collateral. Furthermore, if our refinancing has both senior and junior levels of priority, and if the junior level does not exceed $13 million, we would be permitted to apply the net equity proceeds from our "best efforts" to the principal amount of such junior debt, rather than to our promissory notes with respect to the Philadelphia/Great Valley hotel and the Boulder hotel (if acquired).


STATUS OF PAYMENTS

     We have made all scheduled interest payments under the promissory notes payable to Promus Hotels, Inc. The aggregate amount of our interest payments from acquisition through June 19, 2000 is $3,499,851.

     To date, we have not made any principal payments under any of these promissory notes. The following amounts would be due on the maturity dates of the promissory notes, assuming that we do not obtain refinancing, that interest payments continue to be made on schedule and that no payments of principal are made before those maturity dates:




MONTH OF PROMISSORY NOTE      DATE OF MATURITY     TOTAL DUE AT MATURITY
--------------------------   ------------------   ----------------------
  September 1999             October 1, 2000            $26,811,010
  October 1999               October 1, 2000              7,401,349
  November 1999              December 1, 2000            30,421,056
  December 1999              January 1, 2001              4,415,131
  May 2000                   April 28, 2001              11,697,908
                                                        -----------
                                        TOTAL           $80,746,454
                                                        ===========


     In the event of a default under the promissory notes, various remedies are available to Promus Hotels, Inc. under certain deeds of trust, which are described in Supplement No. 6.

     We have advanced a total of $960,000 to the lessees of the hotels under the master hotel lease agreements (Apple Suites Management, Inc. or its subsidiary). We made this advance to assist the lessees in satisfying working capital account requirements that have been established by Promus Hotels, Inc., as licensor with respect to our 12 hotels. At one time, the lessees contemplated funding the working capital requirements with rental income from the hotels. It was determined, however, that an advance from us would be more administratively convenient.

     The total advance was based on an allocation of $80,000 per hotel. To evidence the repayment obligation of the lessees, we have received 12 substantially identical promissory notes, each of which relates to a particular hotel and is made in the principal amount of $80,000. Each note provides for an annual interest rate of 9% and for repayment in monthly installments of principal and interest, on an amortized basis, over a 10-year period.


                          PROBABLE HOTEL ACQUISITION


OVERVIEW

     We are negotiating to purchase an extended-stay hotel in Boulder, Colorado. This hotel is currently in operation and is owned by Promus Hotels, Inc., which is a wholly-owned subsidiary of Hilton Hotels Corporation. We purchased all of our other hotels from Promus Hotels, Inc. (or an affiliate). Like our other hotels, the Boulder hotel operates under a franchise with Homewood Suites(Reg. TM) by Hilton.

     Under a letter agreement dated May 8, 2000 with Promus Hotels, Inc. (and affiiliates), we are permitted to use the net equity proceeds from our "best efforts" offering to pay 25% of the purchase price for the Boulder hotel. This permission will expire if we do not purchase the Boulder hotel on or before June 30, 2000. If we purchase the Boulder hotel, we would expect Promus Hotels, Inc. to finance 75% of any purchase price, as it did with our other hotels. We currently expect that the total purchase price for the Boulder hotel would be approximately $14,885,000.

     There can be no assurance, however, that we will purchase the Boulder hotel at this price or at all, or that any financing will be similar to our existing financing. If we decline to purchase the Boulder hotel, we will forfeit a deposit in the amount of $200,000. The Boulder hotel is described in more detail below.

DESCRIPTION OF HOTEL

     The Boulder hotel has a franchise with Homewood Suites(Reg. TM) by Hilton and is located on a 3.0 acre site at 4950 Baseline Road, Boulder, Colorado 80303. The hotel is approximately 3 miles from downtown Boulder and 52 miles from the Denver International Airport.

     The hotel opened in January 1991. It has wood frame construction, with an exterior of brick veneer and stucco . The hotel consists of four buildings, each with three stories. The hotel contains 112 suites, which have a combined rentable area of 57,040 square feet. The following types of suites are available:




TYPE OF SUITE                 NUMBER AVAILABLE     SQUARE FEET PER SUITE
--------------------------   ------------------   ----------------------
  Master Suite                       28                    560
  Homewood Suite                     76                    440
  Two-Bedroom Suite                   8                    990


     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has a parking lot with 114 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been well maintained and is generally in very good condition. If we purchase the hotel, we plan to spend approximately $287,450 on renovations or improvements over the subsequent 12 months. We expect that the principal renovations and improvements will include interior painting and the replacement of exterior lights, carpet and kitchen flooring. If we purchase the hotel, we would expect to pay for the costs of these renovations and improvements with the proceeds from our offering of common shares.

     During 2000 (through May), the average stay at the hotel has been approximately 3.2 nights, and approximately 49.6% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not significantly affected by seasonal variations. The following table shows average daily occupancy rates, expressed as a percentage, since 1995:


                 AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)




                                                                       2000
    1995          1996         1997         1998         1999       THROUGH MAY
------------   ----------   ----------   ----------   ----------   ------------
  79.7%            80.3%        80.4%        79.8%        77.5%         74.9%


     During 2000 (through May), the average daily rate per suite has been $115.32, and the average daily net revenue per suite has been $86.38. As with our other properties, revenue from the hotel, including lease revenue that is paid to us under any master hotel lease agreement for the hotel, would be used to pay interest due under any promissory note we execute in connection with a purchase of the hotel. Our goal would be to use the proceeds of our offering of common shares to make principal payments. There can be no assurance, however, the proceeds of the offering would be sufficient for this purpose.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:




LENGTH OF STAY
(NUMBER OF NIGHTS)      HOMEWOOD     MASTER     TWO BEDROOM
--------------------   ----------   --------   ------------
   1 to  4                $159        $169         $235
   5 to 11                 144         154          225
  12 to 29                 144         154          225
  30 or more               124         134          225


     The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by approximately 30%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. We estimate that, through May 2000, approximately 70% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include: IBM, Micro Motion, Dieterich Standard, Printrak, SCC, Valleylab, NCAR/UCAR, Ball Aerospace, Sybase, Sun Microsystems, US West, Xilinx, and Storagetek. During 2000 (through May), the 10 largest corporate accounts were responsible for approximately 37% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since 1995:




                                                                             2000
     1995           1996          1997          1998          1999       (ANNUALIZED)
-------------   -----------   -----------   -----------   -----------   -------------
$  55.80          $ 62.25       $ 65.26       $ 66.84       $ 63.64        $ 68.94


     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $11,461,450 and would be depreciated by us, if we purchase the hotel, using the straight-line method over a life of 39 years (or less, as permitted by the Internal Revenue Code). The basis of the personal property component of the hotel would be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 2000:




                              ASSESSED        TAX RATE        AMOUNT
TAX JURISDICTION               VALUE        (PER $1000)       OF TAX
------------------------   -------------   -------------   -----------
     County of Boulder      $2,500,590          75.767      $189,462


     We estimate that the annual tax for 2000 on the expected improvements will be approximately $11,000 or less.

     At least five competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Of these competing hotels, one is newer than the hotel. The newer competing hotel has a franchise with Marriott. The other competing hotels have franchises with Courtyard by Marriott, Residence Inn by Marriott and Regal (the fourth hotel is a local, unfranchised property). We believe that the rates charged by the Boulder hotel are generally competitive with the rates charged by these other hotels. We are not aware of any ongoing or proposed construction for other extended-stay hotels.







                  [REMAINDER OF PAGE IS INTENTIONALLY BLANK]

                         PROPERTY DESCRIPTION UPDATES

     The following sections provide updated information about our hotels. The selected hotel information relates to the period from January 1, 2000 through May 31, 2000 (unless indicated to the contrary). Please refer to Supplement No. 5 and Supplement No. 6 for additional information about the hotels.


                             1. DALLAS -- ADDISON


                          SELECTED HOTEL INFORMATION




   Total Expected Cost of Improvements or Renovation .........   $ 424,000
   Improvement Funds Committed Since Hotel Acquisition .......   $ 283,376
   Occupancy Rate ............................................       81.78%
   Average Effective Rental per Square Foot (annualized) .....   $  51.42
   Average Daily Rate per Suite ..............................   $  88.24
   Average Daily Revenue per Available Suite .................   $  72.16

                                RATE STRUCTURE




LENGTH OF STAY
(NUMBER OF NIGHTS)      HOMEWOOD     MASTER (KING)     MASTER (DOUBLE)     TWO BEDROOM
--------------------   ----------   ---------------   -----------------   ------------
   1 to  4                $139            $149               $149             $181
   5 to 11                 119             129                129              169
  12 to 29                  99             109                109              149
  30 or more                89              99                 99              139


     Real estate tax information for 2000 is not currently available from the local taxing authorities.


                        2. DALLAS -- IRVING/LAS COLINAS


                          SELECTED HOTEL INFORMATION




   Total Expected Cost of Improvements or Renovation ......... $507,000
   Improvement Funds Committed Since Hotel Acquisition ....... $344,180
   Occupancy Rate ............................................ 75.22 %
   Average Effective Rental per Square Foot (annualized) ..... $ 44.41
   Average Daily Rate per Suite .............................. $ 95.37
   Average Daily Revenue per Available Suite ................. $ 71.73

                                RATE STRUCTURE




LENGTH OF STAY
(NUMBER OF NIGHTS)      HOMEWOOD     MASTER     TWO BEDROOM
--------------------   ----------   --------   ------------
   1 to  4                $139        $139         $199
   5 to 12                 119         119          159
  13 to 29                 109         109          149
  30 or more                89          89          129

     Real estate tax information for 2000 is not currently available from the local taxing authorities.

                           3. NORTH DALLAS -- PLANO


                          SELECTED HOTEL INFORMATION




   Total Expected Cost of Improvements or Renovation ..............   $27,500
   Improvement Funds Committed Since Hotel Acquisition ............   $14,979
   Occupancy Rate .................................................   86.14 %
   Average Effective Rental per Square Foot (annualized) ..........   $ 44.89
   Average Daily Rate per Suite ...................................   $ 72.33
   Average Daily Revenue per Available Suite ......................   $ 62.30

                                RATE STRUCTURE




LENGTH OF STAY
(NUMBER OF NIGHTS)      HOMEWOOD     EXTENDED DOUBLE     TWO BEDROOM
--------------------   ----------   -----------------   ------------
   1 to  4                $129             $129             $159
   5 to 12                 109              109              139
  13 to 29                  99               99              129
  30 or more                79               79              119


     Real estate tax information for 2000 is not currently available from the local taxing authorities.


                            4. RICHMOND -- WEST END


                          SELECTED HOTEL INFORMATION




   Total Expected Cost of Improvements or Renovation .........   $ 106,500
   Improvement Funds Committed Since Hotel Acquisition .......     none
   Occupancy Rate ............................................       76.12%
   Average Effective Rental per Square Foot (annualized) .....   $  44.14
   Average Daily Rate per Suite ..............................   $  82.19
   Average Daily Revenue per Available Suite .................   $  62.56

                                RATE STRUCTURE




LENGTH OF STAY           HOMEWOOD        HOMEWOOD
(NUMBER OF NIGHTS)      (KING BED)     (DOUBLE BED)     TWO BEDROOM
--------------------   ------------   --------------   ------------
   1 to  4                 $124            $129            $179
   5 to 29                  114             119             149
  30 or more                 89              99             129


                          REAL ESTATE TAXES FOR 2000




                              ASSESSED       TAX RATE       AMOUNT
TAX JURISDICTION               VALUE        (PER $100)      OF TAX
------------------------   -------------   ------------   ----------
     County of Henrico      $5,806,300          0.94       $54,579


     We estimate that the annual tax for 2000 on the expected improvements will be approximately $500 or less.

                       5. ATLANTA -- GALLERIA/CUMBERLAND


                          SELECTED HOTEL INFORMATION




   Total Expected Cost of Improvements or Renovation ......... $435,500
   Improvement Funds Committed Since Hotel Acquisition ....... $265,666
   Occupancy Rate ............................................ 66.92 %
   Average Effective Rental per Square Foot (annualized) ..... $ 33.48
   Average Daily Rate per Suite .............................. $ 94.67
   Average Daily Revenue per Available Suite ................. $ 63.35

                                RATE STRUCTURE




LENGTH OF STAY
(NUMBER OF NIGHTS)      HOMEWOOD     MASTER     TWO BEDROOM
--------------------   ----------   --------   ------------
   1 to  4                $119        $129         $179
   5 to 11                  99         109          169
  12 to 29                  85          95          159
  30 or more                79          89          149


     Real estate tax information for 2000 is not currently available from the local taxing authorities.


                            6. ATLANTA -- PEACHTREE


                          SELECTED HOTEL INFORMATION




   Total Expected Cost of Improvements or Renovation .........   $ 505,500
   Improvement Funds Committed Since Hotel Acquisition .......   $ 121,400
   Occupancy Rate ............................................       85.35%
   Average Effective Rental per Square Foot (annualized) .....   $  40.59
   Average Daily Rate per Suite ..............................   $  76.45
   Average Daily Revenue per Available Suite .................   $  65.25

                                RATE STRUCTURE




LENGTH OF STAY
(NUMBER OF NIGHTS)      HOMEWOOD     MASTER     TWO BEDROOM
--------------------   ----------   --------   ------------
   1 to  4                $109        $119         $159
   5 to 11                  89         109          149
  12 to 29                  84          99          139
  30 or more                79          89          129

                          REAL ESTATE TAXES FOR 2000




                            ASSESSED         TAXABLE            TAX         AMOUNT
TAX JURISDICTION             VALUE        PORTION (40%)        RATE         OF TAX
----------------------   -------------   ---------------   ------------   ----------
  Gwinnett County         $5,688,440        $2,275,376         0.03225     $73,381


     We estimate that the annual tax for 2000 on the expected improvements will be approximately $3,300 or less.

                          7. BALTIMORE -- BWI AIRPORT


                          SELECTED HOTEL INFORMATION




   Total Expected Cost of Improvements or Renovation ..............   $59,500
   Improvement Funds Committed Since Hotel Acquisition ............   $52,941
   Occupancy Rate .................................................   86.59 %
   Average Effective Rental per Square Foot (annualized) ..........   $ 59.96
   Average Daily Rate per Suite ...................................   $ 97.62
   Average Daily Revenue per Available Suite ......................   $ 84.52

                                RATE STRUCTURE




LENGTH OF STAY
(NUMBER OF NIGHTS)      HOMEWOOD     MASTER     TWO BEDROOM
--------------------   ----------   --------   ------------
   1 to  4                $139        $139         $179
   5 to 11                 119         119          179
  12 to 29                 109         109          179
  30 or more                95          95          179

                           REAL ESTATE TAXES FOR 2000
     (based on a formula that uses the assessed values for multiple years to determine a separate taxable amount)




                                  TAXABLE        TAX RATE        AMOUNT
TAX JURISDICTION                   AMOUNT       (PER $100)       OF TAX
----------------------------   -------------   ------------   -----------
     State of Maryland/
  Anne Arundel County           $4,331,720          2.57       $111,325


     We estimate that the annual tax for 2000 on the expected improvements will be approximately $800 or less.


                                 8. CLEARWATER


                          SELECTED HOTEL INFORMATION




   Total Expected Cost of Improvements or Renovation ..............   $16,000
   Improvement Funds Committed Since Hotel Acquisition ............   $5,678
   Occupancy Rate .................................................   84.03 %
   Average Effective Rental per Square Foot (annualized) ..........   $ 58.52
   Average Daily Rate per Suite ...................................   $ 99.53
   Average Daily Revenue per Available Suite ......................   $ 83.64

                                RATE STRUCTURE




LENGTH OF STAY          HOMEWOOD     HOMEWOOD
(NUMBER OF NIGHTS)        KING        DOUBLE     TWO BEDROOM
--------------------   ----------   ---------   ------------
   1 to  4                $119         $129         $159
   5 to 29                  99          109          139
  30 or more                69           79          125


     Real estate tax information for 2000 is not currently available from the local taxing authorities.

                             9. DETROIT -- WARREN


                          SELECTED HOTEL INFORMATION




   Total Expected Cost of Improvements or Renovation .........   $ 331,000
   Improvement Funds Committed Since Hotel Acquisition .......   $  23,831
   Occupancy Rate ............................................       70.57%
   Average Effective Rental per Square Foot (annualized) .....   $  60.71
   Average Daily Rate per Suite ..............................   $  97.81
   Average Daily Revenue per Available Suite .................   $  69.02

                                RATE STRUCTURE




LENGTH OF STAY
(NUMBER OF NIGHTS)      HOMEWOOD     MASTER     TWO BEDROOM
--------------------   ----------   --------   ------------
   1 to  4                $114        $139         $169
   5 to 12                 104         129          149
  13 to 29                  99         119          149
  30 or more                89         109          149

                          REAL ESTATE TAXES FOR 2000




                             ASSESSED          TAX RATE          AMOUNT
TAX JURISDICTION              VALUE           (PER $100)         OF TAX
-----------------------   -------------   ------------------   ----------
  City of Warren          $1,152,900              1.605         $18,504
  County of Macomb        $1,152,900              2.86          $32,973
  School District         $1,152,900              0.497         $ 5,730
                                                                -------
                                                TOTAL           $57,207
                                                                =======

     We estimate that the annual tax for 2000 on the expected improvements will be approximately $8,200 or less.


                         10. SALT LAKE CITY -- MIDVALE


                          SELECTED HOTEL INFORMATION




   Total Expected Cost of Improvements or Renovation ..............     $ 72,000
   Improvement Funds Committed Since Hotel Acquisition ............     $  9,592
   Occupancy Rate .................................................        65.03%
   Average Effective Rental per Square Foot (annualized) ..........     $ 35.02
   Average Daily Rate per Suite ...................................     $ 90.49
   Average Daily Revenue per Available Suite ......................     $ 58.85

                                RATE STRUCTURE




LENGTH OF STAY          HOMEWOOD     HOMEWOOD
(NUMBER OF NIGHTS)       (KING)      (DOUBLE)     MASTER     TWO BEDROOM
--------------------   ----------   ----------   --------   ------------
   1 to  4                 $99          $99        $109         $179
   5 to 12                  89           89          99          169
  13 to 29                  79           79          89          159
  30 or more                69           69          79          149

     Real estate tax information for 2000 is not currently available from the local taxing authorities.

                           11. JACKSON -- RIDGELAND


                          SELECTED HOTEL INFORMATION




   Total Expected Cost of Improvements or Renovation ..............   $58,500
   Improvement Funds Committed Since Hotel Acquisition ............   $2,805
   Occupancy Rate .................................................   74.07 %
   Average Effective Rental per Square Foot (annualized) ..........   $ 49.98
   Average Daily Rate per Suite ...................................   $ 84.82
   Average Daily Revenue per Available Suite ......................   $ 62.83


                                RATE STRUCTURE




LENGTH OF STAY
(NUMBER OF NIGHTS)      HOMEWOOD     MASTER     TWO BEDROOM
--------------------   ----------   --------   ------------
   1 to  4                 $99         $99         $159
   5 to 11                  89          89          129
  12 to 28                  74          74          119
  29 or more                69          69          109


     Real estate tax information for 2000 is not currently available from the local taxing authorities.


                         12. PHILADELPHIA/GREAT VALLEY

     The depreciable real property component of the hotel, based on our leasehold interest, has a currently estimated Federal tax basis of $15,519,572 and will be depreciated using the straight-line method over a life of 39 years (or less, as permitted by the Internal Revenue Code).

     For additional 2000 information, see Supplement No. 6.







                  [REMAINDER OF PAGE IS INTENTIONALLY BLANK]

                        SELECTED FINANCIAL INFORMATION


          FOR THE THREE MONTHS ENDED MARCH 31, 2000 (EXCEPT AS NOTED)




REVENUES:
Lease revenue ..................................................     $   3,406,678
Interest income and other revenue ..............................            48,007
                                                                     -------------
Total revenue ..................................................         3,454,685
EXPENSES:
Taxes, insurance, and other ....................................           691,575
General and administrative .....................................           254,736
Depreciation ...................................................           549,201
Interest .......................................................         1,453,110
Total expenses .................................................         2,948,622
                                                                     -------------
Net income .....................................................     $     506,063
                                                                     =============
PER SHARE
Earnings per share -- basic and diluted ........................     $        0.14
Distributions to common shareholders ...........................     $          --
Weighted-average common shares outstanding .....................         3,607,458
Balance Sheet Data at March 31, 2000:
 Cash and cash equivalents .....................................     $   3,781,922
 Investment in hotels, net .....................................     $  93,450,963
 Total assets ..................................................     $ 102,814,839
 Notes payable -- secured ......................................     $  68,569,500
 Shareholders Equity ...........................................     $  32,997,819
OTHER DATA
Cash flow from:
 Operating activities ..........................................     $    (340,502)
 Investing activities ..........................................     $    (139,941)
 Financing activities ..........................................     $   3,681,021
Number of hotels owned at March 31, 2000 .......................                11
Number of hotel rooms (suites) owned at March 31, 2000 .........             1,218
FUNDS FROM OPERATIONS CALCULATION
Net income .....................................................     $     506,063
 Depreciation of real estate owned .............................           549,201
Funds from Operations (a) ......................................     $   1,055,264
                                                                     =============

     (a) "Funds from operations" is defined as income before gains (losses) on investments and extraordinary items (computed in accordance with generally accepted accounting principles) plus real estate depreciation and after adjustment for significant nonrecurring items, if any. We consider funds from operations in evaluating property acquisitions and operating performance, and believe that funds from operations should be considered along with, but not as an alternative to, net income and cash flows as a measure of our operating performance and liquidity. Funds from operations, which may not be comparable to other similarly titled measures of other REITs, does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

                                    EXPERTS

     The combined financial statements for the Philadelphia/Great Valley and Boulder hotels are set forth below. These financial statements have been included herein in reliance on the report of L.P. Martin & Company, P.C., independent certified public accountants, which is also included herein, and upon the authority of that firm as an expert in accounting and auditing.












                  [REMAINDER OF PAGE IS INTENTIONALLY BLANK]

                              APPLE SUITES, INC.

                         INDEX TO FINANCIAL STATEMENTS





                                                                                       Page
PROPERTY FINANCIAL STATEMENTS                                                         -----
Philadelphia/Great Valley and Boulder Hotels
   Independent Auditors' Report ...................................................   F-3
   Combined Balance Sheets -- December 31, 1999 and December 31, 1998 .............   F-4
   Combined Statements of Shareholders' Equity -- Years ended December 31, 1999 and
    December 31, 1998 .............................................................   F-5
   Combined Income Statements -- Years ended December 31, 1999 and December 31,
    1998 ..........................................................................   F-5
   Combined Statements of Cash Flows -- Years ended December 31, 1999 and
    December 31, 1998 .............................................................   F-6
   Notes to the Combined Financial Statements -- December 31, 1999 and December 31,
    1998 ..........................................................................   F-7
                                       *  *  *
   Combined Balance Sheet -- March 31, 2000 (unaudited) ...........................   F-11
   Combined Statement of Shareholders' Equity -- For the Period January 1, 2000
    through March 31, 2000 (unaudited) ............................................   F-12
   Combined Income Statement -- For the Period January 1, 2000 through March 31,
    2000 (unaudited) ..............................................................   F-12
   Combined Statement of Cash Flows -- For the Period January 1, 2000 through
    March 31, 2000 (unaudited) ....................................................   F-13
   Notes to the Combined Financial Statements -- For the Period January 1, 2000
    through March 31, 2000 (unaudited) ............................................   F-14


                                                                                      PAGE
PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)                                           ------
Apple Suites, Inc.
   Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2000 ...........   F-18
   Notes to Pro Forma Condensed Consolidated Balance Sheet .......................   F-19
   Pro Forma Condensed Consolidated Statements of Operations for the Year Ended
    December 31, 1999 and the Three Months Ended March 31, 2000 ..................   F-20
   Notes to Pro Forma Condensed Consolidated Statements of Operations ............   F-22
Apple Suites Management, Inc.
   Pro Forma Condensed Consolidated Statements of Operations for the Year Ended
    December 31, 1999 and the Three Months Ended March 31, 2000 ..................   F-23
   Notes to Pro Forma Condensed Consolidated Statements of Operations ............   F-25


                                    L.P. MARTIN & COMPANY
                                 A PROFESSIONAL CORPORATION
            MEMBERS             CERTIFIED PUBLIC ACCOUNTANTS                MEMBERS
        VIRGINIA SOCIETY OF          4132 INNSLAKE DRIVE             AMERICAN INSTITUTE OF
 CERTIFIED PUBLIC ACCOUNTANTS    GLEN ALLEN, VIRGINIA 23060      CERTIFIED PUBLIC ACCOUNTANTS

 LEE P. MARTIN, JR., C.P.A.         PHONE: (804) 345-2626            ROBERT C. JOHNSON, C.P.A.
 WILLIAM L. GRAHAM, C.P.A.           FAX: (804) 346-9311       LEE P. MARTIN, C.P.A. (1948-76)
 BERNARD G. KINZIE, C.P.A.
 W. BARCLAY BRADSHAW, C.P.A.


                         INDEPENDENT AUDITORS' REPORT


Apple Suites, Inc.
Richmond, Virginia

     We have audited the accompanying combined balance sheets of the Homewood Suites Acquisition Hotels (described in Note 1) as of December 31, 1999 and 1998, and the related combined statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the hotels. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Homewood Suites Acquisition Hotels.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Homewood Suites Acquisition Hotels as of December 31, 1999 and 1998, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                        /s/ L.P. Martin & Co, P.C.

Richmond, Virginia
May 31, 2000

                      HOMEWOOD SUITES ACQUISITION HOTELS

                            COMBINED BALANCE SHEETS




                                                         DECEMBER 31, 1999   DECEMBER 31, 1998
                                                        ------------------- ------------------
ASSETS
CURRENT ASSETS
 Cash .................................................    $    231,297        $    142,363
 Accounts Receivable, Net .............................         207,653             157,754
 Prepaids and Other ...................................          85,403              15,751
                                                           ------------        ------------
   Total Current Assets ...............................         524,353             315,868
                                                           ------------        ------------
INVESTMENT IN HOTEL PROPERTIES
 Land and Improvements ................................       1,911,918           1,911,918
 Buildings and Improvements ...........................      13,078,590          13,078,407
 Furniture, Fixtures and Equipment ....................       4,362,527           4,091,364
                                                           ------------        ------------
   Total ..............................................      19,353,035          19,081,689
 Less: Accumulated Depreciation .......................      (4,170,565)         (3,473,189)
                                                           ------------        ------------
   Net Investment in Hotel Properties .................      15,182,470          15,608,500
                                                           ------------        ------------
   Total Assets .......................................    $ 15,706,823        $ 15,924,368
                                                           ============        ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable .....................................    $     17,104        $     44,353
 Accrued Taxes ........................................         277,595             358,676
 Accrued Expenses - Other .............................         105,781             109,590
                                                           ------------        ------------
   Total Current Liabilities ..........................         400,480             512,619
                                                           ------------        ------------
SHAREHOLDERS' EQUITY
 Contributed Capital ..................................       2,364,469           5,303,463
 Retained Earnings ....................................      12,941,874          10,108,286
                                                           ------------        ------------
   Total Shareholders' Equity .........................      15,306,343          15,411,749
                                                           ------------        ------------
   Total Liabilities and Shareholders' Equity .........    $ 15,706,823        $ 15,924,368
                                                           ============        ============


The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY




                                                                               TOTAL
                                          CONTRIBUTED        RETAINED      SHAREHOLDERS'
                                            CAPITAL          EARNINGS         EQUITY
                                        ---------------   -------------   --------------
Balances, January 1, 1998 ...........    $  6,640,591     $ 7,475,355      $ 14,115,946
Net Income ..........................              --       2,632,931         2,632,931
Capital Distributions, Net ..........      (1,337,128)             --        (1,337,128)
                                         ------------     -----------      ------------
Balances, December 31, 1998 .........       5,303,463      10,108,286        15,411,749
Net Income ..........................              --       2,833,588         2,833,588
Capital Distributions, Net ..........      (2,938,994)             --        (2,938,994)
                                         ------------     -----------      ------------
Balances, December 31, 1999 .........    $  2,364,469     $12,941,874      $ 15,306,343
                                         ============     ===========      ============

                          COMBINED INCOME STATEMENTS




                                                                            YEARS ENDED DECEMBER 31,
                                                                           ---------------------------
                                                                                1999          1998
                                                                           ------------- -------------
GROSS OPERATING REVENUE
 Suite Revenue ...........................................................  $7,419,101    $7,173,338
 Other Customer Revenue ..................................................     398,812       437,197
                                                                            ----------    ----------
   Total Revenue .........................................................   7,817,913     7,610,535
                                                                            ----------    ----------
EXPENSES
 Property and Operating ..................................................   2,491,119     2,400,823
 General and Administrative ..............................................     105,719        95,694
 Advertising and Promotion ...............................................     328,070       325,398
 Utilities ...............................................................     270,080       291,153
 Real Estate and Personal Property Taxes, and Property Insurance .........     444,162       338,054
 Land Rent ...............................................................     100,000       100,000
 Depreciation Expense ....................................................     714,411     1,003,928
 Franchise and Management Fees ...........................................     530,764       286,933
 Pre-Opening Expenses ....................................................          --       135,621
                                                                            ----------    ----------
   Total Expenses ........................................................   4,984,325     4,977,604
                                                                            ----------    ----------
   Net Income ............................................................  $2,833,588    $2,632,931
                                                                            ==========    ==========


The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                       COMBINED STATEMENTS OF CASH FLOWS




                                                          YEARS ENDED DECEMBER 31,
                                                       -------------------------------
                                                             1999            1998
                                                       --------------- ---------------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income ..........................................  $  2,833,588    $  2,632,931
                                                        ------------    ------------
 Adjustments to reconcile net income to net cash
   Provided by operating activities:
   Depreciation ......................................       714,411       1,003,928
   Change In:
    Accounts receivable ..............................       (49,899)        (96,807)
    Prepaids and other current assets ................       (69,652)        (15,751)
    Accounts payable .................................       (27,249)       (491,258)
    Accrued taxes ....................................       (81,081)        158,299
    Accrued expenses - other .........................        (3,809)         46,124
                                                        ------------    ------------
Net adjustments ......................................       482,721         604,535
                                                        ------------    ------------
      Net cash flows from operating activities .......     3,316,309       3,237,466
                                                        ------------    ------------
CASH FLOWS TO FINANCING ACTIVITIES
 Capital distributions, net ..........................    (3,227,375)     (3,139,575)
                                                        ------------    ------------
   Net increase in cash ..............................        88,934          97,891
   Cash, beginning of year ...........................       142,363          44,472
                                                        ------------    ------------
   Cash, end of year .................................  $    231,297    $    142,363
                                                        ============    ============


SUPPLEMENTAL DISCLOSURES:

NONCASH FINANCING AND INVESTING ACTIVITIES

     Year Ended December 31, 1999

      Investments in hotel properties in the amount of $288,381 were financed with capital contributions.

     Year Ended December 31, 1998

    Investments in hotel properties in the amount of $1,802,447 were financed with capital contributions.

    Construction in progress in the amount of $7,510,072 was reclassified to investment in hotel properties.

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:




PROPERTY                           HOTEL LOCATION       DATE OPENED    # OF SUITES
----------------------------- ----------------------- --------------- ------------
     Boulder                     Boulder, Colorado    January, 1991       112
     Philadelphia/Great Valley Malvern, Pennsylvania  January, 1998       123


     Economic conditions in the localities in which the individual hotels are located impact revenues and the ability to collect accounts receivable.

     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     The Hotels were owned and managed by affiliates of Promus Hotels, Inc. (the Owner) through November 30, 1999. Promus Hotels, Inc. and the affiliated entities owning the Hotels were acquired by Hilton Hotels Corporation effective November 30, 1999. Hilton Hotels Corporation has managed the Hotels since that date. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner sold the Philadelphia/Great Valley Hotel to an affiliate of Apple Suites, Inc. on May 8, 2000 and has a contract pending to sell the Boulder Hotel property to an affiliate of Apple Suites, Inc. Apple Suites, Inc., is a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.


NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation through August 1999 has been recorded straight-line using the following lives:




                                                     LIFE
                                                 ------------
    Land Improvements ..........................  5-12 Years
    Buildings and Improvements ................. 15-35 Years
    Furniture, Fixtures and Equipment ..........  3-10 Years


     Major renewals, betterments and improvements are capitalized, while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period. Construction in progress represents Hotel

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND 1998 - (CONTINUED)
NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

properties under construction. At the point construction is completed and the Hotels are ready to be placed in service, the costs are reclassified to investment in Hotel properties for financial statement presentation.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. During 1999, the Owner identified the Philadelphia/Great Valley and Boulder Hotel properties as held for disposal. In accordance with Statement of Financial Accounting Standards number 121, management discontinued depreciating the assets at this time. Accordingly, the 1999 income statement includes only eight months depreciation. Sales proceeds received from the sale of the Philadelphia/Great Valley property on May 8, 2000 and anticipated sales proceeds for the pending sale of the Boulder Hotel property both exceed the net carrying values of the properties reflected in these financial statements.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Pre-Opening Expenses -- Pre-opening expenses represent operating expenses incurred prior to initial opening of the hotels. In 1998, pre-opening expenses of $135,621 were expensed as incurred for the Philadelphia/Great Valley hotel.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.


NOTE 3 -- RELATED PARTY TRANSACTIONS

     During the years ended December 31, 1999 and 1998, the following owner related fees were expensed.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND 1998 - (CONTINUED)
NOTE 3 -- RELATED PARTY TRANSACTIONS - (CONTINUED)


                                                                           TOTAL EXPENSE
                                                                      -----------------------
FEE TYPE                                  BASIS FOR DETERMINATION        1999         1998
------------------------------------   ----------------------------   ----------   ----------
Accounting Fees ....................   $1,000 per hotel per month      $ 24,000     $ 24,000
Corporate Advertising,
 Training and Reservations .........   4% of Net Suite Revenue         $296,764     $286,934
Franchise Fees .....................   4% of Net Suite Revenue         $296,764     $286,933
Management Fees ....................   3% of Total Revenue             $234,000     $     --

     The acquisition cost of the properties and related furnishings and equipment was financed by the Owner. The Owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy. Interest capitalized and included in the cost basis of the hotels totaled $242,065 in 1998.

     On   most   property   and   equipment   purchases,  excluding  base  hotel
construction contracts, the following fees paid to the Owner have been capitalized:

       Purchase Fee -- 3.0% to 4.0% of Asset Cost
       Project Management Fee -- 4.0% to 4.5% of labor portion of capitalized asset costs


     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity with 1999 and 1998 intercompany/intracompany transfers being reflected as net capital distributions.


NOTE 4 -- LAND LEASE

     The land on which the Philadelphia/ Great Valley hotel is located is leased. The lease is for a 30 year term beginning May 1, 1997 and includes three 10 year renewal options. Scheduled rent is $100,000 annually, payable in monthly installments. Rent can be increased but not decreased, every 5 years by the CPI change, not to exceed 15%.

     Below are scheduled minimum lease payments for each of the next 5 years.




  2000 .................    $100,000
  2001 .................     100,000
  2002 .................     100,000
  2003 .................     100,000
  2004 .................     100,000
                            --------
                            $500,000
                            ========


                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND 1998 - (CONTINUED)
NOTE 4 -- LAND LEASE - (CONTINUED)

     Rent expense for each of the years ended December 31, totaled $100,000.


NOTE 5 -- CONCENTRATIONS OF CREDIT RISK

     At December 31, 1999, financial instruments that subject the Company to concentrations of credit risk consist of cash deposits in a single financial institution which exceed maximum amounts insurable by FDIC by $52,977.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                      COMBINED BALANCE SHEET (UNAUDITED)




                                                         MARCH 31, 2000
                                                        ---------------
ASSETS
CURRENT ASSETS
 Cash .................................................  $    154,617
 Accounts receivable, net .............................       334,193
 Prepaids and other ...................................        37,509
                                                         ------------
   Total current assets ...............................       526,319
                                                         ------------
INVESTMENT IN HOTEL PROPERTIES
 Land and improvements ................................     1,911,918
 Buildings and Improvements ...........................    13,078,590
 Furniture, fixtures and equipment ....................     4,362,527
                                                         ------------
   Total ..............................................    19,353,035
 Less: Accumulated depreciation .......................    (4,170,565)
                                                         ------------
   Net investment in hotel properties .................    15,182,470
                                                         ------------
   Total assets .......................................  $ 15,708,789
                                                         ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable .....................................  $      1,679
 Accrued taxes ........................................       223,311
 Accrued expenses -- Other ............................       101,583
                                                         ------------
   Total current liabilities ..........................       326,573
                                                         ------------
SHAREHOLDERS' EQUITY
Contributed capital ...................................     1,595,274
 Retained earnings ....................................    13,786,942
                                                         ------------
   Total Shareholders' Equity .........................    15,382,216
                                                         ------------
   Total Liabilities and Shareholders' Equity .........  $ 15,708,789
                                                         ============


The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENT OF SHAREHOLDERS' EQUITY
       FOR THE PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED)




                                                                             TOTAL
                                        CONTRIBUTED       RETAINED       SHAREHOLDERS'
                                          CAPITAL         EARNINGS          EQUITY
                                       -------------   --------------   --------------
Balances, January 1, 2000 ..........    $2,364,469      $12,941,874      $15,306,343
Net Income .........................            --          845,068          845,068
Capital Distributions, Net .........      (769,195)              --         (769,195)
                                        ----------      -----------      -----------
Balances, March 31, 2000 ...........    $1,595,274      $13,786,942      $15,382,216
                                        ==========      ===========      ===========

                           COMBINED INCOME STATEMENT

       FOR THE PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED)




GROSS OPERATING REVENUE
 Suite Revenue ...........................................................    $1,841,936
 Other Customer Revenue ..................................................        93,150
                                                                              ----------
   Total Revenue .........................................................     1,935,086
                                                                              ----------
EXPENSES
 Property and Operating ..................................................       633,274
 General and Administrative ..............................................        33,287
 Advertising and Promotion ...............................................        82,781
 Utilities ...............................................................        65,361
 Real Estate and Personal Property Taxes, and Property Insurance .........       118,585
 Land Rent ...............................................................        25,000
 Franchise and Management Fees ...........................................       131,730
                                                                              ----------
   Total Expenses ........................................................     1,090,018
                                                                              ----------
   Net Income ............................................................    $  845,068
                                                                              ==========


The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                       COMBINED STATEMENT OF CASH FLOWS
       FOR THE PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED)




CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income ......................................................................    $  845,068
                                                                                      ----------
 Adjustments to reconcile net income to net cash provided by operating activities:
   Change in:
    Accounts receivable ..........................................................      (126,540)
    Prepaids and other current assets ............................................        47,894
    Accounts payable .............................................................       (15,425)
    Accrued taxes ................................................................       (54,284)
    Accrued expenses - other .....................................................        (4,198)
                                                                                      ----------
Net Adjustments ..................................................................      (152,553)
                                                                                      ----------
    Net cash flows from operating activities .....................................       692,515
CASH FLOWS TO FINANCING ACTIVITIES:
 Net equity distributions ........................................................      (769,195)
                                                                                      ----------
    Net decrease in cash .........................................................       (76,680)
    Cash, January 1, 2000 ........................................................       231,297
                                                                                      ----------
    Cash, March 31, 2000 .........................................................    $  154,617
                                                                                      ==========


The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
       FOR THE PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED)


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:




PROPERTY                              HOTEL LOCATION       DATE OPENED    # OF SUITES
-------------------------------- ----------------------- --------------- ------------
     Boulder                        Boulder, Colorado    January, 1991       112
     Philadelphia/Great Valley    Malvern, Pennsylvania  January, 1998       123


     Economic conditions in the localities in which the individual hotels are located impact revenues and the ability to collect accounts receivable.

     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     The Hotels have been owned and managed by Hilton Hotels Corporation (the Owner) throughout the financial statement period. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner sold the Philadelphia/Great Valley Hotel to an affiliate of Apple Suites, Inc. on May 8, 2000 and has a contract pending to sell the Boulder Hotel property to an affiliate of Apple Suites, Inc. Apple Suites, Inc. is a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.


NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation through August, 1999 has been recorded straight-line using the following lives:





                                                    LIFE
                                                ------------
   Land Improvements ..........................  5-12 Years
   Buildings and Improvements ................. 15-35 Years
   Furniture, Fixtures and Equipment ..........  3-10 Years


                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
FOR  THE PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED) - (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     Major   renewals,  betterments  and  improvements  are  capitalized,  while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. During 1999, the Owner identified the Philadelphia/Great Valley and Boulder Hotel properties as held for disposal. In accordance with Statement of Financial Accounting Standards number 121, management discontinued depreciating the assets at this time. Accordingly, the January 1, 2000 through March 31, 2000 income statement does not include depreciation expense. Sales proceeds received from the sale of the Philadelphia/Great Valley property on May 8, 2000 and anticipated sales proceeds for the pending sale of the Boulder Hotel property both exceed the net carrying values of the properties reflected in these financial statements.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
FOR  THE  PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED) - (CONTINUED
                                       )


NOTE 3 -- RELATED PARTY TRANSACTIONS

     During the period January 1, 2000 through March 31, 2000, the following Owner related fees were expensed.




FEE TYPE                             BASIS FOR DETERMINATION      TOTAL EXPENSE
-------------------------------   ----------------------------   --------------
Accounting Fees ...............   $1,000 per hotel per month         $ 6,000
Corporate Advertising, Training
 and Reservations .............   4% of net suite revenue             73,677
Franchise Fees ................   4% of net suite revenue             73,677
Management Fees ...............   3% of net suite revenue             58,053

     The acquisition cost of the properties and related furnishings and equipment was financed by the Owner. The Owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy.

     On   most   property   and   equipment   purchases,  excluding  base  hotel
construction contracts, the following fees paid to Hilton Hotels Corporation have been capitalized:


       Purchase Fee -- 4% of Asset Cost
       Project Management Fee -- 4.0 % to 4.5% of labor portion of capitalized asset costs

     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity with intercompany/intracompany transfers being reflected as net capital distributions.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
FOR  THE  PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED) - (CONTINUED
                                       )


NOTE 4 -- LAND LEASE

     The land on which the Philadelphia/Great Valley hotel is located is leased. The lease is for a 30 year term beginning May 1, 1997 and includes three 10 year renewal options. Scheduled rent is $100,000 annually, payable in monthly installments. Rent can be increased but not decreased, every 5 years by the CPI change, not be exceed 15%.

     Below are scheduled minimum lease payments for each of the next 5 years.




  2000 .................    $100,000
  2001 .................     100,000
  2002 .................     100,000
  2003 .................     100,000
  2004 .................     100,000
                            --------
                            $500,000
                            ========


     Rent expense for the period January 1, 2000 through March 31, 2000 totaled $25,000.

                              APPLE SUITES, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                BALANCE SHEET AS OF MARCH 31, 2000 (UNAUDITED)

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple Suites, Inc. (the "Company") is presented as if the acquisition of the Homewood Suites -- Malvern, PA hotel on May 8, 2000 and the probable acquisition of the Homewood Suites -- Boulder, CO hotel from Promus Hotels, Inc. or its affiliates ("Promus"), which is now a wholly-owned subsidiary of Hilton Hotels Corporation, had occurred on March 31, 2000. See Note A for individual hotel details. Such information is based in part upon the historical Consolidated Balance Sheet of the Company as of March 31, 2000. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of March 31, 2000, nor does it purport to represent the future financial position of the Company.




                                                                                      HOMEWOOD
                                                                                       SUITES
                                                               HISTORICAL            ACQUISITION
                                                                 BALANCE               (A IV)                TOTAL
                                                                  SHEET              ADJUSTMENTS           PRO FORMA
                                                            ----------------   ----------------------   ---------------
ASSETS
 Investment in hotel properties .........................     $ 93,450,963         $  30,981,480 (A)     $124,432,443
 Cash and cash equivalents ..............................        3,781,922            (2,772,886)(D)        1,009,036
 Restricted cash ........................................          696,869                    --              696,869
 Rent receivable from Apple Suites Management, Inc. .....        2,641,141                    --            2,641,141
 Notes and other receivable from Apple Suites
   Management, Inc. .....................................          694,766                    --              694,766
 Capital improvement reserve ............................          753,927                    --              753,927
 Prepaid expenses .......................................          263,781                    --              263,781
 Other assets ...........................................          531,470                    --              531,470
                                                              ------------         -------------         ------------
   Total Assets .........................................     $102,814,839         $  28,208,594         $131,023,433
                                                              ============         =============         ============
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
 Notes payable-secured ..................................     $ 68,569,500         $  22,780,500 (B)     $ 91,350,000
 Accounts payable .......................................          161,258                    --              161,258
 Accounts payable-affiliate .............................          531,285                    --              531,285
 Distributions payable ..................................               --                    --                   --
 Accrued expenses .......................................          554,977                    --              554,977
                                                              ------------         -------------         ------------
   Total Liabilities ....................................       69,817,020            22,780,500           92,597,520
SHAREHOLDERS' EQUITY
 Common stock, no par value, authorized 200,000,000
   shares; issued and outstanding 3,922,923 shares ......       32,985,016             5,428,094 (C)       38,413,110
 Class B convertible stock, no par value, authorized
   240,000 shares; issued and outstanding 240,000 shares.           24,000                    --               24,000
 Distributions greater than net income ..................          (11,197)                   --              (11,197)
                                                              ------------         -------------         ------------
   Total Shareholders' Equity ...........................       32,997,819             5,428,094           38,425,913
                                                              ------------         -------------         ------------
   Total Liabilities and Shareholders' Equity ...........     $102,814,839         $  28,208,594         $131,023,433
                                                              ============         =============         ============


NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
(A) Increase represents the purchase of 2 hotels, including the 2% acquisition fee payable to Apple Suites Realty Group, Inc. The hotels acquired are as follows:





                                                    DATE
                                                  COMMENCED
                      PROPERTY                   OPERATIONS
     ----------------------------------------- --------------
IV   Homewood Suites -- Malvern, PA .......... January 1998
IV   Homewood Suites -- Boulder, CO .......... January 1991
--------------------------------------------------------------




                                        2%
          DATE        PURCHASE     ACQUISITION                      DEBT
        ACQUIRED        PRICE          FEE           TOTAL        INCURRED
     ------------- -------------- ------------- -------------- --------------
IV   May 8, 2000    15,489,000     309,780       15,798,780     11,616,750
IV     PENDING      14,885,000     297,700       15,182,700     11,163,750
------------------------------------------------------------------------------

        Total      $30,374,000    $607,480      $30,981,480    $22,780,500

(B) Represents the debt incurred at acquisition. The notes bear interest of 8.5% per annum. The maturity date for the one note in the amount of $11,616,750 is May, 2001, the maturity date for the second note in the amount of $11,163,750 will be one year from the date of purchase.

(C) Increase to common stock to reflect the net proceeds from the sale of 606,491 common shares from the Company's continuous offering, issued subsequent to March 31, 2000.

(D) Reflects the use of cash on hand to purchase the hotels.

                              APPLE SUITES, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENTS OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1999 AND
               THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations of the Company are presented as if the acquisition and pending acquisition of the Homewood Suites hotels from Promus Hotels, Inc. or its affiliates ("Promus"), which is now a wholly-owned subsidiary of Hilton Hotels Corporation, had occurred at the beginning of the periods presented for the respective periods prior to acquisition by the Company, and all of the hotels had been leased to Apple Suites Management, Inc. or its subsidiary (the
"Lessee") pursuant to the master hotel lease agreements. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Company, the Pro Forma Statements of Operations of the Lessee and the historical Statements of Operations of the acquired hotels. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for future periods. The lease agreements between the Company and the Lessee were based on economic conditions existing at the time of acquisition. Application of these agreements to periods prior to the acquisition may not be meaningful.

     The  Company's  historical  Statement  of  Operations  for  the  year ended
December 31, 1999 reflect only four months of operations, as the first four hotels were purchased on September 1, 1999.


FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)




                                        HISTORICAL
                                       STATEMENT OF
                                        OPERATIONS
                                      --------------
Revenue:
 Lease revenue ......................  $ 2,518,031
 Interest income and other
  revenue ...........................      169,086
Expenses:
 Taxes, insurance and other .........      426,592
 General and administrative .........      153,807
 Depreciation of real estate
  owned .............................      496,209
 Interest ...........................    1,245,044
 Rent expense .......................           --
                                       -----------
Total expenses ......................    2,321,652
                                       -----------
Net income ..........................  $   365,465
                                       ===========
Earnings per common share:
Basic and Diluted ...................  $      0.14
                                       ===========
Basic and diluted weighted average
 common shares outstanding ..........    2,648,196
                                       ===========



                                                                   PRO FORMA ADJUSTMENTS
                                      -------------------------------------------------------------------------------
                                            HOMEWOOD            HOMEWOOD            HOMEWOOD            HOMEWOOD
                                             SUITES              SUITES              SUITES              SUITES
                                          ACQUISITION         ACQUISITION         ACQUISITION         ACQUISITION
                                             (A I)               (A II)             (A III)              (A IV)
                                      ------------------- ------------------- ------------------- -------------------
Revenue:
 Lease revenue ......................    $  4,162,371(B)     $  5,480,272(B)     $  1,035,841(B)     $  3,487,608(B)
 Interest income and other
  revenue ...........................              --                  --                  --                  --
Expenses:
 Taxes, insurance and other .........         822,599(C)          647,225(C)           93,884(C)          444,162(C)
 General and administrative .........         247,028(D)          251,015(D)          230,037(D)          246,594(D)
 Depreciation of real estate
  owned .............................         656,623(E)          821,580(E)          140,664(E)          688,654(E)
 Interest ...........................       1,977,313(F)        2,353,863(F)          372,683(F)        1,936,343(F)
 Rent expense .......................              --                  --                  --             100,000(H)
                                         ------------        ------------        ------------        ------------
Total expenses ......................       3,703,563           4,073,683             837,268           3,415,753
                                         ------------        ------------        ------------        ------------
Net income ..........................         458,808           1,406,589             198,573              71,855
                                         ============        ============        ============        ============
Earnings per common share:
Basic and Diluted ...................
Basic and diluted weighted average
 common shares outstanding ..........              --(G)          604,857(G)          176,360(G)          916,311(G)



                                            TOTAL
                                          PRO FORMA
                                      ----------------
Revenue:
 Lease revenue ......................   $ 16,684,123
 Interest income and other
  revenue ...........................        169,086
Expenses:
 Taxes, insurance and other .........      2,434,462
 General and administrative .........      1,128,481
 Depreciation of real estate
  owned .............................      2,803,730
 Interest ...........................      7,885,246
 Rent expense .......................        100,000
                                        ------------
Total expenses ......................     14,351,919
                                        ------------
Net income ..........................      2,501,290
                                        ============
Earnings per common share:
Basic and Diluted ...................   $       0.58
                                        ============
Basic and diluted weighted average
 common shares outstanding ..........      4,345,724
                                        ============

                              APPLE SUITES, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)


FOR THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)




                                                                 PRO FORMA ADJUSTMENTS
                                                                ----------------------
                                                                       HOMEWOOD
                                                 HISTORICAL             SUITES
                                                STATEMENT OF          ACQUISITION             TOTAL
                                                 OPERATIONS             (A IV)              PRO FORMA
                                               --------------   ----------------------   ---------------
Revenue:
 Lease revenue .............................    $ 3,406,678         $   861,236 (B)        $ 4,267,914
 Interest income and other revenue .........         48,007             (19,919) (I)            28,088
Expenses:
 Taxes, insurance and other ................        691,575             118,585 (C)            810,160
 General and administrative ................        254,736               5,126 (D)            259,862
 Depreciation of real estate owned .........        549,201             244,159 (E)            793,360
 Interest ..................................      1,453,110             484,086 (F)          1,937,196
 Rent expense ..............................             --              25,000 (H)             25,000
                                                -----------         -----------            -----------
Total expenses .............................      2,948,622             876,956              3,825,578
Net income .................................    $   506,063             (35,639)           $   470,424
                                                ===========         ===========            ===========
Earnings per common share:
Basic and Diluted ..........................    $      0.14                                $      0.11
                                                ===========                                ===========
Basic and diluted weighted average common
 shares outstanding ........................      3,607,458             738,266 (G)          4,345,724
                                                ===========         ===========            ===========

APPLE SUITES, INC.


NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(A) Represents results of operations for the hotels acquired on a pro forma basis as if the hotels were owned by the Company at the beginning of the periods presented for the respective periods prior to acquisition by the Company. See below.




                                                     DATE COMMENCED         DATE
                         PROPERTY                      OPERATIONS         ACQUIRED
      --------------------------------------------- ---------------- ------------------
I     Homewood Suites -- Dallas, TX ...............      1990        September 1, 1999
I     Homewood Suites -- Las Colinas, TX ..........      1990        September 1, 1999
I     Homewood Suites -- Plano, TX ................      1997        September 1, 1999
I     Homewood Suites -- Richmond, VA .............    May 1998      September 1, 1999
I     Homewood Suites -- Atlanta, GA ..............      1990         October 1, 1999
--------------------------------------------------------------------------------

II    Homewood Suites -- Clearwater, FL ...........  February 1998   November 24, 1999
II    Homewood Suites -- Salt Lake, UT ............      1996        November 24, 1999
II    Homewood Suites -- Atlanta, GA ..............      1990        November 24, 1999
II    Homewood Suites -- Detroit, MI ..............      1990        November 24, 1999
II    Homewood Suites -- Baltimore, MD ............   March 1998     November 24, 1999
--------------------------------------------------------------------------------

III   Homewood Suites -- Jackson, MS ..............  February 1997   December 22, 1999
--------------------------------------------------------------------------------

IV    Homewood Suites -- Malvern, PA ..............  January 1998       May 8, 2000
IV    Homewood Suites -- Boulder, CO ..............  January 1991         PENDING

(B) Represents lease payment from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions in the master hotel lease agreement to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the lease agreement.

(C) Represents historical real estate and personal property taxes and insurance which will be paid by the Company pursuant to the master hotel lease agreement. Such amounts are the historical amounts paid by the respective hotels.

(D) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company (for the year ended December 31, 1999 and the three months ended March 31, 2000) plus and anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company (for the year ended December 31, 1999).

(E) Represents the depreciation on the hotels acquired based on the purchase price, excluding amounts allocated to land, of $37,450,320 for the first acquisition group, $34,954,481 for the second acquisition group, $5,485,886 for the third acquisition group, and $30,500,611 for the fourth acquisition group for the period of time not owned by the Company. The weighted average life of the depreciable assets was 39 years. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.

(F) Represents the interest expense for the hotel acquisitions for the period in which the hotels were not owned. Interest was computed using the interest rates of 8.5% on mortgage debt that was incurred at acquisition of $33,975,000 for the first acquisition group, $30,210,000 for the second acquisition group, $4,384,500 for the third acquisition group, and $22,780,500 for the fourth acquisition group.

(G) Represents additional common shares assuming the properties were acquired at the beginning of the periods presented with the net proceeds from the "best efforts" offering of $9 per share (net $8.06 per share) for the first $15,000,000 and $10 per share (net $8.95 per share) for the remainder.

(H) Represents rent expense on the land lease at the Malvern, PA hotel. The Company accounts for the land lease as a operating lease.

(I) Represents reduction in interest income associated with the $1.6 million of cash used to purchase hotels at an interest rate of 5%.

                         APPLE SUITES MANAGEMENT, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
             AND THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple Suites Management, Inc. (the "Lessee") are presented as if the hotels purchased or to be purchased from Promus Hotels, Inc. or its affiliates ("Promus"), which is now a wholly-owned subsidiary of Hilton Hotels Corporation, had been leased from Apple Suites, Inc. (the "Company") pursuant to the master hotel lease agreements from the beginning of periods presented for the respective periods prior to acquisition by the Company. Further, the results of operations reflect the Management Agreement and License Agreement entered into between Promus and the Lessee or an affiliate to operate the acquired hotels. The lease agreements between the Company and the Lessee were based on economic conditions existing at the time of acquisition. Application of these agreements to periods prior to the acquisition may not be meaningful. Such pro forma information is based in part upon the historical Consolidated Statements of Operations of the Lessee and the Homewood Suites Hotels and should be read in conjunction with such financials statement. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations of the Lessee would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods.

FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)




                                                        HOMEWOOD       HOMEWOOD
                                        HISTORICAL       SUITES         SUITES
                                       STATEMENT OF   ACQUISITIONS   ACQUISITIONS
                                        OPERATIONS        (A I)         (A II)
                                      -------------- -------------- --------------
Revenues:
 Suite revenue ......................   $5,335,925     $9,818,797    $12,082,374
 Other income .......................      335,150        560,096        709,240
Expenses:
 Operating expenses .................    1,656,540      3,794,204      4,870,096
 General and administrative .........      494,377        250,317        300,399

 Advertising and promotion ..........      472,787        438,985        580,564

 Utilities ..........................      199,907        354,113        551,359
 Taxes and insurance ................           --        822,599        647,225
 Depreciation expense ...............           --      1,783,021      2,217,128
 Franchise fees .....................      213,437        392,757        483,295

 Management fees ....................      226,136        311,275        383,599

 Rent expense-Apple Suites, Inc.         2,518,031             --             --
 Other ..............................       30,964             --             --
                                        ----------     ----------    -----------
Total expenses ......................    5,812,179      8,147,271     10,033,665
Income before income tax ............     (141,104)     2,231,622      2,757,949
Income tax expense ..................           --             --             --
                                        ----------     ----------    -----------
Net income ..........................   $ (141,104)    $2,231,622    $ 2,757,949
                                        ==========     ==========    ===========



                                         HOMEWOOD      HOMEWOOD
                                          SUITES        SUITES
                                       ACQUISITION   ACQUISITION         PRO FORMA             TOTAL
                                         (A III)        (A IV)          ADJUSTMENTS          PRO FORMA
                                      ------------- ------------- ----------------------- --------------
Revenues:
 Suite revenue ......................  $2,230,952    $7,419,101                   --       $36,887,149
 Other income .......................     168,438       398,812                   --         2,171,736
Expenses:
 Operating expenses .................     954,102     2,491,119                   --        13,766,061
 General and administrative .........      77,381       105,719      $      (131,000)(B)
                                                                              50,000 (C)     1,147,193
 Advertising and promotion ..........     112,902       328,070           (1,262,049)(D)
                                                                           1,262,049 (E)     1,933,308
 Utilities ..........................      75,639       270,079                   --         1,451,097
 Taxes and insurance ................      93,884       444,161           (2,007,869) (F)           --
 Depreciation expense ...............     426,986       714,411           (5,141,546)(G)            --
 Franchise fees .....................      89,238       296,764           (1,262,049)(H)
                                                                           1,262,049 (I)     1,475,491
 Management fees ....................      71,982       234,000           (1,000,856)(J)
                                                                           1,467,512 (K)     1,693,648
 Rent expense-Apple Suites, Inc.               --            --           14,166,092 (L)    16,684,123
 Other ..............................          --       100,000             (100,000)(M)        30,964
                                       ----------    ----------      ---------------       -----------
Total expenses ......................   1,902,114     4,984,323            7,302,333        38,181,885
Income before income tax ............     497,276     2,833,590           (7,302,333)          877,000
Income tax expense ..................          --            --              350,800 (N)       350,800
                                       ----------    ----------      ---------------       -----------
Net income ..........................  $  497,276    $2,833,590      $    (7,653,133)      $   526,200
                                       ==========    ==========      ===============       ===========

                         APPLE SUITES MANAGEMENT, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)


FOR THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)




                                                                 HOMEWOOD
                                               HISTORICAL         SUITES
                                              STATEMENT OF     ACQUISITION         PRO FORMA           TOTAL
                                               OPERATIONS         (A IV)          ADJUSTMENTS        PRO FORMA
                                             --------------   -------------   ------------------   -------------
Revenues:
 Suite revenue ...........................     $7,682,355      $1,841,936                 --        $9,524,291
 Other income ............................        420,816          93,150                 --           513,966
Expenses:
 Operating expenses ......................      2,295,392         633,274                 --         2,928,666
 General and administrative ..............        670,943          33,287        $    (6,000)(B)
                                                                                      12,500 (C)       710,730
 Advertising and promotion ...............        662,647          82,781            (73,677)(D)
                                                                                      73,677 (E)       745,428
 Utilities ...............................        283,263          65,361                 --           348,624
 Taxes and insurance .....................             --         118,585           (118,585)(F)            --
 Franchise fees ..........................        307,294          73,677            (73,677)(H)
                                                                                      73,677 (I)       380,971
 Management fees .........................        322,766          58,053            (58,053)(J)
                                                                                      83,403 (K)       406,169
 Rent expense-Apple Suites, Inc. .........      3,406,678              --            861,236 (L)     4,267,914
 Interest expense ........................         15,275              --                 --            15,275
 Other ...................................         96,212          25,000            (25,000)(M)        96,212
                                               ----------      ----------        -----------        ----------
Total expenses ...........................      8,060,470       1,090,018            749,501         9,899,989
Income before income tax .................         42,701         845,068           (749,501)          138,268
Income tax expense .......................             --              --             55,307 (N)        55,307
                                               ----------      ----------        -----------        ----------
Net income ...............................     $   42,701      $  845,068        $  (804,808)       $   82,961
                                               ==========      ==========        ===========        ==========

APPLE SUITES MANAGEMENT, INC.


NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(A) Represents results of operations for the hotels acquired on a pro forma basis as if the hotels were leased and operated by the Lessee at the beginning of the periods presented for the respective periods prior to acquisition by the Company. See below.





                                                     DATE COMMENCED         DATE
                         PROPERTY                      OPERATIONS         ACQUIRED
      --------------------------------------------- ---------------- ------------------
I     Homewood Suites -- Dallas, TX ...............      1990        September 1, 1999
I     Homewood Suites -- Las Colinas, TX ..........      1990        September 1, 1999
I     Homewood Suites -- Plano, TX ................      1997        September 1, 1999
I     Homewood Suites -- Richmond. VA .............    May 1998      September 1, 1999
I     Homewood Suites -- Atlanta, GA ..............      1990         October 1, 1999
--------------------------------------------------------------------------------

II    Homewood Suites -- Clearwater, FL ...........  February 1998   November 24, 1999
II    Homewood Suites -- Salt Lake, UT ............      1996        November 24, 1999
II    Homewood Suites -- Atlanta, GA ..............      1990        November 24, 1999
II    Homewood Suites -- Detroit, MI ..............      1990        November 24, 1999
II    Homewood Suites -- Baltimore, MD ............   March 1998     November 24, 1999
--------------------------------------------------------------------------------

III   Homewood Suites -- Jackson, MS ..............  February 1997   December 22, 1999
--------------------------------------------------------------------------------

IV    Homewood Suites -- Malvern, PA ..............  January 1998       May 8, 2000
IV    Homewood Suites -- Boulder, CO ..............  January 1991         PENDING


 (B)      Represents the elimination of the historical accounting fee allocated to the hotels by the prior owner.
 (C)      Represents the addition of the anticipated legal and accounting and other expenses to operate as a stand alone company.
 (D)      Represents the elimination of the historical advertising, training and reservation fee allocated to the hotels by the prior owner.
 (E)      Represents the addition of the marketing fee to be incurred under the new license agreements. The marketing fee is calculated
          based on the terms of the license agreements which is 4% of suite revenue.
 (F)      Represents the elimination of the taxes and insurance. Under the terms of the lease these expenses will be incurred by the
          Company and, accordingly, are reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.
 (G)      Represents the elimination of the depreciation expense. This expense will be reflected in the Company's Pro Forma
          Condensed Consolidated Statement of Operations.
 (H)      Represents the elimination of the historical franchise fee allocated to the hotels by the prior owner.
 (I)      Represents the addition of franchise fees to be incurred under the new license agreements. The franchise fees are calculated
          based on the terms of the agreement , which is 4% of suite revenue.
 (J)      Represents the elimination of the historical management fees allocated to the hotels by the prior owner.
 (K)      Represents the addition of the management fees of 4% of suite and other revenue and the accounting fee $1,000 per hotel per
          month to be incurred under the new management agreements for the period presented.
 (L)      Represents lease payments from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions
          in the Percentage Leases to the historical room revenue of the hotels as if the beginning of the period was the beginning of
          the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the lease agreement.
 (M)      Represents the elimination of rent expense for the land lease. The rent expense related to the land lease will be reflected on
          the Company's Pro Forma Condensed Consolidated Statement of Operations.
 (N)      Represents the combined state and federal income tax expense estimated on a combined rate of 40%.

                   SUPPLEMENT NO. 8 DATED SEPTEMBER 20, 2000
                      TO PROSPECTUS DATED AUGUST 3, 1999
                              APPLE SUITES, INC.

     The following information supplements the prospectus of Apple Suites, Inc. dated August 3, 1999 and is part of the prospectus. This Supplement No. 8 relates to matters that have changed or occurred since June 20, 2000. Other important matters were discussed in Supplement No. 5 (which incorporated and replaced all prior Supplements), Supplement No. 6 and Supplement No. 7.

     PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE PROSPECTUS, SUPPLEMENT NO. 5, SUPPLEMENT NO. 6, SUPPLEMENT NO. 7 AND THIS SUPPLEMENT NO. 8.


                    TABLE OF CONTENTS FOR SUPPLEMENT NO. 8

Status of the Offering ........................................................   S - 2
Recent Developments ...........................................................   S - 2
Our Properties ................................................................   S - 4
Refinancing ...................................................................   S - 5
 Effect on Subsidiaries .......................................................   S - 5
 Overview of Loan Amounts .....................................................   S - 8
 Long-Term Refinancing Notes ..................................................   S - 8
 Short-Term Refinancing Note ..................................................   S - 9
Existing Financing for Hotels .................................................   S - 11
Advances for Working Capital ..................................................   S - 11
Summary of Material Contracts .................................................   S - 12
Selected Financial Information ................................................   S - 13
Index to Financial Statements and Related Management's Discussion and Analysis    F - 1

     The prospectus and the supplements contain forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of common shares, future economic, competitive and market conditions and future business decisions. All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

                            STATUS OF THE OFFERING

     We completed the minimum offering of common shares at $9 per share on August 23, 1999. We are continuing the offering at $10 per common share in accordance with the prospectus.

     As of September 8, 2000, we had closed on the following sales of our common shares:

                                                           PROCEEDS NET OF SELLING
   PRICE PER           NUMBER OF             GROSS        COMMISSIONS AND MARKETING
 COMMON SHARE     COMMON SHARES SOLD       PROCEEDS           EXPENSE ALLOWANCE
--------------   --------------------   --------------   --------------------------
$        9            1,666,666.67       $15,000,000             $13,500,000
$       10            4,328,994.33        43,289,943              38,960,949
                      ------------       -----------             -----------
       TOTAL          5,995,661.00       $58,289,943             $52,460,949
                      ============       ===========             ===========

     We have used the net proceeds of our offering to acquire, by deed or lease, a total of 13 extended-stay hotels, which collectively have 1,453 suites. We hold these hotels directly or through our wholly-owned subsidiaries. For simplicity, we will refer to these hotels as "our hotels." All of our hotels have franchises with Homewood Suites(Reg. TM) by Hilton, which is a registered service mark of Hilton Hotels Corporation.

                              RECENT DEVELOPMENTS

     As of June 30, 2000, we purchased a hotel in Boulder, Colorado, which is described in Supplement No. 7. The total purchase price for the hotel was $14,885,000. Of this total, $3,721,250 (representing 25%) was paid in cash at closing and the balance of $11,163,750 (or 75%) is payable by us to Promus Hotels, Inc., as the seller, under a secured promissory note having a maturity date of April 28, 2001. The terms of the promissory note are described below in another section.

     On September 8, 2000, we refinanced much of our short-term debt with loans from First Union National Bank in the aggregate amount of $60 million. These loans are described below in other sections. We used these loans to repay the four promissory notes we executed in 1999 when acquiring 11 hotels.

     On September 8, 2000, in connection with these loans, we formed two new wholly-owned subsidiaries, and transferred a total of eight of our hotels to the new subsidiaries. Those eight hotels, together with our three hotels in Texas, serve as collateral for the lender. In addition, three of our existing subsidiaries have amended their organizational documents to achieve conformity with the organizational documents for our new subsidiaries. These matters are discussed in another section below.

     Of the $60 million total, $50 million is repayable over 10 years. Thus, the refinancing constitutes a change to our borrowing policy, as originally described in the prospectus, because we will not hold our properties on an "all cash" basis over the long-term.

     When we acquired our first 13 hotels, we elected to finance a portion of the purchase price of each hotel by delivering short-term notes to the seller. The use of this short-term debt was consistent with our original borrowing policy, which was to purchase our properties either on an all-cash basis or using interim borrowings. The short-term seller financing was available on attractive terms and allowed us to purchase a greater number of hotels at what we believed to be more attractive prices than we could have purchased without the use of interim financing. The intent, as expressed in previous Supplements to the prospectus, was to repay the short-term seller financing with proceeds from the offering of common shares.

     As indicated in previous Supplements to the prospectus, when proceeds from our offering of common shares were raised more slowly than was sufficient for repayment of the short-term seller financing, we needed to refinance the short-term seller debt. Our loans through First Union National Bank in the aggregate amount of $60 million are designed to refinance the short-term seller debt that we perceived as difficult to repay when due with proceeds from the sale of our common shares. Since $50 million of the new debt, as described in this Supplement No. 8, has a term of 10 years, it is not interim financing, but is longer-term financing which may stay in place for the full 10-year period. This financing is permitted by our organizational documents and on terms and conditions deemed by management to be favorable and in our best interests and those of our shareholders.

     While our receipt of the loans from First Union National Bank, as described in this Supplement No. 8, represents a departure from the objective of purchasing all our properties on an all-cash basis or using interim borrowings, we intend to pursue, on a going-forward basis, our objective of purchasing properties either on an all-cash basis or using interim borrowings, but only to the extent we can do so in accordance with the perceived best interests of our company and its shareholders, the rate at which attractive acquisitions become available, the rate at which we receive funds from the offering of our common shares and other relevant factors. As stated in the original prospectus, for the purpose of flexibility in operations, we may borrow on such terms as we deem prudent, subject to the approval of the Board of Directors and certain limitations imposed by our bylaws.

     Debts secured by mortgages and other security interests involve certain risks (described in the prospectus), including the possible loss of equity in properties or assets through foreclosure following default on a loan. Management believes both (1) that the rent we are receiving as a result of the operations of the hotels is sufficient to make regularly-scheduled payments on our existing debt, and (2) that our remaining short-term debt (including the $10 million portion of the refinancing from First Union National Bank and the remaining $23 million in the short-term seller financing) will either be repaid from proceeds of our on-going offering of common shares or refinanced on terms acceptable to us. However, there can be no complete assurance that either expectation will prove true. If either proves untrue, we could lose some or all of our properties or assets through foreclosure.

     It is our objective ultimately to own assets with a cost basis of at least $200 million and with permanent debt not exceeding approximately $50 million. Management would characterize this debt level as "conservative," based upon industry standards. There is no assurance that we will be able to acquire assets at the indicated level or will be able to, or elect to, maintain permanent debt at the indicated level. Thus, this should be viewed merely as an investment objective and not a prediction or assurance as to the future course of events concerning our operations.


                  [Remainder of Page is Intentionally Blank]

                                 OUR PROPERTIES


            (Map of United States shows general location of hotels)


[GRAPHIC OMITTED]

MONTH OF       NAME                                    TOTAL
PURCHASE       OF HOTEL                                SUITES
------------   -------------------------------   -----------------
Sept. 1999     Dallas - Addison                          120
Sept. 1999     Dallas - Irving/Las Colinas               136
Sept. 1999     North Dallas - Plano                       99
Sept. 1999     Richmond - West End                       123
Oct. 1999      Atlanta - Galleria/Cumberland             124
Nov. 1999      Atlanta - Peachtree                        92
Nov. 1999      Baltimore - BWI Airport                   147


MONTH OF       NAME                                    TOTAL
PURCHASE       OF HOTEL                                SUITES
------------   -------------------------------   -----------------
 Nov. 1999     Clearwater                                112
 Nov. 1999     Detroit - Warren                           76
 Nov. 1999     Salt Lake City - Midvale                   98
 Dec. 1999     Jackson-Ridgeland                          91
 May 2000      Philadelphia/Great Valley                 123
 June 2000     Boulder                                   112
                                                         ---
               TOTAL FOR ALL HOTELS                    1,453
                                                       =====


                                  REFINANCING

EFFECT ON SUBSIDIARIES

     In connection with the refinancing provided by First Union National Bank, and at its request, we formed two new wholly-owned subsidiaries that will operate as "special purpose entities." These new subsidiaries were formed as Virginia corporations under the following names: Apple Suites SPE I, Inc. and Apple Suites SPE II, Inc.

     The new subsidiaries were formed to receive loans from First Union National Bank and to hold certain hotels, which will serve as collateral for the lender. To qualify as special purpose entities, the new subsidiaries have organizational documents that impose certain requirements on the subsidiaries while the loans are outstanding. The organizational documents for three of our existing subsidiaries were amended to include the same requirements. Those subsidiaries are Apple Suites REIT Limited Partnership (which holds three hotels in Texas), Apple Suites General, Inc. (the sole general partner) and Apple Suites LP, Inc. (the sole limited partner).

     In connection with these requirements, we are conducting an active search for independent directors with respect to our four corporate subsidiaries. Because these requirements only apply to our subsidiaries, no changes were made to our organizational documents as a result of the refinancing.

     We transferred a total of eight of our hotels to our newly formed subsidiaries in connection with the refinancing. Those transfers are summarized below:

NAME OF NEW SUBSIDIARY           NAME OF HOTEL TRANSFERRED TO SUBSIDIARY
    Apple Suites SPE I, Inc.    Atlanta - Galleria/Cumberland
                                Jackson - Ridgeland
                                Salt Lake City - Midvale
    Apple Suites SPE II, Inc.   Atlanta - Peachtree
                                Baltimore - BWI Airport
                                Clearwater
                                Detroit - Warren
                                Richmond - West End


     In connection with these transfers and at the request of the lender, a separate hotel lease agreement for each hotel was executed by the appropriate subsidiary, as lessor, and Apple Suites Management, Inc., as lessee. Our chief executive officer, Glade M. Knight, is the sole shareholder of Apple Suites Management, Inc., as well as its president and sole director. Each hotel lease agreement is substantially similar to the master hotel lease agreement that applied to all eight hotels prior to their transfer. The master hotel lease agreement was described in detail in Supplement No. 5.

     The following chart summarizes the ownership of our hotels as the result of our refinancing and the related hotel transfers:



                   [Remainder of Page is Intentionally Blank]

                                       APPLE SUITES, INC.
                                              |      100% Ownership

     _________________________________________________________________________________________________________
     Apple Suites             Apple Suites           Apple Suites          Apple Suites    |       Apple Suites
     General, Inc.               LP, Inc.             SPE I, Inc.           SPE II, Inc.   |       Pennsylvania
          |                       |                     |                       |          |      Business Trust
          |                       |                     |                       |          |            |
1% interest as               99% interest as            |                       |          |            |
general partner              limited partner            |                       |          |            |
           |                  |                         |                       |          |            |
           |                  |                         |                       |          |            |
            Apple  Suites  REIT                         |                       |          |            |
            Limited Partnership                         |                       |          |            |
                      |                                 |                       |          |            |
                      |                                 |                       |          |            |
                      |                                 |                       |          |            |
               Holds 3 Hotels                    Holds 3 Hotels                 |    Holds 1 Hotel      |
           Dallas-Addison (Texas)          Atlanta-Galleria (Georgia)           |       Boulder         |
      Dallas-Irving/Las Corinas (Texas)  Jackson-Ridgeland (Mississippi)        |      (Colorado)       |
          North Dallas-Plano (Texas)      Salt Lake City-Midvale (Utah)         |                       |
                                                                                |                       |
                                                                         Holds 5 Hotels               Holds 1 Hotel
                                                                   Atlanta-Peachtree (Georgia)        Philadelphia/Great Valley
                                                                 Baltimore-BWI Airport (Maryland)     (Pennsylvania)
                                                                      Clearwater (Florida)
                                                                    Detroit-Warren (Michigan)
                                                                  Richmaond-West End (Virginia)


OVERVIEW OF LOAN AMOUNTS

     The   refinancing  provided  by  First  Union  National  Bank  consists  of long-term loans made to three of our subsidiaries and a short-term loan made directly to us. The long-terms loans are evidenced by 11 promissory notes in the aggregate principal amount of $50 million. These notes are secured by our hotels, as described in another section below. The short-term loan is evidenced by a single promissory note in the principal amount of $10 million, which is secured by our ownership interests in all of our direct subsidiaries.

     The following table provides an overview of the promissory notes for the $60 million refinancing:

                               AGGREGATE     PRINCIPAL        ANNUAL
          NAME OF              LOANS TO        AMOUNT         RATE OF                SUMMARY OF                DATE OF
          BORROWER             BORROWER       OF NOTES       INTEREST           SECURITY/COLLATERAL*          MATURITY
--------------------------- -------------- ------------- ---------------- ------------------------------- ----------------
Apple Suites SPE I, Inc.     $10,500,000    $ 5,000,000  9.00%            Atlanta - Galleria/Cumberland   October 1, 2010
                                              3,000,000  9.00%            Jackson-Ridgeland               October 1, 2010
                                              2,500,000  9.00%            Salt Lake City - Midvale        October 1, 2010
Apple Suites SPE II, Inc.     25,800,000      2,800,000  9.00%            Atlanta - Peachtree             October 1, 2010
                                              9,000,000  9.00%            Baltimore - BWI Airport         October 1, 2010
                                              6,000,000  9.00%            Clearwater                      October 1, 2010
                                              2,500,000  9.00%            Detroit - Warren                October 1, 2010
                                              5,500,000  9.00%            Richmond - West End             October 1, 2010
Apple Suites REIT             13,700,000      5,500,000  9.00%            Dallas - Addison                October 1, 2010
Limited Partnership
                                              5,700,000  9.00%            Dallas - Irving/Las Colinas     October 1, 2010
                                              2,500,000  9.00%            North Dallas - Plano            October 1, 2010

Apple Suites, Inc.            10,000,000     10,000,000   Adjusted Prime  Ownership Interests             March 8, 2001
                                            -----------   or LIBOR        in All Direct Subsidiaries

                                  TOTAL     $60,000,000
                                            ===========

* The face amounts of the promissory notes were based on a single hotel, but the notes are subject to cross-collateral and cross-default provisions, as explained in another section below.


LONG-TERM REFINANCING NOTES

     The 11 long-term promissory notes for the $50 million portion of the refinancing are substantially similar. Each of these promissory notes provides for the following:

   o payment of principal and interest on an amortized basis (calculated over a 25-year period) in equal monthly installments, with a balloon payment at maturity

   o acceleration,  at  the  option  of the lender, of all amounts due under the note if any payment of principal or interest is not made within seven days of its due date or if there is any other event of default

   o a late charge of five percent on any payment that is not made within seven days of its due date

   o an  increase  of  four   percent  in the  applicable interest rate upon any
     default

   o a restriction on voluntary prepayment, which is not permitted without penalty until the final three months of the note

   o after  two  years   we  may  cause  hotels  to be released as collateral by
     following certain procedures described below

     The sum of the fixed monthly installments for the 11 long-term promissory notes equals $419,598. At maturity on October 1, 2010, the balloon payments for the notes will equal a total of $42,898,643.

     Revenue from the hotels will be used to make payments due under the long-term promissory notes. This revenue will include lease payments made to us by Apple Suites Management, Inc. (or a subsidiary) under hotel lease agreements. There can be no assurance that hotel revenue will be sufficient for this purpose.

     Additional payments will apply if a long-term promissory note is accelerated upon an event of default. The sum of these payments will be higher if the acceleration occurs in the first two years and will equal at least 5% of the outstanding principal balance if acceleration occurs in the first year.

     Each long-term promissory note contains substantial limitations on release and substitution of collateral. The hotel that serves as collateral under a long-term promissory note cannot be released during the first two years of the note. After that date a release of the collateral can be obtained by substituting as collateral direct, non-callable obligations of the United States that are structured to pay a series of amounts which match, as closely as possible, the remainder of the installments required under the promissory note.

     This mechanism provides us a limited opportunity to cause properties to be released from the liens of the mortgages. This could be helpful, for example, if we receive an attractive offer from a prospective purchaser of our hotels. This requirement as to the purchase of substitute collateral may make this mechanism economically less attractive when compared with an unrestricted right to prepay the obligation, and its usefulness to us will depend upon future economic factors and opportunities.

     The 11 hotels that serve as collateral for the long-term promissory notes are subject to cross-default and cross-collateral provisions under various deeds of trust and security instruments, which are among the material contracts described in another section below. These hotels have been divided into two groups for purposes of the cross-collateral and cross-default provisions.

     In general, any default under one promissory note will constitute a default under all other promissory notes in the same group and will enable the lender to exercise its rights against all of the hotels that serve as collateral for that group. The two groups themselves, however, are not connected by cross-default or cross-collateral provisions. One group consists of the six hotels owned by two of our subsidiaries, and the other group consists of five hotels owned by a single subsidiary, as indicated below:

                                          GROUP I                           GROUP II
                          --------------------------------------   --------------------------
SUBSIDIARIES INVOLVED     Apple Suites SPE I, Inc.                 Apple Suites SPE II, Inc.
                          Apple Suites REIT Limited Partnership

HOTELS IN GROUP           Atlanta - Galleria/Cumberland            Atlanta - Peachtree
                          Jackson-Ridgeland                        Baltimore - BWI Airport
                          Salt Lake City - Midvale                 Clearwater
                          Dallas - Addison                         Detroit - Warren
                          Dallas - Irving/Las Colinas              Richmond - West End
                          North Dallas - Plano

     We are required, as the parent company of these subsidiaries, to indemnify the lender against defaults under the long-term promissory notes and to guaranty the collection of all amounts due thereunder. These requirements appear in an Indemnity and Guaranty Agreement, which is among the material contracts described in another section below.

SHORT-TERM REFINANCING NOTE

     The $10 million portion of the refinancing is evidenced by a short-term promissory note made payable by us to First Union National Bank. The maturity date for this promissory note is March 8, 2001.

     Interest will be based on the lender's "prime rate" unless we make an election to convert to a LIBOR rate (which is determined by banks in the London interbank market). Any such election would remain in effect for the period we specify in a written conversion notice, but cannot exceed three months. We may continue a LIBOR election, if made, by delivering a written continuation notice to the lender at least three business days before the election expires. The following table summarizes the available interest terms:

                                     NO LIBOR CONVERSION                WITH LIBOR CONVERSION
                             -----------------------------------   -------------------------------
INTEREST RATE                Lender's prime rate, increased by     LIBOR rate, increased by
                             0.25% during the first 90 days        2% during the first 90 days
                             and 1% thereafter                     and 3.5% thereafter

INTEREST PAYMENTS            Monthly                               At the end of interest period
                                                                   specified in the conversion or
                                                                   continuation notice
DATE FOR DELIVERY OF         On or before the fifth business       On the last day of the
BILLING NOTICE BY LENDER     day of each month                     applicable interest period

DUE DATE FOR INTEREST        Two business days after receipt       On the last day of the
PAYMENTS                     of the lender's billing notice        applicable interest period

INTEREST RATE ON             4% above the applicable interest      4% above the applicable
OVERDUE AMOUNTS              rate (see above)                      interest rate (see above)

     As of the date of this Supplement, we have not elected a LIBOR conversion, but we may consider doing so in the future, based on our review of economic and market conditions.

     We are required to make principal payments consisting of 75% of any equity proceeds we receive from our ongoing "best efforts" offering. Such principal payments are considered mandatory prepayments and are due within one business day after we receive the equity proceeds. Any prepayment of principal must be accompanied by payment of accrued interest. Revenue from the hotels will be used to pay interest under the promissory notes. This revenue will include lease payments made to us by Apple Suites Management, Inc. (or a subsidiary) under hotel lease agreements. There can be no assurance that the equity proceeds or the hotel revenues will be sufficient for these purposes. Our obligation to use 75% of our equity proceeds from the ongoing offering for repayment of the $10 million loan takes precedence over our obligation to apply our "net equity proceeds" to repayment of the remaining obligations to Promus Hotels, Inc., which are described in another section below.

     We may make voluntary prepayments of the short-term refinancing note in whole or in part at any time. If a LIBOR conversion is in effect, we will incur a prepayment fee, regardless of whether the prepayment is voluntary or mandatory. The prepayment fee is based on a formula that measures the difference between the interest that would have accrued in the absence of the prepayment and certain bids in the London interbank market.

     We pledged 100% of our ownership interests in our direct subsidiaries as security for the short-term promissory note. These pledges consist of common shares in our four corporate subsidiaries and our sole beneficial interest in Apple Suites Pennsylvania Business Trust.

                         EXISTING FINANCING FOR HOTELS

     Our existing financing remains in place for two hotels, which are located in Pennsylvania and Colorado and which were purchased from Promus Hotels, Inc. in 2000. This financing is being provided by Promus Hotels, Inc., based on 75% of the purchase price for the hotels, and is evidenced by the following promissory notes:

                       ORIGINAL
     MONTH OF          PRINCIPAL      ANNUAL RATE        DATE OF
 PROMISSORY NOTE        AMOUNT        OF INTEREST        MATURITY
-----------------   --------------   -------------   ---------------
  May 2000           $11,616,750           8.5%      April 28, 2001
  June 2000          $11,163,750           8.5%      April 28, 2001
                     -----------
          TOTAL      $22,780,500
                     ===========


     These promissory notes are substantially similar, and each provides for the following:

     o monthly interest payments, based on the actual number of days per month


     o our delivery of monthly notices to specify the net equity proceeds from our offering, which will be the intended source of principal payments, as explained below


     o our right to prepay the notes, in whole or in part, without premium or penalty


     o a late payment premium of four percent for any payment not made within 10 days of its due date


     Revenue from the hotels will be used to pay interest under the promissory notes. This revenue will include lease payments made to us by Apple Suites Management, Inc. (or a subsidiary) under the separate hotel lease agreements for the two hotels.

     The promissory notes contemplate that the "net equity proceeds" from our offering of common shares will be the source of our principal payments, subject to our obligation to First Union National Bank under the short-term refinancing note, as discussed above. There can be no assurance that the net equity proceeds will be sufficient for this purpose. The phrase "net equity proceeds" means the total proceeds from our offering of common shares, as reduced by selling commissions, a marketing expense allowance, closing costs, various fees and charges (legal, accounting, and so forth), a working capital reserve and a reserve for renovations, repairs and replacements of capital improvements.

     We have made all scheduled interest payments to Promus Hotels, Inc. under the two remaining promissory notes. To date, we have not made any principal payments under these two notes.


                         ADVANCES FOR WORKING CAPITAL

     Prior to the refinancing described above, we advanced a total of $1,040,000 to the lessees of the hotels under the master hotel lease agreements (Apple Suites Management, Inc. or its subsidiary). This action was taken to assist the lessees in satisfying working capital account requirements that were established by Promus Hotels, Inc., as licensor with respect to our 13 hotels. At one time, the lessees contemplated funding the working capital requirements with rental income from the hotels. It was determined, however, that an advance from us would be more administratively convenient.

     The total advance was based on an allocation of $80,000 per hotel. To evidence the repayment obligation of the lessees, we have received 13 substantially identical promissory notes, each of which relates to a particular hotel and is made in the principal amount of $80,000. Each note provides for an annual interest rate of 9% and for repayment in monthly installments of principal and interest, on an amortized basis, over a 10-year period.

                         SUMMARY OF MATERIAL CONTRACTS


SECURITY DOCUMENTS

     In connection with the $50 million long-term refinancing provided by First Union National Bank, the lender placed a mortgage and other encumbrances on 11 of our hotels. The other encumbrances include a security interest in the personal property at the hotels and assignments of hotel rents, revenues, contracts and permits, all in favor of the lender. These encumbrances are created by multiple agreements and instruments, dated as of September 8, 2000, which will be referred to as "security documents" for simplicity. The security documents are related to the long-term promissory notes, which are discussed above.


     The security documents impose a number of requirements on three of our subsidiaries, as the owners of the hotels, including obligations to maintain adequate insurance and the hotel franchises. The security documents prohibit any further encumbrances or any further assignments of rents or leases with respect to the hotels.


     Upon any default that occurs under a long-term promissory note or related security document, various remedies are available to the lender with respect to the hotels in the same cross-default and cross-collateral group, as discussed above. Those remedies include, for example (a) declaring the entire principal balance under the promissory notes in the group, together with all accrued and unpaid interest, to be due and payable immediately; (b) taking possession of the secured property, including the hotels in the group; and (c) collecting rents and revenues, or foreclosing on the hotels in the group, to satisfy unpaid amounts under the promissory notes. Our subsidiaries, as the makers of the long-term promissory notes, would be required to pay any costs that may be incurred in exercising such remedies.


     Furthermore, upon a payment default by one of our subsidiaries under a long-term promissory note, the lender would be entitled to seek payment directly from us as the indemnitor under corresponding Indemnity and Guaranty Agreements dated as of September 8, 2000.


CREDIT AND PLEDGE AGREEMENTS


     In connection with the $10 million short-term refinancing provided by First Union National Bank, we executed a credit agreement and a pledge agreement, both dated as of September 8, 2000. The primary terms of these documents are discussed above with respect to the short-term financing note.


OTHER AGREEMENTS


     With respect to each hotel that serves as collateral for the $50 million refinancing provided by First Union National Bank, the lender received separate and substantially similar environmental indemnity agreements, dated as of September 8, from us and the subsidiary that owns the hotel, as the indemnitors. In general, these agreements provide that the hotels will be operated in compliance with all environmental laws, and that the lender must receive immediate notice of any non-compliance. These environmental indemnity agreements will survive full payment of the long-term promissory notes.


     In addition to the new hotel lease agreements for the eight hotels transferred to our new subsidiaries, as discussed in another section above, the lender received subordination and attornment agreements dated as of September 8, 2000. These agreements provide that the lessee of the hotels, Apple Suites Management, Inc. or a subsidiary, will recognize the lender as the lessor under the hotel lease agreements in the event that the lender exercises its default rights under the security documents to foreclose on the hotels.

                        SELECTED FINANCIAL INFORMATION


           FOR THE SIX MONTHS ENDED JUNE 30, 2000 (EXCEPT AS NOTED)

INCOME STATEMENT DATA .........................................
Revenues:
Lease revenue .................................................    $   7,242,731
Interest income and other revenue .............................          146,689
                                                                   -------------
Total revenue .................................................        7,389,420
Expenses:
Taxes, insurance, and other ...................................        1,404,441
General and administrative ....................................          510,236
Depreciation ..................................................        1,219,246
Interest ......................................................        3,059,738
                                                                   -------------
Total expenses ................................................        6,193,661
                                                                   -------------
Net income ....................................................    $   1,195,759
                                                                   =============
Earnings per share -- basic and diluted .......................    $        0.31
Distributions to common shareholders ..........................    $     904,918
Weighted-average common shares outstanding ....................        3,916,520
BALANCE SHEET DATA AT JUNE 30, 2000:
Cash and cash equivalents .....................................    $   3,445,125
Investment in hotels, net .....................................    $ 125,100,974
Total assets ..................................................    $ 135,262,274
Notes payable -- secured ......................................    $  91,350,000
Shareholders equity ...........................................    $  41,682,876
OTHER DATA
Cash flow from:
Operating activities ..........................................    $   1,768,975
Investing activities ..........................................    $  (9,336,576)
Financing activities ..........................................    $  10,431,382
Number of hotels owned at June 30, 2000 .......................               13
Number of hotel rooms (suites) owned at June 30, 2000 .........            1,453
FUNDS FROM OPERATIONS CALCULATION
Net income ....................................................    $   1,195,759
Depreciation of real estate owned .............................        1,219,246
                                                                   -------------
Funds from operations (a) .....................................    $   2,415,005
                                                                   =============

----------
(a) Funds from operation is defined as income before gains (losses) on investments and extraordinary items (computed in accordance with generally accepted accounting principles) plus real estate depreciation and after adjustment for significant nonrecurring items, if any. We consider funds from operations in evaluating property acquisitions and operating performance, and believe that funds from operations should be considered along with, but not as an alternative to, net income and cash flows as a measure of our operating performance and liquidity. Funds from operations, which may not be comparable to other similarly titled measures of other REITs, does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

                              APPLE SUITES, INC.
                         INDEX TO FINANCIAL STATEMENTS
                                      AND
                 RELATED MANAGEMENT'S DISCUSSION AND ANALYSIS

                                                                                              PAGE
                                                                                             -----
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ....   F-2
CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
Apple Suites, Inc.
 Consolidated Balance Sheets as of December 31, 1999 and June 30, 2000 ...................   F-5
 Consolidated Statements of Operations for the three months ended June 30, 2000 and the
   six months ended June 30, 2000 ........................................................   F-6
 Consolidated Statement of Shareholders' Equity for the six months ended June 30, 2000 ...   F-6
 Consolidated Statement of Cash Flows for the six months ended June 30, 2000 .............   F-7
 Notes to Consolidated Financial Statements ..............................................   F-8
Apple Suites Management, Inc.
 Consolidated Balance Sheets as of December 31, 1999 and June 30, 2000 ...................   F-12
 Consolidated Statements of Operations and Retained Deficit for the three months ended
   June 30, 2000 and the six months ended June 30, 2000 ..................................   F-13
 Consolidated Statement of Cash Flows for the six months ended June 30, 2000 .............   F-14
 Notes to Consolidated Financial Statements ..............................................   F-15
PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)
Apple Suites, Inc.
 Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2000 ......................   F-16
 Notes to Pro Forma Condensed Consolidated Balance Sheet .................................   F-17
 Pro Forma Condensed Consolidated Statements of Operations for the year ended
   December 31, 1999 and the six months ended June 30, 2000 ..............................   F-18
 Notes to Pro Forma Condensed Consolidated Statements of Operations ......................   F-20
Apple Suites Management, Inc.
 Pro Forma Condensed Consolidated Statements of Operations for the year ended
   December 31, 1999 and the six months ended June 30, 2000 ..............................   F-22
 Notes to Pro Forma Condensed Consolidated Statements of Operations ......................   F-25


                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
        (By Apple Suites, Inc. for the Dates or Periods, as Applicable,
              Addressed by the Accompanying Financial Statements)

GENERAL

     We acquired 13 hotels with 1,453 suites from Promus Hotels, Inc. (or its affiliates), which is now a wholly-owned subsidiary of Hilton Hotels Corporation. All of our hotels are leased to Apple Suites Management, Inc., or its subsidiary (the "Lessee") pursuant to two master hotel lease agreements. Each master hotel lease agreement obligates the Lessee to pay rent equal to the sum of an annual base rent, a quarterly percentage rent and a quarterly sundry rent. The Lessee's ability to make these rent payments to us is dependent primarily upon the operations of the hotels. See Note 5 to our consolidated financial statements for further lease information.

     The hotels are licensed to operate under the Homewood Suites(Reg. TM) by Hilton franchise pursuant to separate license agreements. The Lessee engages Promus Hotels, Inc. to manage and operate the hotels under separate hotel management agreements. We are externally advised and have contracted with Apple Suites Advisors, Inc. (the "Advisor") to manage our day-to-day operations and to make investment decisions. We have contracted with Apple Suites Realty Group, Inc. ("ASRG") to provide brokerage and acquisition services in connection with our hotel acquisitions. The Lessee, the Advisor, and ASRG are all owned by Mr. Glade Knight, our Chairman. See Note 5 to our consolidated financial statements for further information on related-party transactions.


RESULTS OF OPERATIONS

  APPLE SUITES, INC.

     Revenues: Because we commenced operations effective September 1, 1999, a comparison to the same period of 1999 is not possible. During the three and six months ended June 30, 2000, we had revenues of $3,934,735 and $7,389,420, respectively. All of our lease revenue is derived from the master hotel lease agreements.

     Our other income for the three and six months ended June 30, 2000 consists of $68,429 and $101,161, respectively, of interest income earned from the investments of our cash and cash reserves. For the same period in 2000, we earned interest of $30,253 and $45,528, respectively, on the promissory notes payable by the Lessee for our funding of franchise fees, hotel supplies and working capital.

     Expenses: Our expenses consist of property taxes, insurance, general and administrative expenses, interest on notes payable and depreciation on the hotels. Total expenses, exclusive of interest and depreciation, for the three and six months ended June 30, 2000 were $968,366 and $1,914,677, respectively, or 25% and 26%, respectively, of total revenue.

     The interest expense was $1,606,628 and $3,059,738, respectively, for the three and six months ended June 30, 2000 and represented interest on short-term notes payable to Promus Hotels, Inc. at an interest rate of 8.5%.

     The depreciation expense was $670,045 and $1,219,246, respectively, for the three and six months ended June 30, 2000.

     Taxes, insurance, and other was $712,866 and $1,404,441, respectively, for the three and six months ended June 30, 2000 or 18% and 19%, respectively, of total revenue.

     The general and administrative expense totaled 6.5% and 7%, respectively, for the three and six months ended June 30, 2000 of total revenues. These expenses represent our administrative expenses. We expect these percentages to decrease as our asset base grows.

  APPLE SUITES MANAGEMENT, INC.

     Revenues: As operations commenced effective September 1, 1999, a comparison to the same period of 1999 is not possible. Total revenues for the three and six months ended June 30, 2000 were $8,950,566 and $17,053,737, respectively. Total revenues consist primarily of suite revenue, which was $8,479,831 and $16,162,186 for the three and six months ended June 30, 2000

     For the three and six months ended June 30, 2000 the average occupancy rate was 79% and 78%, respectively, average daily rate was $92 and $91, respectively, and revenue per available room was $72 and $71, respectively.

     Expenses: Total expenses for the three and six months ended June 30, 2000 were $9,009,696 and $17,070,166. Rent expense represents $3,836,053 and
$7,242,731 or 43% and 42%, respectively, respectively, for the three and six months ended June 30, 2000 of total revenue.

     The Lessee has agreed to pay Promus Hotels, Inc. a fee of 4% of suite revenue for management of the hotels. The Lessee has also agreed to pay Promus Hotels, Inc. fees of 4% of suite revenue to cover fees for the Homewood Suites(Reg. TM) by Hilton franchise and to participate in its reservation system. Total expenses for these services were $1,970,316 during the period. For the second quarter of 2000, these expenses were $1,032,962.

LIQUIDITY AND CAPITAL RESOURCES

     During 2000, we sold 1,516,138 of our common shares, at $10 per share, to investors. The total gross sale proceeds were $15,161,377, which netted $13,294,035 to us after the payment of selling commissions and other offering costs.

     The Lessee's obligations under the master hotel lease agreements are unsecured. The Lessee has limited capital resources, and, accordingly its ability to make rent payments is substantially dependent on the ability of the Lessee to generate sufficient cash flow from operations of the hotels. We have certain rights to cancel a master hotel lease agreement if the Lessee does not perform under the applicable terms.

     To support the Lessee's obligations, the Lessee has received two funding commitments of $1 million each from Mr. Knight and ASRG, respectively (together "Payor"). The funding commitments are contractual obligations of the Payor to pay funds to the Lessee. Funds paid to the Lessee under the commitments are to be used to satisfy any capitalization or net worth requirements applicable to the Lessee or the Lessee's payment obligations under the master hotel lease agreements, do not represent indebtedness, and are not subject to interest. The funding commitments terminate upon the expiration of the master hotel lease agreements, a written agreement between the Payor and the Lessee, or the payment of all commitment amounts by the Payor to the Lessee. As of June 30, 2000, no contributions have been made by the Payor to the Lessee under the funding commitments.

     Notes payable: In conjunction with our purchase of the 13 hotels, we made promissory notes payable to the order of Promus Hotels, Inc. in the aggregate amount of $91,350,000. The notes provide for an effective interest rate of 8.5% per annum. Interest payments are due monthly. Principal payments are to be made from net proceeds of our offering of common shares. At June 30, 2000, our borrowings were $91,350,000. During July 2000, we paid a principal payment of $5 million on the promissory notes from net proceeds from the offering.

     The   promissory   notes  have  various  maturity  dates.  The  approximate
principal amounts and their due dates are as follows: $34 million due on October 1, 2000, $30.2 million due on November 1, 2000, $4.4 million due on
January 1, 2001 and $22.8 million due on April 28, 2001. Our goal is to pay these notes with the proceeds from our continuous "best efforts" offering of common shares. Based on the current rate at which equity is being raised by the offering, we may need to seek other measures to repay these loans.

     We are negotiating to refinance these notes on commercially reasonable terms and conditions. We have applied for a commercial loan from a national bank in the amount of $58 million to be secured by the 11 hotels we purchased in 1999. There can be no assurance that the loan will occur in accordance with the terms of the loan application or at all.

     If the loan occurs in accordance with the application, repayment would be made in monthly installments over 10 years, on an amortized basis, at a fixed annual interest rate of 9.17%. If the loan closes, we expect the lender to impose additional conditions or requirements that are customary for loans of this type. The loan would represent a change to our borrowing policy because we would no longer hold our properties over the long-term on an all-cash basis.

     We have made an aggregate deposit of $1 million in connection with our loan application. If the closing on the loan does not occur within 90 days after the date of the application (June 9, 2000), we may be required to forfeit some or all of our deposit. We also have entered into an agreement, dated as of June 5, 2000, with the prospective lender, which guarantees the interest rate and provides for our payment of certain fees if we terminate our loan application.

     We  have  entered  into  a letter agreement, dated May 8, 2000, with Promus
Hotels, Inc. in regard to potential refinancing. Under this letter agreement, if we obtain refinancing, repay our initial four promissory notes in full, and are not in default under the other promissory notes, the first 11 hotels we purchased would be released as collateral. Furthermore, if our refinancing has both senior and junior levels of priority, and if the junior level does not exceed $13 million, we would be permitted to apply the net equity proceeds from our "best efforts" to the principal amount of such junior debt, rather than to our promissory notes with respect to the Philadelphia/Great Valley hotel and the Boulder hotel.

     Cash and cash equivalents: Cash and cash equivalents totaled $3,445,125 at June 30, 2000.

     Capital requirements: We have an ongoing capital commitment to fund our capital improvements. We are required under the master hotel lease agreements to make an amount equal to 5% of suite revenue available monthly to the Lessee for the repair, replacement, or refurbishing of furniture, fixtures, and equipment on a cumulative basis, provided that such amount may be used for capital expenditures made by us with respect to the hotels. We expect that this amount will be adequate to fund the required repair, replacement, and refurbishments and to maintain our hotels in a competitive condition. We capitalized improvements of $2,526,588 in 2000. At June 30, 2000 a total of $653,149 was held for funding of these improvements.

     We plan to have monthly equity closings in 2000, until the offering is fully funded, or until such time as we may opt to discontinue the offering. We anticipate that the equity funds will be invested in additional hotels and will be used to make principal payments on the notes incurred in conjunction with our current hotels.

     Capital resources are expected to grow with the future sale of our common shares. Approximately 45% of the 2000 common share dividend distribution, or $732,992 was reinvested in additional common shares. In general, our liquidity and capital resources are believed to be more than adequate to meet our cash requirements during 2000, given current and anticipated financing arrangements.

     Seasonality: The hotel industry historically has been seasonal in nature, reflecting higher occupancy rates primarily during the first three quarters of the year. Seasonal variations in occupancy at our hotels may cause quarterly fluctuations in our lease revenues, particularly during the fourth quarter, to the extent that we receive percentage rent. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in lease revenue, we expect to utilize cash on hand or funds from equity raised through our "best efforts" offering to make distributions.

                              APPLE SUITES, INC.
                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                                            JUNE 30,         DECEMBER 31,
                                                                              2000               1999
                                                                        ----------------   ---------------
ASSETS
 Investment in hotels -net of accumulated depreciation of $1,715,455
   and $496,209, respectively........................................    $ 125,100,974      $ 93,719,632
 Cash and cash equivalents ..........................................        3,445,125           581,344
 Restricted cash ....................................................          544,469         1,023,721
 Rent receivable from Apple Suites Management, Inc. .................        1,996,479         2,123,136
 Notes and other receivables from Apple Suites Management, Inc. .....        1,771,124           717,019
 Capital improvement reserve ........................................          653,149           753,927
 Prepaid expenses ...................................................          194,185           270,229
 Other assets .......................................................        1,556,769           300,000
                                                                         -------------      ------------
   Total Assets .....................................................    $ 135,262,274      $ 99,489,008
                                                                         =============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
 Notes payable-secured ..............................................    $  91,350,000      $ 68,569,500
 Interest payable ...................................................          576,173           466,140
 Accounts payable ...................................................          355,750            65,214
 Accrued expenses ...................................................        1,185,836           868,668
 Account payable-affiliate ..........................................          111,639           708,751
 Distributions payable ..............................................               --           712,735
                                                                         -------------      ------------
   Total Liabilities ................................................       93,579,398        71,391,008
                                                                         =============      ============
SHAREHOLDERS' EQUITY
 Common stock, no par value, authorized 200,000,000 shares; issued
   and outstanding 4,945,552 shares and 3,429,414, respectively .....    $  41,885,295      $ 28,591,260
 Class B convertible stock, no par value, authorized 240,000 shares;
   issued and outstanding 240,000 shares ............................           24,000            24,000
 Distributions greater than net income ..............................         (226,419)         (517,260)
                                                                         -------------      ------------
   Total Shareholders' Equity .......................................       41,682,876        28,098,000
                                                                         -------------      ------------
   Total Liabilities and Shareholders' Equity .......................    $ 135,262,274      $ 99,489,008
                                                                         =============      ============


          See accompanying notes to consolidated financial statements.

                               APPLE SUITES INC.
               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                       THREE MONTHS ENDED   SIX MONTHS ENDED
                                                          JUNE 30, 2000      JUNE 30, 2000
                                                      -------------------- -----------------
REVENUES:
 Lease revenue ......................................     $ 3,836,053      $7,242,731
 Interest income and other revenue ..................          98,682        146,689
EXPENSES:
 Taxes, insurance and other .........................         712,866      1,404,441
 General and administrative .........................         255,500        510,236
 Depreciation of real estate owned ..................         670,045      1,219,246
 Interest ...........................................       1,606,628      3,059,738
                                                          -----------      ----------
   Total expenses ...................................       3,245,039      6,193,661
Net income ..........................................     $   689,696      $1,195,759
                                                          ===========      ==========
Basic and diluted earnings per common share .........     $      0.16      $    0.31
                                                          ===========      ==========

                               APPLE SUITES, INC.
          CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (UNAUDITED)

                                                                   CLASS B
                                       COMMON STOCK           CONVERTIBLE STOCK    DISTRIBUTIONS
                                  ------------------------ ----------------------     GREATER           TOTAL
                                   NUMBER                     NUMBER                   THAN        SHAREHOLDERS'
                                 OF SHARES      AMOUNT      OF SHARES    AMOUNT     NET INCOME        EQUITY
                                ----------- -------------- ----------- ---------- -------------- ----------------
Balance at December 31, 1999 ..  3,429,414   $28,591,260     240,000    $24,000     $ (517,260)    $ 28,098,000
Net proceeds from the sale of
 common shares ................  1,434,638    12,561,043          --         --             --       12,561,043
Net income ....................         --            --          --         --      1,195,759        1,195,759
Cash distributions declared and
 paid to shareholders ($.25 per
 share) .......................         --            --          --         --       (904,918)        (904,918)
Common stock issued through
 reinvestment of distribution .     81,500       732,992          --         --             --          732,992
                                 ---------   -----------     -------    -------     ----------     ------------
Balance at June 30, 2000 ......  4,945,552   $41,885,295     240,000    $24,000     $ (226,419)    $ 41,682,876
                                 =========   ===========     =======    =======     ==========     ============

          See accompanying notes to consolidated financial statements.

                              APPLE SUITES, INC.
               CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

                                                                                          SIX MONTHS ENDED
                                                                                           JUNE 30, 2000
                                                                                         -----------------
Cash flow from operating activities:
 Net income ............................................................................   $  1,195,759
 Adjustments to reconcile net income to net cash provided by operating activities
 Depreciation of real estate owned .....................................................      1,219,246
   Changes in operating assets and liabilities:
    Prepaid expenses ...................................................................         76,044
    Rent and notes receivable from Apple Suites Management, Inc. .......................       (830,930)
    Other assets .......................................................................        (11,769)
    Accounts payable ...................................................................        290,536
    Accounts payable affiliates ........................................................       (597,112)
    Accrued expenses ...................................................................        317,168
    Interest payable ...................................................................        110,033
                                                                                           ------------
      Net cash used in operating activities ............................................      1,768,975
Cash flow from investing activities:
 Cash paid for acquisitions of hotels ..................................................     (7,422,750)
 Capital improvements ..................................................................     (2,526,588)
 Additions to capital improvements reserve held by third-party manager .................       (724,300)
 Reduction of capital improvements reserve held by third-party manager .................      1,203,552
 Reduction in restricted cash for property improvement plan ............................        100,778
 Payments received on notes receivable .................................................         32,732
                                                                                           ------------
      Net cash used in investing activities ............................................     (9,336,576)
Cash flow from financing activities:
 Net proceeds from issuance of common shares ...........................................     13,294,035
 Cash distributions paid to shareholders ...............................................     (1,617,653)
 Cash payments for deferred financing costs ............................................     (1,245,000)
                                                                                           ------------
      Net cash provided by financing activities ........................................     10,431,382
      Increase in cash and cash equivalents ............................................      2,863,781
Cash and cash equivalents, beginning of period .........................................        581,344
                                                                                           ------------
Cash and cash equivalents, end of period ...............................................   $  3,445,125
                                                                                           ============
Supplemental cash flow information:
Interest paid ..........................................................................   $  2,949,705
Non-cash transaction:
      Notes payable-secured issued by seller in connection with hotel acquisitions .....   $ 22,780,500


          See accompanying notes to consolidated financial statements.

                               APPLE SUITES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


                                  JUNE 30, 2000


(1) GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Basis of Presentation

     The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the period ended December 31, 2000. These consolidated financial statements should be read in conjunction with the Company's December 31, 1999 Annual Report on Form 10-K.

     The Company commenced operations in September 1999, therefore, consolidated statements of operations and cash flows for the three and six months period ended June 30, 1999 are not presented.

     Apple Suites, Inc., (the "Company") leased to Apple Suites Management, Inc. or its subsidiary (the "Lessee") all of its hotels acquired to date.

     The Lessee hired Promus Hotels, Inc. ("Promus"), a wholly owned subsidiary of Hilton Hotels Corporation ("Hilton") to manage the Company's hotels under the terms of a management agreement between Promus and the Lessee.


Relationship with Lessee

     The Company must rely on the Lessee to generate sufficient cash flow from the operation of the hotels to enable the Lessee to meet its rent obligation to the Company under the master hotel lease agreements ("Percentage Leases"). At June 30, 2000, the Lessee's rent payable to the Company amounted to $1,996,479. The original terms under the Percentage Leases allow monthly base rent to be paid in arrears and quarterly percentage rent to be paid 15 days following the quarter-end. Amounts were paid by the Lessee in July 2000.

     The Company did not have any items of comprehensive income requiring separate reporting and disclosure for the periods presented.


(2) INVESTMENT IN HOTELS

     At June 30, 2000, the Company owned 13 hotels. Investment in hotels at June 30, 2000 consist of the following:



        Land ..................................   $ 19,183,614
        Building ..............................    104,571,526
        Furniture and equipment ...............      3,061,289
                                                  ------------
                                                  $126,816,429
        Less accumulated depreciation .........     (1,715,455)
                                                  ------------
                                                  $125,100,974
                                                  ------------


     On May 8, 2000, the Company acquired a 123-room hotel located in Malvern, Pennsylvania for $15,489,000. On June 30, 2000, the Company acquired a 112-room hotel located in Boulder, Colorado for $14,885,000.

                              APPLE SUITES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)- (CONTINUED)

(3) NOTES PAYABLE

     In conjunction with the purchase of 13 hotels, notes were executed by the Company made payable to the order of Hilton in the amount of $91,350,000 ($22,780,500 in 2000 and $68,569,500 in 1999). The notes bear a fixed interest rate of 8.5% per annum and are cross-collateralized by the 13 hotels owned by the Company. Interest payments are due monthly. Notes amounting to $64,185,000 mature during the fourth quarter of 2000, $4,384,500 note matures in January 2001 and the remaining matures in April 2001. Principal payments are to be made to the extent of net equity proceeds from the offering of common shares. The Company paid $2,949,705 in interest for the period ended June 30, 2000. During July 2000, the Company paid a principal payment of $5 million on the notes from net proceeds from the offering.

     The Company is negotiating to refinance these notes on commercially reasonable terms and conditions. The Company has applied for a commercial loan from a national bank in the amount of $58 million to be secured by the 11 hotels the Company purchased in 1999. There can be no assurance that the loan will occur in accordance with the terms of the loan application or at all.

     The Company has made an aggregate deposit of $1 million in connection with its loan application. If the closing on the loan does not occur within 90 days after the date of the application (June 9, 2000), the Company may be required to forfeit some or all of our deposit. The Company also has entered into an agreement, dated as of June 5, 2000, with the prospective lender, which guarantees the interest rate and provides for the Company's payment of certain fees if the Company terminates its loan application.

(4) SHAREHOLDERS' EQUITY

     The Company is raising equity capital through a "best-efforts" offering of shares by David Lerner Associates, Inc. (the "Managing Dealer"), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold. The Company received gross proceeds of $14,346,376 from the sale of 1,434,638 shares at $10 per share during the six month period ended June 30, 2000. The net proceeds of the offering, after deducting selling commissions and other offering costs were $12,561,043 for the period.

     The Company provides a plan which allows shareholders to reinvest distributions in the purchase of additional shares of the Company ("Additional Share Option"). Of the total proceeds raised from common shares during the period ended June 30, 2000, $815,001 (net $732,992) was provided through the reinvestment of distributions.

(5) COMMITMENTS AND RELATED PARTIES

     The Company receives rental income from the Lessee under the Percentage Leases which expire in 2010, subject to earlier termination by the Company with 30 days notice. The Leases contain two optional five-year extensions. The rent due under the Percentage Leases is the sum of base rent and percentage rent. Percentage rent is calculated by multiplying fixed percentages by the total amounts of suite revenues with reference to specified threshold amounts. Both the base rent and the revenue thresholds used in computing percentage rents are subject to annual adjustments based on increases in the Consumer Price Index ("CPI"). The Company earned rents of $7,242,731 for the six month period ended June 30, 2000.

     Under the Percentage Leases, the Company is obligated to pay the costs of real estate and personal property taxes, property insurance, maintenance of underground utilities and structural elements of the hotels. The Company is committed under certain agreements to fund 5% of suite revenues per month for capital expenditures to include periodic replacement or refurbishment of

                              APPLE SUITES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)- (CONTINUED)

(5) COMMITMENTS AND RELATED PARTIES- (CONTINUED)

furniture, fixtures, and equipment. At June 30, 2000, $653,149 was held by Promus for these capital improvement reserves. In addition, in accordance with the franchise agreements, $544,469 was held for the property improvement plan with a financial institution and treated as restricted cash.


     The Lessee engages Promus as a third-party manager to operate the hotels leased by it and pays the manager based on a percentage fee of 4% of adjusted gross revenues. During the first two years of the management agreement, a portion of the management fee equal to 1% of adjusted gross revenues is subordinated to the Lessee's receipt of a return equal to 11% of the purchase price of each hotel. The Lessee pays the manager a franchise fee and a marketing fee, equal to 4% of gross revenues, respectively.


     The Company loaned the Lessee $673,650 for franchise fees, $145,300 for hotel supplies and $960,000 for working capital for the 13 hotels. The debt agreements are evidenced by promissory notes bearing interest at a rate of 9% per annum. Principal and interest payments are due monthly. The promissory notes have various maturity dates through July 2010.

     The Company has contracted with Apple Suites Realty Group, Inc. ("ASRG") to acquire and dispose of real estate assets for the Company. In accordance with the contract ASRG is to be paid a fee of 2% of the purchase price of any acquisitions or sale price of any dispositions of real estate investments, subject to certain conditions. For the six months ended June 30, 2000, ASRG earned $607,480 under this agreement. At June 30, 2000, the Company owed ASRG $84,140.

     The Company has contracted with Apple Suites Advisors, Inc. ("ASA") to advise and provide day to day management services to the Company. In accordance with the contract, the Company will pay ASA a fee equal to .1% to .25% of total equity contributions received by the Company in addition to certain reimbursable expenses. For the six months ended June 30, 2000, ASA earned $50,032 under this agreement and $27,499 was payable at June 30, 2000.

     The Lessee, ASRG and ASA are 100% owned by Glade M. Knight, Chairman and President of the Company. ASRG and ASA may purchase in the "best efforts" offering up to 2.5% of the total number of shares of the Company sold in the offering.

(6) EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share in accordance with FAS 128:

                                                               THREE MONTHS      SIX MONTHS
                                                                   ENDED           ENDED
                                                                  6/30/00         6/30/00
                                                              --------------   -------------
       Numerator:
        Net income and numerator for basic and Diluted
          earnings ........................................     $  689,696      $1,195,759
       Denominator:
        Denominator for basic earnings per share-weighted-
          average shares ..................................      4,225,582       3,916,520
       Effect of dilutive securities:
        Stock options .....................................          2,200           2,200
        Class B Convertible Shares* .......................             --              --
                                                                ----------      ----------
        Denominator for diluted earnings per share-adjusted
          weighted- average shares and assumed conversions       4,227,782       3,918,720
                                                                ----------      ----------

                              APPLE SUITES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)- (CONTINUED)
(6) EARNINGS PER SHARE- (CONTINUED)

                                                         $0.16     $0.31
Basic and diluted earnings per common share .........   -------   ------


*Class B Convertible Shares are not included in earnings per common share calculation until such time it becomes probable that such shares can be converted to common shares.

(7) ACQUISITIONS

     The following unaudited pro forma information for the six months ended June 30, 2000 and 1999 is presented as if the acquisition of the 13 hotels occurred on January 1, 1999. The pro forma information does not purport to represent what the Company's results of operations would actually have been if such transactions, in fact, had occurred on January 1, 1999, nor does it purport to represent the results of operations for future periods.

                                                      SIX MONTHS        SIX MONTHS
                                                        ENDED             ENDED
                                                       6/30/00           6/30/99
                                                   ---------------   ---------------
Lease revenue ..................................     $ 8,891,505       $ 8,283,740
Net income .....................................       1,194,774           823,959
Net income per share-basic and diluted .........     $       .25       $       .21

     The pro forma information applies the Company's Percentage Lease Agreements to actual suite revenue and expenses of the 11 hotels acquired in 1999 and 2 hotels acquired in 2000 for the respective period in 1999 prior to acquisition by the Company. Net income also has been adjusted as follows: (1) depreciation has been adjusted based on the Company's basis in the hotels; (2) advisory expenses have been adjusted based on the Company's contractual arrangements; and (3) interest expense has been adjusted to reflect the acquisition as of the beginning of the periods; and (4) common stock raised during 1999 and 2000 to purchase these hotels has been adjusted to reflect issuances as of January 1, 1999.

(8)  SUBSEQUENT EVENTS

     In July, 2000 the Company declared and distributed to its shareholders approximately $1,086,640 ($.25625 per share) of which approximately $520,676 was reinvested in the purchase of additional shares. On July 20, 2000, the Company closed the sale to investors of 391,261 shares at $10 per share representing net proceeds to the Company of $3,521,340.

     During July 2000, the Company paid a principal payment of $5 million on the notes from net proceeds from the offering.

                         APPLE SUITES MANAGEMENT, INC.
                    CONSOLIDATED BALANCE SHEET (UNAUDITED)


                                                                         JUNE 30,        DECEMBER 31,
                                                                           2000              1999
                                                                      --------------   ---------------
ASSETS
Current assets
Cash and cash equivalents .........................................    $ 2,819,898      $ 2,395,000
Accounts receivables, net .........................................      1,622,830          738,361
Inventories .......................................................        145,300          121,801
Other assets ......................................................        113,313            8,142
                                                                       -----------      -----------
 Total Current Assets .............................................      4,701,341        3,263,304
Non-current assets
Deferred franchise fees ...........................................        653,943          562,851
                                                                       -----------     ------------
Total Assets ......................................................    $ 5,355,284      $ 3,826,155
                                                                       ===========     ============
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
Account payable ...................................................    $   319,732      $    48,586
Rent payable to Apple Suites, Inc. ................................      1,996,479        2,123,136
Due to third party manager ........................................        507,542          454,147
Due to Apple Suites, Inc. .........................................         26,653           28,991
Accrued expenses ..................................................        917,840          624,346
Current portion of note payable to Apple Suites, Inc. .............         71,028           56,939
                                                                       -----------     ------------
 Total Current liabilities ........................................      3,839,274        3,336,145
 Noncurrent liabilities ...........................................
 Note payable to Apple Suites, Inc. ...............................      1,673,443          631,014
 Total Liabilities ................................................      5,512,717        3,967,159
 Shareholders' deficit Common Stock, no par value,5,000 authorized;
   10 shares issued and outstanding ...............................            100              100
 Retained deficit .................................................       (157,533)        (141,104)
                                                                       -----------     ------------
 Total Shareholders' deficit ......................................       (157,433)        (141,004)
                                                                       -----------     ------------
 Total Liabilities and Shareholders' Deficit ......................    $ 5,355,284      $ 3,826,155
                                                                       ===========     ============


                See accompanying notes to financial statements.

                         APPLE SUITES MANAGEMENT, INC.
    CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED DEFICIT (UNAUDITED)

                                                    THREE MONTHS       SIX MONTHS
                                                       ENDED              ENDED
                                                   JUNE 30, 2000      JUNE 30, 2000
                                                  ---------------   ----------------
REVENUES:
Suite revenue .................................     $ 8,479,831     $16,162,186
Other revenue .................................         470,735         891,551
                                                    -----------     ------------
 Total revenue ................................       8,950,566      17,053,737
EXPENSES:
Operating expense .............................       2,501,943       4,797,335
General and administrative ....................         738,655       1,409,598
Advertising and promotion .....................         773,396       1,436,043
Utilities .....................................         318,158         601,421
Franchise fees ................................         337,771         645,065
Management fees ...............................         356,606         679,372
Rent expenseApple Suites, Inc .................       3,836,053       7,242,731
Interest expense ..............................          30,312          45,587
Other .........................................         116,802         213,014
                                                    -----------     ------------
 Total expenses ...............................       9,009,696      17,070,166
Income before income taxes ....................         (59,130)        (16,429)
Income tax expense ............................              --              --
                                                    -----------     ------------
Net loss ......................................     $   (59,130)    $   (16,429)
                                                    ===========     ============
Retained deficit, beginning of period .........     $   (98,403)    $  (141,104)
                                                    -----------     ------------
Retained deficit, end of period ...............     $  (157,533)    $  (157,533)
                                                    ===========     ============


          See accompanying notes to consolidated financial statements.

                         APPLE SUITES MANAGEMENT, INC.
               CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

                                                                                    SIX MONTHS ENDED
                                                                                     JUNE 30, 2000
                                                                                   -----------------
Cash flow from operating activities:
 Net income ......................................................................    $   (16,429)
 Adjustments to reconcile net income to net cash provided by operating activities
   Amortization of deferred franchise fees .......................................         14,658
   Changes in operating assets and liabilities:
    Receivables ..................................................................       (884,469)
    Other assets .................................................................       (105,171)
    Due to Apple Suites, Inc. ....................................................         (2,338)
    Rent payable to Apple Suites, Inc. ...........................................        833,268
    Accounts payable .............................................................        271,146
    Due to third party manager ...................................................         53,395
    Accrued expenses .............................................................        293,570
                                                                                      -----------
      Net cash used in operating activities ......................................        457,630
Cash flow from financing activities:
   Repayments of notes payable ...................................................        (32,732)
                                                                                      -----------
      Net cash used in financing activities ......................................        (32,732)
      Decrease in cash and cash equivalents ......................................        424,898
Cash and cash equivalents, beginning of period ...................................      2,395,000
                                                                                      -----------
Cash and cash equivalents, end of period .........................................    $ 2,819,898
                                                                                      -----------
Supplemental cash flow information:
Non-cash transactions:
Notes payable-issued by Apple Suites, Inc. .......................................    $ 1,089,250
Payment of working capital by Apple Suites, Inc. .................................        960,000
Payment of deferred franchise fees by Apple Suites, Inc. .........................        105,750
Acquisition of inventory by Apple Suites, Inc. ...................................         23,500

          See accompanying notes to consolidated financial statements.

                    APPLE SUITES MANAGEMENT, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                 JUNE 30, 2000


(1) GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     Apple Suites Management, Inc. (the "Lessee") operates in one business segment. Each hotel is leased by the Company to the Lessee under a master hotel lease agreement ("Percentage Lease") having an initial term of ten years, subject to earlier termination at the option of the Company upon 30 days notice. The lease agreement provides for two optional fiveyear extensions. The Percentage Leases require base rent payments to be made to the Company on a monthly basis and additional quarterly payments to be made based upon percentages of suite and sundry revenue. Promus Hotels, Inc. or an affiliate ("Promus") manages the hotels under a management agreement with the Lessee. Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton Hotel Corporation ("Hilton"). The hotels are located throughout the United States and are licensed with Homewood Suites(R) by Hilton.

     The Lessee commenced operations in September 1999, therefore, consolidated statements of operations and cash flows for the three and six month period ended June 30, 1999 are not presented.


(2) PERCENTAGE LEASES

     The Percentage Leases expire in 2010, subject to earlier termination by the Company upon 30 days notice. The Percentage Leases provide for two optional five-year extensions. The rent due for each hotel is the sum of a base rent and a percentage rent. Percentage rent is calculated on a quarterly basis by multiplying fixed percentages by the total amounts of year-to-date suite revenues with reference to specified threshold amounts known as breakpoints. Both the base rent and the breakpoints used in computing percentage rents are subject to annual adjustments based on increases in the Consumer Price Index ("CPI").

     The Lessee has entered into license agreements with Promus to operate the hotels as Homewood Suites(R) by Hilton properties. These agreements have terms of 20 years and expire in 2020. These agreements require the Lessee to, among other things, pay monthly franchise fees equal to 4% of suite revenue. License and franchise agreements contain specific standards for, and restrictions and limitations on, the operation and maintenance of the hotels which are established by Promus to maintain uniformity in the system for Homewood Suites(R) by Hilton. Such standards generally regulate the appearance of the hotel, quality and type of goods and services offered, signage, and protection of marks. Compliance with such standards may from time to time require significant expenditures for capital improvements which will be borne by the Company. In addition, the agreements provide that Promus will manage the daily operations of the hotels and provide advertising and promotion to include access to the reservation system for Homewood Suites(R) by Hilton. The Lessee pays Promus 4% of monthly suite revenue for each of these functions, respectively. Total expenses incurred by the Lessee for franchise fees, advertising and promotion fees, and management fees for the six months ended June 30, 2000 totaled $1,970,316.

(3) SHAREHOLDER'S EQUITY

     The Lessee requires or may require funds to capitalize its business to satisfy its obligations under Percentage Leases with the Company. To meet these objectives, the Lessee has two funding commitment agreements of $1 million each from Mr. Knight and Apple Suites Realty Group, Inc., ("ASRG"), respectively, (together "Payor"). ASRG is owned by Mr. Knight. The funding commitments are contractual obligations of the Payor to provide funds to the Lessee. Funds paid to the Lessee under the commitments are to be used to satisfy any capitalization or net worth requirements applicable to the Lessee or the Lessee's payment obligations under the lease agreements and does not represent any indebtedness. The funding commitments terminate upon the expiration of the Percentage Leases, written agreement between the Payor and the Lessee, or payment of all commitments amounts by the Payor to the Lessee. As of June 30, 2000, no contributions have been made by the Payor to the Lessee.

                              APPLE SUITES, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2000 (UNAUDITED)

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple Suites, Inc. (the "Company") is presented as if proceeds from the refinancing loans had been used as of June 30, 2000 to pay the 4 promissory notes executed by the Company in 1999. Such information is based in part upon the consolidated balance sheet of the Company. In management's opinion, all adjustments necessary to reflect the effect of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 2000, nor does it purport to represent the future financial position of the Company.



                                                          HISTORICAL
                                                           BALANCE             PRO FORMA              TOTAL
                                                            SHEET             ADJUSTMENTS           PRO FORMA
                                                       ---------------   ---------------------   ---------------
ASSETS
Investment in hotel properties .....................    $125,100,974                              $125,100,974
Cash and cash equivalents ..........................       3,445,125        $    3,430,500 (A)
                                                                                 1,245,000 (B)
                                                                                  (355,722)(C)
                                                                                (1,327,833)(D)       6,437,070
Restricted cash ....................................         544,469                    --             544,469
Rent receivable from Apple Suites
 Management, Inc. ..................................       1,996,479                    --           1,996,479
Notes and other receivable from Apple Suites
 Management, Inc. ..................................       1,771,124                    --           1,771,124
Capital improvement reserve ........................         653,149                    --             653,149
Prepaid expenses ...................................         194,185               355,722 (C)         549,907
Other assets .......................................       1,556,769            (1,245,000)(B)       1,639,602
                                                        ------------        --------------        ------------
                                                                                 1,327,833 (D)
Total Assets .......................................    $135,262,274        $    3,430,500        $138,692,774
                                                        ============        ==============        ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Notes payable ......................................    $ 91,350,000           (56,569,500)(A)
                                                                                50,000,000 (A)
                                                                                10,000,000 (A)    $ 94,780,500
Accounts payable ...................................         355,750                    --             355,750
Accounts payable-affiliate .........................         111,639                    --             111,639
Distributions payable ..............................         576,173                    --             576,173
Accrued expenses ...................................       1,185,836                    --           1,185,836
                                                        ------------        --------------        ------------
Total Liabilities ..................................      93,579,398             3,430,500          97,009,898
Shareholders' equity
Common stock, no par value, authorized
 200,000,000 shares; issued and outstanding
 4,945,552 shares ..................................      41,885,295                    --          41,885,295
Class B convertible stock, no par value,
 authorized 240,000 shares; issued and
 outstanding 240,000 shares ........................          24,000                    --              24,000
Distributions greater than new income ..............        (226,419)                   --            (226,419)
                                                        ------------        --------------        ------------
Total Shareholders' Equity .........................      41,682,876                    --          41,682,876
                                                        ------------        --------------        ------------
Total Liabilities and Shareholders' Equity .........    $135,262,274        $    3,430,500        $138,692,774
                                                        ============        ==============        ============

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A) Proceeds from the refinancing loans in the aggregate amount of $60 million were used to pay 4 promissory notes executed in 1999 in the total amount of $56,569,500. Of the total refinancing, $50 million is evidenced by 11 promissory notes executed by a total of three subsidiaries of the Company. Each such note bears interest at the annual rate of 9%, is payable in equal and consecutive monthly installments and has a maturity date of October 1, 2010. This portion of the refinancing is secured by 11 hotels of the Company. The $10 million loan is evidenced by a single promissory note executed by the Company. This note bears interest at a rate described elsewhere in this Supplement and has a maturity date of March 8, 2001. This portion of the refinancing is secured by the Company's ownership interests in all of its direct subsidiaries.

(B) Represents refund of loan deposit paid in connection with a rate lock agreement with the lender.

(C) Represents prepaid interest and insurance escrow occurring in connection with the refinancing transaction.

(D) Represents   deferred  financing  costs  incurred  in  connection  with  the refinancing transaction.

                              APPLE SUITES, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR  THE  YEAR  ENDED  DECEMBER  31, 1999 AND THE SIX MONTHS ENDED JUNE 30, 2000
                                  (UNAUDITED)

     The  following  unaudited  Pro  Forma  Condensed Consolidated Statements of
Operations of Apple Suites, Inc. (the "Company") are presented as if the acquisitions of the Homewood Suites hotels from Promus Hotels, Inc. or its affiliates ("Promus") (now a wholly-owned subsidiary of Hilton Hotels Corporation), and the recent refinancing in the aggregate amount of $60 million (used to pay 4 promissory notes executed by the Company in 1999), and the leasing of the hotels to Apple Suites Management, Inc. or a subsidiary (the "Lessee"), had occurred at the beginning of the periods presented for the respective periods prior to acquisition by the Company. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Company, the Pro Forma Statements of Operations of the Lessee and the historical Statements of Operations of the acquired hotels. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.


     The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for future periods. The lease agreements between the Company and the Lessee were based on economic conditions at the time of acquisition. Application of these agreements to periods prior to the acquisition may not be meaningful. The most significant assumption which may not be indicative of future operations is the amount of financial leverage employed.

FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)

                                        HISTORICAL
                                       STATEMENT OF
                                        OPERATIONS
                                      --------------
Revenue:
 Lease revenue ......................  $ 2,518,031
 Interest income and other
  revenue ...........................      169,086
Expenses:
 Taxes, insurance and other .........      426,592
 General and administrative .........      153,807
 Depreciation of real estate
  owned .............................      496,209
 Interest ...........................    1,245,044


 Rent expense .......................           --
                                       -----------
Total expenses ......................    2,321,652
                                       -----------
Net income ..........................  $   365,465
                                       ===========
Earnings per common share:
 Basic and Diluted ..................  $      0.14
                                       ===========
Basic weighted average common
 shares outstanding .................    2,648,196
                                       ===========
Diluted weighted common shares
 outstanding ........................    2,650,396
                                       ===========

                                                                       PRO FORMA ADJUSTMENTS
                                      ---------------------------------------------------------------------------------------
                                             HOMEWOOD              HOMEWOOD              HOMEWOOD              HOMEWOOD
                                              SUITES                SUITES                SUITES                SUITES
                                           ACQUISITION           ACQUISITION           ACQUISITION           ACQUISITION
                                              (A I)                 (A II)               (A III)                (A IV)
                                      --------------------- --------------------- --------------------- ---------------------
Revenue:
 Lease revenue ......................     $  4,162,371 (B)      $  5,480,272 (B)      $  1,035,841 (B)      $  3,487,608 (B)
 Interest income and other
  revenue ...........................               --                    --                    --                    --
Expenses:
 Taxes, insurance and other .........          822,599 (C)           647,225 (C)            93,884 (C)           444,161 (C)
 General and administrative .........          493,985 (D)           547,542 (D)            96,388 (D)           302,981 (D)
 Depreciation of real estate
  owned .............................          656,623 (E)           821,580 (E)           140,664 (E)           688,654 (E)
 Interest ...........................               --                    --                    --             1,936,343 (F)


 Rent expense .......................               --                    --                    --               100,000 (H)
                                          ------------          ------------          ------------          ------------
Total expenses ......................        1,973,207             2,016,347               330,936             3,472,139
                                          ------------          ------------          ------------          ------------
Net income ..........................        2,189,164             3,463,925               704,905                15,469
                                          ============          ============          ============          ============
Earnings per common share:
 Basic and Diluted ..................
Basic weighted average common
 shares outstanding .................               -- (G)           937,271 (G)           331,053 (G)           916,311 (G)
Diluted weighted common shares
 outstanding ........................               -- (G)           937,271 (G)           331,053 (G)           916,311 (G)

                                      PRO FORMA ADJUSTMENTS
                                      ---------------------
                                                                  TOTAL
                                                                PRO FORMA
                                                            ----------------
Revenue:
 Lease revenue ......................               --        $ 16,684,123
 Interest income and other
  revenue ...........................               --             169,086
Expenses:
 Taxes, insurance and other .........               --           2,434,461
 General and administrative .........               --           1,594,703
 Depreciation of real estate
  owned .............................               --           2,803,730
 Interest ...........................       (1,245,044)(I)       7,221,202
                                             5,069,576 (J)
                                               215,283 (K)
 Rent expense .......................               --             100,000
                                            ----------        ------------
Total expenses ......................        4,039,815          14,154,096
                                            ----------        ------------
Net income ..........................       (4,039,815)          2,699,113
                                            ==========        ============
Earnings per common share:
 Basic and Diluted ..................                         $       0.56
                                                              ============
Basic weighted average common
 shares outstanding .................                            4,832,831
                                                              ============
Diluted weighted common shares
 outstanding ........................               --           4,835,031
                                                              ============

FOR THE SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)

                                                                        PRO FORMA ADJUSTMENTS
                                                            ---------------------------------------------
                                                                   HOMEWOOD
                                               HISTORICAL           SUITES
                                              STATEMENT OF       ACQUISITION                                   TOTAL
                                               OPERATIONS           (A IV)                                   PRO FORMA
                                             -------------- ---------------------                         ---------------
Revenue:
 Lease revenue .............................  $ 7,242,731       $  1,648,774 (B)                 --         $ 8,891,505
 Interest income and other revenue .........      146,689                                        --             146,689
Expenses:
 Taxes, insurance and other ................    1,404,441            237,170 (C)                 --           1,641,611
 General and administrative ................      510,236             38,727 (D)                 --             548,963
 Depreciation of real estate owned .........    1,219,246            344,327 (E)                 --           1,563,573
 Interest ..................................    3,059,738            968,171 (F)         (3,059,738) (I)      3,651,851
                                                                                         2,534,788  (J)
                                                                                           148,892  (K)
 Rent expense ..............................           --             50,000 (H)                 --              50,000
                                              -----------       ------------             ----------         -----------
Total expenses .............................    6,193,661          1,638,395               (376,058)          7,455,998
Net income .................................  $ 1,195,759             10,379                376,058           1,582,196
                                              ===========       ============             ==========         ===========
Earnings per common share:
 Basic and Diluted .........................  $      0.31                                                   $      0.33
                                              ===========                                                   ===========
Basic weighted average common shares
 outstanding ...............................    3,916,520            916,311 (G)                 -- (G)       4,832,831
                                              ===========       ============                                ===========
Diluted weighted average common shares
 outstanding ...............................    3,918,720            916,311 (G)                 -- (G)       4,835,031
                                              ===========       ============                                ===========

NOTES  TO  PRO  FORMA  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR APPLE
   SUITES, INC.

(A) Represents results of operations for the hotels acquired on a pro forma basis as if the hotels were owned by the Company at the beginning of the periods presented for the respective periods prior to acquisition by the Company. See below.

                                        DATE COMMENCED         DATE
     PROPERTY                             OPERATIONS         ACQUIRED
     --------------------------------- ---------------- ------------------
I    Homewood Suites-Dallas, TX             1990        September 1, 1999
I    Homewood Suites-Las Colinas, TX        1990        September 1, 1999
I    Homewood Suites-Plano, TX              1997        September 1, 1999
I    Homewood Suites-Richmond. VA         May 1998      September 1, 1999
I    Homewood Suites-Atlanta, GA            1990         October 1, 1999
---------------------------------------------------------------------------

II   Homewood Suites-Clearwater, FL     February 1998   November 24, 1999
II   Homewood Suites-Salt Lake, UT          1996        November 24, 1999
II   Homewood Suites-Atlanta, GA            1990        November 24, 1999
II   Homewood Suites-Detroit, MI            1990        November 24, 1999
II   Homewood Suites-Baltimore, MD       March 1998     November 24, 1999
---------------------------------------------------------------------------

III  Homewood Suites-Jackson, MS        February 1997   December 22, 1999
---------------------------------------------------------------------------

IV   Homewood Suites-Malvern, PA        January 1998       May 8, 2000
IV   Homewood Suites-Boulder, CO        January 1991      June 30, 2000

(B) Represents lease payment from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions in the master hotel lease agreement to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the master hotel lease agreements.

(C) Represents historical real estate and personal property taxes and insurance which will be paid by the Company pursuant to the master hotel lease agreements. Such amounts are the historical amounts paid by the respective hotels.

(D) Represents the advisory fee of 0.25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company (for the year ended December 31, 1999 and the six months ended June 30, 2000), plus estimated legal and accounting fees, employee costs, salaries and other costs to operate as a public company (for the year ended December 31, 1999).

(E) Represents the depreciation on the hotels acquired based on the purchase price, excluding amounts allocated to land, of $37,450,320 for the first acquisition group, $34,954,481 for the second acquisition group, $5,485,886 for the third acquisition group, and $30,500,611 for the fourth acquisition group for the period of time not owned by the Company. The weighted average life of the depreciable assets was 39 years. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.

(F) Represents the interest expense for the hotel acquisitions for the period in which the hotels were not owned. Interest was computed using the interest rate of 8.5% on mortgage debt of $22,780,500 for the fourth acquisition that was incurred at acquisition.

(G) Represents additional common shares, assuming the properties were acquired at the beginning of the periods presented with the net proceeds from the ongoing "best efforts" offering of $9 per share (net $8.06 per share) for the first $15,000,000 and $10 per share (net $8.95 per share) for the remainder.

(H) Represents rent expense on the ground lease at the Malvern, Pennsylvania hotel. The Company accounts for the ground lease as an operating lease.

(I) Represents the elimination of the historical interest that was replaced with the $60 million refinancing discussed in note J below.

(J) Represents the interest expense on the Company's $50 million long-term refinancing at an interest rate of 9% and a portion of the $10 million short-term refinancing ($6,569,500) at an interest rate described elsewhere in this Supplement for the term of the financing (6 months).

(K) Represents amortization of deferred financing costs incurred in connection with the refinancing transaction.

                         APPLE SUITES MANAGEMENT, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR  THE  YEAR  ENDED  DECEMBER  31, 1999 AND THE SIX MONTHS ENDED JUNE 30, 2000
                                  (UNAUDITED)

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple Suites Management, Inc. (the "Lessee") are presented as if the hotels purchased or to be purchased from Promus Hotels, Inc. or its affiliates ("Promus"), which is now a wholly-owned subsidiary of Hilton Hotels Corporation, had been leased from Apple Suites, Inc. (the "Company") pursuant to the master hotel lease agreements from the beginning of periods presented for the respective periods prior to acquisition by the Company. Further, the results of operations reflect the management agreement and license agreement entered into between Promus and the Lessee or an affiliate to operate the acquired hotels. The master hotel lease agreements between the Company and the Lessee were based on economic conditions at the time of acquisition. Application of these agreements to periods prior to the acquisition may not be meaningful. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Lessee and should be read in conjunction with such financial statements. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations of the Lessee would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods.

FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)

                                                                            PRO FORMA ADJUSTMENTS
                                                  --------------------------------------------------------------------------
                                                     HOMEWOOD       HOMEWOOD       HOMEWOOD      HOMEWOOD
                                     HISTORICAL       SUITES         SUITES         SUITES        SUITES
                                    STATEMENT OF   ACQUISITIONS   ACQUISITIONS   ACQUISITION   ACQUISITION
                                     OPERATIONS        (A I)         (A II)        (A III)        (A IV)
Revenues:
 Suite revenue ...................   $5,335,925     $9,818,797    $12,082,374    $2,230,952    $7,419,101               --
 Other income ....................      335,150        560,096        709,240       168,438       398,812               --
Expenses:
 Operating expenses ..............    1,656,540      3,794,204      4,870,096       954,102     2,491,119               --
 General and administrative ......      494,377        250,317        300,399        77,381       105,719     $   (131,000)
                                                                                                                    50,000
 Advertising and promotion .......      472,787        438,985        580,564       112,902       328,070       (1,262,049)
                                                                                                                 1,262,049
 Utilities .......................      199,907        354,113        551,359        75,639       270,079               --
 Taxes and insurance .............           --        822,599        647,225        93,884       444,161       (2,007,869)
 Depreciation expense ............           --      1,783,021      2,217,128       426,986       714,411       (5,141,546)
 Franchise fees ..................      213,437        392,757        483,295        89,238       296,764       (1,262,049)
                                                                                                                 1,262,049
 Management fees .................      226,136        311,275        383,599        71,982       234,000       (1,000,856)
                                                                                                                 1,467,512
 Rent expense-Apple Suites,
  Inc. ...........................    2,518,031             --             --            --            --       14,166,093
 Other ...........................       30,964             --             --            --       100,000         (100,000)
                                     ----------     ----------    -----------    ----------    ----------     ------------
 Total expenses ..................    5,812,179      8,147,271     10,033,665     1,902,114     4,984,323        7,302,334
 Income before income tax ........     (141,104)     2,231,622      2,757,949       497,276     2,833,590       (7,302,334)
 Income tax expense ..............           --             --             --            --            --          350,800
                                     ----------     ----------    -----------    ----------    ----------     ------------
 Net income (loss) ...............   $ (141,104)    $2,231,622    $ 2,757,949    $  497,276    $2,833,590     $ (7,653,134)
                                     ==========     ==========    ===========    ==========    ==========     ============
                                                  TOTAL
                                                PRO FORMA
Revenues:
 Suite revenue ...................            $36,887,149
 Other income ....................              2,171,736
Expenses:
 Operating expenses ..............             13,766,061
 General and administrative ......  (B)
                                    (C)         1,147,193
 Advertising and promotion .......  (D)
                                    (E)         1,933,308
 Utilities .......................              1,451,097
 Taxes and insurance .............  (F)                --
 Depreciation expense ............  (G)                --
 Franchise fees ..................  (H)
                                    (I)         1,475,491
 Management fees .................  (J)
                                    (K)         1,693,648
 Rent expense-Apple Suites,
  Inc. ...........................  (L)        16,684,124
 Other ...........................  (M)            30,964
                                    --------  -----------
 Total expenses ..................             38,181,886
 Income before income tax ........                876,999
 Income tax expense ..............  (N)           350,800
                                    --------  -----------
 Net income (loss) ...............            $   526,199
                                              ===========


FOR THE SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)

                                                                         PRO FORMA ADJUSTMENTS
                                                              -------------------------------------------
                                                                 HOMEWOOD
                                               HISTORICAL         SUITES
                                              STATEMENT OF     ACQUISITION                                       TOTAL
                                               OPERATIONS         (A IV)                                       PRO FORMA
                                             --------------   -------------                                 --------------
Revenues:
 Suite revenue ...........................    $16,162,186      $3,683,872                --                  $19,846,058
 Other income ............................        891,551         186,300                --                    1,077,851
Expenses:
 Operating expenses ......................      4,797,335       1,266,548                --                    6,063,883
 General and administrative ..............      1,409,598          66,574      $    (12,000)     (B)
                                                                                     25,000      (C)           1,489,172
 Advertising and promotion ...............      1,436,043         165,562          (147,354)     (D)
                                                                                    147,354      (E)           1,601,605
 Utilities ...............................        601,421         130,722                --                      732,143
 Taxes and insurance .....................             --         237,170          (237,170)     (F)                  --
 Franchise fees ..........................        645,065         147,354          (147,354)     (H)
                                                                                    147,354      (I)             792,419
 Management fees .........................        679,372         116,106          (116,106)     (J)
                                                                                    164,807      (K)             844,179
 Rent expense-Apple Suites, Inc. .........      7,242,731              --         1,648,774      (L)           8,891,505
 Interest expense ........................         45,587              --                --                       45,587
 Other ...................................        213,014          50,000           (50,000)     (M)             213,014
                                              -----------      ----------      ------------                  -----------
Total expenses ...........................     17,070,166       2,180,036         1,423,305                   20,673,507
Income before income tax .................        (16,429)      1,690,136        (1,423,305)                     250,402
Income tax expense .......................             --              --           100,161      (N)             100,161
                                              -----------      ----------      ------------                  -----------
Net income (loss) ........................    $   (16,429)     $1,690,136      $ (1,523,466)                 $   150,241
                                              ===========      ==========      ============                  ===========

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A) Represents results of operations for the eleven Homewood Suites hotel acquisitions on a pro forma basis as if the hotels acquired were leased and operated by the Lessee at the beginning of the periods presented for the respective periods prior to acquisition by the Company, see below. The hotels acquired are as follows:

                                            DATE COMMENCED       DATE
     PROPERTY                                OPERATIONS        ACQUIRED
--------------------------------------------------------------------------------

I    Homewood Suites-Dallas, TX               1990        September 1, 1999
I    Homewood Suites-Las Colinas, TX          1990        September 1, 1999
I    Homewood Suites-Plano, TX                1997        September 1, 1999
I    Homewood Suites-Richmond. VA           May 1998      September 1, 1999
I    Homewood Suites-Atlanta, GA              1990         October 1, 1999
--------------------------------------------------------------------------------

II   Homewood Suites-Clearwater, FL       February 1998   November 24, 1999
II   Homewood Suites-Salt Lake, UT            1996        November 24, 1999
II   Homewood Suites-Atlanta, GA              1990        November 24, 1999
II   Homewood Suites-Detroit, MI              1990        November 24, 1999
II   Homewood Suites-Baltimore, MD         March 1998     November 24, 1999
--------------------------------------------------------------------------------

III  Homewood Suites-Jackson, MS          February 1997   December 22, 1999
--------------------------------------------------------------------------------

IV   Homewood Suites-Malvern, PA        January 1998       May 8, 2000
IV   Homewood Suites-Boulder, CO        January 1991      June 30, 2000


(B) Represents the elimination of the historical accounting fee allocated to the hotels by the prior owner.

(C) Represents the addition of the anticipated legal and accounting and other expenses to operate as a stand alone company.

(D) Represents the elimination of the historical advertising, training and reservation fee allocated to the hotels by the prior owner.

(E) Represents the addition of the marketing fee to be incurred under the new license agreements. The marketing fee is calculated based on the terms of the license agreements which is 4% of suite revenue.

(F) Represents the elimination of the taxes and insurance. Under the terms of the master hotel lease agreements these expenses will be incurred by the Company and, accordingly, are reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.

(G) Represents the elimination of the depreciation expense. This expense will be reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.

(H) Represents the elimination of the historical franchise fee allocated to the hotels by the prior owner.

(I) Represents the addition of franchise fees to be incurred under the new license agreements. The franchise fees are calculated based on the terms of the agreement, which is 4% of suite revenue.

(J) Represents the elimination of the historical management fees allocated to the hotels by the prior owner.

(K) Represents the addition of the management fees of 4% of suite and other revenue and the accounting fee of $1,000 per hotel per month to be incurred under the new management agreements for the period presented.

(L) Represents lease payments from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions in the master hotel lease agreements to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the master hotel lease agreements.

(M) Represents the elimination of rent expense for the ground lease. The rent expense related to the ground lease will be reflected on the Company's Pro Forma Condensed Consolidated Statement of Operations.

(N) Represents the combined state and federal income tax expense estimated on a combined rate of 40%.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:

         SEC registration fee............................. $   83,400
         NASD filing fee..................................     30,500
         Printing and engraving fees......................    300,000
         Legal fees and expenses..........................    350,000
         Accounting fees and expenses  ...................    100,000
         Blue Sky fees and expense .......................     45,000
         Transfer Agent and Registrar fees................     10,000
         Registrant travel expense........................     30,000
         Marketing Expense Allowance......................  7,500,000
         Expense reserve..................................    551,100
                                                           ----------
              Total.......................................  9,000,000
                                                            =========

ITEM 32. SALES TO SPECIAL PARTIES.

         On March 5,1999, the Registrant sold 10 Common Shares to Apple Suites Advisors, Inc. ("ASA") for $100 cash.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following table sets forth information concerning the offering and the use of proceeds from the offering as of June 30, 2000:

              Common Shares Registered:
                           1,666,666.67  Common Shares $  9 per Common Share                    $ 15,000,000
                          28,500,000.00  Common Shares $10 per Common Share                     $285,000,000
                          -------------

Totals:                   30,166,666.67  Common Shares
                          -------------

              Common Shares Sold:
                           1,666,666.67  Common Shares $  9 per Common Share                     $ 15,000,000
                           3,278,885.00  Common Shares $10 per Common Share                      $ 32,788,853
                           ------------                                                          ------------

Totals:                    4,945,551.67  Common Shares                                           $ 47,788,853
                           ------------

              Expenses of Issuance and Distribution of Common Shares
                   1.   Underwriting discounts and commissions                                   $  4,778,885
                   2.   Expenses of underwriters                                                 $         --
                   3.   Direct or indirect payments to directors or officers
                        of the Company or their associates, to ten percent
                        shareholders, or to affiliates of the Company                            $         --
                   4.   Fees and expenses to third parties                                       $  1,124,673
                                                                                                 ------------

                   Total Expenses of Issuance and Distribution of Common Shares                  $  5,903,558

               Net Proceeds to the Company                                                       $ 41,885,295

                   1.   Purchase of real estate (including repayment of
                        indebtedness incurred to purchase real estate)                           $ 30,450,000
                   2.   Interest on indebtedness                                                 $  4,304,782
                   3.   Working capital                                                          $  4,620,907
                   4.   Fees to the following (all affiliates of officers of
                        the Company):
                        a.       Apple Suites Advisors, Inc.                                     $     73,606
                        b.       Apple Suites Realty Group, Inc.                                 $  2,436,000
                   5.   Fees and expenses of third parties:
                        a.       Legal                                                           $         --
                        b.       Accounting                                                      $         --
                   6.   Other (specify _________)                                                $         --
                                                                                                 ------------

                   Total of Application of Net Proceeds to the Company                           $ 41,885,295

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company will obtain, and pay the cost of, directors' and officers' liability insurance coverage which insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

         The Virginia Stock Corporation Act (the "Virginia Act") permits, and the Registrant's Articles of Incorporation and Bylaws require, indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant's Articles of Incorporation and Bylaws require indemnification of officers and directors with respect to any action except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law. In addition, the Registrant may carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. The Registrant's Articles of Incorporation, as permitted by the Virginia Act, eliminate the damages that may be assessed against a director or officer of the Registrant in a shareholder or derivative proceeding. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws. Reference also is made to the indemnification provisions set forth in the form of Agency Agreement filed as Exhibit 1 hereto.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

         None of the proceeds will be credited to an account other than the appropriate capital share account.

ITEM 36.  FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND EXHIBITS.

(a) Financial Statements. See Index to Balance Sheet in Prospectus, and the Index to Financial Statements set forth in each of Supplement No. 5, Supplement No. 6, Supplement No. 7 and Supplement No. 8.

(b) Financial Statement Schedules. Schedule III -- Real Estate and Accumulated Depreciation (as of December 31, 1999), included in Supplement No. 5.

(c) Exhibits. Except as expressly noted otherwise, the following Exhibits have been filed previously under the indicated Exhibit Numbers as part of the Registrant's previous filing on Form S-11 (File No. 333-77055), as amended, and are hereby incorporated herein by this reference.

EXHIBIT                            DESCRIPTION
NUMBER                             OF DOCUMENT
-------                            -----------

1.1 Agency Agreement between the Registrant and David Lerner Associates, Inc. with form of Selected Dealer Agreement attached as Exhibit A thereto.

1.2      Escrow Agreement.

3.1      Articles of Incorporation of the Registrant.

3.2      Bylaws of the Registrant.

3.3      Amended and Restated Bylaws of the Registrant.

4.1      Credit Agreement between the Registrant and First Union National Bank.

4.2      Promissory Note to First Union National Bank.

4.3      Guaranty of Glade M. Knight.

4.4 Note dated September 20, 1999 in the principal amount of $26,625,000 made payable by Apple Suites, Inc. to the order of Promus Hotels, Inc. (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.5 Fee and Leasehold Deed of Trust, Assignment of Lease and Rents and Security Agreement dated September 20, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. pertaining to the Richmond-West End hotel. (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.6 Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement dated September 20, 1999 from Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership for the benefit of Promus Hotels, Inc. pertaining to the Dallas-Addison hotel. (Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.7 Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement dated September 20, 1999 from Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership for the benefit of Promus Hotels, Inc. pertaining to the Dallas-Irving/Las Colinas hotel. (Incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.8 Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement dated September 20, 1999 from Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership for the benefit of Promus Hotels, Inc. pertaining to the North Dallas-Plano hotel. (Incorporated by reference to Exhibit 4.5 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.9 Note dated October 5, 1999 in the principal amount of $7,350,000 made payable by Apple Suites, Inc. to the order of Promus Hotels, Inc. (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.10 Fee and Leasehold Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement dated October 5, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. encumbering the Atlanta-Galleria/Cumberland hotel. (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.11 Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement dated October 5, 1999 from Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership for the
         benefit of Promus Hotels, Inc. imposing a second lien on the Dallas-Addison and Dallas-Irving/Las Colinas hotels. (Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.12 Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement dated October 5, 1999 from Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership for the benefit of Promus Hotels, Inc. imposing a second lien on the North Dallas-Plano hotel. (Incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.13 Negative Pledge Agreement dated October 5, 1999 between Apple Suites, Inc. and Promus Hotels, Inc. pertaining to the Richmond-West End hotel. (Incorporated by reference to Exhibit 4.5 to Current Report on Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.14 Note dated November 29, 1999 in the principal amount of $30,210,000 made payable by Apple Suites, Inc. to the order of Promus Hotels, Inc. (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.15 Fee and Leasehold Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement dated November 29, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. pertaining to the Atlanta--Peachtree hotel. (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.16 Fee and Leasehold Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement dated November 29, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc., constituting a second lien on the Atlanta--Galleria/Cumberland hotel. (Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.17 Purchase Money Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement dated November 29, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. pertaining to the Baltimore--BWI Airport hotel. (Incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.18 Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement dated November 29, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. pertaining to the Clearwater hotel. (Incorporated by reference to Exhibit 4.5 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.19 Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement dated November 29, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. pertaining to the Detroit--Warren hotel. (Incorporated by reference to Exhibit 4.6 to Current Report on

         Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.20 Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement and Fixture Filing dated November 29, 1999, from Apple Suites, Inc. and Apple Suites Management, Inc., for the benefit of Promus Hotels, Inc. pertaining to the Salt Lake City--Midvale hotel. (Incorporated by reference to Exhibit 4.7 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.21 Deed of Trust Modification Agreement dated November 29, 1999, among Promus Hotels, Inc., Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership pertaining to the North Dallas--Plano hotel. (Incorporated by reference to Exhibit 4.8 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.22 Deed of Trust Modification Agreement dated November 29, 1999, among Promus Hotels, Inc., Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership pertaining to the Dallas--Addison and Dallas--Irving/Las Colinas hotels. (Incorporated by reference to Exhibit 4.9 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.23 Note dated December 22, 1999 in the principal amount of $4,384,500 made payable by Apple Suites, Inc. to the order of Promus Hotels, Inc. (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.24 Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement dated December 22, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. pertaining to the Jackson, Mississippi hotel. (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.25 Fee and Leasehold Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement dated December 22, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc., constituting a second lien on the Atlanta - Peachtree hotel (Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.26 Deed to Secure Debt Modification Agreement dated December 22, 1999, among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta - Galleria/Cumberland hotel (Incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.27 Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement dated December 22, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. constituting a second lien on the Detroit - Warren hotel (Incorporated by reference to Exhibit 4.5 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.28 Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement and Fixture Filing dated December 22, 1999, from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. constituting a second lien on the Salt Lake City - Midvale hotel (Incorporated by reference to Exhibit 4.6 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.29 Second Deed of Trust Modification Agreement dated December 22, 1999, among Promus Hotels, Inc., Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership pertaining to the North Dallas - Plano hotel (Incorporated by reference to Exhibit 4.7 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.30 Second Deed of Trust Modification Agreement dated December 22, 1999, among Promus Hotels, Inc., Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership pertaining to the Dallas - Addison and Dallas - Irving/Las Colinas hotels (Incorporated by reference to Exhibit 4.8 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.31 Note dated May 8, 2000 in the principal amount of $11,616,750 made payable by Apple Suites, Inc. to the order of Promus Hotels, Inc. (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.32 Leasehold and Subleasehold Mortgage, Assignment of Leases and Rents and Security Agreement dated May 8, 2000 from Apple Suites, Inc., as Trustee for Apple Suites Pennsylvania Business Trust, and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. pertaining to the Malvern, Pennsylvania hotel. (Incorporated by reference to Exhibit
         4.2 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.33 Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement dated May 8, 2000 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc., constituting a second lien on the Jackson, Mississippi hotel. (Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.34 Deed to Secure Debt Modification Agreement dated May 8, 2000, among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta - Peachtree hotel. (Incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.35 Second Deed to Secure Debt Modification Agreement dated May 8, 2000, among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta -Galleria/Cumberland hotel. (Incorporated by reference to Exhibit 4.5 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.36 Mortgage Modification Agreement dated May 8, 2000 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. constituting a second lien on the Detroit - Warren hotel. (Incorporated by reference to Exhibit 4.6 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.37 Deed of Trust Modification Agreement dated May 8, 2000, from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. constituting a second lien on the Salt Lake City - Midvale hotel. (Incorporated by reference to Exhibit 4.7 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.38 Third Deed of Trust Modification Agreement dated May 8, 2000, among Promus Hotels, Inc., Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership pertaining to the North Dallas - Plano hotel. (Incorporated by reference to Exhibit 4.8 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.39 Third Deed of Trust Modification Agreement dated May 8, 2000, among Promus Hotels, Inc., Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership pertaining to the Dallas - Addison and Dallas - Irving/Las Colinas hotels. (Incorporated by reference to Exhibit 4.9 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.40 Note dated May 1, 2000 in the principal amount of $80,000 made payable by Apple Suites Management, Inc. (or a subsidiary) to the order of Apple Suites, Inc. with respect to the Richmond - West End hotel.

4.41 Schedule setting forth information on 11 substantially identical notes dated May 1, 2000 in the principal amount of $80,000 made payable to the order of Apple Suites, Inc.

4.42 Note dated June 30, 2000 in the principal amount of $11,163,750 made payable by Apple Suites, Inc. to the order of Promus Hotels, Inc. (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.43 Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement and Fixture Filing dated June 30, 2000 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. pertaining to the Boulder, Colorado hotel. (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.44 Leasehold and Subleasehold Mortgage, Assignment of Leases and Rents and Security Agreement dated June 30, 2000 from Apple Suites, Inc., as Trustee for Apple Suites Pennsylvania Business Trust, and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. pertaining to the Malvern, Pennsylvania hotel. (Incorporated by reference to Exhibit
         4.3 to Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.45 Deed of Trust Modification Agreement dated June 30, 2000 among Apple Suites, Inc., Apple Suites Management, Inc., Promus Hotels, Inc. and
         Lawyers Title Realty Services, Inc., pertaining to the Jackson, Mississippi hotel. (Incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.46 Second Deed to Secure Debt Modification Agreement dated June 30, 2000, among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta -Peachtree hotel. (Incorporated by reference to Exhibit 4.5 to Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.47 Third Deed to Secure Debt Modification Agreement dated June 30, 2000, among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta -Galleria/Cumberland hotel. (Incorporated by reference to Exhibit 4.6 to Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.48 Second Mortgage Modification Agreement dated June 30, 2000 among Apple Suites, Inc., Apple Suites Management, Inc. and Promus Hotels, Inc. pertaining to the Detroit - Warren hotel. (Incorporated by reference to Exhibit 4.7 to Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.49 Second Deed of Trust Modification Agreement dated June 30, 2000, among Apple Suites, Inc., Apple Suites Management, Inc., Promus Hotels, Inc. and Lawyers Title Realty Services, Inc. pertaining to the Salt Lake City - Midvale hotel. (Incorporated by reference to Exhibit 4.8 to Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.50 Fourth Deed of Trust Modification Agreement dated June 30, 2000, among Promus Hotels, Inc., Apple Suites REIT Limited Partnership, Apple Suites Services Limited Partnership and a named Trustee pertaining to the North Dallas - Plano hotel. (Incorporated by reference to Exhibit
         4.9 to Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.51 Fourth Deed of Trust Modification Agreement dated June 30, 2000, among Promus Hotels, Inc., Apple Suites REIT Limited Partnership, Apple Suites Services Limited Partnership and a named Trustee pertaining to the Dallas - Addison and Dallas -Irving/Las Colinas hotels. (Incorporated by reference to Exhibit 4.10 to Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

4.52 Amended and Restated Hotel Lease Agreement dated as of November 24, 1999 between Apple Suites SPE I, Inc. as Lessor, and Apple Suites Management, Inc. as Lessee, with respect to the hotel in Salt Lake City, Utah (FILED HEREWITH).

4.53 Percentage Lease Subordination and Attornment Agreement dated September 8, 2000, between and Apple Suites Management, Inc. as Lessee, and First Union National Bank as Lender (with respect to Exhibit 4.52, as filed herewith) (FILED HEREWITH).

4.54 Environmental Indemnity Agreement dated September 8, 2000 from Apple Suites SPE I, Inc. and Apple Suites, Inc. as Indemnitors, in favor of First Union National Bank as Lender with respect to the hotel in Salt Lake City, Utah (FILED HEREWITH).

4.55 Schedule setting forth information on 7 substantially identical Amended and Restated Hotel Lease Agreements (with respect to Exhibit 4.52, as filed herewith) (FILED HEREWITH).

4.56 Schedule setting forth information on 10 substantially identical Percentage Lease Subordination and Attornment Agreements (with respect to Exhibit 4.53, as filed herewith) dated September 8, 2000 with First National Bank as Lender (FILED HEREWITH).

4.57 Schedule setting for the information on 10 substantially identical Environmental Indemnity Agreements (with respect to Exhibit 4.54, as filed herewith) dated September 8, 2000 in favor of First Union National Bank as Lender (FILED HEREWITH).

5 Opinion of McGuire, Woods, Battle & Boothe LLP as to the legality of the securities being registered.

8 Opinion of McGuire, Woods, Battle & Boothe LLP as to certain tax matters.

10.1     Advisory  Agreement  between the Registrant and Apple Suites  Advisors,
         Inc.

10.2 Property Acquisition/Disposition Agreement between the Registrant and Apple Suites Realty Group, Inc.

10.3     Apple Suites, Inc. 1999 Incentive Plan.

10.4     Apple Suites, Inc. 1999 Non-Employee Directors Stock Option Plan.

10.5 Indemnity dated September 20, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Richmond-West End hotel. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.6 Indemnity dated September 20, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Dallas-Addison hotel. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.7 Indemnity dated September 20, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Dallas-Irving/Las Colinas hotel. (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.8 Indemnity dated September 20, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the to the North Dallas-Plano hotel. (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.9 Master Hotel Lease Agreement dated September 20, 1999 between Apple Suites, Inc. (as lessor) and Apple Suites Management, Inc. (as lessee). (Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.10 Master Hotel Lease Agreement dated September 20, 1999 between Apple Suites REIT Limited Partnership (as lessor) and Apple Suites Services Limited Partnership (as lessee). (Incorporated by reference to Exhibit
         10.6 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.11 Homewood Suites License Agreement dated September 20, 1999 between Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the Richmond-West End hotel. (Incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.12 Homewood Suites License Agreement dated September 20, 1999 between Promus Hotels, Inc. and Apple Suites Services Limited Partnership pertaining to the Dallas-Addison hotel. (Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.13 Homewood Suites License Agreement dated September 20, 1999 between Promus Hotels, Inc. and Apple Suites Services Limited Partnership pertaining to the Dallas-Irving/Las Colinas hotel. (Incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.14 Homewood Suites License Agreement dated September 20, 1999 between Promus Hotels, Inc. and Apple Suites Services Limited Partnership pertaining to the North Dallas-Plano hotel. (Incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.15 Management Agreement dated September 20, 1999 between Apple Suites Management, Inc. and Promus Hotels, Inc. pertaining to the Richmond-West End hotel. (Incorporated by reference to Exhibit 10.11 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.16 Management Agreement dated September 20, 1999 between Apple Suites Services Limited Partnership and Promus Hotels, Inc. pertaining to the Dallas-

         Addison hotel. (Incorporated by reference to Exhibit 10.12 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.17 Management Agreement dated September 20, 1999 between Apple Suites Services Limited Partnership and Promus Hotels, Inc. pertaining to the Dallas-Irving/Las Colinas hotel. (Incorporated by reference to Exhibit
         10.13 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.18 Management Agreement dated September 20, 1999 between Apple Suites Services Limited Partnership and Promus Hotels, Inc. pertaining to the North Dallas-Plano hotel. (Incorporated by reference to Exhibit 10.14 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.19 Comfort Letter dated September 20, 1999 among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Richmond-West End hotel. (Incorporated by reference to Exhibit 10.15 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.20 Comfort Letter dated September 20, 1999 among Promus Hotels, Inc., Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership pertaining to the Dallas-Addison hotel. (Incorporated by reference to Exhibit 10.16 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.21 Comfort Letter dated September 20, 1999 among Promus Hotels, Inc., Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership pertaining to the Dallas-Irving/Las Colinas hotel. (Incorporated by reference to Exhibit 10.17 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.22 Comfort Letter dated September 20, 1999 among Promus Hotels, Inc., Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership pertaining to the North Dallas-Plano hotel. (Incorporated by reference to Exhibit 10.18 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.23 Promissory Note dated September 17, 1999 in the amount of $215,550 made payable by Apple Suites Management, Inc. and Apple Suites Services Limited Partnership to the order of Apple Suites, Inc. (Incorporated by reference to Exhibit 10.19 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.24 Promissory Note dated September 17, 1999 in the amount of $47,800 made payable by Apple Suites Management, Inc. and Apple Suites Services Limited

         Partnership to the order of Apple Suites, Inc. (Incorporated by reference to Exhibit 10.20 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.25 Articles of Incorporation of Apple Suites General, Inc. (Incorporated by reference to Exhibit 10.21 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.26    Bylaws of Apple  Suites  General,  Inc.  (Incorporated  by reference to
         Exhibit 10.22 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.27 Articles of Incorporation of Apple Suites LP, Inc. (Incorporated by reference to Exhibit 10.23 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.28    Bylaws of Apple Suites LP, Inc.  (Incorporated  by reference to Exhibit
         10.24 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.29 Certificate of Limited Partnership of Apple Suites REIT Limited Partnership. (Incorporated by reference to Exhibit 10.25 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.30 Agreement of Limited Partnership of Apple Suites REIT Limited Partnership. (Incorporated by reference to Exhibit 10.26 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.31 Indemnity dated October 5, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Atlanta-Galleria/Cumberland hotel. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.32 Homewood Suites License Agreement dated October 5, 1999 between Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta-Galleria/Cumberland hotel. (Incorporated by reference to
         Exhibit 10.2 to Current Report on Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.33 Management Agreement dated October 5, 1999 between Apple Suites Management, Inc. and Promus Hotels, Inc. pertaining to the Atlanta-Galleria/Cumberland hotel. (Incorporated by reference to
         Exhibit 10.3 to Current Report on Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.34 Comfort Letter dated October 5, 1999 among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta-Galleria/Cumberland hotel. (Incorporated by reference to
         Exhibit 10.4 to Current Report on Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.35 Promissory Note dated October 5, 1999 in the amount of $55,800 made payable by Apple Suites Management, Inc. and Apple Suites Services Limited Partnership to the order of Apple Suites, Inc. (Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.36 Promissory Note dated October 5, 1999 in the amount of $12,400 made payable by Apple Suites Management, Inc. and Apple Suites Services Limited Partnership to the order of Apple Suites, Inc. (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.37 Indemnity dated November 29, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Atlanta--Peachtree hotel. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.38 Indemnity dated November 29, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Baltimore--BWI Airport hotel. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.39 Indemnity dated November 29, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Clearwater hotel. (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.40 Indemnity dated November 29, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the to the Detroit--Warren hotel. (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.41 Indemnity dated November 29, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Salt Lake City--Midvale hotel. (Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.42    Exhibits A-3, A-4, A-5, A-6 and A-7, Schedules 2.1(c),  2.1(d), 2.1(e),
         2.1(f) and 2.1(g), Schedules 3.1(a)-3, 3.1(a)-4, 3.1(a)-5, 3.1(a)-6 and
         3.1(a)-7,  and Schedules  3.1(b)-3,  3.1(b)-4,  3.1(b)-5,  3.1(b)-6 and
         3.1(b)-7 to the Master Hotel Lease

         Agreement dated September 20, 1999 between Apple Suites, Inc. (as lessor) and Apple Suites Management, Inc. (as lessee). (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.43 Homewood Suites License Agreement dated November 29, 1999 between Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta--Peachtree hotel. (Incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.44 Homewood Suites License Agreement dated November 29, 1999 between Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the Baltimore--BWI Airport hotel. (Incorporated by reference to Exhibit
         10.8 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.45 Homewood Suites License Agreement dated November 29, 1999 between Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the Clearwater hotel. (Incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.46 Homewood Suites License Agreement dated November 29, 1999 between Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the Detroit--Warren hotel. (Incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.47 Homewood Suites License Agreement dated November 29, 1999 between Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the Salt Lake City--Midvale hotel. (Incorporated by reference to Exhibit
         10.11 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.48 Management Agreement dated November 29, 1999 between Apple Suites Management, Inc. and Promus Hotels, Inc. pertaining to the Atlanta--Peachtree hotel. (Incorporated by reference to Exhibit 10.12 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.49 Management Agreement dated November 29, 1999 between Apple Suites Management, Inc. and Promus Hotels, Inc. pertaining to the Baltimore--BWI Airport hotel. (Incorporated by reference to Exhibit
         10.13 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.50 Management Agreement dated November 29, 1999 between Apple Suites Management, Inc. and Promus Hotels Florida, Inc. pertaining to the Clearwater hotel. (Incorporated by reference to Exhibit 10.14 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.51 Management Agreement dated November 29, 1999 between Apple Suites Management, Inc. and Promus Hotels, Inc. pertaining to the Detroit--Warren hotel. (Incorporated by reference to Exhibit 10.15 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.52 Management Agreement dated November 29, 1999 between Apple Suites Management, Inc. and Promus Hotels, Inc. pertaining to the Salt Lake City--Midvale hotel. (Incorporated by reference to Exhibit 10.16 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.53 Comfort Letter dated November 29, 1999 among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta--Peachtree hotel. (Incorporated by reference to Exhibit 10.17 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.54 Comfort Letter dated November 29, 1999 among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Baltimore--BWI Airport hotel. (Incorporated by reference to Exhibit
         10.18 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.55 Comfort Letter dated November 29, 1999 among Promus Hotels, Inc., Promus Hotels Florida, Inc. Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Clearwater hotel. (Incorporated by reference to Exhibit 10.19 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.56 Comfort Letter dated November 29, 1999 among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Detroit--Warren hotel. (Incorporated by reference to Exhibit 10.20 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.57 Comfort Letter dated November 29, 1999 among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Salt Lake City--Midvale hotel. (Incorporated by reference to Exhibit 10.21 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.58 Promissory Note dated November 29, 1999 in the amount of $251,500 made payable by Apple Suites Management, Inc. to the order of Apple Suites, Inc.

         (Incorporated by reference to Exhibit 10.22 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.59 Promissory Note dated November 29, 1999 in the amount of $52,500 made payable by Apple Suites Management, Inc. to the order of Apple Suites, Inc. (Incorporated by reference to Exhibit 10.23 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.60 Negative Pledge Agreements dated November 29, 1999 between Apple Suites, Inc. and Promus Hotels, Inc. pertaining to the Richmond--West End hotel. (Incorporated by reference to Exhibit 10.24 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.61 Indemnity dated December 22, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Jackson, Mississippi hotel (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.62 Schedules 2.1(h), 3.1(a)-8, and 3.1(b)-8 to the Master Hotel Lease Agreement dated September 20, 1999 between Apple Suites, Inc. (as lessor) and Apple Suites Management, Inc. (as lessee) (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.63 Homewood Suites License Agreement dated December 22, 1999 between Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the Jackson, Mississippi hotel (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.64 Management Agreement dated December 22, 1999 between Apple Suites Management, Inc. and Promus Hotels, Inc. pertaining to the Jackson, Mississippi hotel (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.65 Letter dated December 22, 1999 interpreting Management Agreement dated December 22, 1999 among Apple Suites, Inc., Promus Hotels, Inc., Promus Hotels Florida, Inc. and Hampton Inns, Inc. pertaining to the Jackson, Mississippi hotel (Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.66 Comfort Letter dated December 22, 1999 among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Jackson, Mississippi hotel (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.67 Negative Pledge Agreements dated December 22, 1999 between Apple Suites, Inc. and Promus Hotels, Inc (Incorporated by reference to
         Exhibit 10.7 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.68 Promissory Note dated December 22, 1999 in the amount of $45,000 made payable by Apple Suites Management, Inc. to the order of Apple Suites, Inc. (Hotel Franchise Fees) (Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.69 Promissory Note dated December 22, 1999 in the amount of $9,100 made payable by Apple Suites Management, Inc. to the order of Apple Suites, Inc. (Incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed January 6, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.70 Indemnity dated May 8, 2000 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Malvern, Pennsylvania hotel. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.71 Master Hotel Lease Agreement dated May 8, 2000 between Apple Suites, Inc., as Trustee for Apple Suites Pennsylvania Business Trust (as lessor) and Apple Suites Management, Inc. (as lessee). (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.72 Homewood Suites License Agreement between Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the Malvern, Pennsylvania hotel. (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.73 Management Agreement dated May 8, 2000 between Apple Suites Management, Inc. and Promus Hotels, Inc. pertaining to the Malvern, Pennsylvania hotel. (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.74 Letter dated May 8, 2000 among Apple Suites, Inc., Hampton Inns, Inc., Promus Hotels Florida, Inc. and Promus Hotels, Inc. pertaining to the repayment of notes made by Apple Suites, Inc. in connection with the purchase of all of its Homewood Suites(R)by Hilton hotels. (Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.75 Letter dated May 8, 2000 between Apple Suites, Inc. and Promus Hotels, Inc. pertaining to the release of certain hotel properties as security upon the repayment of certain debt by Apple Suites, Inc. (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.76 Comfort Letter dated May 8, 2000 among Promus Hotels, Inc., Apple Suites, Inc., as Trustee for Apple Suites Pennsylvania Business Trust and Apple Suites Management, Inc. pertaining to the Malvern, Pennsylvania hotel. (Incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.77 Negative Pledge Agreement dated May 8, 2000 between Apple Suites, Inc. and Promus Hotels, Inc. (Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.78 Promissory Note dated May 8, 2000 in the amount of $55,350 made payable by Apple Suites Management, Inc. to the order of Apple Suites, Inc. (Hotel Franchise Fees). (Incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.79 Promissory Note dated May 8, 2000 in the amount of $12,300 made payable by Apple Suites Management, Inc. to the order of Apple Suites, Inc. (Hotel Supplies). (Incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.80 Declaration of Trust of Apple Suites Pennsylvania Business Trust. (Incorporated by reference to Exhibit 10.11 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.81 Ground Lease dated July 1, 1996 between named Landlords and Promus Hotels, Inc. as Tenant, as amended by Amendment to Ground Lease dated as of July 1, 1996 and Second Amendment to Ground Lease and Amendment to Short Form Lease dated as of March 6, 2000. (Incorporated by reference to Exhibit 10.12 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.82 Assignment and Assumption of Lease dated May 8, 2000 by and among named Landlords, Promus Hotels, Inc. as Assignor and Apple Suites, Inc., as Trustee for Apple Suites Pennsylvania Business Trust, as Assignee. (Incorporated by reference to Exhibit 10.13 to Current Report on Form 8-K filed May 23, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.83 Indemnity dated June 30, 2000 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Boulder, Colorado hotel. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.84 Schedules 2.1(i), 3.1(a)-9 and 3.1(b)-9 to Master Hotel Lease Agreement dated September 20, 1999 between Apple Suites, Inc., (as lessor) and Apple Suites Management, Inc. (as lessee). (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.85 Homewood Suites License Agreement dated June 30, 2000 between Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the Boulder, Colorado hotel. (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.86 Management Agreement dated June 30, 2000 between Apple Suites Management, Inc. and Promus Hotels, Inc. pertaining to the Boulder, Colorado hotel. (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.87 Letter dated June 30, 2000 among Apple Suites, Inc., Apple Suites Management, Inc., Hampton Inns, Inc., Promus Hotels Florida, Inc. and Promus Hotels, Inc. affirming certain letter agreements dated May 8, 2000. (Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.88 Comfort Letter dated June 30, 2000 among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Boulder, Colorado hotel. (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.89 Negative Pledge Agreement dated June 30, 2000 between Apple Suites, Inc. and Promus Hotels, Inc. (Incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.90 Promissory Note dated June 30, 2000 in the amount of $50,400 made payable by Apple Suites Management, Inc. to the order of Apple Suites, Inc. (Hotel Franchise Fees) (Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.91 Promissory Note dated June 30, 2000 in the amount of $11,200 made payable by Apple Suites Management, Inc. to the order of Apple Suites, Inc. (Hotel Supplies) (Incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.92 Note dated July 1, 2000 in the principal amount of $80,000 made payable by Apple Suites Management, Inc. to the order of Apple Suites, Inc. with respect to the Boulder, Colorado hotel. (Incorporated by reference to Exhibit 10.10 to

         Current Report on Form 8-K filed July 17, 2000 by Apple Suites, Inc.; SEC File No. 333-77055).

10.93    Apple Suites SPE I, Inc. Articles of Incorporation (FILED HEREWITH).

10.94    Apple Suites SPE I, Inc. Bylaws (FILED HEREWITH).

10.95    Apple Suites SPE II, Inc. Articles of Incorporation (FILED HEREWITH).

10.96    Apple Suites SPE II, Inc. Bylaws (FILED HEREWITH).

10.97 Apple Suites General, Inc. Articles of Amendment and Restatement to the Articles of Incorporation (FILED HEREWITH).

10.98    Apple  Suites  General,   Inc.   Amended  and  Restated  Bylaws  (FILED
         HEREWITH).

10.99 Apple Suites LP, Inc. Articles of Amendment and Restatement to the Articles of Incorporation (FILED HEREWITH).

10.100   Apple Suites LP, Inc. Amended and Restated Bylaws (FILED HEREWITH).

10.101 Amended and Restated Limited Partnership Agreement of Apple Suites REIT Limited Partnership (FILED HEREWITH).

10.102 Promissory Note dated September 8, 2000 in the principal amount of $2,500,000 made payable by Apple Suites SPE I, Inc. to First Union National Bank, with respect to the hotel in Salt Lake City, Utah (FILED HEREWITH).

10.103 Indemnity and Guaranty Agreement dated September 8, 2000 by Apple Suites, Inc., Indemnitor, in favor of First Union National Bank as Lender, with respect to a $2,500,000 loan to Apple Suites SPE I, Inc. as Borrower, with respect to the hotel in Salt Lake City, Utah (FILED HEREWITH).

10.104 Deed of Trust, Security Agreement and UCC Fixture Filing dated September 8, 2000, from Apple Suites SPE I, Inc., Grantor, to Metro National Title Company, as Trustee for First Union National Bank, Beneficiary with respect to the hotel in Salt Lake City, Utah (FILED HEREWITH).

10.105 Assignment of Contracts and Permits dated September 8, 2000 from Apple Suites SPE I, Inc. as Assignor to First Union National Bank as Assignee with respect to the hotel in Salt Lake City, Utah (FILED HEREWITH).

10.106 Assignment of Leases, Rents and Profits dated September 8, 2000 by Apple Suites SPE I, Inc. as Assignee in favor of First Union National Bank as Assignee with respect to the hotel in Salt Lake City, Utah (FILED HEREWITH).

10.107 Security Agreement dated September 8, 2000 by Apple Suites SPE I, Inc., Debtor, in favor of First Union National Bank, Secured Party, regarding a $2,500,000 loan with respect to the hotel in Salt Lake City, Utah (FILED HEREWITH).

10.108 Credit Agreement dated September 8, 2000 between Apple Suites, Inc. and First Union National Bank as Lender (FILED HEREWITH).

10.109 Promissory Note dated September 8, 2000 in the principal amount of $10,000,000 made payable by Apple Suites, Inc. to the order of First Union National Bank (FILED HEREWITH).

10.110 Pledge Agreement dated September 8, 2000 between Apple Suites, Inc. as Pledgor and First Union National Bank as Pledgee (FILED HEREWITH).

10.111 Schedule setting forth information on 10 substantially identical promissory notes (with respect to Exhibit 10.102, as filed herewith) dated September 8, 2000 in various principal amounts made payable to the order of First Union National Bank (FILED HEREWITH).

10.112 Schedule setting forth information on 10 substantially identical Indemnity and Guaranty Agreements (with respect to Exhibit 10.103, as filed herewith) dated September 8, 2000 by Apple Suites, Inc. as Indemnitor in favor of First Union National Bank as Lender (FILED HEREWITH).

10.113 Schedule setting forth information on 10 substantially identical Deeds of Trust (with respect to Exhibit 10.104, as filed herewith) dated September 8, 2000 with First Union National Bank as Beneficiary (FILED HEREWITH).

10.114 Schedule setting forth information on 10 substantially identical Assignments of Contracts and Permits (with respect to Exhibit 10.105, as filed herewith) dated September 8, 2000 to First Union National Bank as Assignee (FILED HEREWITH).

10.115 Schedule setting forth information on 10 substantially identical Assignments of Leases, Rents and Profits (with respect to Exhibit 10.106, as filed herewith) dated September 8, 2000 to First Union National Bank as Assignee (FILED HEREWITH).

10.116 Schedule setting forth information on 10 substantially identical Security Agreements (with respect to Exhibit 10.107, as filed herewith) dated September 8, 2000 in favor of First Union National Bank (FILED HEREWITH).

23.1     Consent of McGuire, Woods, Battle & Boothe LLP (included in Exhibits 5,
         8).

23.2     Consent of Ernst & Young, LLP (regarding prospectus).

23.3     Consent of Lisa B. Kern, Prospective Director.

23.4     Consent of Bruce H. Matson, Prospective Director.

23.5     Consent of Michael S. Waters, Prospective Director.

23.6     Consent of Robert M. Wily, Prospective Director.

23.7     Consent of L.P. Martin & Company. (FILED HEREWITH)

23.8     Consent of Ernst & Young, LLP. (FILED HEREWITH)

24.1     Power of Attorney of Lisa B. Kern.

24.2     Power of Attorney of Bruce H. Matson.

24.3     Power of Attorney of Michael S. Waters.

24.4     Power of Attorney of Robert M. Wily.

ITEM 37.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

         (d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant undertakes to send to each Shareholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

         The Registrant undertakes to provide to the Shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

         The Registrant undertakes to file during the offering period a sticker supplement pursuant to Rule 424(b)(3) under the Act describing each property not identified in the Prospectus at such time as there arises a reasonable probability of investment in such property by the Registrant and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing Shareholders. Each sticker supplement will also disclose all compensation and fees received by the Advisor or its Affiliates in connection with any such investment. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

         The Registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment not previously disclosed in the Prospectus or a supplement thereto involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter after the end of the offering period.

         Offers and sales of the interests may continue after the filing of a post-effective amendment containing information previously disclosed in sticker supplements to the prospectus, as long as the information disclosed in a current sticker supplement accompanying the prospectus is as complete as the information contained in the most recently filed post-effective amendment.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

ITEM 38.

TABLE VI: ACQUISITIONS OF PROPERTIES BY CORNERSTONE AND APPLE RESIDENTIAL

         The following is a summary of rental property acquired by Cornerstone Realty Income Trust, Inc. as of December 31, 1999. All properties are residential communities. As of that date, Cornerstone Realty Income had not disposed of any properties since inception. Cornerstone subsequently sold 16 properties as of March 10, 2000 (identified below with + notation). Purchasers of our shares will not have any interest in any of the properties listed below.

                                           INITIAL                                                     AVERAGE
                                         ACQUISITION            TOTAL        DATE         NUMBER      SQUARE FT.
            DESCRIPTION                     COST             INVESTMENT*   ACQUIRED      OF UNITS      OF UNITS
----------------------------------------------------------------------------------------------------------------
           NORTH CAROLINA
  Raleigh/Durham, North Carolina
           The Hollows +                   $4,200,000        $6,344,761     Jun-93          176          903
            The Trestles                   10,350,000        11,674,666     Dec-94          280          776
            The Landing                     8,345,000        10,273,739     May-96          200          960
           Highland Hills                  12,100,000        14,777,352     Sep-96          264        1,000
        Parkside at Woodlake               14,663,886        15,363,983     Sep-96          266          865
             Deerfield                     10,675,000        11,434,772     Nov-96          204          888
           Paces Arbor +                    5,588,219         6,061,500     Mar-97          101          899
           Paces Forest +                   6,473,481         7,061,353     Mar-97          117          883
          Clarion Crossing                 10,600,000        11,199,362     Sep-97          228          769
             St. Regis                      9,800,000        10,313,631     Oct-97          180          840
          Remington Place                   7,900,000         8,742,446     Oct-97          136        1,098
            The Timbers                     8,100,000         8,973,326     Jun-98          176          745
    Charlotte, North Carolina
         Hanover Landing +                  5,725,000         7,688,461     Aug-95          192          832
           Sailboat Bay +                   9,100,000        13,760,358     Nov-95          358          906
           Bridgetown Bay                   5,025,000         5,978,562     Apr-96          120          867
            Meadow Creek                   11,100,000        12,846,737     May-96          250          860
            Beacon Hill                    13,579,203        14,977,670     May-96          349          734
             Summerwalk                     5,660,000         7,811,259     May-96          160          963
             Paces Glen                     7,425,000         8,283,569     Jul-96          172          907
            Heatherwood                    17,630,457        25,678,852       **            476        1,186
          Charleston Place                  9,475,000        10,479,833     May-97          214          806
            Stone Point                     9,700,000        10,340,351     Jan-98          192          848
  Winston-Salem, North Carolina
             Mill Creek                     8,550,000         9,756,845     Sep-95          220          897
            Glen Eagles                     7,300,000         8,387,218     Oct-95          166          952
   Wilmington, North Carolina
         Wimbledon Chase +                  3,300,000         5,792,212     Feb-94          192          818
          Chase Mooring +                   3,594,000         7,033,468     Aug-94          224          867
          Osprey Landing +                  4,375,000         7,568,285     Nov-95          176          981

                                           INITIAL                                                     AVERAGE
                                         ACQUISITION            TOTAL        DATE         NUMBER      SQUARE FT.
            DESCRIPTION                     COST             INVESTMENT*   ACQUIRED      OF UNITS      OF UNITS
----------------------------------------------------------------------------------------------------------------
        Other North Carolina

            Wind Lake +                     8,760,000        11,513,608     Apr-95          299        727
            The Meadows                     6,200,000         7,499,248     Jan-96          176      1,068
          Signature Place                   5,462,948         7,490,089     Aug-96          171      1,037
           Pinnacle Ridge                   5,731,150         6,421,295     Apr-98          168        885

              GEORGIA
          Atlanta, Georgia
             Ashley Run                   $18,000,000       $19,972,413     Apr-97          348      1,150
            Carlyle Club                   11,580,000        13,251,328     Apr-97          243      1,089
          Dunwoody Springs                 15,200,000        19,090,735     Jul-97          350        948
            Stone Brooke                    7,850,000         8,872,988     Oct-97          188        937
            Spring Lake                     9,000,000         9,866,697     Aug-98          188      1,009
           Other Georgia
        West Eagle Greens +                 4,020,000         6,426,900     Mar-96          165        796
          Savannah West +                   9,843,620        14,048,274     Jul-96          450        877

              VIRGINIA
         Richmond, Virginia
            Ashley Park                   $12,205,000       $13,271,520     Mar-96          272        765
           Trolley Square                  10,242,575        13,717,622       ***           325        589
            Hampton Glen                   11,599,931        13,008,010     Aug-96          232        788
             The Gables                    11,500,000        12,710,802     Jul-98          224        700
      Virginia Beach, Virginia
         Mayflower Seaside                  7,634,144        10,786,692     Oct-93          263        698
            Harbour Club                    5,250,000         6,543,804     May-94          214        813
         BayWatch Pointe +                  3,372,525         5,156,962     Jul-95          160        911
             Tradewinds                    10,200,000        11,781,289     Nov-95          284        930
            Arbor Trace                     5,000,000         6,141,118     Mar-96          148        850
           Other Virginia
           County Green +                   3,800,000         5,496,059     Dec-93          180      1,000
            Trophy Chase                   12,628,991        16,648,166      ****           185        803
             Greenbrier                    11,099,525        12,606,881     Oct-96          258        251

           SOUTH CAROLINA
     Greenville, South Carolina
            Polo Club +                    $4,300,000        $7,866,907     Jun-93          365        807
           Breckinridge +                   5,600,000         7,208,834     Jun-95          236        726
           Magnolia Run +                   5,500,000         7,009,512     Jun-95          212        993
      Columbia, South Carolina
            Stone Ridge                     3,325,000         6,019,560     Dec-93          191      1,047
     The Arbors at Windsor Lake            10,875,000        11,701,117     Jan-97          228        966
        Other South Carolina
             Westchase                     11,000,000        13,212,319     Jan-97          352        806
           Hampton Pointe                  12,225,000        14,667,288     Mar-98          304      1,035
            Cape Landing                   17,100,000        19,233,648     Oct-98          288        933

                                           INITIAL                                                     AVERAGE
                                         ACQUISITION            TOTAL        DATE         NUMBER      SQUARE FT.
            DESCRIPTION                     COST             INVESTMENT*   ACQUIRED      OF UNITS      OF UNITS
----------------------------------------------------------------------------------------------------------------
               TEXAS
           Dallas, Texas
             Brookfield                    $8,014,533        $8,161,716     Jul-99          232        714
              Toscana                       7,334,023         7,365,639     Jul-99          192        601
             Pace Cove                     11,712,879        11,971,802     Jul-99          328        670
             Timberglen                    13,220,605        13,584,884     Jul-99          304        728
             Summertree                     7,724,156         8,229,667     Jul-99          232        575
             Devonshire                     7,564,892         7,891,678     Jul-99          144        876
        Courts at Pear Ridge               11,843,691        11,946,254     Jul-99          242        774
           Irving, Texas
            Eagle Crest                    21,566,317        21,656,922     Jul-99          484        887
          Remington Hills                  20,921,219        21,404,019     Jul-99          362        957
            Estrada Oaks                   10,786,882        11,012,434     Jul-99          248        771
          Arlington, Texas
            Aspen Hills                     7,223,722         7,358,975     Jul-99          240        671
           Mill Crossing                    5,269,792         5,338,858     Jul-99          184        691
              Polo Run                      7,556,647         8,352,311     Jul-99          224        854
             Cottonwood                     6,271,756         6,768,671     Jul-99          200        751
            Burney Oaks                     9,965,236        10,224,472     Jul-99          240        794
         Fort Worth, Texas
          Copper Crossing                  11,776,983        12,005,817     Jul-99          400        739
           Bedford, Texas
             The Arbors                     9,573,954         9,617,764     Jul-99          210        804
            Park Village                    8,224,541         8,582,259     Jul-99          238        647
           Euless, Texas
              Wildwood                      4,471,294         4,524,238     Jul-99          120        755
         Duncanville, Texas
             Main Park                      9,082,967         9,201,464     Jul-99          192        939
         Lewisville, Texas
            Paces Point                    12,980,245        13,167,942     Jul-99          300        762
        Grand Prairie, Texas
           Silverbrooke I                  15,709,893        16,505,257     Jul-99          472        842
          Silverbrooke II                   5,808,250         6,022,167     Jul-99          170        741
          Grapevine, Texas
          Grayson Square I                  9,948,959        10,238,037     Jul-99          200        840
         Grayson Square II                 12,210,121        12,437,775     Jul-99          250        850
           Austin, Texas
            The Meridian                    7,539,224         7,742,932     Jul-99          200        741
            Canyon Hills                   12,512,502        12,586,448     Jul-99          229        799
         Richardson, Texas
           Cutters Point                    9,859,840        10,367,834     Jul-99          196      1,010
         San Antonio, Texas
            Sierra Ridge                    6,624,666         7,014,246     Jul-99          230        751
                                            ---------         ---------

               TOTAL                      799,739,444       919,128,738
                                          ===========       ===========


* Includes real estate commissions, closing costs, and improvements capitalized since the date of acquisition for properties acquired to date, excluding the Apple properties. The Apple properties include the allocated purchase price at the time of the merger and improvements capitalized since the merger.

**       Heatherwood   Apartments  is  comprised  of  Heatherwood   and  Italian
Village/Villa Marina Apartments acquired in September 1996 and August 1997, respectively, at a cost of $10,205,457 and $7,425,000. They are adjoining properties and are operated as one apartment community.

***      Trolley  Square  Apartments  is  comprised  of Trolley  Square East and
Trolley Square West Apartments acquired in June 1996 and December 1996, respectively, at a cost of $6,000,000 and $4,242,575. They are adjacent properties and are operated as one apartment community.

**** Trophy Chase Apartments is comprised of Trophy Chase and Hunter's Creek acquired in April 1996 and July 1999, respectively, at a cost of $3,710,000 and $8,918,991. They are adjacent properties and are operated as one apartment community.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on September 20, 2000.

                           APPLE SUITES, INC.

                           By:  /s/ Glade M. Knight
                                ---------------------------------
                                Glade M. Knight

                                President, and as President, the Registrant's Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to this Registration Statement has been signed by the following person on behalf of the Registrant and in the capacities and on the date indicated.

               SIGNATURE                                    CAPACITIES                                DATE
               ---------                                    ----------                                ----
         /s/ Glade M. Knight             Director and President, and As                        September 20, 2000
------------------------------------     President, the Registrant's
         Glade M. Knight                 Principal Executive Officer,
                                         Principal Financial Officer and
                                         Principal Accounting Officer

                  *                      Director                                              September 20, 2000
------------------------------------
         Lisa B. Kern

                  *                      Director                                              September 20, 2000
------------------------------------
         Bruce H. Matson

                  *                      Director                                              September 20, 2000
------------------------------------
         Michael S. Waters

                  *                      Director                                              September 20, 2000
------------------------------------
         Robert M. Wily

* By:    /s/ Glade M. Knight
         ---------------------------
         Glade M. Knight, as
         attorney-in-fact for the
         above-named persons